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                           LONDON FOG INDUSTRIES, INC.

                                  $100,000,000

                          10% Senior Subordinated Notes

                              Due February 27, 2003

                                   ==========


                                    INDENTURE

                          Dated as of February 27, 1998


                                   ==========


                        IBJ SCHRODER BANK & TRUST COMPANY

                                   as Trustee


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




                              CROSS-REFERENCE TABLE

TIA                                                                                                 Indenture
Section                                                                                              Section
-------                                                                                              -------

310(a)(1)                  .....................................................................     7.10
   (a)(2)                  .....................................................................     7.10
   (a)(3)                  .....................................................................     N.A.
   (a)(4)                  .....................................................................     N.A.
   (b)                     .....................................................................     7.8; 7.10
   (c)                     .....................................................................     N.A.
311(a)                     .....................................................................     7.11
   (b)                     .....................................................................     7.11
   (c)                     .....................................................................     N.A.
312(a)                     .....................................................................     2.5
   (b)                     .....................................................................     12.3
   (c)                     .....................................................................     12.3
313(a)                     .....................................................................     7.6
   (b)(1)                  .....................................................................     N.A.
   (b)(2)                  .....................................................................     7.6
   (c)                     .....................................................................     7.6
   (d)                     .....................................................................     7.6
314(a)                     .....................................................................     4.18
                                                                                                       4.20; 12.2
   (b)                     .....................................................................     N.A.
   (c)(1)                  .....................................................................     12.4
   (c)(2)                  .....................................................................     12.4
   (c)(3)                  .....................................................................     N.A.
   (d)                     .....................................................................     10.4; 10.5
   (e)                     .....................................................................     12.5
   (f)                     .....................................................................     4.19
315(a)                     .....................................................................     7.1
   (b)                     .....................................................................     7.5; 12.2
   (c)                     .....................................................................     7.1
   (d)                     .....................................................................     7.1
   (e)                     .....................................................................     6.11
316(a)(last sentence)      .....................................................................     12.6
   (a)(1)(A)               .....................................................................     6.5
   (a)(1)(B)               .....................................................................     6.4
   (a)(2)                  .....................................................................     N.A.
   (b)                     .....................................................................     6.4; 6.7
317(a)(1)                  .....................................................................     6.8
   (a)(2)                  .....................................................................     6.9
   (b)                     .....................................................................     2.4
318(a)                     .....................................................................     12.1

                           N.A. means Not Applicable.

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

                                TABLE OF CONTENTS

                                                                                       Page
                                                                                       ----

                                    ARTICLE I

                   Definitions and Incorporation by Reference

SECTION 1.1.  Definitions...............................................................  1
SECTION 1.2.  Incorporation by Reference of Trust Indenture Act......................... 25
SECTION 1.3.  Rules of Construction..................................................... 26

                                   ARTICLE II

                                 The Securities

SECTION 2.1.  Form and Dating........................................................... 26
SECTION 2.2.  Execution and Authentication.............................................. 28
SECTION 2.3.  Registrar and Paying Agent................................................ 28
SECTION 2.4.  Paying Agent To Hold Money in Trust....................................... 29
SECTION 2.5.  Holder Lists.............................................................. 29
SECTION 2.6.  Transfer and Exchange..................................................... 29
SECTION 2.7.  Replacement Securities.................................................... 36
SECTION 2.8.  Outstanding Securities.................................................... 37
SECTION 2.9.  Temporary Securities...................................................... 37
SECTION 2.10. Cancellation.............................................................. 37
SECTION 2.11. Defaulted Interest........................................................ 37
SECTION 2.12. CUSIP Numbers............................................................. 38

                                   ARTICLE III

                                   Redemption

SECTION 3.1.  Optional Redemption....................................................... 38
SECTION 3.2.  Notices to Trustee........................................................ 38
SECTION 3.3.  Selection of Securities To Be Redeemed.................................... 39
SECTION 3.4.  Notice of Redemption...................................................... 39
SECTION 3.5.  Effect of Notice of Redemption............................................ 40
SECTION 3.6.  Deposit of Redemption Price............................................... 40
SECTION 3.7.  Securities Redeemed in Part............................................... 40

                                   ARTICLE IV

                                    Covenants

SECTION 4.1.  Payment of Securities..................................................... 41
SECTION 4.2.  Limitation on Liens....................................................... 41
SECTION 4.3.  Limitation on Incurrence of Additional Indebtedness....................... 41
SECTION 4.4.  Limitation on Restricted Payments......................................... 41



                                                                                       Page
                                                                                       ----
SECTION 4.5.  Limitation on Dividend and Other Payment Restrictions Affecting
     Subsidiaries....................................................................... 43
SECTION 4.6.  Limitation on Asset Sales................................................. 44
SECTION 4.7.  Limitation on Transactions with Affiliates................................ 46
SECTION 4.8.  Change of Control......................................................... 47
SECTION 4.9.  Limitation on Incurrence of Subordinated Debt Senior to the Securities.... 47
SECTION 4.10. Limitation on Preferred Stock of Subsidiaries............................. 47
SECTION 4.11. Limitation on Future Guarantees........................................... 48
SECTION 4.12. Conduct of Business....................................................... 48
SECTION 4.13. Maintenance of Office or Agency........................................... 48
SECTION 4.14. Corporate Existence....................................................... 48
SECTION 4.15. Payment of Taxes and Other Claims......................................... 48
SECTION 4.16. Maintenance of Properties and Insurance................................... 49
SECTION 4.17. Compliance with Laws...................................................... 49
SECTION 4.18. Additional Information.................................................... 49
SECTION 4.19. Further Instruments and Acts.............................................. 50
SECTION 4.20. Compliance Certificates................................................... 50

                                    ARTICLE V

                                Successor Company

SECTION 5.1.  When Company May Merge or Transfer Assets................................. 50

                                   ARTICLE VI

                              Defaults and Remedies

SECTION 6.1.  Events of Default......................................................... 52
SECTION 6.2.  Acceleration.............................................................. 54
SECTION 6.3.  Other Remedies............................................................ 54
SECTION 6.4.  Waiver of Past Defaults................................................... 54
SECTION 6.5.  Control by Majority....................................................... 55
SECTION 6.6.  Limitation on Suits....................................................... 55
SECTION 6.7.  Rights of Holders to Receive Payment...................................... 55
SECTION 6.8.  Collection Suit by Trustee................................................ 56
SECTION 6.9.  Trustee May File Proofs of Claim.......................................... 56
SECTION 6.10. Priorities................................................................ 56
SECTION 6.11. Undertaking for Costs..................................................... 56

                                   ARTICLE VII

                                     Trustee

SECTION 7.1.  Duties of Trustee......................................................... 57
SECTION 7.2.  Rights of Trustee......................................................... 58
SECTION 7.3.  Individual Rights of Trustee.............................................. 59


                                                                                       Page
                                                                                       ----
SECTION 7.4.  Trustee's Disclaimer...................................................... 59
SECTION 7.5.  Notice of Defaults........................................................ 59
SECTION 7.6.  Reports by Trustee to Holders............................................. 59
SECTION 7.7.  Compensation and Indemnity................................................ 59
SECTION 7.8.  Replacement of Trustee.................................................... 60
SECTION 7.9.  Successor Trustee by Merger............................................... 61
SECTION 7.10. Eligibility; Disqualification............................................. 61
SECTION 7.11. Preferential Collection of Claims Against Company......................... 62

                                  ARTICLE VIII

                       Discharge of Indenture; Defeasance

SECTION 8.1.  Discharge of Liability on Securities...................................... 62
SECTION 8.2.  Legal Defeasance and Covenant Defeasance.................................. 63
SECTION 8.3.  Conditions to Defeasance.................................................. 64
SECTION 8.4.  Application of Trust Money................................................ 66
SECTION 8.5.  Repayment to Company or the Subsidiary Guarantors......................... 66
SECTION 8.6.  Reinstatement............................................................. 67
SECTION 8.7.  Release of Lien........................................................... 67
SECTION 8.8.  Indemnity for Government Obligations...................................... 67

                                   ARTICLE IX

                                   Amendments

SECTION 9.1.  Without Consent of Holders................................................ 67
SECTION 9.2.  With Consent of Holders................................................... 68
SECTION 9.3.  Compliance with Trust Indenture Act....................................... 69
SECTION 9.4.  Revocation and Effect of Consents and Waivers............................. 69
SECTION 9.5.  Notation on or Exchange of Securities..................................... 70
SECTION 9.6.  Trustee To Sign Amendments................................................ 70

                                    ARTICLE X

                               Security Documents

SECTION 10.1.  Collateral and Security Documents........................................ 71
SECTION 10.2.  Recording, Deposit of Pledged Securities, etc. .......................... 71
SECTION 10.3.  Disposition of Inventory and Accounts Without Release.................... 72
SECTION 10.4.  Release of Collateral.................................................... 73
SECTION 10.5.  Trust Indenture Act Requirements......................................... 73
SECTION 10.6.  Suits to Protect the Collateral.......................................... 73
SECTION 10.7.  Determinations Relating to Collateral.................................... 73
SECTION 10.8.  Impairment of Security Interests......................................... 74


                                                                                       Page
                                                                                       ----

                                   ARTICLE XI

                               Ancillary Documents
SECTION 11.1.  Security Documents and Guarantees........................................ 74
SECTION 11.2.  Subordination Agreement.................................................. 74

                                   ARTICLE XII

                                  Miscellaneous

SECTION 12.1.  Notices.................................................................. 75
SECTION 12.2.  Communication by Holders with other Holders.............................. 76
SECTION 12.3.  Certificate and Opinion as to Conditions Precedent....................... 76
SECTION 12.4.  Statements Required in Certificate or Opinion............................ 76
SECTION 12.5.  When Securities Disregarded.............................................. 77
SECTION 12.6.  Rules by Trustee, Paying Agent and Registrar............................. 77
SECTION 12.7.  Legal Holidays........................................................... 77
SECTION 12.8.  Governing Law............................................................ 77
SECTION 12.9.  No Recourse Against Others............................................... 77
SECTION 12.10. Successors............................................................... 77
SECTION 12.11. Multiple Originals....................................................... 78
SECTION 12.12. Variable Provisions...................................................... 78
SECTION 12.13. Qualification of Indenture............................................... 78
SECTION 12.14. Table of Contents; Headings.............................................. 78
SECTION 12.15. Severability............................................................. 78
SECTION 12.16. The Trustee.............................................................. 78
SECTION 12.17. Nonrecourse.............................................................. 78
SECTION 12.18. Counterparts............................................................. 78

EXHIBITS

EXHIBIT A-1                   FORM OF TEMPORARY NOTE
EXHIBIT A-2                   FORM OF INITIAL NOTE
EXHIBIT B                     FORM OF EXCHANGE NOTE
EXHIBIT C                     FORM OF COMPANY PATENT AND TRADEMARK SECURITY
                              AGREEMENT
EXHIBIT D                     FORM OF COMPANY PLEDGE AGREEMENT
EXHIBIT E                     FORM OF COMPANY SECURITY AGREEMENT
EXHIBIT F                     FORM OF SUBSIDIARY GUARANTEE
EXHIBIT G                     FORM OF SUBSIDIARY PATENT AND TRADEMARK SECURITY
                              AGREEMENT
EXHIBIT H                     FORM OF SUBSIDIARY PLEDGE AGREEMENT
EXHIBIT I                     FORM OF SUBSIDIARY SECURITY AGREEMENT
EXHIBIT J                     FORM OF TRANSFEREE LETTER OF REPRESENTATION
EXHIBIT K                     SUBORDINATION AGREEMENT
EXHIBIT L                     ASSIGNMENT OF SECURITY INTERESTS
EXHIBIT M                     BAILMENT AGREEMENT

           INDENTURE  dated  as  of  February  27,  1998,   between  LONDON  FOG
INDUSTRIES, INC., a Delaware corporation (as further defined below, the "Company"), and IBJ SCHRODER BANK & TRUST COMPANY, a New York banking corporation, not in its individual capacity, but solely as trustee (the "Trustee").

           Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders (as defined below) of the Company's 10% Senior Subordinated Notes due 2003 that on the Issue Date (as defined below) each Holder shall be issued a temporary note in favor of such Holder (collectively, the "Temporary Notes") and, when issued in exchange for the Temporary Notes as provided herein, the Company's 10% Senior Subordinated Notes due 2003 (the "Initial Notes") and, when issued in exchange for Initial Notes as provided in the Registration Statement (as defined below), the Company's 10% Senior Subordinated Notes due 2003 (the "Exchange Notes" and, together with the Temporary Notes and the Initial Notes, the "Securities"):

                                    ARTICLE I

                   Definitions and Incorporation by Reference
                   ------------------------------------------

           SECTION 1.1.  Definitions.

           "Acquired Indebtedness" means Indebtedness (a) of a Person or any Subsidiary thereof existing at the time such Person becomes a Restricted Subsidiary of the Company or (b) assumed in connection with the acquisition of assets from such Person, in each case whether or not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such acquisition. Acquired Indebtedness shall be deemed to have been incurred, with respect to clause (a) of the preceding sentence, on the date such Person becomes a Restricted Subsidiary of the Company and, with respect to clause (b) of the preceding sentence, on the date of consummation of such acquisition of assets.

           "Affiliate" means a Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, no Person (other than the Company or any Subsidiary thereof) in whom a Receivables Entity makes an Investment in connection with a Qualified Receivables Transaction shall be deemed to be an Affiliate of the Company or any of its Subsidiaries solely by reason of such Investment.

           "Affiliate Transaction" has the meaning ascribed in Section 4.7.

           "Agent Member" has the meaning ascribed in Section 2.1(c).

           "all or substantially all" shall have the meaning given such phrase in the Revised Model Business Corporation Act.

           "Asset Acquisition" means (a) an Investment by the Company or any Restricted Subsidiary thereof in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company or of any Restricted Subsidiary of the Company, or shall be merged with or into the Company or any Restricted Subsidiary thereof, or (b) the acquisition by the Company or any Restricted Subsidiary thereof of the assets of any Person which constitute all or substantially all of the assets of such Person, any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

           "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by the Company or any of its Restricted Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than the Company or a Wholly Owned Restricted Subsidiary thereof of (a) any Capital Stock of any Restricted Subsidiary of the Company; or
(b) any other property or assets of the Company or any Restricted Subsidiary thereof other than in the ordinary course of business; provided, however, that Asset Sales shall not include (i) a transaction or series of related transactions for which the Company or any Restricted Subsidiary thereof receives aggregate consideration of less than $1 million, (ii) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted under Article V, (iii) the sale or discount, in each case without recourse, of accounts receivable arising in the ordinary course of business but only in connection with the compromise or collection thereof, (iv) the factoring of accounts receivable arising in the ordinary course of business pursuant to arrangements customary in the industry, (v) the licensing of intellectual property, (vi) disposals or replacements of obsolete equipment in the ordinary course of business, (vii) the sale, lease, conveyance, disposition or other transfer by the Company or any Restricted Subsidiary thereof of assets or property to the Company or to one or more Wholly Owned Restricted Subsidiaries thereof in connection with Investments permitted under
Section 4.4, (viii) sales of accounts receivable and related assets of the type specified in the definition of "Qualified Receivables Transaction" to a Receivables Entity for the fair market value thereof, including cash in an amount at least equal to 75% of the book value thereof as determined in accordance with GAAP, and (ix) transfers of accounts receivable and related assets of the type specified in the definition of "Qualified Receivables
Transaction" (or a fractional undivided interest therein) by a Receivables Entity in a Qualified Receivables Transaction. For the purposes of clause
(viii), Purchase Money Notes shall be deemed to be cash.

           "Assignment of Security Interests" means the Assignment of Security Interests, dated as of the date hereof, by and between The Chase Manhattan Bank, as agent for the Lenders referenced therein, and the Trustee, substantially in the form of Exhibit L, as the same may be amended, supplemented or otherwise modified from time to time.

           "Bailment Agreement" the letter agreement, dated as of February 27, 1998, between Congress Financial Corporation, as bailee, and the Trustee, as bailor, acknowledging the bailment arrangement with respect to the Capital Stock of London Fog Raincoats Limited, as more fully described therein, substantially in the form of Exhibit M, as the same may be amended, supplemented or otherwise modified from time to time.

           "Bank Credit Agreement" means the Loan and Security Agreement, dated as of May 15, 1997, among the Company, Pacific Trail, Inc., The Scranton Outlet Corporation and Congress Financial Corporation, together with all existing and future agreements, documents and instruments related thereto (including, without limitation, any guarantees, promissory notes, letters of credit and collateral documents), as each such agreement or document may be amended, supplemented or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid or extended from time to time (whether with the original lender or other lenders or otherwise, and whether provided under the original Bank Credit Agreement or other credit agreements or otherwise).

           "Bankruptcy Law" has the meaning ascribed in Section 6.1.

           "Board of Directors" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

           "Business Day" means each day which is not a Legal Holiday.

           "Capital Stock" means (a) with respect to any Person that is a corporation, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents (however designated) of capital stock, including each class of common stock and preferred stock of such Person, but excluding any debt securities convertible into such equity, and (b) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person, in each case whether now outstanding or hereafter issued.

           "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

           "Cash Equivalents" means (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (b) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's; (c) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's; (d) certificates of deposit or bankers' acceptances (or, with respect to foreign banks, similar instruments) maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank, in each case having at the date of acquisition thereof combined capital and surplus of not less than $200 million; (e) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause

(a) above entered into with any bank meeting the qualifications specified in clause (d) above; and (f) investments in money market funds which invest substantially all their assets in securities of the types described in clauses
(a) through (e) above.

           "Change of Control" means the occurrence of one or more of the following events:

           (a) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group"), together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of this Indenture);

           (b) the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of this Indenture); or

           (c) any Person or Group (other than (i) the holders on the Issue Date of the Capital Stock of the Company or any Affiliates of such holders and
      (ii) the holders of the Management Stock Options (as defined in the Master Restructuring Agreement)) shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than fifty percent (50%) of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Company, unless the Holders of a majority of the outstanding principal amount of the Securities consents to such Person or Group becoming the owner of such shares.

           "Change of Control Triggering Event" means the occurrence of a Change of Control and the failure of the Securities to have a Minimum Rating on the 30th day after the occurrence of such Change of Control.

           "Closing" means the date of the closing of the Transactions.

           "Code" means the Internal Revenue Code of 1986, as amended.

           "Collateral" means the collective reference to any and all property from time to time subject to security interests to secure payment or performance of the Indebtedness evidenced by the Securities or of the Guarantees pursuant to the Security Documents, subject to Article X.

           "Commission" means the Securities and Exchange Commission.

           "Company" means London Fog Industries, Inc., until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

           "Company Patent and Trademark Security Agreement" means the Amended and Restated Company Patent and Trademark Security Agreement, dated as of even date herewith, made by the Company in favor of the Trustee, for the benefit of the Holders, substantially in the form of Exhibit C, as the same may be amended, supplemented or otherwise modified from time to time.

           "Company Pledge Agreement" means the Amended and Restated Company Pledge Agreement, dated as of even date herewith, made by the Company in favor of the Trustee, for the benefit of the Holders, substantially in the form of Exhibit D, as the same may be amended, supplemented or otherwise modified from time to time.

           "Company Security Agreement" means the Amended and Restated Company Security Agreement, dated as of even date herewith, made by the Company in favor of the Trustee, for the benefit of the Holders, substantially in the form of Exhibit E, as the same may be amended, supplemented or otherwise modified from time to time.

           "Consolidated EBITDA" means, with respect to any Person, for any period, the sum (without duplication) of (a) Consolidated Net Income and (b) to the extent Consolidated Net Income has been reduced thereby, (i) all income taxes of such Person and the Restricted Subsidiaries thereof paid or accrued in accordance with GAAP for such period, (ii) Consolidated Interest Expense and
(iii) Consolidated Non-cash Charges.

           "Consolidated Fixed Charge Coverage Ratio" means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the four full fiscal quarters for which financial statements are available (the "Four Quarter Period") ending on or prior to the date of the transactions giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the "Transactions Date") to Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed
Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

           (a) the incurrence of any Indebtedness of such Person or any Restricted Subsidiaries thereof (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transactions Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period;

           (b) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or a Restricted Subsidiary thereof (including any Person who becomes a Restricted Subsidiary as a result of any Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA (including any pro forma expense and cost reductions that are (i) directly attributable to such transaction and (ii) factually supportable) attributable to the assets which are the subject of any Asset Acquisition or Asset Sale during the Four Quarter Period) occurring during the Four Quarter

      Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transactions Date, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Indebtedness or Acquired Indebtedness) occurred on the first day of the Four Quarter Period;

           (c) with respect to any such Four Quarter Period commencing prior to the Transactions, the Transactions (including any pro forma expense and cost reductions related thereto that are (A) directly attributable to such transaction and (B) factually supportable) shall be deemed to have taken place on the first day of such Four Quarter Period; and

           (d) any Asset Sales or Asset Acquisitions (including any Consolidated EBITDA (including any pro forma expense and cost reductions that are (A) directly attributable to such transaction and (B) factually supportable) attributable to the assets which are the subject of the Asset Acquisition or Asset Sale during the Four Quarter Period) that have been made by any Person that has become a Restricted Subsidiary of the Company or has been merged with or into the Company or any Restricted Subsidiary thereof during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transactions Date that would have constituted Asset Sales or Asset Acquisitions had such transactions occurred when such Person was a Restricted Subsidiary of the Company or subsequent to such Person's merger into the Company, as if such asset sale or asset acquisition (including the incurrence, assumption or liability for any Indebtedness or Acquired Indebtedness in connection therewith) occurred on the first day of the Four Quarter Period;

provided that to the extent that clause (b) or (d) of this sentence requires that pro forma effect be given to an Asset Sale or Asset Acquisition, such pro forma calculation shall be based upon the four full fiscal quarters immediately preceding the Transactions Date of the Person, or division or line of business of the Person, that is acquired or disposed for which financial information is available. If such Person or any Restricted Subsidiary thereof directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary thereof had directly incurred or otherwise assumed such guaranteed Indebtedness. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio," (x) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transactions Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transactions Date; (y) if interest on any Indebtedness actually incurred on the Transactions Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transactions Date will be deemed to have been in effect during the Four Quarter Period; and (z) notwithstanding clause (x) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

           "Consolidated Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (a) Consolidated Interest Expense (excluding amortization or write-off of debt issuance costs) plus (b) the product of (i) the amount of all dividend payments on any series of Preferred Stock of such Person (other than dividends paid in Qualified Capital Stock) times (ii) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated Federal, state and local tax rate of such Person expressed as a decimal.

           "Consolidated Interest Expense" means, with respect to any Person for any period, the sum of, without duplication, (a) the aggregate of all cash and non-cash interest expense with respect to all outstanding Indebtedness of such Person and the Restricted Subsidiaries thereof, including the net costs associated with Interest Swap Obligations, for such period determined on a consolidated basis in conformity with GAAP, and (b) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and the Restricted Subsidiaries thereof during such period as determined on a consolidated basis in accordance with GAAP.

           "Consolidated Net Income" of the Company means, for any period, the aggregate net income (or loss) of the Company and the Restricted Subsidiaries thereof for such period on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded therefrom:

           (a) gains and losses from Asset Sales or abandonments or reserves relating thereto and the related tax effects according to GAAP;

           (b) gains and losses due solely to fluctuations in currency values and the related tax effects according to GAAP;

           (c) items classified as extraordinary, unusual or nonrecurring gains and losses, and the related tax effects according to GAAP;

           (d) the net income (or loss) of any Person acquired in a pooling of interests transaction accrued prior to the date it becomes a Restricted Subsidiary of the Company or is merged or consolidated with the Company or any Restricted Subsidiary thereof;

           (e) the net income of any Restricted Subsidiary of the Company to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by contract, operation of law or otherwise;

           (f) the net loss of any Person other than a Restricted Subsidiary of the Company;

           (g) the net income of any Person, other than a Restricted Subsidiary, except to the extent of cash dividends or distributions paid to the Company or a Restricted Subsidiary thereof by such Person unless, in the case of a Restricted Subsidiary of the Company who receives such dividends or distributions, such Restricted Subsidiary is subject to clause (e) above;

           (h)  non-cash  compensation  charges,   including  any  arising  from
      existing stock options resulting from any merger or recapitalization transaction; and

           (i) net income (or loss) from discontinued operations.

           "Consolidated Non-cash Charges" means, with respect to any Person for any period, the aggregate depreciation, amortization and other non-cash expenses of such Person and the Restricted Subsidiaries thereof reducing Consolidated Net Income of such Person and the Restricted Subsidiaries thereof for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges (other than charges with respect to the Deferred Compensation Plan) which require an accrual of or a reserve for cash charges for any future period).

           "Continuing Director" means, as of any date of determination, any member of the Board of Directors of the Company who (a) was a member of such Board of Directors on the Issue Date, (b) was elected to such Board of Directors at the first annual meeting of shareholders following the Issue Date or (c) was nominated for election or elected to such Board of Directors with, or whose election to such Board of Directors was approved by, the affirmative vote of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

           "Covenant Defeasance" has the meaning ascribed in Section 8.2(c).

           "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary of the Company against fluctuations in currency values.

           "Custodian" has the meaning ascribed in Section 6.1.

           "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

           "Deferred Compensation Plan" means the Deferred Compensation Plan of the Company, dated as of even date herewith, as the same may be amended, supplemented or otherwise modified from time to time.

           "Definitive Securities" has the meaning ascribed in Section 2.1(d).

           "Depository" means The Depository Trust Company, its nominees and their respective successors and assigns, or such other depository institution hereinafter appointed by the Company.

           "Disqualified Capital Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event (a) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (b) is convertible or exchangeable for Indebtedness or Disqualified Capital Stock or (c) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the Stated Maturity of the Securities; provided, however, that any Capital Stock that would not constitute Disqualified Capital Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an asset sale or change of control occurring on or prior to the Stated Maturity of the Securities shall not constitute Disqualified Capital Stock if the asset sale or change of control provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the provisions specified in Sections 4.6 and 4.8.

           "Event of Default" has the meaning ascribed in Section 6.1.

           "Exchange Act" means the Securities Exchange Act of 1934, as amended.

           "Exchange Notes" has the meaning ascribed in the preamble hereto.

           "fair market value" means, unless otherwise specified, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transactions. Fair market value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a resolution of the Board of Directors of the Company delivered to the Trustee.

           "GAAP" means generally accepted accounting principles in the United States of America as in effect on the Issue Date, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.

           "Global Security" has the meaning ascribed in Section 2.1(b).

           "guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person
(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "guarantee" shall not include endorsements for collection or deposit in the ordinary course of business.

           "Guarantees" means the collective reference to the Subsidiary Guarantee and any additional guarantee of the Securities hereafter executed by any Subsidiary of the Company, substantially in the form of the Subsidiary Guarantee.

           "Guarantor Senior Indebtedness" means, with respect to any Subsidiary Guarantor, any Indebtedness of such Subsidiary Guarantor under the Bank Credit Agreement or otherwise in respect of the Senior Indebtedness, including interest thereon (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Subsidiary Guarantor whether or not a claim for post-filing interest is allowed in such proceeding), whether outstanding on the Issue Date or thereafter incurred.

           "Holder" means the Person in whose name a Security is registered on the Register.

           "incur" has the meaning ascribed in Section 4.3.

           "Indebtedness" means with respect to any Person, without duplication:

           (a) all obligations of such Person for borrowed money;

           (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

           (c) all Capitalized Lease Obligations of such Person;

           (d) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

           (e) all obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction;

           (f) guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (a) through (e) above and clause (h) below;

           (g) all obligations of any third party of the type referred to in clauses (a) through (f) which are secured by any Lien on any property or asset of such Person but which obligations are not assumed by such Person, the amount of such obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the obligation so secured;

           (h) all obligations under Currency Agreements and Interest Swap Obligations of such Person; and

           (i) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any. For purposes hereof, (x) the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock and (y) any transfer of accounts receivable or other assets which constitute a sale for purposes of GAAP shall not constitute Indebtedness hereunder.

           "Indenture"   means  this  Indenture  as  amended,   supplemented  or
otherwise modified from time to time.

           "Initial Notes" has the meaning ascribed in the preamble hereto.

           "Interest Payment Date" means the two dates specified on the reverse side of the Securities on which the Company is scheduled to make semiannual interest payments.

           "Interest Swap Obligations" means the obligations of any Person, pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount, including, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

           "Investment" means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any Person. "Investment" shall exclude extensions of trade credit by the Company and the Restricted Subsidiaries thereof on commercially reasonable terms in accordance with normal trade practices of the Company or such Restricted Subsidiary, as the case may be. For the purposes of Section 4.4, (a) "Investment" shall include and be valued at the fair market value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary and shall exclude the fair market value of the net assets of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary and (b) the amount of any Investment shall be the original cost of such Investment plus the cost of all additional Investments by the Company or any Restricted Subsidiary thereof, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, reduced by the payment of dividends or distributions (including tax sharing payments) in connection with such Investment or any other amounts received in respect of such Investment; provided that no such payment of dividends or distributions or receipt of any such other amounts shall reduce the amount of any Investment if such payment of dividends or distributions or receipt of any such amounts would be included in Consolidated Net Income. If the Company or any Restricted Subsidiary thereof sells or otherwise disposes of any common stock of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, the Company no longer owns, directly or indirectly, a majority of the outstanding common stock of such Restricted Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the common stock of such Restricted Subsidiary not sold or disposed of.

           "Issue Date" means the date of original issuance of the Temporary Notes.

           "Legal Defeasance" has the meaning ascribed in 8.2(b).

           "Legal Holiday" has the meaning ascribed in Section 12.8.

           "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

           "Master Restructuring Agreement" means the Master Restructuring Agreement, dated as of even date herewith, among the Company, the Subsidiary Guarantors, the Lenders (as defined therein), The Chase Manhattan Bank, as agent for the Lenders and the Existing Management Holders (as defined therein), as the same may be amended, supplemented or otherwise modified from time to time.

           "Merger"   means  the  merger  of  LFI  Merger   Corp.,   a  Delaware
corporation, with and into the Company pursuant to the Merger Agreement.

           "Merger Agreement" means the Agreement of Merger, dated as of even date herewith, between the Company and LFI Merger Corp., a Delaware corporation.

           "Minimum Rating" means either (a) a rating of at least BBB- (or equivalent successor rating) by S&P or (b) a rating of at least Baa3 (or equivalent successor rating) by Moody's.

           "Moody's" means Moody's Investors Service, Inc. and its successors.

           "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Company or any Subsidiary thereof from such Asset Sale net of:

           (a) out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions);

           (b) taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements;

           (c) repayment of Senior Indebtedness that is required to be repaid in connection with such Asset Sale, whether or not all or any portion of the amount repaid is re-lent to the Company or any Subsidiary thereof;

           (d) any portion of cash proceeds which the Company determines in good faith should be reserved for post-closing adjustments, it being understood and agreed that on the day that all such post-closing adjustments have been determined, the amount (if any) by which the reserved amount in respect of such Asset Sale exceeds the actual post-closing adjustments payable by the Company or any Subsidiary thereof shall constitute Net Cash Proceeds on such date; and

           (e) appropriate amounts which the Company determines in good faith to be provided by the Company or any Subsidiary thereof, as the case may be, as a reserve against any liabilities associated with such Asset Sale and retained by the Company or any Subsidiary thereof, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in the Officers' Certificate delivered to the Trustee.

           "Net Proceeds Offer" has the meaning ascribed in Section 4.6(a).

           "Obligations" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness, without duplication.

           "Officer"  means  the  Chairman  of  the  Board  of  Directors,   the
President, any Vice President, the Treasurer or the Secretary, in each case of the Company, as applicable.

           "Officers' Certificate" means a certificate signed by two Officers.

           "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

           "Paying Agent" has the meaning ascribed in Section 2.3.

           "Permitted Indebtedness" means, without duplication:


           (a) the Securities and the obligations under the Guarantees;

           (b) Indebtedness incurred pursuant to the Bank Credit Agreement;

           (c) other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the Issue Date reduced by the amount of any scheduled amortization payments or mandatory prepayments when actually paid or permanent reductions thereon;

           (d) Interest Swap Obligations of the Company or any Restricted Subsidiary thereof covering Indebtedness of the Company or any Restricted Subsidiary thereof; provided that any Indebtedness to which any such Interest Swap Obligations correspond is otherwise permitted to be incurred under this Indenture; provided, further, that such Interest Swap Obligations are entered into, in the judgment of the Company, to protect the Company and any such Restricted Subsidiary thereof from fluctuation in interest rates on their respective outstanding Indebtedness;

           (e) Indebtedness under Currency Agreements;

           (f) intercompany Indebtedness owed by the Company to any Wholly Owned Restricted Subsidiary thereof or by any Restricted Subsidiary of the Company to the Company or to any Wholly Owned Restricted Subsidiary thereof;

           (g) Acquired Indebtedness of the Company or any Restricted Subsidiary thereof in an aggregate principal amount outstanding not exceeding $10 million at any one time; provided that, in the case of Acquired Indebtedness of a Restricted Subsidiary of the Company, such Acquired Indebtedness was not incurred in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company;

           (h) guarantees by the Company and the Wholly Owned Restricted Subsidiaries thereof of each other's Indebtedness; provided that such Indebtedness is permitted to be incurred hereunder, including, with respect to guarantees by the Wholly Owned Restricted Subsidiaries of the Company, Section 4.11;

           (i) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or other similar instrument inadvertently drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five (5) Business Days of its incurrence;

           (j) any refinancing, modification, replacement, renewal, restatement, refunding, deferral, extension, substitution, supplement, reissuance or resale of existing or future Indebtedness, including any additional Indebtedness incurred to pay interest or premiums required by the instruments governing such existing or future Indebtedness as in effect at the time of issuance thereof ("Required Premiums") and fees in connection therewith; provided that any such event shall not (i) result in an increase in the aggregate principal amount of Permitted Indebtedness
      (except to the extent such increase is a result of a simultaneous incurrence of additional Indebtedness (A) to pay Required Premiums and related fees or (B) otherwise permitted to be incurred under this Indenture) of the Company and the Restricted Subsidiaries thereof (except that this subclause (i) will not apply in the event the Indebtedness being refinanced, modified, replaced, renewed, restated, refunded, deferred, extended, substituted, supplemented, reissued or resold (each, such transaction, a "Refinancing") was originally incurred in reliance upon clause (b) of this definition or the Refinancing is effected under the Bank Credit Agreement) and (ii) create Indebtedness with a Weighted Average Life to Maturity at the time such Indebtedness is incurred that is less than the Weighted Average Life to Maturity at such time of the Indebtedness being refinanced, modified, replaced, renewed, restated, refunded, deferred, extended, substituted, supplemented, reissued or resold (except that this subclause (ii) will not apply in the event the Indebtedness being refinanced, modified, replaced, renewed, restated, refunded, deferred, extended, substituted, supplemented, reissued or resold was originally incurred in reliance upon clause (b), (f), (g)(i) or
      (o) of this definition or the Refinancing is effected under the Bank Credit Agreement); provided that no Restricted Subsidiary of the Company that is not a Subsidiary Guarantor may refinance any Indebtedness pursuant to this clause (j) other than its own Indebtedness;

           (k) Indebtedness (including Capitalized Lease Obligations) incurred by the Company or any Restricted Subsidiary thereof to finance the purchase, lease or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) in an aggregate principal amount outstanding not to exceed $20 million at the time of any incurrence thereof;

           (l) Indebtedness incurred by the Company or any Restricted Subsidiary thereof constituting reimbursement obligations (in addition to reimbursement obligations constituting Senior Indebtedness) with respect to letters of credit or bankers' acceptances issued in the ordinary course of business, including, without limitation, letters of credit in respect of workers' compensation claims or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims;

           (m) Indebtedness arising from agreements of the Company or a Restricted Subsidiary thereof providing for indemnification, adjustment of purchase price, earn out or other similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Restricted Subsidiary of the Company, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition, provided that the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and the Restricted Subsidiaries thereof in connection with such disposition;

           (n) obligations in respect of performance and surety bonds and completion guarantees provided by the Company or any Restricted Subsidiary thereof in the ordinary course of business;

           (o) additional Indebtedness of the Company and the Restricted Subsidiaries thereof in an aggregate principal amount not to exceed $10 million at any one time outstanding;

           (p) the incurrence by a Receivables Entity of Indebtedness in a Qualified Receivables Transaction that is not recourse to the Company or any Subsidiary thereof (except for Standard Securitization Undertakings); and

           (q) Indebtedness incurred by the Company in connection with and pursuant to the put options of the Company described in Section 4.4(b)(xi) and the Deferred Compensation Plan, each as in effect on the date hereof.

           "Permitted Investments" means:

           (a) Investments by the Company or any Restricted Subsidiary thereof in any Wholly Owned Restricted Subsidiary of the Company (whether existing on the Issue Date or created thereafter) and Investments in the Company by any Restricted Subsidiary thereof; provided that, in the case of an Investment by the Company or any Restricted Subsidiary thereof in any Wholly Owned Restricted Subsidiary of the Company, such Wholly Owned Restricted Subsidiary is not restricted from making dividends or similar distributions by contract, operation of law or otherwise;

           (b) cash and Cash Equivalents;

           (c) Investments existing on the Issue Date;

           (d) loans and advances to employees and officers of the Company (other than as permitted under clause (m)) and the Restricted Subsidiaries thereof not in excess of $1 million at any one time outstanding;

           (e) accounts receivable created or acquired in the ordinary course of business;

           (f) Currency Agreements and Interest Swap Obligations;

           (g) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

           (h) guarantees by the Company or any Restricted Subsidiaries thereof of Indebtedness otherwise permitted to be incurred by the Company or any of its Restricted Subsidiaries under this Indenture;

           (i) Investments by the Company or any Restricted Subsidiary thereof in a Person, if as a result of such Investment (i) such Person becomes a Wholly Owned Restricted Subsidiary of the Company or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Company or a Wholly Owned Restricted Subsidiary thereof;

           (j) additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (j) that are at the time outstanding, not exceeding $5 million at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value), plus an amount equal to (i) 100% of the aggregate net cash proceeds received by the Company from any Person (other than a Subsidiary of the Company) from the issuance and sale subsequent to the Issue Date of Qualified Capital Stock of the Company (including Qualified Capital Stock issued upon the conversion of convertible Indebtedness or in exchange for outstanding Indebtedness or as capital contributions to the Company (other than from a Subsidiary)) and (ii) without duplication of any amounts included in clause (j)(i) above, 100% of the aggregate net cash proceeds of any equity contribution received by the Company from a holder of the Company's Capital Stock, that in the case of amounts described in clause
      (j)(i) or (j)(ii) are applied by the Company within 180 days after receipt, to make additional Permitted Investments under this clause (j) (such additional Permitted Investments being referred to collectively as "Stock Permitted Investments");

           (k) Investments received by the Company or its Restricted Subsidiaries as consideration for asset sales, including Asset Sales; provided in the case of an Asset Sale, such Asset Sale is effected in compliance with Section 4.6;

           (l) any Investment by the Company or a Wholly Owned Subsidiary of the Company in a Receivables Entity or any Investment by a Receivables Entity in any other Person in connection with a Qualified Receivables Transaction; provided that any Investment in a Receivables Entity is in the form of a Purchase Money Note or an equity interest; and

           (m) loans and advances to employees and officers of the Company in the form of Option Notes pursuant to, and as defined in, the Stock Option Plan.

Any net cash proceeds that are used by the Company or any of its Restricted Subsidiaries to make Stock Permitted Investments pursuant to clause (j) of this definition shall not be included in subclauses (2) and (3) of clause (C) of
Section 4.4(a).

           "Permitted Liens" means the following types of Liens:

           (a) Liens securing any or all of the Senior Indebtedness, the Securities and the Guarantees;

           (b) Liens for taxes, assessments or governmental charges or claims either (i) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Company or the Restricted Subsidiaries thereof shall have set aside on its books such reserves as may be required pursuant to GAAP;

           (c) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if suchreserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

           (d) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

           (e) judgment Liens not giving rise to an Event of Default;

           (f) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any Restricted Subsidiary thereof;

           (g) any interest or title of a lessor under any Capitalized Lease Obligation;

           (h) purchase money Liens to finance property or assets of the Company or any Restricted Subsidiary thereof; provided, however, that (i) the related purchase money Indebtedness shall not exceed the cost of such property or assets and shall not be secured by any property or assets of the Company or any Restricted Subsidiary thereof other than the property and assets so acquired and
(ii) the Lien securing such Indebtedness shall be created within ninety (90) days of such acquisition;

           (i) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment, or storage of such inventory or other goods;

           (j) Liens securing reimbursement obligations (in addition to Liens securing any reimbursement obligations constituting Senior Indebtedness) with respect to stand-by and commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

           (k) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or any Restricted Subsidiary thereof, including rights of offset and set-off;

           (l) Liens securing Interest Swap Obligations which Interest Swap Obligations relate to Indebtedness that is otherwise permitted under this Indenture;

           (m) Liens securing Indebtedness under Currency Agreements;

           (n) Liens securing Acquired Indebtedness incurred in reliance on clause (g) of the definition of Permitted Indebtedness; provided that such Liens do not extend to or cover any property or assets of the Company or of any Restricted Subsidiary thereof other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary thereof;

           (o) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company and the Restricted Subsidiaries thereof;

           (p) Liens arising from filing Uniform Commercial Code financing statements regarding leases;

           (q) Liens on property of a Person existing at the time such Person is acquired by, or such Person is merged into or consolidated or amalgamated with, the Company or any Restricted Subsidiary thereof; provided that such Liens were not created in contemplation of such acquisition, merger, consolidation or amalgamation and do not extend to any assets other than those of the Person acquired by, or merged into or consolidated or amalgamated with, the Company or any Restricted Subsidiary thereof;

           (r) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties in connection with the importation of goods;

           (s) Liens existing on the Issue Date, together with any Liens securing Indebtedness incurred in reliance on clause (j) of the definition of Permitted Indebtedness in order to refinance the Indebtedness secured by Liens existing on the Issue Date; provided that the Liens securing the refinancing Indebtedness (other than Senior Indebtedness) shall not extend to property other than that pledged under the Liens securing the Indebtedness being refinanced;

           (t) Liens of the Company or a Wholly Owned Restricted Subsidiary thereof on assets of any Subsidiary of the Company;

           (u) Liens on assets transferred to a Receivables Entity or on assets of a Receivables Entity, in either case incurred in connection with a Qualified Receivables Transaction; and

           (v) Liens on goods which the Company or a Subsidiary thereof (acting as consignee) has agreed to sell on a consignment basis in the ordinary course of business.

           "Person" means an individual, partnership, corporation, association, joint-stock company, unincorporated organization, trust or joint venture, government or any agency or political subdivision thereof or any other entity.

           "Pledge  Agreements"  means the  collective  reference to the Company
Pledge Agreement, the Subsidiary Pledge Agreement and any additional pledge agreement securing the Securities or any guarantee thereof executed by any Subsidiary of the Company, substantially in the form of the Subsidiary Pledge Agreement.

           "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

           "Preliminary Prospectus" means each preliminary prospectus included in a Registration Statement or in any amendment thereto prior to the date on which such Registration Statement is declared effective under the Securities Act, including any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act.

           "Productive Assets" means assets (including Capital Stock) of a kind used or usable in the businesses of the Company and the Restricted Subsidiaries thereof as, or related to such business, conducted on the date of the relevant Asset Sale.

           "Prospectus" means each prospectus included in a Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in accordance with Rule 430A under the Securities Act), together with any supplement thereto, as filed with, or transmitted for filing to, the Commission pursuant to Rule 424(b) under the Securities Act.

                "Purchase Money Note" means a promissory note of a Receivables Entity evidencing a line of credit, which may be irrevocable, from the Company or any Subsidiary thereof in connection with a Qualified Receivables Transaction to a Receivables Entity, which note shall be repaid from cash available to the Receivables Entity, other than amounts required to be established as reserves pursuant to agreements, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts owing to such investors and amounts paid in connection with the purchase of newly generated receivables.

           "QIB" means any "qualified  institutional  buyer" (as defined in Rule
144A).

           "Qualified Capital Stock" means any stock that is not Disqualified Capital Stock.

           "Qualified Receivables Transaction" means any transaction or series of transactions that may be entered into by the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries may sell, convey or otherwise transfer to (a) a Receivables Entity (in the case of a transfer by the Company or any of its Subsidiaries) and (b) any other Person (in the case of a transfer by a Receivables Entity), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

           "Receivables Entity" means a Wholly Owned Subsidiary of the Company (or another Person in which the Company or any Subsidiary thereof makes an Investment and to which the

Company or any Subsidiary thereof transfers accounts receivable and related assets) which engages in no activities other than in connection with the financing of accounts receivable and which is designated by the Board of Directors of the Company (as provided below) as a Receivables Entity (a) no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which (i) is guaranteed by the Company or any Subsidiary thereof (excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Company or any Subsidiary thereof in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of the Company or any other Subsidiary thereof, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (b) with which neither the Company nor any other Subsidiary thereof has any material contract, agreement, arrangement or understanding other than on terms no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing accounts receivable, and (c) to which neither the Company nor any other Subsidiary thereof has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

           "Register" has the meaning ascribed in Section 2.3.

           "Registrar" has the meaning ascribed in Section 2.3.

           "Registration Statement" means any registration statement (including the Preliminary Prospectus, the Prospectus, any amendments (including any post-effective amendments) thereof, any supplements and all exhibits thereto and any documents incorporated therein by reference pursuant to the rules and regulations of the Commission), filed by the Company with the Commission which complies with the requirements of the Securities Act and the rules and regulations of the Commission thereunder.

           "Registration Statement Effective Date" means the date which the Commission declares as the effective date of the Registration Statement with respect to the Exchange Notes.

           "Representative" means the indenture trustee or other trustee, agent or representative in respect of the Senior Indebtedness or the Guarantor Senior Indebtedness; provided that if, and for so long as, such Senior Indebtedness or the Guarantor Senior Indebtedness, as the case may be, lacks such a representative, then the Representative for such Senior Indebtedness or Guarantor Senior Indebtedness, as the case may be, shall at all times constitute the holders of a majority in outstanding principal amount of such Senior Indebtedness or Guarantor Senior Indebtedness, as the case may be.

           "Restricted Payment" has the meaning ascribed in Section 4.4(a).

           "Restricted Subsidiary" of any Person means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary.

           "Rule 144A" means Rule 144A under the Securities Act, or any successor to such Rule.

           "S&P" means Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc., and its successors.

           "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Restricted Subsidiary of any property, whether owned by the Company or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such Property.

           "Secured Indebtedness" means any Indebtedness of the Company secured by a Lien.

           "Securities" has the meaning ascribed in the preamble hereto.

           "Securities Act" means the Securities Act of 1933, as amended.

           "Security Agreements" means the collective reference to the Company Security Agreement and the Subsidiary Security Agreement.

           "Security Documents" means the collective reference to the Company Patent and Trademark Security Agreement, the Company Pledge Agreement, the Company Security Agreement, the Subsidiary Patent and Trademark Security Agreement, the Subsidiary Pledge Agreement, the Subsidiary Security Agreement, the Bailment Agreement, any security agreement, pledge agreement, mortgage, deed of trust or other agreement, instrument or document which may be entered into or delivered after the date of this Indenture to secure the Indebtedness evidenced by the Securities or any guarantee of the Securities (including without limitation the Guarantees) and any other instruments, agreements or documents entered into or delivered in connection with any of the foregoing, as such agreements, instruments or documents may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and of this Indenture.

           "Senior Indebtedness" means any and all obligations, liabilities and other amounts, whether outstanding on the Issue Date or thereafter incurred, at any time owed or payable by the Company or any Subsidiary thereof under or in respect of the Bank Credit Agreement, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company or any Restricted Subsidiary thereof whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, indemnities, guarantees and all other amounts payable thereunder or in respect thereof.

           "Senior Subordinated Indebtedness" means the Securities and any other Indebtedness of the Company that specifically provides that such Indebtedness is to rank pari passu with the Securities and is not by its express terms subordinate in right of payment to any Indebtedness of the Company other than Senior Indebtedness.

           "Significant Subsidiary" means, as of any date of determination, for any Person, each Restricted Subsidiary of such Person which (a) for the most recent fiscal year of such Person accounted for more than 10% of consolidated revenues or consolidated net income of such Person or (b) as at the end of such fiscal year, was the owner of more than 10% of the consolidated assets of such Person.

           "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by the Company or any Subsidiary thereof which are reasonably customary in an accounts receivable transaction.

           "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision.

           "Stock Option Plan" means the 1998 Stock Option Plan of the Company, and the individual stock option agreements entered into thereunder, as each of the same may be amended, supplemented or otherwise modified from time to time.

           "Stock Permitted Investments" has the meaning ascribed in the definition of "Permitted Investments."

           "Subordinated Obligation" means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter incurred) which is expressly subordinate in right of payment to the Securities pursuant to a written agreement.

           "Subordination Agreement" means the Intercreditor and Subordination Agreement, dated as of even date herewith, between the Trustee and Congress Financial Corporation, acknowledged and agreed to by the Company and the Subsidiary Guarantors, substantially in the form of Exhibit K, as the same may be amended, supplemented or otherwise modified, restated or replaced from time to time.

           "Subsidiary" means, with respect to any Person, (a) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or (b) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

           "Subsidiary Guarantee" means the Amended and Restated Subsidiary Guarantee, dated as of even date herewith, made by each of the Subsidiary Guarantors in favor of the Trustee, for the benefit of the Holders, substantially in the form of Exhibit F, as the same may be amended, supplemented or otherwise modified from time to time.

           "Subsidiary Guarantor" means (a) each of the Company's Subsidiaries existing on the Issue Date that is a borrower or has guaranteed the Indebtedness under the Bank Credit Agreement and (b) each of the Company's Subsidiaries that in the future executes a Guarantee, substantially in the form of the Subsidiary Guarantee.

           "Subsidiary Patent and Trademark Security Agreement" means the Amended and Restated Subsidiary Patent and Trademark Security Agreement, dated as of even date herewith, made by each of the Subsidiary Guarantors in favor of the Trustee, for the benefit of the Holders, substantially in the form of Exhibit G, as the same may be amended, supplemented or otherwise modified from time to time.

           "Subsidiary Pledge Agreement" means the Amended and Restated Subsidiary Pledge Agreement, dated as of even date herewith, made by each of the Subsidiary Guarantors in favor of the Trustee, for the benefit of the Holders, substantially in the form of Exhibit H, as the same may be amended, supplemented or otherwise modified from time to time.

           "Subsidiary Security Agreement" means the Amended and Restated Subsidiary Security Agreement, dated as of even date herewith, made by each of the Subsidiary Guarantors in favor of the Trustee, for the benefit of the Holders, substantially in the form of Exhibit I, as the same may be amended, supplemented or otherwise modified from time to time.

           "Successor Company" has the meaning ascribed in Section 5.1.

           "Temporary Notes"  has the meaning ascribed in the preamble hereto.

           "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of this Indenture.

           "Transactions" means the recapitalization, Merger, restructuring and the other transactions contemplated by the Master Restructuring Agreement.

           "Transfer Restricted Securities" means Securities that bear or are required to bear the legend set forth in Section 2.6(f).

           "Trust Officer" means any officer of the Trustee assigned by the Trustee to administer this Indenture, or in the case of a successor trustee, an officer assigned to the department, division or group performing the corporate trust work of such successor and assigned to administer this Indenture.

           "Unrestricted Subsidiary" of any Person means (a) any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below and (b) any Subsidiary of an

Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any other Subsidiary thereof that is not a Subsidiary of the Subsidiary to be so designated; provided that (x) the Company certifies to the Trustee that such designation complies with Section 4.4 and (y) each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender of any such Indebtedness has recourse to any of the assets of the Company or any of its Restricted Subsidiaries. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if (a) immediately after giving effect to such designation and treating all Indebtedness of such Unrestricted Subsidiary as being incurred on such date, the Company is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with
Section 4.3 and (b) immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

           "U.S. Government Obligations" means direct obligations of, and obligations guaranteed by, the United States of America for the payment of which the full faith and credit of the United States of America is pledged.

           "U.S. Legal Tender" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

           "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

           "Wholly Owned Restricted Subsidiary" of any Person means any Restricted Subsidiary of such Person of which all the outstanding voting securities (other than directors' qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly Owned Restricted Subsidiary of such Person.

           SECTION 1.2. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

           "indenture securities" means the Securities.

           "indenture security holder" means a Holder.

           "indenture to be qualified" means this Indenture.

           "indenture trustee" or "institutional trustee" means the Trustee.

           "obligor" on the indenture securities means the Company and any other obligor on the indenture securities.

           All other TIA terms used in this Indenture that are defined by the TIA, defined by the TIA reference to another statute or defined by the Commission rule have the meanings assigned to them by such definitions.

           SECTION 1.3. Rules of Construction. Unless the context otherwise requires:

           (a)  a term has the meaning assigned to it;

           (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

           (c)  "or" is not exclusive;

           (d)  "including" means including without limitation;

           (e) words in the singular include the plural and words in the plural include the singular;

           (f) unsecured Indebtedness shall not be deemed to be subordinate or junior to Secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

           (g) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP; and

           (h) the principal amount of any Preferred Stock shall be (i) the maximum liquidation preference of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater.


                                   ARTICLE II

                                 The Securities

           SECTION 2.1. Form and Dating. (a) The Temporary Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A-1, which is hereby incorporated in, and expressly made a part of, this Indenture. The Initial Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A-2, which is hereby incorporated in, and expressly made a part of, this Indenture. The Exchange Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit B, which is hereby incorporated in, and expressly made a part of, this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage, in addition to those set forth in Exhibits A-1, A-2 and B. The Company and the Trustee shall approve the forms of the Securities and any notation, endorsement or legend on them. Each Security shall be dated the date of its authentication. The terms of the Securities set forth in Exhibits A-1, A-2 and B are part of the terms of this Indenture and, to the extent applicable, the Company, and the Trustee, by their execution and delivery of this Indenture, expressly agree to be bound by such terms.

           (b) Global Securities. The Initial Notes are being issued by the Company pursuant to this Indenture and the Master Restructuring Agreement.

           Initial Notes shall be issued in the form of one or more permanent global securities in definitive, fully registered form without interest coupons with the Global Securities Legend and Restricted Securities Legend set forth in Exhibit A-2 (each, a "Global Security"), which shall be deposited on behalf of the recipients of the Initial Notes with the Trustee, at its corporate trust office, as custodian for the Depository (in such capacity, the "Securities Custodian"), and registered in the name of the Depository, duly executed by the Company and authenticated by the Trustee as provided below. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by endorsements made on such Global Securities by the Trustee, the Securities Custodian or the Depository as provided below.

           (c) Book-Entry Provisions. This Section 2.1(c) shall apply only to Global Securities deposited with the Securities Custodian.

           Members of, participants in or beneficial owners of the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository or by the Securities Custodian or under such Global Security, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of the Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

           (d) Certificated Securities. Except as provided in Section 2.6, owners of beneficial interests in Global Securities will not be entitled to receive certificated securities ("Definitive Securities"). Definitive Securities shall bear the Restricted Securities Legend set forth in Exhibits A-1 and A-2 unless removed in accordance with Section 2.6(f).

           SECTION 2.2. Execution and Authentication. Two Officers shall sign the Securities for the Company by manual or facsimile signature. The Company's seal, if any, shall be impressed, affixed, imprinted or reproduced on the Securities and may be in facsimile form.

           If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

           A Security shall not be valid until an authorized signatory of the Trustee manually authenticates the Security. The signature of the Trustee on a Security shall be conclusive evidence that such Security has been duly and validly authenticated and issued under this Indenture.

           The Trustee shall authenticate and deliver: (a) Temporary Notes for original issue in an aggregate principal amount of $100 million; (b) Initial Notes for issue only in accordance with the provisions of the last paragraph of
Section 2.6 and only in exchange for the Temporary Notes in an equal principal amount; and (c) Exchange Notes for issue only upon the Registration Statement Effective Date, and only in exchange for Initial Notes in an equal principal amount; in each case, upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company. Such order shall specify the amount of the Securities to be authenticated, the date on which the original issue of Securities is to be authenticated and whether the Securities are to be Temporary Notes, Initial Notes or Exchange Notes, as the case may be. The aggregate principal amount of Securities outstanding at any time may not exceed $100 million except as provided in Section 2.7.

           The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities. Unless limited by the terms of such appointment, any such authenticating agent may authenticate the Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.

           SECTION 2.3. Registrar and Paying Agent. The Company shall maintain an office or agency where the Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be presented for payment (the "Paying Agent"). The Registrar shall keep a register (the "Register") of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

           The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of each such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.7. The Company or any of its domestically incorporated Wholly Owned Restricted Subsidiaries may act as the Paying Agent, the Registrar or co-registrar.

           The Company initially appoints the Trustee as the Registrar and the Paying Agent.

           SECTION 2.4. Paying Agent To Hold Money in Trust. By at least 10:00 a.m. (New York City time) on the date on which any principal of or interest on any Security is due and payable, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal or interest when due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that such Paying Agent shall hold in trust for the benefit of the Holders and the Trustee all money held by such Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Wholly Owned Restricted Subsidiary thereof acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent (other than the Trustee) to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this Section, the Paying Agent (if other than the Company or a Wholly Owned Restricted Subsidiary thereof) shall have no further liability for the money delivered to the Trustee. Upon any bankruptcy, reorganization or similar proceeding with respect to the Company, the Trustee shall serve as Paying Agent for the Securities.

           SECTION 2.5. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders and the outstanding principal amount held by each Holder. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least seven (7) Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders.

           SECTION 2.6.  Transfer and Exchange.

           (a) Transfer and Exchange of Definitive Securities. When Definitive Securities are presented by a Holder to the Registrar or a co-registrar with a request:

             (i) to register the transfer of such Definitive Securities; or

             (ii) to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations,

the Registrar or co-registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that:

             (A) such Definitive Securities shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar or co-registrar, duly executed by such Holder or its attorney duly authorized in writing; and

             (B)  if  such   Definitive   Securities  are  Transfer   Restricted
      Securities, such Definitive Securities shall also be accompanied by the following additional information and documents, as applicable:

                (1) if such Transfer Restricted Securities are being delivered to the Registrar or co-registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in the form set forth on the reverse of the Security); or

                (2) if such Transfer Restricted Securities are being transferred
           (aa) to the Company or to a QIB in accordance with Rule 144A or (bb) pursuant to an effective registration statement under the Securities Act, a certification from such Holder to that effect (in the form set forth on the reverse of the Security); or

                (3) if such Transfer Restricted Securities are being transferred
           (aa) pursuant to an exemption from registration in accordance with Rule 144 or Regulation S under the Securities Act; or (bb) to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is acquiring the security for its own account, or for the account of such an
           institutional   accredited  investor,  in  each  case  in  a  minimum
           principal amount of the Securities of $250,000 for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act; or (cc) in reliance on another exemption from the registration requirements of the Securities Act: (I) a certification to that effect from such Holder (in the form set forth on the reverse of the Security), (II) if the Company or the Trustee so requests, an Opinion of Counsel reasonably acceptable to the Company and to the Trustee to the effect that such transfer is in compliance with the Securities Act and (III) in the case of clause (bb), a signed letter from the transferee substantially in the form of Exhibit J.

           (b)  Restrictions  on  Transfer  of  a  Definitive   Security  for  a
Beneficial Interest in a Global Security. A Definitive Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

           (i) certification (in the form set forth on the reverse of the Security) to the effect that such Definitive Security is being transferred to a QIB in accordance with Rule 144A; and

           (ii) written instructions from the Holder thereof directing the Trustee to make, or to direct the Securities Custodian to make, an endorsement on the Global Security to reflect an increase in the aggregate principal amount of the Securities represented by the Global Security, then the Trustee shall cancel such Definitive Security and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Securities Custodian, the aggregate principal amount of Securities represented by the Global Security to be increased accordingly. If no Global Securities are then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers' Certificate, a new Global Security in the appropriate principal amount. The Trustee shall deliver copies of each certification and instruction received by it pursuant to clauses (i) and (ii) above to the Depository and, upon receipt thereof, the Depository shall make appropriate adjustments to its books and records to reflect the exchange of such Definitive Security for an interest in the Global Security in accordance with Section 2.6(c).

           (c) Transfer and Exchange of Global Securities. (i) The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depository or the Securities Custodian in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor.

           (ii) A Global Security deposited with the Depository or the Securities Custodian shall be transferred to the beneficial owners thereof only if such transfer complies with this Section and (A) the Depository notifies the Company that it is unwilling or unable to continue as Depository for such Global Security or if at any time such Depository ceases to be a "clearing agency" registered under the Exchange Act and a successor depositary is not appointed by the Company within ninety (90) days of such notice, or (B) an Event of Default has occurred and is continuing and the Registrar or any co-registrar has received a request from the Depository or the Trustee to issue Definitive Securities.

           (iii) Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section shall be surrendered by the Depository to the Trustee to be so transferred, in whole or from time to time in part, without charge, and the Company shall sign and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations. Each Definitive Security delivered in exchange for any portion of a Global Security transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $1,000 and any integral multiple thereof and shall be registered in such names as the Depository shall direct. Any Definitive Security delivered in exchange for an interest in the Global Security shall, except as otherwise provided in Section 2.6(f), bear the Restricted Securities Legend set forth in Exhibit A-1 and A-2.

           (iv) Each Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

           (v) In the event of the occurrence of either of the events specified in Section 2.6(c)(ii), the Company will promptly make available to the Trustee a reasonable supply of certificated Securities in definitive, fully registered form without interest coupons.

           (d) Restriction on Transfer of a Beneficial Interest in a Global Security for a Definitive Security.

           (i) Any person having a beneficial interest in a Global Security may upon request exchange such beneficial interest for a Definitive Security of the same aggregate principal amount; provided that such request is accompanied by the information specified below. Upon receipt by the Trustee of written instructions (or such other form of instructions as is customary for the Depository) from the Depository on behalf of any Holder having a beneficial interest in a Global Security and, in the case of a Transfer Restricted Security, the following additional information and documents (all of which may be submitted by facsimile):

                (A) if such beneficial interest is being transferred to the Person designated by the Depository as being the owner of a beneficial interest in a Global Security, a certification from such Person to that effect (in the form set forth on the reverse of the Security); or

                (B) if such beneficial interest is being transferred (1) to a QIB in accordance with Rule 144A and such QIB does not desire to hold such transferred interest through beneficial ownership in a Global Security or (2) pursuant to an effective registration statement under the Securities Act, a certification from such person to that effect (in the form set forth on the reverse of the Security); or

                (C) if such beneficial interest is being transferred (1) pursuant to an exemption from registration in accordance with Rule 144 or Regulation S under the Securities Act; or (2) to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is acquiring the security for its own account, or for the account of such an
           institutional   accredited  investor,  in  each  case  in  a  minimum
           principal amount of the Securities of $250,000 for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act; or (3) in reliance on another exemption from the registration requirements of the Securities Act: (aa) a certification to that effect from the transferee (in the form set forth on the reverse of the Security),
           (bb) if the Company or the Trustee so requests, an Opinion of Counsel reasonably acceptable to the Company and to the Trustee to the effect that such transfer is in compliance with the Securities Act, and (cc) in the case of clause (2), a signed letter from the transferee in the form of Exhibit J;

      then the Trustee shall cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Securities Custodian, the aggregate principal amount of the Securities represented by the Global Security to be reduced accordingly and, following such reduction, the Company will execute and the Trustee will authenticate and deliver to the transferee one or more Definitive Securities in accordance with clause (ii) below.

           (ii) Definitive Securities issued in exchange for a beneficial interest in a Global Security pursuant to this subsection (d) shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee in writing. The Trustee shall deliver such Definitive Securities to the Persons in whose names such Definitive Securities are to be so registered in accordance with the instructions of the Depository.

           (e) Restrictions on Transfer and Exchange of Global Securities. Notwithstanding any other provisions of this Indenture (other than the provisions set forth in subsection (c)), a Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

           (f) Legend.

           (i) Except as permitted by the following paragraph (ii) each Security certificate, whether evidencing Global Securities or Definitive Securities (and all Securities issued in exchange therefor or substitution thereof), shall bear a legend in substantially the following form:

           "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

           THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY, ANY SUBSIDIARY GUARANTOR OR ANY AFFILIATE OF THE COMPANY OR ANY SUBSIDIARY GUARANTOR WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A UNDER THE SECURITIES ACT, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN

           INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN
           INSTITUTIONAL   ACCREDITED  INVESTOR,  IN  EACH  CASE  IN  A  MINIMUM
           PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F)
           PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) AND (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH CASE, ONLY IF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE COMPANY AND THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE."

           (ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Security) pursuant to Rule 144 or upon the occurrence of the Registration Statement Effective Date:

                (A) in the case of any Transfer Restricted Security that is a Definitive Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Security that does not bear the legend set forth in paragraph (i) above and shall rescind any restriction on the transfer of such Security; and

                (B) in the case of any such Transfer Restricted Security represented by a Global Security, such Transfer Restricted Security shall not be required to bear the legend set forth in paragraph (i) above, although it shall continue to be subject to the provisions of subsection (c); provided, however, that with respect to any request for an exchange of a Transfer Restricted Security that is represented by a Global Security for a Definitive Security that does not bear the legend set forth in paragraph (i) above, which request is made in reliance upon Rule 144, the Holder thereof shall certify in writing to the Trustee that such request is being made pursuant to Rule 144 (such certification to be in the form set forth on the reverse of the Security).

           (g) Cancellation or Adjustment of Global Security. At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, redeemed, repurchased or canceled, such Global Security shall be retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for Definitive Securities, redeemed, repurchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an endorsement shall be made on such Global Security by the Securities Custodian to reflect such reduction.

           (h)   Obligations   with  Respect  to  Transfers   and  Exchanges  of
Securities.

           (i) To permit registrations of transfers and exchanges, the Company shall, subject to the other terms and conditions of this Article, execute and the Trustee shall authenticate Definitive Securities and Global Securities at the Registrar's or any co-registrar's request.

           (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company, the Registrar or any co-registrar may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charges payable upon exchange or transfer pursuant to Sections 4.6, 4.8 or
      9.5 or pursuant to paragraph 5 of the Securities).

           (iii) The Registrar or any co-registrar shall not be required to register the transfer of or exchange of (A) any Definitive Security selected for redemption in whole or in part pursuant to Article III, except the unredeemed portion of any Definitive Security being redeemed in part, or (B) any Security for a period beginning (1) fifteen (15) Business Days before the mailing of a notice of an offer to repurchase or redeem Securities and ending at the close of business on the day of such mailing or (2) fifteen (15) Business Days before an interest payment date and ending at the close of business on such interest payment date.

           (iv) Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

           (v) All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

           (i)        No Obligation of the Trustee.

             (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, an Agent Member or other Person with respect to the accuracy of the records of the Depository or of any Agent Member, with respect to any ownership interest in the Securities or with respect to the delivery to any Agent Member or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount or delivery of any Securities (or other security or property) under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to the Holders in respect of the Securities shall be given or made only to or upon the order of the Holders as reflected on the Register (which shall be the Depository in the case of a Global Security). The rights of beneficial owners in any Global

      Security shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to Agent Members.

             (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Agent Members in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

The Recitals contained herein and in the Securities, except for the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness and it shall not be responsible for the Company's use or application of the proceeds from the Securities. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes or the Security Documents, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder.

           Notwithstanding anything to the contrary contained in this Section 2.6, on the Issue Date, the Company shall issue pursuant to the Master Restructuring Agreement, the Temporary Notes, which shall be held by the Trustee, for the benefit of the Holders, until such time as the Temporary Notes are exchanged for the Initial Notes upon written instruction delivered by the Company not later than twenty (20) days after the Issue Date.

           SECTION 2.7. Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their respective expenses in replacing a Security. Every replacement Security is an additional obligation of the Company.

           SECTION 2.8. Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate thereof holds the Security.

           If a Security is replaced pursuant to Section 2.7, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

           If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

           SECTION 2.9. Temporary Securities. Until Definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Securities. After the preparation of Definitive Securities, the temporary Securities shall be exchangeable for Definitive Securities upon surrender of the temporary Securities at any office or agency maintained by the Company for that purpose and such exchange shall be without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute, and the Trustee shall authenticate and deliver in exchange therefor, one or more Definitive Securities representing an equal principal amount of Securities. Until so exchanged, the Holder of temporary Securities shall in all respects be entitled to the same benefits under this Indenture as a Holder of Definitive Securities.

           SECTION 2.10. Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar (or any co-registrar) and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and destroy (subject to the record retention requirements of the Exchange Act) all Securities surrendered for registration of transfer, exchange, payment or cancellation and deliver a certificate of such destruction to the Company unless the Company directs the Trustee to deliver canceled Securities to the Company. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation.

           SECTION 2.11. Defaulted Interest. If the Company defaults in a payment of interest on the Securities, the Company shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company shall pay the defaulted interest to the Holders on a subsequent special record date. The Company shall fix or cause to be fixed (or upon the Company's failure to do so the Trustee shall fix) any such special record date and payment date to the reasonable satisfaction of the Trustee which specified record date shall not be less than ten (10) days prior to the payment date for such efaulted interest and shall promptly mail or cause to be mailed to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Security and the date of the proposed payment, and concurrently therewith the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when so deposited to be held in trust for the benefit of the Holders entitled to such defaulted interest as provided in this Section.

           SECTION 2.12. CUSIP Numbers. The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to the Holders, provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.


                                   ARTICLE III

                                   Redemption

           SECTION 3.1. Optional Redemption. The Securities will be redeemable, at the Company's option, in whole or in part, upon not less than thirty (30) nor more than sixty (60) days' prior notice mailed by first class mail to each Holder's registered address, at the following redemption prices (expressed as percentages of principal amount) if redeemed during the twelve month period commencing on February 27 of the year set forth below plus, in each case, accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date):

         Year                                                Redemption Price
         ----                                                ----------------

         1998............................................................105%
         1999............................................................105%
         2000............................................................105%
         2001............................................................103%
         2002........................................................... 101%

         SECTION 3.2. Notices to Trustee. If the Company elects to redeem Securities pursuant to Section 3.1 hereof and paragraph 5 of the Securities, it shall notify the Trustee in writing of the redemption date and the principal amount of Securities to be redeemed.

         The Company shall give each notice to the Trustee provided for in this Section at least sixty (60) days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate from the Company to the effect that such redemption will comply with the conditions herein. If fewer than all the Securities are to be redeemed, the record date relating to such redemption shall be selected by the Company and set forth in the related notice given to the Trustee, which record date shall be not less than fifteen (15) days after the date of such notice.

         SECTION 3.3. Selection of Securities To Be Redeemed. If fewer than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata or by lot or by a method that complies with applicable legal and securities exchange requirements, if any (provided, however, that the Company shall have previously notified the Trustee in writing of any securities exchange upon which the Securities are listed), and that the Trustee shall deem to be fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000. Securities and portions of them the Trustee selects shall be in amounts of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of the Securities to be redeemed.

         SECTION 3.4. Notice of Redemption. At least thirty (30) days but not more than sixty (60) days prior to the date fixed for redemption of the Securities, the Company shall mail a notice of redemption by first-class mail, postage prepaid, to each Holder to be redeemed at the last address for such Holder then shown on the Register.

         The notice shall identify the Securities to be redeemed and shall state:

         (a)  the redemption date;

         (b)  the redemption price;

         (c)  the name and address of the Paying Agent;

         (d) that the Securities called for redemption must be surrendered to the Paying Agent in order to collect the redemption price;

         (e)  the  subparagraph  of  the  Securities   pursuant  to  which  such
         redemption is being made;

         (f) if fewer than all the outstanding Securities are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed;

         (g) that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture or the Subordination Agreement, interest on the Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

         (h) the CUSIP number, if any, printed on the Securities being redeemed; and

         (i) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities;

         At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by this Section.

         SECTION 3.5. Effect of Notice of Redemption. Once notice of redemption is mailed, the Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to, but not including the redemption date; provided that if the redemption date is after a regular record date and on or prior to the interest payment date, the accrued interest shall be payable to the Holder of the redeemed Securities registered on the relevant record date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

         SECTION 3.6. Deposit of Redemption Price. By at least 10:00 a.m. (New York City time) on the date which is at least one Business Day prior to the date on which any principal of or interest on any Security is due and payable, the Company shall deposit with the Paying Agent (or, if the Company or a Wholly Owned Restricted Subsidiary thereof is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date other than the Securities or portions of the Securities called for redemption which are owned by the Company or a Subsidiary and have been delivered by the Company or such Subsidiary to the Trustee for cancellation.

         If the Company complies with the preceding paragraph, then, unless the Company defaults in the payment of such redemption price or the Paying Agent is prohibited from making such payment, interest on the Securities to be redeemed will cease to accrue on and after the applicable redemption date, whether or not such Securities are presented for payment.

         SECTION 3.7. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company's expense) a new Security equal in a principal amount to the unredeemed portion of the Security surrendered.


                                   ARTICLE IV

                                    Covenants
                                    ---------

         SECTION 4.1. Payment of Securities. The Company shall promptly pay the principal of (and premium, if any) and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal (and premium, if any) and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal (and premium, if any) and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture or the Subordination Agreement.

         The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

         Notwithstanding anything to the contrary contained in this Indenture, the Paying Agent may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest payments hereunder.

         SECTION 4.2. Limitation on Liens. The Company will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or suffer to exist any Liens of any kind against or upon any of its property or assets, or any proceeds therefrom, unless (a) in the case of Liens securing Subordinated Obligations, the Securities are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens and (b) in all other cases, the Securities are equally and ratably secured, except for Permitted Liens.

         SECTION 4.3. Limitation on Incurrence of Additional Indebtedness. The Company will not, and will not permit any Restricted Subsidiary thereof, directly or indirectly, to create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, "incur") any Indebtedness other than Permitted Indebtedness; provided, however, that if no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the incurrence of any such Indebtedness, the Company or any Subsidiary Guarantor may incur Indebtedness if on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof, the Consolidated Fixed Charge Coverage Ratio of the Company is greater than 2.0 to 1.0.

         SECTION 4.4. Limitation on Restricted Payments. (a) The Company shall not, and shall not permit any Restricted Subsidiary thereof, directly or indirectly, (i) to declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock) on or in respect of shares of Capital Stock of the Company to holders of such Capital Stock, (ii) to purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock, other than the exchange of such Capital Stock for Qualified Capital Stock, or (iii) to make any Investment (other than Permitted Investments) (each of the foregoing actions set forth in clauses (i), (ii) and (iii) being referred to as a "Restricted Payment"), if at the time of such Restricted Payment or immediately after giving effect thereto,
(A) a Default or an Event of Default shall have occurred and be continuing, (B) the Company is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.3 or (C) the aggregate amount of Restricted Payments made subsequent to the Issue Date shall exceed the sum of: (1) 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company earned subsequent to the Issue Date and on or prior to the date the Restricted Payment occurs (the

"Reference Date") (treating such period as a single accounting period); plus (2) 100% of the aggregate net cash proceeds received by the Company from any Person (other than a Subsidiary of the Company) from the issuance and sale subsequent to the Issue Date and on or prior to the Reference Date of Qualified Capital Stock of the Company (including Capital Stock issued upon the conversion of convertible Indebtedness or in exchange for outstanding Indebtedness); plus (3) without duplication of any amounts included in clause (C)(2) above, 100% of the aggregate net cash proceeds of any equity contribution received by the Company from a holder of the Company's Capital Stock (excluding any net cash proceeds from such equity contribution to the extent used to redeem Securities in accordance with the optional redemption provisions of the Securities); plus (4) to the extent that any Investment (other than a Permitted Investment) that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of (aa) the cash received with respect to such sale, liquidation or repayment of such Investment (less the cost of such sale, liquidation or repayment, if any) and (bb) the initial amount of such Investment.

         (b) Notwithstanding clause (a) above, the provisions set forth in the immediately preceding paragraph do not prohibit: (i) the payment of any dividend or the consummation of any irrevocable redemption within sixty (60) days after the date of declaration of such dividend or notice of such redemption if the dividend or payment of the redemption price, as the case may be, would have been permitted on the date of declaration or notice; (ii) if no Event of Default shall have occurred and be continuing as a consequence thereof, the acquisition of any shares of Capital Stock of the Company, either (A) solely in exchange for shares of Qualified Capital Stock of the Company, or (B) through the application of net proceeds of a substantially concurrent sale (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company; (iii) payments for the purpose of and in an amount equal to the amount required to permit the Company to redeem or repurchase shares of its Capital Stock or options in respect thereof, in each case in connection with the repurchase provisions under employee stock option or stock purchase agreements or other agreements to compensate management employees; provided that such redemptions or repurchases pursuant to this clause (iii) shall not exceed $5 million (which amount shall be increased by the amount of any cash proceeds to the Company from
(A) sales of its Capital Stock to management employees subsequent to the Issue Date and (B) any "key-man" life insurance policies which are used to make such redemptions or repurchases) in the aggregate; (iv) the payment of fees and compensation as permitted under clause (i) of Section 4.7(b); (v) so long as no Default or Event of Default shall have occurred and be continuing, payments not to exceed $100,000 in the aggregate, to enable the Company to make payments to holders of its Capital Stock in lieu of issuance of fractional shares of its Capital Stock; (vi) repurchases of Capital Stock deemed to occur upon the exercise of stock options if such Capital Stock represents a portion of the exercise price thereof; (vii) payments to management employees in connection with, and pursuant to, the Deferred Compensation Plan; (viii) Restricted Payments by any Subsidiary of the Company to the Company or any other Subsidiary thereof; (ix) payments for the purpose of and in an amount equal to the amount required to permit the Company to redeem or repurchase shares of its Capital Stock acquired upon the exercise of the options issued under the Stock Option Plan; (x) so long as no Default or Event of Default shall have occurred and be continuing, payments in respect of Capital Stock options of the Company, or similar rights with respect to Capital Stock of the Company, to present or former officers or employees of the Company or any Subsidiary thereof in an aggregate amount not to exceed $100,000; (xi) so long as no Default or Event of Default shall have occurred and be continuing, redemption and/or repurchase, in an aggregate amount not to exceed $550,000, of certain shares and options to purchase shares of Capital Stock of the Company owned by certain employees of the Company, pursuant to the exercise of put options pursuant to the Stockholders' Agreement dated as of June 27, 1990, as amended and in effect on the date hereof; and (xii) repurchase common stock of the Company in open market transactions involving cash expenditures of not more than $100,000 in any fiscal year of the Company, where such stock is used in such fiscal year to pay directors' fees to outside directors of the Company. In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (C) of the immediately preceding paragraph, (a) amounts expended (to the extent such expenditure is in the form of cash or other property other than Qualified Capital Stock) pursuant to clauses (i), (ii) and
(iii) of this Section 4.4(b) shall be included in such calculation, provided that such expenditures pursuant to clause (iii) shall not be included to the extent of cash proceeds received by the Company from any "key man" life insurance policies and (b) amounts expended pursuant to clause (iv), (v) and
(vi) shall be excluded from such calculation.

         SECTION 4.5. Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries. The Company will not, and will not permit any Restricted Subsidiary thereof to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to (a) pay dividends or make any other distributions on or in respect of its Capital Stock; (b) make loans or advances or to pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary thereof; or (c) transfer any of its property or assets to the Company or any other Restricted Subsidiary thereof, except for such encumbrances or restrictions existing under or by reason of: (i) applicable law; (ii) this Indenture; (iii) non-assignment provisions of any contract or any lease entered into in the ordinary course of business; (iv) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to the Company or any Restricted Subsidiary thereof, or the properties or assets of any such Person, other than the Person or the properties or assets of the Person so acquired; (v) the Bank Credit Agreement; (vi) other agreements existing on the Issue Date (including, without limitation, the Master Restructuring Agreement); (vii) restrictions on the transfer of assets subject to any Lien permitted under this Indenture imposed by the holder of such Lien;
(viii) restrictions imposed by any agreement to sell assets permitted under this Indenture to any Person pending the closing of such sale; (ix) any agreement or instrument governing Capital Stock of any Person that is acquired after the Issue Date; (x) an agreement effecting a refinancing, replacement or substitution of Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (ii), (iv), (v) or (vi) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such refinancing, replacement or substitution agreement referred to in such clause (ii), (iv) or (vi) are no less favorable to the Company or the Holders in any material respect as determined by the Board of Directors of the Company than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause (ii), (iv) or
(vi); or (xi) Indebtedness or other contractual requirements of a Receivables

Entity in connection with a Qualified Receivables Transaction; provided that such restrictions apply only to such Receivables Entity.

         SECTION 4.6. Limitation on Asset Sales. (a) The Company will not, and will not permit any Restricted Subsidiary thereof to, consummate an Asset Sale unless (i) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by the Company's Board of Directors), (ii) at least 75% of the consideration received by the Company or such Restricted Subsidiary, as the case may be, from such Asset Sale shall be cash or Cash Equivalents and is received at the time of such disposition; provided that the amount of (A) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto) of the Company or such Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Securities or such Restricted Subsidiary's Guarantee, if any) that are assumed by the transferee of any such assets and (B) any notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are immediately converted by the Company or any such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) shall be deemed to be cash for purposes of this provision; and (iii) upon the consummation of an Asset Sale, the Company shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale (A) within 365 days of receipt thereof either (1) to prepay any Senior Indebtedness or Guarantor Senior Indebtedness, whether or not the amount prepaid is subsequently re-lent to the Company or any Subsidiary thereof, and, in the case of any Senior Indebtedness under any revolving credit facility, whether or not there is a permanent reduction in the availability under such revolving credit facility, (2) to reinvest in Productive Assets, or (3) a combination of prepayment and investment permitted by the foregoing clauses (iii)(A)(1) and
(iii)(A)(2) or (B) on the 366th day of receipt thereof in accordance with the next succeeding sentence. On the 366th day after an Asset Sale or such earlier date, if any, as the Board of Directors of the Company or of such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses (iii)(A)(1), (iii)(A)(2) and (iii)(A)(3) of the immediately preceding sentence (each, a "Net Proceeds Offer Trigger Date"), such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as required in clauses (iii)(A)(1),
(iii)(A)(2) and (iii)(A)(3) of the immediately preceding sentence (each a "Net Proceeds Offer Amount") shall be applied by the Company or such Restricted Subsidiary to make an offer to purchase (the "Net Proceeds Offer") on a date (the "Net Proceeds Offer Payment Date") not less than thirty (30) nor more than forty-five (45) days following the applicable Net Proceeds Offer Trigger Date, from all Holders on a pro rata basis that amount of Securities equal to the Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the Securities to be purchased, plus accrued and unpaid interest thereon, if any, to the Net Proceeds Offer Payment Date; provided, however, that if at any time any non-cash consideration received by the Company or any Restricted Subsidiary thereof, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this Section 4.6(a).

         Notwithstanding the foregoing, if a Net Proceeds Offer Amount is less than $5 million, the application of the Net Cash Proceeds constituting such Net Proceeds Offer Amount to a Net Proceeds Offer may be deferred until such time as such Net Proceeds Offer Amount plus the aggregate amount of all Net Proceeds Offer Amounts arising subsequent to the Net Proceeds Offer Trigger Date relating to such initial Net Proceeds Offer Amount from all Asset Sales by the Company and the Restricted Subsidiaries thereof aggregate at least $5 million, at which time the Company or such Restricted Subsidiary shall apply all Net Cash Proceeds constituting all Net Proceeds Offer Amounts that have been so deferred to make a Net Proceeds Offer (the first date the aggregate of all such deferred Net Proceeds Offer Amounts is equal to $5 million or more shall be deemed to be a Net Proceeds Offer Trigger Date).

         Notwithstanding the two immediately preceding paragraphs, the Company and the Restricted Subsidiaries thereof will be permitted to consummate an Asset Sale without complying with such paragraphs to the extent (a) at least 75% of the consideration for such Asset Sale constitutes Productive Assets and (b) such Asset Sale is for at least fair market value (as determined in good faith by the Company's Board of Directors); provided that any consideration not constituting Productive Assets received by the Company or any Restricted Subsidiary thereof in connection with any Asset Sale permitted to be consummated under this paragraph shall constitute Net Cash Proceeds and shall be subject to the provisions of the two preceding paragraphs; provided, that at the time of entering into such transaction or immediately after giving effect thereto, no Default or Event of Default shall have occurred or be continuing or would occur as a consequence thereof.

         (b) Each Net Proceeds Offer will be mailed to the Holders as shown on the Register within fifteen (15) days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in this Indenture. Upon receiving notice of the Net Proceeds Offer, the Holders may elect to tender their Securities in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent the Holders properly tender Securities in an amount exceeding the Net Proceeds Offer Amount, the Securities of tendering Holders will be purchased on a pro rata basis (based on amounts tendered). A Net Proceeds Offer shall remain open for a period of twenty (20) Business Days or such longer period as may be required by law. To the extent that the aggregate amount of the Securities tendered pursuant to a Net Proceeds Offer is less than the Net Proceeds Offer Amount, the Company may use any remaining Net Proceeds Offer Amount for general corporate purposes. Upon completion of any such Net Proceeds Offer, the Net Proceeds Offer Amount shall be reset at zero.

         (c) The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Securities pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with this
Section 4.6, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this
Section 4.6 by virtue thereof.

         SECTION 4.7. Limitation on Transactions with Affiliates. (a) The Company will not, and will not permit any Restricted Subsidiary thereof, directly or indirectly, to enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any Affiliate (an "Affiliate Transaction"), other than
(i) Affiliate Transactions permitted under paragraph (b) below and (ii) Affiliate Transactions on terms that are no less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate; provided, however, that for a transaction or series of related transactions with an aggregate value of $2 million or more, at the Company's option (A) such determination shall be made in good faith by a majority of the disinterested members of the Board of the Directors of the Company or (B) the Board of Directors of the Company or any such Restricted Subsidiary party to such Affiliate Transaction shall have received a favorable opinion from a nationally recognized investment banking firm, appraisal firm or accounting firm, as appropriate, that such Affiliate Transaction is on terms not materially less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate; provided, further, that for a transaction or series of related transactions with an aggregate value of $5 million or more, the Board of Directors of the Company shall have received a favorable opinion from a nationally recognized investment banking firm, appraisal firm or accounting firm, as appropriate, that such Affiliate Transaction is on terms not materially less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate.

         (b) The foregoing restrictions shall not apply to (i) reasonable fees and compensation paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Subsidiary thereof as determined in good faith by the Company's Board of Directors or senior management (including, without limitation, the amounts paid pursuant to the Deferred Compensation Plan); (ii) transactions exclusively between or among the Company and any Restricted Subsidiary thereof or exclusively between or among the Restricted Subsidiaries of the Company, provided that such transactions are not otherwise prohibited by this Indenture; (iii) any agreement as in effect as of the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) or in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date; (iv) Restricted Payments permitted by this Indenture; (v) transactions effected as part of a Qualified Receivables Transaction and (vi) transactions pursuant to supply or similar agreements (including, without limitation, for the purchase of inventory) entered into in the ordinary course of business on customary terms that are not less favorable to the Company than those that would have been obtained in a comparable transaction with an unrelated Person, as determined in good faith by senior management of the Company.

         SECTION 4.8. Change of Control. (a) Upon the occurrence of a Change of Control Triggering Event, each Holder will have the right to require that the Company purchase all or a portion of such Holder's Securities pursuant to the offer described below (the "Change of Control Offer"), at a purchase price equal to 101% of the principal amount thereof plus accrued interest to the Change of Control Payment Date (as defined below). Prior to the mailing of the notice referred to below, but in any event within thirty (30) days following any Change of Control Triggering Event, the Company covenants to (i) repay in full and terminate all commitments under the Senior Indebtedness or (ii) obtain the requisite written consents under the Bank Credit Agreement to permit the repurchase of the Securities as provided below. The Company shall first comply with the covenant in the immediately preceding sentence before it shall be required to repurchase Securities pursuant to the provisions described below.

         (b) Within thirty (30) days following the date upon which the Change of Control Triggering Event occurred, the Company must send, by first class mail, a notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall state, among other things, the purchase date, which must be no earlier than thirty (30) days nor later than forty-five (45) days from the date such notice is mailed, other than as may be required by law (the "Change of Control Payment Date"). The Holders electing to have a Security purchased pursuant to a Change of Control Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date.

         (c) The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Securities pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with this
Section 4.8, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this
Section 4.8 by virtue thereof.

         SECTION 4.9. Limitation on Incurrence of Subordinated Debt Senior to the Securities. Neither the Company nor any Subsidiary Guarantor will incur or suffer to exist Indebtedness that is senior in right of payment to the Securities or such Subsidiary Guarantor's Guarantee and subordinate in right of payment to any other Indebtedness of the Company or such Subsidiary Guarantor, as the case may be.

         SECTION  4.10.  Limitation  on  Preferred  Stock of  Subsidiaries.  The
Company will not permit any of its Restricted Subsidiaries to issue any Preferred Stock (other than to the Company or to a Wholly Owned Restricted Subsidiary thereof) or permit any Person (other than the Company or a Wholly Owned Restricted Subsidiary thereof) to own any Preferred Stock of any Restricted Subsidiary of the Company.

         SECTION 4.11. Limitation on Future Guarantees. The Company will not permit any of its Restricted Subsidiaries which is not a Subsidiary Guarantor, directly or indirectly, to incur, guarantee or secure through the granting of Liens the payment of the Senior Indebtedness or any refunding or refinancing thereof, in each case unless such Restricted Subsidiary, the Company and the Trustee also execute and deliver a Guarantee substantially in the form of the Subsidiary Guarantee evidencing such Restricted Subsidiary's guarantee of the Securities, such Guarantee to be a senior subordinated secured obligation of such Restricted Subsidiary. Neither the Company nor any such Subsidiary Guarantor shall be required to make a notation on the Securities or the Guarantees to reflect any such subsequent Guarantee. Nothing in this Section shall be construed to permit any Restricted Subsidiary of the Company to incur Indebtedness otherwise prohibited by Section
4.3. Thereafter, such Restricted Subsidiary shall be a Subsidiary Guarantor for all purposes of this Indenture.

         SECTION 4.12. Conduct of Business. The Company and its Restricted Subsidiaries will not engage in any businesses which are not the same, similar, related or ancillary to the businesses in which the Company and the Restricted Subsidiaries thereof are engaged on the Issue Date.

         SECTION 4.13. Maintenance of Office or Agency. The Company shall maintain the office or agency required under Section 2.3. The Company shall give prior written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 12.2.

         SECTION 4.14.  Corporate  Existence.  Except as otherwise  permitted by
Article V, the Company shall do or cause to be done, at its own cost and expense, all things necessary to preserve and keep in full force and effect its corporate existence and the corporate existence of each Subsidiary thereof in accordance with the respective organizational documents of each such Subsidiary and the material rights (charter and statutory) and franchises of the Company and each such Subsidiary; provided, however, that the Company shall not be required to preserve, with respect to itself, any material right or franchise and, with respect to any Subsidiary thereof, any such existence, material right or franchise, if the Board of Directors of the Company shall determine in good faith that the preservation thereof is no longer desirable in the conduct of the business of the Company and the Subsidiaries thereof, taken as a whole.

         SECTION 4.15. Payment of Taxes and Other Claims. The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all material taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon it or any Subsidiary thereof or properties of it or any Subsidiary thereof and (b) all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of it or any Subsidiary thereof; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings properly instituted and diligently conducted for which adequate reserves, to the extent required under GAAP, have been taken.

         SECTION 4.16. Maintenance of Properties and Insurance. (a) The Company shall, and shall cause each Subsidiary thereof to, maintain its material properties in good working order and condition (subject to ordinary wear and tear)  and  make  all  necessary  repairs,  renewals,
replacements,  additions,  betterments  and  improvements  thereto and  actively conduct  and carry on its  business;  provided,  however,  that  nothing in this
Section 4.16 shall prevent the Company or any Subsidiary thereof from discontinuing the operation and maintenance of any of their respective properties, if such discontinuance is, in the good faith judgment of the Board of Directors of the Company or such Subsidiary, as the case may be, desirable in the conduct of their respective businesses and is not disadvantageous in any material respect to the Holders.

         (b) The Company shall provide or cause to be provided, for itself and each Subsidiary thereof, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the good faith judgment of the Board of Directors of the Company, are adequate and appropriate for the conduct of the business of the Company and such Subsidiary in a prudent manner, with reputable insurers or with the government of the United States of America or any agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be customary, in the good faith judgment of the Board of Directors of the Company, for companies similarly situated in the industry.

         SECTION 4.17. Compliance with Laws. The Company shall comply, and shall cause each Subsidiary thereof to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except for such noncompliance as are not in the aggregate reasonably likely to have a material adverse effect on the financial condition or results of operations of the Company and the Subsidiaries thereof, taken as a whole.

         SECTION 4.18. Additional Information. The Company will deliver to the Trustee within fifteen (15) days after the filing of the same with the Commission, copies of the quarterly and annual reports and of the information, documents and other reports, if any, which the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act.
Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file with the Commission, to the extent permitted, and provide the Trustee and the Holders with such annual reports and such information, documents and other reports specified in Sections 13 and 15(d) of the Exchange Act. The Company and the Subsidiary Guarantors will also comply with the other provisions of TIA ss. 314(a).

         SECTION 4.19. Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

         SECTION 4.20. Compliance Certificates. The Company and each Subsidiary Guarantor shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company or such Subsidiary Guarantor an Officers' Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company or such Subsidiary Guarantor they would normally have knowledge of any Default and whether or not such signers know of any

Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Company or such Subsidiary Guarantor is taking or proposes to take with respect thereto. The Company and each Subsidiary Guarantor shall also comply with TIA ss. 314(a)(4).

                                    ARTICLE V

                                Successor Company

         SECTION 5.1. When Company May Merge or Transfer Assets. (a) The Company will not, in a single transaction or a series of related transactions, consolidate with or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to, another Person or Persons unless:

         (i) either (A) the Company shall be the survivor of such merger or consolidation or (B) the surviving Person is a corporation existing under the laws of the United States, any state thereof or the District of Columbia and such surviving Person shall expressly assume all the obligations of the Company under the Securities and this Indenture;

         (ii) immediately after giving effect to such transaction (on a pro forma basis, including any Indebtedness incurred or anticipated to be incurred in connection with such transaction and including adjustments that are (A) directly attributable to such transaction and (B) factually supportable), the Company or the surviving Person is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.3;

         (iii) immediately before and immediately after giving effect to such transaction (including any Indebtedness incurred or anticipated to be incurred in connection with such transaction), no Default or Event of Default shall have occurred and be continuing;

         (iv) each Subsidiary Guarantor, unless it is the other party to such transaction, shall have by execution of a Guarantee substantially in the form of the Subsidiary Guarantee confirmed that after consummation of such transaction its Guarantee shall apply, as such Guarantee applied on the date it was granted to the obligations of the Company under this Indenture and the Securities, to the obligations of the Company or such Person, as the case may be, under this Indenture and the Securities; and

         (v) the Company has delivered to the Trustee an Officers' Certificate and Opinion of Counsel, each stating that such consolidation, merger or transfer complies with this Indenture, that the surviving Person agrees to be bound thereby, and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

         For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, the Capital Stock of which constitutes all or

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                                                                              51

substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company. Notwithstanding the foregoing clauses (ii) and (iii) above, (x) any Restricted Subsidiary of the Company may consolidate with, merge into or transfer all or part of its properties and assets to the Company and (y) the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction.

         (b) Upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, the surviving entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Securities with the same effect as if such surviving entity had been named as such; provided that solely for purposes of computing amounts described in clause
(C) of Section 4.4(a), any such surviving entity to the Company shall only be deemed to have succeeded to and be substituted for the Company with respect to periods subsequent to the effective time of such merger, consolidation, combination or transfer of assets.

         (c) Each Subsidiary Guarantor (other than any Subsidiary Guarantor whose Guarantee is to be released in accordance with the terms of its Guarantee and this Indenture in connection with any transaction complying with the provisions of Section 4.6 or as otherwise provided in this Indenture) will not, and the Company will not cause or permit any Subsidiary Guarantor to, consolidate with or merge with or into any Person other than the Company or any other Subsidiary Guarantor unless: (i) the entity formed by or surviving any such consolidation or merger (if other than the Subsidiary Guarantor) or to which such sale, lease, conveyance or other disposition shall have been made is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia; (ii) such entity assumes by a Guarantee substantially in the form of the Subsidiary Guarantee all of the obligations of the Subsidiary Guarantor on the Guarantee; (iii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and (iv) immediately after giving effect to such transaction and the use of any net proceeds therefrom, on a pro forma basis, including adjustments that are (A) directly attributable to such transaction and (B) factually supportable, the Company could satisfy the provisions of Section 5.1(a)(ii).

                                   ARTICLE VI

                              Defaults and Remedies

         SECTION 6.1.  Events of Default.  An "Event of Default" occurs if:

         (a) the Company defaults in any payment of interest on any Security when the same becomes due and payable, whether or not such payment shall be prohibited by the Subordination Agreement, and such default continues for a period of thirty (30) days;

         (b) the Company defaults in the payment of the principal of any Security when the same becomes due and payable at its Stated Maturity, upon optional redemption, upon required repurchase pursuant to a Change of Control Offer or a Net Proceeds Offer, upon declaration or otherwise, whether or not such payment shall be prohibited by the Subordination Agreement;

         (c) the Company defaults in the observance or performance of any other covenant or agreement contained in this Indenture which default continues for a period of sixty (60) days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Securities;

         (d) the Company fails to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness of the Company or any Restricted Subsidiary thereof (other than a Receivables Entity), or the acceleration of the final stated maturity of any such Indebtedness if, in either case, the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or which has been accelerated, aggregates $10 million or more at any time;

         (e) one or more judgments in an aggregate amount in excess of $10 million shall have been rendered against the Company or any Significant Subsidiary thereof and such judgments remain undischarged, unpaid or unstayed for a period of sixty (60) days after such judgment or judgments become final and non-appealable, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment which is not promptly stayed;

         (f) the Company or a Significant Subsidiary thereof pursuant to or within the meaning of any Bankruptcy Law:

                  (i)  commences a voluntary case or proceeding;

                  (ii) consents to the entry of judgment, decree or order for relief against it in an involuntary case or proceeding;

                  (iii) consents to the appointment of a Custodian of it or for any substantial part of its property;

                  (iv) makes a general assignment for the benefit of its creditors;

                  (v) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it; or

                  (vi) takes any corporate action to authorize or effect any of the foregoing; or takes any comparable action under any foreign laws relating to insolvency;

         (g) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (i) is for relief against the Company or any Significant Subsidiary thereof in an involuntary case;

                  (ii) appoints a Custodian of the Company or any Significant Subsidiary thereof or for any substantial part of its property; or

                  (iii) orders the winding up or liquidation of the Company or any Significant Subsidiary thereof;

or any similar relief is granted under any foreign laws and the order, decree or relief remains unstayed and in effect for sixty (60) days; or

         (h) any of the Guarantees of the Subsidiary Guarantors that are also Significant Subsidiaries of the Company ceases to be in full force and effect or any of such Guarantees is declared to be null and void and unenforceable or any of such Guarantees is found to be invalid or any of such Subsidiary Guarantors denies its liability under its Guarantee (other than by reason of release of such Subsidiary Guarantor in accordance with the terms of this Indenture).

         The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

         The term "Bankruptcy Law" means Title 11 of the United States Code, or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

         The Company shall deliver to the Trustee, within thirty (30) days after the occurrence thereof, written notice in the form of an Officers' Certificate of any Event of Default under clauses (c), (e) or (h) of this Section 6.1.

         SECTION 6.2. Acceleration. (a) If an Event of Default (other than an Event of Default specified in 6.1(f) or (g)) occurs and is continuing, the Trustee or the Holders of at least 25% in outstanding principal amount of Securities may declare the principal of and accrued interest on all the Securities to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration," and the same shall become immediately due and payable.

         (b) If an Event of Default specified in Sections 6.1(f) or (g) occurs and is continuing, then the principal of and accrued interest on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

         (c) At any time after a declaration of acceleration with respect to the Securities as described in Section 6.2(a) or (b) above, the Holders of a majority in principal amount of the

Securities may rescind and cancel such declaration and its consequences (i) if the rescission would not conflict with any judgment or decree of a court of competent jurisdiction, (ii) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration, (iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid, (iv) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and (v) in the event of the cure or waiver of an Event of Default of the type described in Section 6.1(f), (g) or (h), the Trustee shall have received an Officers' Certificate and an Opinion of Counsel that such Event of Default has been cured or waived; provided, however, that the declaration of the acceleration of the Securities shall be automatically annulled if the holders of any Indebtedness described in Section 6.1(d) have rescinded the declaration of the acceleration in respect of such Indebtedness within ten days of the declaration of the acceleration of the Securities.

         SECTION 6.3. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

         The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

         SECTION 6.4. Waiver of Past Defaults. The Holders of not less than a majority in outstanding principal amount of the Securities may, by written notice to the Trustee, waive any existing Default or Event of Default under this Indenture, and its consequences, except (a) a default in the payment when due of the principal of or interest on any Security or (b) a Default or Event of Default in respect of a provision that under Section 9.2 cannot be amended without the consent of each Holder affected thereby. When a Default or Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any consequent right.

         SECTION 6.5. Control by Majority. The Holders of a majority in outstanding principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.1, that the Trustee determines is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability, it being understood that (subject to Section 7.1) the Trustee shall have no duty to ascertain whether or not such actions or forbearance are unduly prejudicial to such Holders; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

         SECTION 6.6. Limitation on Suits. A Holder may not pursue any remedy with respect to this Indenture or the Securities unless:

         (a) the Holder gives to the Trustee written notice stating that an Event of Default has occurred and is continuing;

         (b) the Holders of at least 25% in outstanding principal amount of the Securities make a written request to the Trustee to pursue the remedy;

         (c) such Holder or Holders offers or offer to the Trustee reasonable security or indemnity against any loss, liability or expense;

         (d) the Trustee does not comply with the request within forty-five (45) days after receipt of the request and the offer of security or indemnity; and

         (e) the Holders of a majority in outstanding principal amount of the Securities do not give the Trustee a direction inconsistent with the request during such forty-five (45) day period.

         A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

         SECTION 6.7. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, but nevertheless subject to the provisions of the Subordination Agreement, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder (except as to the postponement of an interest payment which may be consented to as permitted in TIA ss. 3.16(a)(2)).

         SECTION 6.8. Collection Suit by Trustee. If an Event of Default specified in Section 6.1(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.7.

         SECTION 6.9. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, the Subsidiaries thereof or their respective creditors or properties and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian appointed for the Company in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.7.

         SECTION 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article, it shall pay out the money or property in the following order:

         FIRST:  to the Trustee for amounts due under Section 7.7;

         SECOND:  to  holders  of  Senior   Indebtedness  and  Guarantor  Senior
         Indebtedness;

         THIRD: to Holders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

         FOURTH: to the Company or any other obligors on the Securities as their interests may appear, or as a court of competent jurisdiction may direct.

         The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section. At least fifteen (15) days before such record date, the Trustee shall mail to each Holder and the Company a notice that states the record date, the payment date and amount to be paid.

         SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7 or a suit by Holders of more than 10% in outstanding principal amount of the Securities.

                                   ARTICLE VII

                                     Trustee

         SECTION 7.1. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

         (b) Other than during the continuance of an Event of Default:

         (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

         (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

         (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

           (i) this paragraph does not limit the effect of paragraph (b) of this Section;

           (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

           (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

         (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

         (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

         (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law or by the Subordination Agreement.

         (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

         SECTION 7.2. Rights of Trustee. (a) The Trustee may rely on and shall be protected in acting or refraining from acting upon (whether in its original or facsimile form) any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney.

         (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel which shall conform to Section
12.5. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

         (c) The Trustee may act through agents or attorneys and shall not be responsible for the misconduct or negligence of such agents or attorneys appointed with due care and shall not be responsible for their suspension.

         (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute wilful misconduct or negligence.

         (e) The Trustee may consult with counsel of its choice, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in reliance on the advice or opinion of such counsel.

         (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of the Securities pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, losses, expenses and liabilities which might be incurred by it in compliance with such request or direction.

         SECTION 7.3. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or any Affiliate thereof with the same rights it would have if it were not the Trustee. Any Paying Agent, Registrar or co-registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

         SECTION 7.4. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication.

         SECTION 7.5. Notice of Defaults. If a Default or Event of Default occurs and is continuing and if a Trust Officer has actual knowledge thereof, the Trustee shall mail to each
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                                                                             59

Holder notice of the Default or Event of Default within sixty (60) days after it occurs. Except in the case of a Default or Event of Default in payment of principal of or interest on any Security (including payments pursuant to the optional redemption or required repurchase provisions of such Security, if any) or in the payment of any sinking or purchase fund installment, the Trustee may withhold the notice if and so long as its Board of Directors, the Executive Committee of its Board of Directors or a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of the Holders.

         SECTION 7.6. Reports by Trustee to Holders. As promptly as practicable after each May 15 beginning with the May 15 following the date of this Indenture, and in any event prior to July 15 of each calendar year, the Trustee shall mail to each Holder a brief report dated as of such May 15 that complies with TIA ss. 313(a); provided, however, that no such report need be transmitted if none of the events enumerated in TIA ss. 313(a) have occurred. The Trustee also shall comply with TIA ss. 313(b) and transmit by mail all reports required by TIA ss. 313(c).

         A copy of each report at the time of its mailing to Holders shall be filed with the Commission if required by law and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

         SECTION 7.7. Compensation and Indemnity. The Company shall pay to the Trustee from time to time such compensation as shall be agreed to in writing between the Company and the Trustee for all services rendered by it hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall promptly reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, costs of preparing and reviewing reports, certificates and other documents, costs of preparation and mailing of notices to the Holders and reasonable costs of counsel retained by the Trustee in connection with the delivery of an Opinion of Counsel or otherwise, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, consultants, counsel, accountants and experts. The Company shall indemnify the Trustee and its officers, directors, stockholders, agents and employees against any and all loss, liability or expense (including reasonable attorneys' fees) incurred by it in connection with the administration of this trust and the performance of its duties hereunder, including the costs and expenses of enforcing this Indenture (including this Section 7.7) and of defending itself against any claims (whether asserted by any Holder, the Company or otherwise). The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own wilful misconduct, negligence or bad faith.

         To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities. The Trustee's right to receive payment of any amounts due under this
Section 7.7 shall not be subordinate to any other liability or indebtedness of the Company, other than Senior Indebtedness, and the Company shall not enter into any agreement with any third party (other than holders of Senior
Indebtedness or their Representative) in which the rights of the Trustee to receive payment pursuant to this Section 7.7 are subordinated or are attempted to be subordinated.

         The Company's payment obligations pursuant to this Section shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.1(f) or (g) with respect to the Company, the expenses are intended to constitute expenses of administration under any Bankruptcy Law.

         SECTION 7.8. Replacement of Trustee. The Trustee may resign at any time by so notifying the Company. The Holders of a majority in outstanding principal amount of the Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:

         (a)  the Trustee fails to comply with Section 7.10;

         (b) the Trustee is adjudged bankrupt or insolvent under any Bankruptcy Law;

         (c)  a Custodian takes charge of the Trustee or its property; or

         (d) the Trustee otherwise becomes incapable of acting.

         If the Trustee resigns or is removed by the Company or by the Holders of a majority in outstanding principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Upon receipt of such acceptance by the retiring Trustee, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.7.

         If a successor Trustee does not take office within sixty (60) days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of ten percent (10%) in outstanding principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         Notwithstanding the replacement of the Trustee pursuant to this Section, the Company's obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

         SECTION 7.9. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

         In case at the time such successor or successors by merger, conversion, consolidation or transfer to the Trustee shall succeed to the trusts created by this Indenture, any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

         SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA ss. 310(a). The Trustee shall have a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA ss. 310(b); provided, however, that there shall be excluded from the operation of TIA ss. 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA ss. 310(b)(1) are met.

         SECTION 7.11. Preferential Collection of Claims Against Company. The Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated.

                                  ARTICLE VIII

                       Discharge of Indenture; Defeasance

         SECTION 8.1. Discharge of Liability on Securities. (a) The Company may terminate its obligations under the Securities and this Indenture, except those obligations referred to in Section 8.1(b), if all Securities previously authenticated and delivered (other than destroyed, lost or stolen Securities which have been replaced or paid or Securities for whose payment money has theretofore been deposited with the Trustee or the Paying Agent in trust or segregated and held in trust by the Company and thereafter repaid to the Company, as provided in Section 8.5) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder, or if:

         (i) either (A) pursuant to Article III, the Company shall have given notice to the Trustee and mailed a notice of redemption to each Holder of the redemption of all of the Securities under arrangements satisfactory to the Trustee for the giving of such notice or (B) all Securities have otherwise become due and payable hereunder;

         (ii) the Company shall have irrevocably deposited or caused to be deposited with the Trustee or a trustee satisfactory to the Trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust solely for the benefit of the Holders for that purpose, money in such amount as is sufficient without consideration of reinvestment of such money, to pay principal of, premium on, if any, and interest on the outstanding Securities to maturity or redemption, as the case may be; provided that the Trustee shall have been irrevocably instructed to apply such money to the payment of said principal, premium, if any, and interest with respect to the Securities and, provided, further, that from and after the time of deposit, the money deposited shall not be subject to the rights of holders of Senior Indebtedness pursuant to the provisions of the Subordination Agreement;

         (iii) no Default or Event of Default with respect to this Indenture or the Securities shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company is a party or by which it is bound;

         (iv) the Company shall have paid all other sums payable by it hereunder; and

         (v) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent providing for the termination of the Company's obligations under the Securities and this Indenture have been satisfied. Such Opinion of Counsel shall also state that such satisfaction and discharge does not result in a default under the Bank Credit Agreement (if then in effect) or any other agreement or instrument then known to such counsel that binds or affects the Company.

         (b) Notwithstanding the foregoing paragraph, the Company's obligations in Sections 2.2, 2.5, 2.6, 2.7, 2.8, 4.1, 4.13, 4.14, 4.15, 4.17, 7.7, 8.4, 8.5
and 8.6 shall survive until the Securities are no longer outstanding pursuant to the last paragraph of Section 2.8. After the Securities are no longer outstanding, the Company's obligations in Sections 7.7, 8.4, 8.5 and 8.6 shall survive.

         After such delivery or irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Securities and this Indenture except for those surviving obligations specified above.

         SECTION 8.2. Legal Defeasance and Covenant Defeasance. (a) The Company may, at its option by resolution of its Board of Directors, at any time, elect to have either paragraph (b) or (c) below applied to all outstanding Securities upon compliance with the conditions set forth in Section 8.3.

         (b) Upon the Company's exercise under paragraph (a) hereof of the option applicable to this paragraph (b), the Company and the Subsidiary Guarantors, if any, shall, subject to the satisfaction of the conditions set forth in Section 8.3, be deemed to have been discharged from its obligations with respect to all outstanding Securities on the date the conditions set forth in Section 8.3 are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Securities, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.4 and the other Sections of this Indenture referred to in
(i) through (iv) below, and to have satisfied all its other obligations under such Securities and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), and the following provisions shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Securities to receive solely from the trust fund described in Sections 8.3 and 8.4, and as more fully set forth in such Sections, payments in respect of the principal of (and premium, if any, on) and interest on such Securities when such payments are due, (ii) the Company's obligations with respect to such Securities under
Article II and Section 4.13, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (iv) this Article. Provided all requisite written consents have been obtained under the Subordination Agreement and the Bank Credit Agreement, upon satisfaction of all of the conditions under Section 8.3, the Holders and any amounts deposited under Section 8.3 shall cease to be subject to any obligations to, or the rights of, any holder of Senior Indebtedness or Guarantor Senior Indebtedness under the Subordination Agreement or otherwise. Subject to compliance with this Article, the Company may exercise its option under this paragraph (b) notwithstanding the prior exercise of its option under paragraph
(c) hereof.

         (c) Upon the Company's exercise under paragraph (a) hereof of the option applicable to this paragraph (c), the Company shall, subject to the satisfaction of the conditions set forth in Section 8.3 hereof, be released from its obligations under the covenants contained in Sections 4.2 through 4.12 and
Article V with respect to the outstanding Securities on and after the date the conditions set forth in Section 8.3 are satisfied (hereinafter, "Covenant Defeasance"), and the Securities shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of the Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Securities shall not be deemed outstanding for accounting purposes). Provided all requisite written consents have been obtained under the Subordination Agreement and the Bank Credit Agreement, upon satisfaction of all of the conditions under Section 8.3, the Holders and any amounts deposited under Sections 8.3 and 8.4 hereof shall cease to be subject to any obligations to, or the rights of, any holder of Senior Indebtedness or Guarantor Senior Indebtedness under the Subordination Agreement or otherwise. For this purpose, such Covenant Defeasance means that, with respect to the outstanding

Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1(c) hereof, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby.

         SECTION 8.3. Conditions to Defeasance. The Company may exercise its Legal Defeasance option or its Covenant Defeasance option only if:

         (a) the Company irrevocably deposits with the Trustee, in trust, for the benefit of the Holders cash in U.S. dollars, non-callable U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay the principal of, premium, if any, and interest on the Securities on the stated date for payment thereof or on the applicable redemption date, as the case may be; provided that the Trustee shall have received an irrevocable written order from the Company instructing the Trustee to apply such cash in U.S. dollars or the proceeds of such U.S. Government Obligations to said payments with respect to the Securities;

         (b) in the case of a Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

         (c) in the case of a Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such Covenant Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

         (d) no Default or Event of Default or event which with notice or lapse of time or both would become a Default or an Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default with respect to this Indenture resulting from the incurrence of Indebtedness, all or a portion of which will be used to defease the Securities concurrently with such incurrence) or insofar as Sections 6.1(f) and 6.1(g) hereof are concerned, at any time in the period ending on the ninety-first (91st) day after the date of such deposit;

         (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under this Indenture or any other material agreement or instrument to which the Company or any Subsidiary thereof is a party or by which the Company or any Subsidiary thereof is bound (including, without limitation, the Subordination Agreement and the Bank Credit Agreement);

         (f) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

         (g) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities and this Indenture as contemplated by this Article have been complied with;

         (h) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that (i) the trust funds will not be subject to any rights of holders of Indebtedness of the Company other than the Securities and (ii) assuming no intervening bankruptcy of the Company between the date of deposit and the ninety- first (91st) day following the deposit and that no Holder is an insider of the Company, after the ninety-first (91st) day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; and

         (i) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940.

         Before  or  after  a  deposit,   the  Company  may  make   arrangements
satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article III.

         SECTION 8.4. Application of Trust Money. The Trustee or the Paying Agent shall hold in trust U.S. Legal Tender or U.S. Government Obligations deposited with it pursuant to this Article, and shall apply the deposited U.S. Legal Tender and the money from U.S. Government Obligations in accordance with this Indenture to the payment of principal of, premium, if any, and interest on the Securities. The Trustee shall be under no obligation to invest said U.S. Legal Tender or U.S. Government Obligations except as it may agree with the Company.

         The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Legal Tender or U.S. Government Obligations deposited pursuant to Section 8.3 hereof or the principal, premium, if any, and interest received in respect



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                                                                              66

thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Securities.

         Anything in this Article to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the Company's request any U.S. Legal Tender or U.S. Government Obligations held by it as provided in
Section 8.3 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

         SECTION 8.5. Repayment to Company or the Subsidiary Guarantors. Subject to this Article, the Trustee and the Paying Agent shall promptly pay to the Company, or if deposited with the Trustee by any Subsidiary Guarantor, to such Subsidiary Guarantor, upon request (a) any excess U.S. Legal Tender or U.S. Government Obligations held by them at any time and thereupon shall be relieved from all liability with respect to such money and (b) any money held by them for the payment of principal or interest that remains unclaimed for two years; provided that, in the case of clause (b), the Trustee or such Paying Agent, before being required to make any payment, may at the expense of the Company cause to be published once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein which shall be at least thirty (30) days from the date of such publication or mailing any unclaimed balance of such money then remaining will be repaid to the Company or such Subsidiary Guarantor. After payment to the Company or such Subsidiary Guarantor, as the case may be, the Holders entitled to such money must look to the Company for payment as general creditors unless an applicable law designates another Person.

         SECTION 8.6. Reinstatement. If the Trustee or the Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with this Article by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities (and each Subsidiary Guarantor's obligations under a Guarantee) shall be revived and reinstated as though no deposit had occurred pursuant to this Article until such time as the Trustee or the Paying Agent is permitted to apply all such U.S. Legal Tender or U.S. Government Obligations in accordance with this Article; provided that if the Company or any such Subsidiary Guarantor, as the case may be, has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company or any such Subsidiary Guarantor, as the case may be, shall be subrogated to the rights of the Holders of such Securities to receive such payment from the U.S. Legal Tender or U.S. Government Obligations held by the Trustee or the Paying Agent.

         SECTION 8.7. Release of Lien. Upon compliance with this Article VIII and upon a written request signed in the name of the Company by an officer of the Company with actual authority to bind the Company on such matters, delivered to the Trustee and authorized by a Board Resolution, the Lien created hereby and by the Security Documents shall cease and be released and discharged (except with respect to U.S. Legal Tender or U.S. Government

Obligations deposited pursuant to this Article VIII and held pursuant to Section 8.4) and the Trustee shall, at the expense of the Company, execute and deliver a statement and such other instruments of release and discharge as may be necessary and shall pay, assign, transfer and deliver to the Company all cash, securities and other personal property then held by it hereunder as a part of the Collateral.

         SECTION 8.8. Indemnity for Government Obligations. The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against U.S. Government Obligations deposited with the Trustee pursuant hereto or the principal and interest received on such U.S. Government Obligations.

                                   ARTICLE IX

                                   Amendments

         SECTION 9.1. Without Consent of Holders. The Company and the Trustee may amend this Indenture, the Securities, any Guarantee, any Security Document or the Subordination Agreement without notice to or consent of any Holder:

         (a) to cure any ambiguity, omission, defect or inconsistency; provided that such amendment does not in the opinion of the Trustee, adversely affect the rights of any Holder in any material respect;

         (b)  to comply with Article V;

         (c) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in
Section 163(f)(2)(B) of the Code;

         (d) to make any change in the Subordination Agreement that would limit or terminate the benefits of any holder of Senior Indebtedness or Guarantor Senior Indebtedness (or Representatives therefor) under the Subordination Agreement;

         (e) to add Guarantees with respect to the Securities or to provide additional security for the Securities;

         (f) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

         (g) to comply with any requirements of the Commission in connection with qualifying this Indenture under the TIA;

         (h) to make any change that does not adversely affect the rights of any Holder;


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                                                                              68

         (i) to provide for the issuance of the Exchange Notes, which will have terms substantially identical in all material respects to the Initial Notes (except that the transfer restrictions contained in the Initial Notes will be modified or eliminated, as appropriate), and which will be treated, together with any outstanding Initial Notes, as a single issue of securities; or

         (j) to correct or amplify the description of any assets subject to any Security Document or to subject additional assets to any Security Document.

         An amendment under this Section may not make any change that adversely affects the rights under the Subordination Agreement of any holder of Senior Indebtedness or Guarantor Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness or Guarantor Senior Indebtedness (or any group or representative thereof authorized to give a consent) consent in a signed writing to such change.

         After an amendment under this Section becomes effective, the Company shall mail to the Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

         SECTION 9.2. With Consent of Holders. The Company and the Trustee may amend this Indenture, the Securities, any Guarantee, any Security Document or the Subordination Agreement without notice to any Holder but with the written consent of the Holders of at least a majority in outstanding principal amount of the Securities. However, without the consent of each Holder affected, an amendment may not:

         (a) reduce the amount of Securities whose Holders must consent to an amendment;

         (b) reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any Security;

         (c) reduce the principal of or change or have the effect of changing the Stated Maturity of any Security, or change the date on which any Securities may be subject to redemption or repurchase, or reduce the redemption or repurchase price therefor;

         (d) make any Security payable in money other than that stated in the Security;

         (e) make any change in provisions of this Indenture protecting the right of each Holder to receive payment of principal of, premium, if any, and interest on such Security on or after the due date thereof or to bring suit to enforce such payment, or permitting holders of a majority in outstanding principal amount of the Securities to waive Defaults or Events of Default (other than Defaults or Events of Default with respect to the payment of principal of, premium, if any, or interest on the Securities);
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                                                                              69

         (f) modify the Subordination Agreement to affect the ranking of the Securities or the priority of the claims of the Holders in and to the Collateral in a manner adversely affecting the Holders in any material respect; or

         (g) release any Subsidiary Guarantor that is a Significant Subsidiary of the Company from any of its obligations under its Guarantee or this Indenture otherwise than in accordance with the terms of this Indenture.

         It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

         An amendment under this Section may not make any change that adversely affects the rights under the Subordination Agreement of any holder of Senior Indebtedness or Guarantor Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness or Guarantor Senior Indebtedness (or any group or representative thereof authorized to give a consent) consent in a signed writing to such change.

         After an amendment under this Section becomes effective, the Company shall mail to the Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

         SECTION 9.3. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

         SECTION 9.4. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives a notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (a) through (h) of Section 9.2, in which case, the amendment or waiver shall bind only each Holder who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder; provided that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of, premium, if any, and interest on a Security, on or after the respective due dates expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

         The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall become valid or effective more than 120 days after such record date.

         SECTION 9.5. Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Trustee may require the Holder of such Security to deliver it to the Trustee. The Trustee may place an appropriate notation on such Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for such Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

         SECTION 9.6. Trustee To Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.1) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.


                                    ARTICLE X

                               Security Documents

         SECTION 10.1.  Collateral and Security Documents.

         (a) In order to secure the due and punctual payment of the Securities, the Company, each Subsidiary Guarantor and the Trustee have entered into or will enter into, as the case may be, the Security Documents to create the security interests thereunder and for related matters. The Trustee, the Company and each Subsidiary Guarantor hereby agree that the Trustee holds the Collateral in trust for the benefit of the Holders and the Trustee pursuant to the terms of the Security Documents, in each case pursuant to the terms of this Indenture and the Security Documents, and the Company and the Subsidiary Guarantors, pursuant to this Indenture and the Security Agreements, hereby grant to the Trustee, for the benefit of the Holders, a security interest in the Collateral.

         (b) Each Holder, by accepting a Security, agrees to all of the terms and provisions of the Security Documents, as the same may be amended from time to time pursuant to the provisions of the Security Documents and this Indenture.

         (c) The Trustee and each Holder, by accepting a Security, acknowledge that, as more fully set forth in the Security Documents and the Subordination Agreement, all Liens and rights of the holders of the Senior Indebtedness and the Representative (if any) of such holders in and to the Collateral and remedies thereagainst are senior in priority to the Liens and rights of the Holders and the Trustee, on behalf of the Holders, in and to the Collateral and the remedies thereagainst.

         (d) As amongst the Holders, the Collateral as now or hereafter constituted shall be held for the equal and ratable benefit of the Holders without preference, priority or distinction of any thereof over any other by reason of difference in time of issuance, sale or otherwise, as security for the Securities.

         SECTION 10.2.  Recording, Deposit of Pledged Securities, etc.

         The Company shall furnish to the Trustee:

         (a) promptly after the execution and delivery of each of the Security Documents or other instrument of further assurance, an Opinion of Counsel stating that, in the opinion of such Counsel, the Security Documents and other instruments of further assurance have been properly recorded, endorsed, registered and filed, or have been received for record, registration or filing, to the extent necessary to make effective the Lien intended to be created by the Security Documents, and reciting the details of such action or stating that, in the Opinion of such Counsel no such action is necessary to make such Liens effective; and

         (b) within thirty (30) days after December 31 in each year beginning with the year 1998, an Opinion of Counsel, dated as of such date, either stating that, in the opinion of such Counsel, such action has been taken with respect to the recording, registering, filing, rerecording, re-registering and re-filing of the Security Documents, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Lien of the Security Documents and reciting the details of such action, or stating that, in the Opinion of Counsel, no such action is necessary to maintain such Lien.

         SECTION 10.3.  Disposition of Inventory and Accounts Without Release.

         (a) Notwithstanding the provisions of Section 10.4, the Company and each Subsidiary Guarantor, as the case may be, may without any release or consent by the Trustee, sell, exchange or otherwise dispose of Inventory and Accounts (as defined in the Security Agreements) in the ordinary course of the Company's or such Subsidiary Guarantor's business. Notwithstanding the foregoing and the terms of the Security Agreements, the Company's right to rely upon this paragraph (a) for each six-month period beginning on January 1 and July 1 (a "Six-Month Period") shall be conditioned upon the Company delivering to the Trustee and the Trustee, within thirty (30) days following the end of such Six-Month Period, an Officers' Certificate to the effect that all sales, exchanges or other dispositions of Inventory and Accounts by the Company or any Subsidiary Guarantor, as the case may be, during such Six-Month Period were in the ordinary course of the Company's or such Subsidiary Guarantor's business and that all proceeds therefrom were used by the Company or such Subsidiary Guarantor in connection with its business or to make other cash payments permitted by this Indenture.

         (b) In the event that the Company or any of its Subsidiaries has sold, exchanged or otherwise disposed of or proposes to sell, exchange or otherwise dispose of any item of Inventory or Accounts which under the provisions of this
Section 10.3 may be sold, exchanged or otherwise disposed of by the Company or such Subsidiary without any release or consent of the Trustee, and the Company requests the Trustee to furnish a written disclaimer, release or quitclaim of any interest in such property under this Indenture and the Security Documents, the Trustee shall execute such an instrument upon delivery to the Trustee of (i) an Officers' Certificate reciting the sale, exchange or other disposition made or proposed to be made, describing in reasonable detail the property affected thereby, and stating that such property may be sold, exchanged or otherwise disposed of by the Company or such Subsidiary without any release or consent of the Trustee in compliance with the provisions of this Section 10.3 and (ii) an Opinion of Counsel to the effect that the sale, exchange or other disposition made or proposed to be made by the Company or such Subsidiary is in compliance with the provisions of this Section 10.3.

         (c) Any release of Collateral made in compliance with the provisions of this Section 10.3 shall be deemed not to impair the Liens granted pursuant to the terms of the Security Documents and this Indenture in contravention of the provisions of this Indenture.

         SECTION 10.4.  Release of Collateral.

         To the extent applicable, without limitation, the Company and each obligor on the Securities shall cause TIA ss. 314(d) relating to the release of property or securities from the Liens of the Security Documents to be complied with.

         SECTION 10.5.  Trust Indenture Act Requirements.

         The release of any Collateral from the terms of any of the Security Documents or the release, in whole or in part, of the Liens created by any of the Security Documents, will not be deemed to impair the Liens pursuant to the terms of the Security Documents and this Indenture in contravention of the provisions of this Indenture if and to the extent the Collateral or Liens are released pursuant to, and in accordance with, the applicable Security Documents and pursuant to, and in accordance with, the terms hereof, or are released as required by the Subordination Agreement. As set forth in Section 10.4, to the extent applicable, without limitation, the Company and each obligor on the Securities shall cause TIA ss. 314(d) relating to the release of property or securities from the Liens of the Security Documents to be complied with. Any certificate or opinion required by TIA ss. 314(d) may be made by two Officers who are knowledgeable about the fair value of the subject matter of such certificate or opinion, except in cases which Trust Indenture Act ss. 314(d) requires that such certificate or opinion be made by an independent person.

         SECTION 10.6.  Suits to Protect the Collateral.

         Subject to the provisions of the Security Documents, the Trustee shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Security Documents or this Indenture and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Liens granted pursuant to the terms of the Security Documents and this Indenture or be prejudicial to the interests of the Holders or the Trustee).

         SECTION 10.7.  Determinations Relating to Collateral.

         In the event (a) the Trustee shall receive any written request from the Company or a Subsidiary Guarantor under any Security Document for consent or approval with respect to any matter or thing relating to any Collateral or the Company's or such Subsidiary Guarantor's obligations with respect thereto or (b) there shall be due to or from the Trustee under the provisions of any Security Document any material performance or the delivery of any material instrument or
(c) the Trustee shall become aware of any nonperformance by the Company or a Subsidiary Guarantor of any covenant or any breach of any representation or warranty of the Company or such Subsidiary Guarantor set forth in any Security Document, then, in each such event, the Trustee shall be entitled to hire experts, consultants, agents and attorneys to advise the Trustee on the manner in which the Trustee should respond to such request or render any requested performance or respond to such nonperformance or breach. The Trustee shall be fully protected in the taking of any action recommended or approved by any such expert, consultant, agent or attorney or agreed to by the Holders of a majority in outstanding principal amount of the Securities pursuant to Section 6.5.

         SECTION 10.8.  Impairment of Security Interests.

         The Company will not, and will not permit any of its Restricted Subsidiaries to, take or omit to take any action which might or would have the result of affecting or impairing the Liens granted pursuant to the terms of the Security Documents and this Indenture with respect to the Collateral in contravention of this Indenture, unless required or permitted under the
Subordination Agreement, and the Company shall not (and shall cause its Restricted Subsidiaries not to) grant to, or suffer to exist in favor of, any Person (other than the Trustee, the holders of the Senior Indebtedness and any Representative of such holders) any interest whatsoever in the Collateral except as permitted by the Security Documents or this Indenture. The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any agreement or instrument that by its terms expressly requires that the proceeds received from the sale of any Collateral be applied to repay, redeem or otherwise retire any Indebtedness of any Person other than the Senior Indebtedness (whether or not the amount repaid is subsequently re-lent to the Company or any Subsidiary thereof) as set forth in this Article and in the Security Documents.

                                   ARTICLE XI

                               Ancillary Documents

         SECTION 11.1.  Security Documents and Guarantees.

         The parties hereto acknowledge that simultaneously with the execution hereof, the Security Documents and the Guarantees are being entered into, to provide additional security for the Securities. Each Holder, by accepting a Security, agrees to all of the terms and provisions of the Security Documents and the Guarantees, as the same may be amended from time to time pursuant to the provisions thereof and this Indenture.

         SECTION 11.2.  Subordination Agreement.

         The parties hereto further acknowledge that simultaneously with the execution hereof, the Trustee and the holders of the Senior Indebtedness are entering into the Subordination Agreement, dated the date hereof, between the Trustee, for itself in that capacity and on behalf of the Holders, and the holder of the Senior Indebtedness on the Issue Date in the form of Exhibit K, acknowledged and agreed to by the Company and the Subsidiary Guarantors, which sets forth the relative rights of the Trustee and the Holders, on the one hand, and such holder of the Senior Indebtedness, on the other hand, as to the priority of payment of the Senior Indebtedness over the Securities and related obligations, the priority of the Liens and rights in and to the Collateral in favor of such holder of Senior Indebtedness over the Liens and rights in and to the Collateral in favor of the Trustee and the Holders, and certain limitations on the rights and remedies of the Trustee and the Holders and related requirements. Each Holder, by accepting a Security, agrees to all of the terms and provisions of the Subordination Agreement, as the same may be amended from time to time pursuant to the provisions thereof and this Indenture. Without limiting the foregoing, each Holder, by accepting a Security, acknowledges and agrees that its rights to payment of the obligations evidenced by the Securities and the Guarantees are subordinated in favor of the Senior Indebtedness, that its and the Trustee's Liens and rights in and to the Collateral are subordinated in priority to the Liens and rights in and to the Collateral in favor of the holders of the Senior Indebtedness, and that other rights and remedies of such Holder and the Trustee are subject to certain limitations and related requirements, as provided in the Subordination Agreement, and further agrees that the Trustee is irrevocably authorized and directed to execute, deliver and perform the Subordination Agreement in accordance with its terms. The Trustee agrees that in the event of any conflict between this Indenture and the Subordination Agreement, the provisions of the Subordination Agreement shall control. In the event that the Senior Indebtedness existing on the Issue Date is refunded or refinanced such that the holder of the Senior Indebtedness on the Issue Date is no longer the holder of the Senior Indebtedness, then the Trustee shall enter into an intercreditor and subordination agreement or a supplemental indenture, in either case substantially on the terms and conditions contained in Exhibit K. The provisions of this Section shall be expressly for the benefit of the holders of the Senior Indebtedness (without thereby limiting any other provisions of this Indenture or elsewhere provided for their benefit).

                                   ARTICLE XII

                                  Miscellaneous

         SECTION 12.1. Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

         if to the Company:

         London Fog Industries, Inc.
         1332 Londontown Boulevard
         Eldersburg, Maryland 21784
         Attention:  Edward M. Krell

         with a copy to:

         London Fog Industries, Inc.
         8 West 40th Street
         New York, New York  10018
         Attention:  Stuart B. Fisher, Esq.

         if to the Trustee:

         IBJ Schroder Bank & Trust Company
         One State Street
         New York, New York  10004
         Attention:  Corporate Trust Administration

         The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

         Any notice or communication mailed to a Holder shall be mailed to such Holder at such Holder's address as it appears on the Register and shall be sufficiently given if so mailed within the time prescribed.

         Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

         SECTION 12.2. Communication by Holders with other Holders. Holders may communicate pursuant to TIA ss. 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

         SECTION 12.3. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the
Trustee:

         (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

         (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

         SECTION 12.4. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

         (a) a statement that the individual making such certificate or opinion has read such covenant or condition;

         (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

         (c) a statement that, in the opinion of such individual, such individual has made such examination or investigation as is necessary to enable such individual to express an informed opinion as to whether or not such covenant or condition has been complied with; and

         (d) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

         SECTION 12.5. When Securities Disregarded. In determining whether the Holders of the required principal amount of the Securities have concurred in any direction, waiver or consent, the Securities owned by the Company or any Affiliate thereof shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

         SECTION 12.6. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.

         SECTION 12.7. Legal Holidays. A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York or in the state in which the corporate trust office of the Trustee is located. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday. If a regular record date is a Legal Holiday, the record date shall not be affected.

         SECTION 12.8. Governing Law. This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby. Each of the parties hereto agrees to submit to the jurisdiction of the Courts of the State of New York and the courts of the United States of America for the Southern District of New York, in each case sitting in the borough of Manhattan, and waives any objection as to venue or forum non conveniens.

         SECTION 12.9. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

         SECTION 12.10. Successors. All agreements of the Company and the Subsidiary Guarantors in this Indenture and the Securities shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

         SECTION 12.11. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

         SECTION 12.12. Variable Provisions. The Company initially appoints the Trustee as Paying Agent and Registrar and Securities Custodian with respect to any Global Securities.

         SECTION 12.13. Qualification of Indenture. The Company shall qualify this Indenture under the TIA in accordance with the terms and conditions of the Registration Statement and the Master Restructuring Agreement and shall pay all reasonable costs and expenses (including attorneys' fees for the Company, the Trustee and the Holders) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of this Indenture and the Securities and printing this Indenture and the Securities. The Trustee shall be entitled to receive from the Company any such Officers' Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the TIA.

         SECTION 12.14. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

         SECTION 12.15. Severability. In case any provision in or obligation under this Indenture shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction shall not in any way be affected or impaired thereby.

         SECTION 12.16. The Trustee. Where this Indenture provides that action may be taken by the Trustee, such action may be taken by either the Trustee or a Trust Officer. Where this Indenture provides that notices be given to or a delivery (or some other action) is to be to the Trustee, it is sufficient to give such notice or make such delivery to the Trustee. Where applicable state law prohibits the Trustee from acting, this Indenture shall be interpreted as if the Trust Officer were the only Trustee.

         SECTION 12.17. Nonrecourse. The obligations of the Trustee hereunder are undertaken solely in its capacity as Trustee under the Indenture. The
Company agrees and acknowledges that the Company shall have no recourse hereunder to either the Trustee or any Trust Officer except in their capacities as Trustees under this Indenture.

         SECTION 12.18. Counterparts. This Indenture may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same Indenture.

                                                                             79
         IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                                       Company:
                                       --------


                                       LONDON FOG INDUSTRIES INC.

                                       By:
                                          ------------------------------
                                          Edward M. Krell
                                          Chief Financial Officer

                                       Trustee:
                                       --------

                                       IBJ SCHRODER BANK & TRUST COMPANY,
                                       not in its individual capacity, but
                                       solely as Trustee

                                       By:
                                          ------------------------------
                                          Stephen J. Giurlando
                                          Assistant Vice President

                                                                     EXHIBIT A-1


                                     FORM OF
                                 TEMPORARY NOTE

                  THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

                  THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY, ANY GUARANTOR OR ANY AFFILIATE OF THE COMPANY OR ANY GUARANTOR WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) AND (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH CASE, ONLY IF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE COMPANY AND THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, ACKNOWLEDGES AND AGREES THAT ITS RIGHTS TO PAYMENT OF THE INDEBTEDNESS EVIDENCED HEREBY AND ITS AND THE TRUSTEE'S SECURITY INTERESTS AND RIGHTS IN THE COLLATERAL AND THE GUARANTEES THEREFOR, AND OTHER RIGHTS AND REMEDIES OF SUCH HOLDER AND THE TRUSTEE ARE SUBJECT AND SUBORDINATE TO THE RIGHTS TO PAYMENT OF THE HOLDERS OF THE SENIOR INDEBTEDNESS, AND THE SECURITY INTERESTS IN THE COLLATERAL THEREFOR, AND OTHER RIGHTS AND REMEDIES OF THE HOLDERS OF THE SENIOR INDEBTEDNESS.

                           LONDON FOG INDUSTRIES, INC.

No. __                                              Principal Amount $__________


                      10% Senior Subordinated Note due 2003

                  London Fog Industries, Inc., a Delaware corporation, promises to pay to _____________________, or registered assigns, the principal sum of _____________________________________________ Dollars on February 27, 2003.

                  Scheduled Interest Payment Dates:  March 1 and September 1.

                  Record Dates:  February 15 and August 15.

                  Additional provisions of this Security are set forth on the other side of this Security.

                  IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers and a facsimile of its corporate seal to be affixed hereto and imprinted hereon.

Dated:                                          LONDON FOG INDUSTRIES, INC.
      ---------------------------


                                                By:
                                                   ----------------------------
                                                   Edward M. Krell
                                                   Chief Financial Officer

                                                By:
                                                   ----------------------------
                                                   Stuart B. Fisher
                                                   Secretary

TRUSTEE'S CERTIFICATE OF
  AUTHENTICATION

IBJ SCHRODER BANK & TRUST COMPANY,
as Trustee, certifies that this
is one of the Securities referred to in the Indenture.

By:
   --------------------------------
    Authorized Signatory

                      10% Senior Subordinated Note due 2003

1.       Interest

                  London Fog Industries, Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above.

                  The Company will pay interest semiannually on March 1 and September 1 of each year, commencing September 1, 1998. Interest on the Securities will accrue from the most recent date to which interest has been paid on the Securities or, if no interest has been paid, from February 27, 1998. The Company shall pay interest on overdue principal or premium, if any, and interest at the rate borne by the Securities to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.       Method of Payment

                  By at least 10:00 a.m. (New York City time) on the date on which any principal of or interest on any Security is due and payable, the Company shall irrevocably deposit with the Trustee or the Paying Agent money sufficient to pay such principal, premium, if any, and/or interest. The Company will pay interest (except defaulted interest) to the Persons who are registered Holders at the close of business on the February 15 or August 15 immediately preceding the interest payment date even if the Securities are cancelled, repurchased or redeemed after the record date and on or before the interest payment date. Holders must surrender the Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and interest by check payable in such money. It may mail an interest check to a Holder's registered address.

3.       Paying Agent and Registrar

                  Initially, IBJ Schroder Bank & Trust Company, a New York banking corporation (the "Trustee"), will act as the Paying Agent and the Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice to any Holder. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as the Paying Agent, the Registrar or co-registrar.

4.       Indenture

                  The Company issued the Securities under an Indenture dated as of February 27, 1998 (as it may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the "Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Holders are referred to the Indenture and the Act for a statement of those terms.

                  The Securities are secured senior subordinated obligations of the Company limited to $100 million aggregate principal amount (subject to
Section 2.7 of the Indenture). This Security is the Temporary Note referred to in the Indenture. The Securities include the Temporary Note, the Initial Notes issued in exchange for the Temporary Note pursuant to the Indenture, and any Exchange Notes issued in exchange for the Initial Notes pursuant to the Indenture and the Registration Statement. The Temporary Note, the Initial Notes and the Exchange Notes are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the incurrence of Indebtedness by the Company and its Restricted Subsidiaries, the payment of dividends and other distributions on the Capital Stock of the Company and its Restricted Subsidiaries, the purchase or redemption of Capital Stock of the Company and Capital Stock of such Restricted Subsidiaries, the sale or transfer of assets and Capital Stock of Restricted Subsidiaries, the investments of the Company, its Subsidiaries and transactions with Affiliates, Liens, dividends and other payment restrictions affecting Subsidiaries, incurrence of senior subordinated Indebtedness senior to the Securities, preferred stock of Subsidiaries, future guarantees and conduct of business. In addition, the Indenture limits the ability of the Company and its Restricted Subsidiaries to restrict distributions and dividends from Restricted Subsidiaries.

                  To guarantee the due and punctual payment of the principal, premium, if any, and interest on the Securities and all other amounts payable by the Company under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Subsidiary Guarantors will have, jointly and severally, unconditionally guaranteed such obligations on a senior subordinated basis pursuant to the terms of the Indenture and the Guarantees.

5.       Optional Redemption

                  The Securities will be redeemable, at the Company's option, in whole or in part, upon not less than thirty (30) nor more than sixty (60) days' prior notice mailed by first class mail to each Holder's registered address, at the following redemption prices (expressed as percentages of principal amount) if redeemed during the twelve month period commencing on February 27 of the year set forth below plus, in each case, accrued and unpaid interest to the redemption date

(subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date):

         Year                                                          Redemption Price
         ----                                                          ----------------

         1998......................................................................105%
         1999......................................................................105%
         2000......................................................................105%
         2001......................................................................103%
         2002......................................................................101%

6.       Notice of Redemption

                  Notice of redemption will be mailed at least thirty (30) days but not more than sixty (60) days before the redemption date to each Holder to be redeemed at such Holder's registered address. If fewer than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata or by lot or by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee considers fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances.

7.       Option of Holder to Elect Purchase

                  Upon a Change of Control Triggering Event, any Holder will have the right to require that the Company purchase all or a portion of such Holder's Securities pursuant to the Indenture at a purchase price equal to 101% of the principal amount thereof plus accrued interest to the date of repurchase as provided in, and subject to the terms of, the Indenture.

                  Under certain circumstances, in the event the Net Cash Proceeds received by the Company or a Restricted Subsidiary from an Asset Sale are not used (a) to prepay any Senior Indebtedness or Guarantor Senior Indebtedness, whether or not the amount prepaid is subsequently re-lent, and, in the case of any Senior Indebtedness under any revolving credit facility, whether or not there is a permanent reduction in the availability under such revolving credit facility, (b) to reinvest in Productive Assets or (c) a combination of prepayment and investment permitted by the foregoing clauses (a) and (b), then such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date shall be applied by the Company or such Restricted Subsidiary to make an offer to purchase on a date not less than thirty (30) nor more than forty-five (45) days following the applicable Net Proceeds Offer Trigger Date from all Holders on a pro rata basis that amount of Securities equal to the Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the Securities to be purchased, plus accrued and unpaid interest thereon.

8.       Subordination

                  The Securities and Guarantees are subordinated in right of payment to the Senior Indebtedness. To the extent provided in the Indenture and the Subordination Agreement, the Senior Indebtedness must be paid before the Securities may be paid. The security interests in the Collateral securing the Securities and the Guarantees are subordinate in priority to the security interests in the Collateral securing the Senior Indebtedness and the rights and remedies of the Trustee and the Holders are subject to the limitations and requirements for the benefit of the holders of the Senior Indebtedness as set forth in the Subordination Agreement. The Company agrees, and each Holder by accepting a Security agrees, to the subordination provisions contained in the Indenture and the Subordination Agreement and authorizes the Trustee to give them effect and appoints the Trustee as attorney-in-fact for such purpose.

9.       Denominations; Transfer; Exchange

                  The Securities are in registered form without coupons in denominations of principal amount of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Security for a period beginning (a) fifteen (15) Business Days before the mailing of a notice of an offer to repurchase or redeem Securities and ending at the close of business on the day of such mailing or (b) fifteen (15) Business Days before an interest payment date and ending on such interest payment date.

10.      Persons Deemed Owners

                  The registered holder of this Security may be treated as the owner of it for all purposes.

11.      Unclaimed Money

                  If money for the payment of principal or interest remains unclaimed for two (2) years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

12.      Defeasance

                  Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations for the payment of principal of, premium, if any, and interest on the Securities to redemption or maturity, as the case may be.

13.      Amendment; Waiver

                  Subject to certain exceptions set forth in the Indenture, (a) the Indenture, the Securities, any Guarantee, any Security Document or the Subordination Agreement may be amended with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities and (b) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount of the outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article V of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to make any change in the Subordination Agreement to limit or terminate the benefits of any holder of Senior Indebtedness or Guarantor Senior Indebtedness thereunder, or to add guarantees with respect to the Securities or to provide additional security for the Securities, or to add additional covenants or surrender rights and powers conferred on the Company, or to comply with any request of the Commission in connection with qualifying the Indenture under the Act, or to make any change that does not adversely affect the rights of any Holder, or to provide for the issuance of the Exchange Notes, or to correct or amplify the description of any Collateral in the Security Documents.

14.      Defaults and Remedies

                  Under the Indenture, Events of Default include (a) default for thirty (30) days in payment when due of interest on the Securities; (b) default in payment of principal on the Securities at maturity, upon redemption pursuant to Section 3.1 of the Indenture and paragraph 5 of the Securities, upon required repurchase, upon declaration or otherwise; (c) failure by the Company to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (d) failure to pay at final maturity (giving effect to any applicable grace period and any extensions thereof) the principal amount of any Indebtedness of the Company or any Restricted Subsidiary of the Company (other than a Receivables Entity), or the acceleration of the final maturity of any such Indebtedness, if, in either case, the aggregate principal amount of any such Indebtedness, together with the principal amount of any such other Indebtedness in default for failure to pay principal at final maturity or which has been accelerated, aggregates $10 million or more at any time; (e) certain final, non-appealable judgments or decrees for the payment of money in excess of $10 million against the Company or any Significant Subsidiary; (f) certain events of bankruptcy or insolvency with respect to the Company or any Significant Subsidiary; and (g) any Guarantee by a Significant Subsidiary ceases to be in full force and effect (except as contemplated by the terms of the Indenture) or any Subsidiary Guarantor that is a Significant Subsidiary denies or disaffirms its obligations under the Indenture or its Guarantee. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in outstanding principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

                  Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in outstanding principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal or interest) if it determines that withholding notice is in their interest.

15.      Trustee Dealings with the Company

                  Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16.      No Recourse Against Others

                  A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

17.      Authentication

                  This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Security.

18.      Abbreviations

                  Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act).

19.      CUSIP Numbers

                  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to the Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

20.      Governing Law

                  This Security shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

                  The Company will furnish to any Holder upon written request and without charge to such Holder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to: London Fog Industries, Inc., 8 West 40th Street, New York, New York 10018, Attention:
Stuart B. Fisher, Esq.

                                 ASSIGNMENT FORM

               To assign this Security, fill in the form below:

               I or we assign and transfer this Security to

               ----------------------------------------------------
               ---------------------------------------------------
               ---------------------------------------------------
              (Print or type assignee's name, address and zip code)

               ---------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. No.)

         and irrevocably appoint              agent to transfer this Security on
         the books of the Company. The agent may substitute another to act for him.

Date:                                        Your Signature:
       --------------------                                  -------------------

Signature Guarantee:
                      ------------------------------
(Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.)

Sign exactly as your name appears on the other side of this Security.

In connection with any transfer or exchange of any of the Securities evidenced by this certificate occurring prior to the date that is two years after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate thereof, the undersigned confirms that such Securities are being:

CHECK ONE BOX BELOW:

         (1)   [ ] acquired for the undersigned's own account,  without transfer
                   (in   satisfaction  of  Section   2.6(a)(ii)(A)   or  Section
                   2.6(d)(i)(A) of the Indenture); or

         (2)   [ ] transferred to the Company; or

         (3) [ ] transferred pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

         (4) [ ] transferred pursuant to an effective registration statement under the Securities Act of 1933; or

         (5) [ ] transferred pursuant to and in compliance with Regulation S under the Securities Act of 1933; or

         (6) [ ] transferred to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933), that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter appears as Exhibit C to the Indenture); or

         (7) [ ] transferred pursuant to another available exemption from the registration requirements of the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (5), (6) or
(7) is checked, the Trustee or the Company may require, prior to registering any such transfer of the Securities, in their sole discretion, such legal opinions, certifications and other information as the Trustee or the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.

                                                 ------------------------------
                                                        Signature

Signature Guarantee:

-------------------------                        ------------------------------
                                                        Signature

(Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.)

------------------------------------------------------------

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

                  The following increases or decreases in this Global Security have been made:

            Amount of decrease in       Amount of increase in     Principal Amount of this          Signature of authorized  officer
Date of     Principal Amount of this    Principal Amount of this  Global Security following such    of Trustee or Securities
Exchange    Global Security             Global Security           decrease or increase              Custodian
--------    ---------------             ---------------           ------------------------------     ----------------------------



                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have this Security purchased by the Company pursuant to Section 4.6 or 4.8 of the Indenture, check the box:


                                      [ ]

                  If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.6 or 4.8 of the Indenture, state the amount in principal amount (must be integral multiple of $1,000): $

Date:            Your Signature
      ----------                --------------------------------------
                                 (Sign exactly as your name appears on the other side of the Security)

Signature Guarantee:
                     ---------------------------------------
(Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.)

                                                                     EXHIBIT A-2


                              FORM OF INITIAL NOTE

                               (Face of Security)

                           [Global Securities Legend]

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH
SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                         [Restricted Securities Legend]

     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

     THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY, ANY GUARANTOR OR ANY AFFILIATE OF THE COMPANY OR ANY GUARANTOR WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER

THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) AND (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH CASE, ONLY IF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE COMPANY AND THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, ACKNOWLEDGES AND AGREES THAT ITS RIGHTS TO PAYMENT OF THE INDEBTEDNESS EVIDENCED HEREBY AND ITS AND THE TRUSTEE'S SECURITY INTERESTS AND RIGHTS IN THE COLLATERAL AND THE GUARANTEES THEREFOR, AND OTHER RIGHTS AND REMEDIES OF SUCH HOLDER AND THE TRUSTEE ARE SUBJECT AND SUBORDINATE TO THE RIGHTS TO PAYMENT OF THE HOLDERS OF THE SENIOR INDEBTEDNESS, AND THE SECURITY INTERESTS IN THE COLLATERAL THEREFOR, AND OTHER RIGHTS AND REMEDIES OF THE HOLDERS OF THE SENIOR INDEBTEDNESS.

                           LONDON FOG INDUSTRIES, INC.

No. __                                           Principal Amount $_____________

                                                             CUSIP NO. _________

                      10% Senior Subordinated Note due 2003

     London Fog  Industries,  Inc., a Delaware  corporation,  promises to pay to
__________,     or     registered     assigns,     the    principal    sum    of
___________________________ Dollars on February 27, 2003.

     Scheduled Interest Payment Dates: March 1 and September 1.

     Record Dates: February 15 and August 15.

     Additional provisions of this Security are set forth on the other side of this Security.

     IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers and a facsimile of its corporate seal to be affixed hereto and imprinted hereon.

Dated:  March __, 1998                               LONDON FOG INDUSTRIES, INC.


                                                     By:
                                                        ------------------------
                                                          Name:
                                                          Title:

                                                     By:
                                                        ------------------------
                                                          Name:
                                                          Title:

TRUSTEE'S CERTIFICATE OF
  AUTHENTICATION

IBJ SCHRODER BANK & TRUST COMPANY,
not in its individual capacity, butsolely as Trustee, certifies that this is one of the Securities referred to in the Indenture.

By: ________________________________
    Authorized Signatory

                              (Reverse of Security)

                      10% Senior Subordinated Note due 2003

1.   Interest

     London Fog Industries, Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above.

     The Company will pay interest semiannually on March 1 and September 1 of each year, commencing September 1, 1998. Interest on the Securities will accrue from the most recent date to which interest has been paid on the Securities or, if no interest has been paid, from February 27, 1998. The Company shall pay interest on overdue principal or premium, if any, and interest at the rate borne by the Securities to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.   Method of Payment

     By at least 10:00 a.m. (New York City time) on the date on which any principal of or interest on any Security is due and payable, the Company shall irrevocably deposit with the Trustee or the Paying Agent money sufficient to pay such principal, premium, if any, and/or interest. The Company will pay interest (except defaulted interest) to the Persons who are registered Holders at the close of business on the February 15 or August 15 immediately preceding the interest payment date even if the Securities are cancelled, repurchased or redeemed after the record date and on or before the interest payment date. Holders must surrender the Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and interest by check payable in such money. It may mail an interest check to a Holder's registered address.

3.   Paying Agent and Registrar

     Initially, IBJ Schroder Bank & Trust Company, a New York banking corporation (the "Trustee"), will act as the Paying Agent and the Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice to any Holder. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as the Paying Agent, the Registrar or co-registrar.

4.   Indenture

     The Company issued the Securities under an Indenture dated as of February 27, 1998 (as it may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the "Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Holders are referred to the Indenture and the Act for a statement of those terms.

     The Securities are secured senior subordinated obligations of the Company limited to $100 million aggregate principal amount (subject to Section 2.7 of the Indenture). This Security is one of the Initial Notes referred to in the Indenture. The Securities include the Temporary Note, the Initial Notes issued in exchange for the Temporary Note pursuant to the Indenture, and any Exchange Notes issued in exchange for the Initial Notes pursuant to the Indenture and the Registration Statement. The Temporary Note, the Initial Notes and the Exchange Notes are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the incurrence of Indebtedness by the Company and its Restricted Subsidiaries, the payment of dividends and other distributions on the Capital Stock of the Company and its Restricted Subsidiaries, the purchase or redemption of Capital Stock of the Company and Capital Stock of such Restricted Subsidiaries, the sale or transfer of assets and Capital Stock of Restricted Subsidiaries, the investments of the Company, its Subsidiaries and transactions with Affiliates, Liens, dividends and other payment restrictions affecting Subsidiaries, incurrence of senior subordinated Indebtedness senior to the Securities, preferred stock of Subsidiaries, future guarantees and conduct of business. In addition, the Indenture limits the ability of the Company and its Restricted Subsidiaries to restrict distributions and dividends from Restricted Subsidiaries.

     To guarantee the due and punctual payment of the principal, premium, if any, and interest on the Securities and all other amounts payable by the Company under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Subsidiary Guarantors will have, jointly and severally, unconditionally guaranteed such obligations on a senior subordinated basis pursuant to the terms of the Indenture and the Guarantees.

5.   Optional Redemption

     The Securities will be redeemable, at the Company's option, in whole or in part, upon not less than thirty (30) nor more than sixty (60) days' prior notice mailed by first class mail to each Holder's registered address, at the following redemption prices (expressed as percentages of principal amount) if redeemed during the twelve month period commencing on February 27 of the year set forth below plus, in each case, accrued and unpaid interest to the redemption date

(subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date):

         Year                                  Redemption Price

         1998..............................................105%
         1999..............................................105%
         2000..............................................105%
         2001..............................................103%
         2002..............................................101%

6.   Notice of Redemption

     Notice of redemption will be mailed at least thirty (30) days but not more than sixty (60) days before the redemption date to each Holder to be redeemed at such Holder's registered address. If fewer than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata or by lot or by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee considers fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances.

7.   Option of Holder to Elect Purchase

     Upon a Change of Control Triggering Event, any Holder will have the right to require that the Company purchase all or a portion of such Holder's Securities pursuant to the Indenture at a purchase price equal to 101% of the principal amount thereof plus accrued interest to the date of repurchase as provided in, and subject to the terms of, the Indenture.

     Under certain circumstances, in the event the Net Cash Proceeds received by the Company or a Restricted Subsidiary from an Asset Sale are not used (a) to prepay any Senior Indebtedness or Guarantor Senior Indebtedness, whether or not the amount prepaid is subsequently re-lent, and, in the case of any Senior
Indebtedness under any revolving credit facility, whether or not there is a permanent reduction in the availability under such revolving credit facility,
(b) to reinvest in Productive Assets or (c) a combination of prepayment and investment permitted by the foregoing clauses (a) and (b), then such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date shall be applied by the Company or such Restricted Subsidiary to make an offer to purchase on a date not less than thirty (30) nor more than forty-five (45) days following the applicable Net Proceeds Offer Trigger Date from all Holders on a pro rata basis that amount of Securities equal to the Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the Securities to be purchased, plus accrued and unpaid interest thereon.

8.   Subordination

     The Securities and Guarantees are subordinated in right of payment to the Senior Indebtedness. To the extent provided in the Indenture and the Subordination Agreement, the Senior Indebtedness must be paid before the Securities may be paid. The security interests in the Collateral securing the Securities and the Guarantees are subordinate in priority to the security interests in the Collateral securing the Senior Indebtedness and the rights and remedies of the Trustee and the Holders are subject to the limitations and requirements for the benefit of the holders of the Senior Indebtedness as set forth in the Subordination Agreement. The Company agrees, and each Holder by accepting a Security agrees, to the subordination provisions contained in the Indenture and the Subordination Agreement and authorizes the Trustee to give them effect and appoints the Trustee as attorney-in-fact for such purpose.

9.   Denominations; Transfer; Exchange

     The Securities are in registered form without coupons in denominations of principal amount of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Security for a period beginning (a) fifteen (15) Business Days before the mailing of a notice of an offer to repurchase or redeem Securities and ending at the close of business on the day of such mailing or (b) fifteen (15) Business Days before an interest payment date and ending on such interest payment date.

10.  Persons Deemed Owners

     The registered holder of this Security may be treated as the owner of it for all purposes.

11.  Unclaimed Money

     If money for the payment of principal or interest remains unclaimed for two
(2) years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

12.  Defeasance

     Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations for the payment of principal of, premium, if any, and interest on the Securities to redemption or maturity, as the case may be.

13.  Amendment; Waiver

     Subject to certain exceptions set forth in the Indenture, (a) the Indenture, the Securities, any Guarantee, any Security Document or the Subordination Agreement may be amended with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities and (b) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount of the outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article V of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to make any change in the Subordination Agreement to limit or terminate the benefits of any holder of Senior Indebtedness or Guarantor Senior Indebtedness thereunder, or to add guarantees with respect to the Securities or to provide additional security for the Securities, or to add additional covenants or surrender rights and powers conferred on the Company, or to comply with any request of the Commission in connection with qualifying the Indenture under the Act, or to make any change that does not adversely affect the rights of any Holder, or to provide for the issuance of the Exchange Notes, or to correct or amplify the description of any Collateral in the Security Documents.

14.  Defaults and Remedies

     Under the Indenture, Events of Default include (a) default for thirty (30) days in payment when due of interest on the Securities; (b) default in payment of principal on the Securities at maturity, upon redemption pursuant to Section
3.1 of the Indenture and paragraph 5 of the Securities, upon required repurchase, upon declaration or otherwise; (c) failure by the Company to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (d) failure to pay at final maturity (giving effect to any applicable grace period and any extensions thereof) the principal amount of any Indebtedness of the Company or any Restricted Subsidiary of the Company (other than a Receivables Entity), or the acceleration of the final maturity of any such Indebtedness, if, in either case, the aggregate principal amount of any such Indebtedness, together with the principal amount of any such other Indebtedness in default for failure to pay principal at final maturity or which has been accelerated, aggregates $10 million or more at any time; (e) certain final, non-appealable judgments or decrees for the payment of money in excess of $10 million against the Company or any Significant Subsidiary; (f) certain events of bankruptcy or insolvency with respect to the Company or any Significant Subsidiary; and (g) any Guarantee by a Significant Subsidiary ceases to be in full force and effect (except as contemplated by the terms of the Indenture) or any Subsidiary Guarantor that is a Significant Subsidiary denies or disaffirms its obligations under the Indenture or its Guarantee. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in outstanding principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

     Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in outstanding principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal or interest) if it determines that withholding notice is in their interest.

15.  Trustee Dealings with the Company

     Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16.  No Recourse Against Others

     A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

17.  Authentication

     This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Security.

18.  Abbreviations

     Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act).

19.  CUSIP Numbers

     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to the Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

20.  Governing Law

     This Security shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

     The Company will furnish to any Holder upon written request and without charge to such Holder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to: London Fog Industries, Inc., 8 West 40th Street, New York, New York 10018, Attention: Stuart B. Fisher, Esq.

                                 ASSIGNMENT FORM

               To assign this Security, fill in the form below:

               I or we assign and transfer this Security to


              -----------------------------------------------------

              -----------------------------------------------------

              -----------------------------------------------------
              (Print or type assignee's name, address and zip code)

              -----------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. No.)

          and  irrevocably  appoint       agent to transfer this Security on the
          books of the Company. The agent may substitute another to act for him.

--------------------------------------------------------------------------------
Date:  ____________________                  Your Signature: ___________________

Signature Guarantee:  ______________________________
(Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.)

--------------------------------------------------------------------------------
Sign exactly as your name appears on the other side of this Security.

In connection with any transfer or exchange of any of the Securities evidenced by this certificate occurring prior to the date that is two years after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate thereof, the undersigned confirms that such Securities are being:

CHECK ONE BOX BELOW:

     (1) [ ] acquired for the undersigned's own account, without transfer (in satisfaction of Section 2.6(a)(ii)(A) or Section 2.6(d)(i)(A) of the Indenture); or

     (2)  [ ] transferred to the Company; or

     (3) [ ] transferred pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

     (4) [ ] transferred pursuant to an effective registration statement under the Securities Act of 1933; or

     (5) [ ] transferred pursuant to and in compliance with Regulation S under the Securities Act of 1933; or

     (6) [ ] transferred to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of
              1933), that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter appears as Exhibit J to the Indenture); or

     (7) [ ] transferred pursuant to another available exemption from the registration requirements of the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (5), (6) or
(7) is checked, the Trustee or the Company may require, prior to registering any such transfer of the Securities, in their sole discretion, such legal opinions, certifications and other information as the Trustee or the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.

                                                  ------------------------------
                                                              Signature

Signature Guarantee:

-------------------------                         ------------------------------
                                                            Signature

(Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.)

------------------------------------------------------------

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

     The following increases or decreases in this Global Security have been made:


                 Amount of decrease in       Amount of increase in       Principal Amount of this    Signature of authorized officer
Date of          Principal Amount of this    Principal Amount of this    Global Security following   of Trustee or Securities
Exchange         Global Security             Global Security             such decrease or increase   Custodian
-------          ------------------------    ------------------------    -------------------------   -------------------------------






                       OPTION OF HOLDER TO ELECT PURCHASE

     If you want to elect to have this Security purchased by the Company pursuant to Section 4.6 or 4.8 of the Indenture, check the box:

                                      [ ]

     If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.6 or 4.8 of the Indenture, state the amount in principal amount (must be integral multiple of $1,000): $

Date: __________ Your Signature __________________________________________
                                 (Sign exactly as your name appears on the other side of the Security)

Signature Guarantee: _______________________________________
(Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.)

                                                                       EXHIBIT B

                              FORM OF EXCHANGE NOTE

                               (Face of Security)

                           [Global Securities Legend]

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                  THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, ACKNOWLEDGES AND AGREES THAT ITS RIGHTS TO PAYMENT OF THE INDEBTEDNESS EVIDENCED HEREBY AND ITS AND THE TRUSTEE'S SECURITY INTERESTS AND RIGHTS IN THE COLLATERAL AND THE GUARANTEES THEREFOR, AND OTHER RIGHTS AND REMEDIES OF SUCH HOLDER AND THE TRUSTEE ARE SUBJECT AND SUBORDINATE TO THE RIGHTS TO PAYMENT OF THE HOLDERS OF THE SENIOR INDEBTEDNESS, AND THE SECURITY INTERESTS IN THE COLLATERAL THEREFOR, AND OTHER RIGHTS AND REMEDIES OF THE HOLDERS OF THE SENIOR INDEBTEDNESS.

                           LONDON FOG INDUSTRIES, INC.

No. __                                           Principal Amount $_____________

                                                           CUSIP NO. ___________

                      10% Senior Subordinated Note due 2003

                  London Fog Industries, Inc., a Delaware corporation,  promises
to  pay  to   __________,   or   registered   assigns,   the  principal  sum  of
___________________________ Dollars on February 27, 2003.

                  Scheduled Interest Payment Dates:  March 1 and September 1.

                  Record Dates:  February 15 and August 15.

                  Additional provisions of this Security are set forth on the other side of this Security.

                  IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers and a facsimile of its corporate seal to be affixed hereto and imprinted hereon.

Dated:  _________ __, 1998      LONDON FOG INDUSTRIES, INC.


                                      By:
                                         ---------------------------------------
                                         Name:
                                         Title:

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

IBJ SCHRODER BANK & TRUST COMPANY, not in its individual capacity, but solely as Trustee, certifies that this is one of the Securities referred to in the Indenture.

By:
    -------------------------------
    Authorized Signatory

                              (Reverse of Security)

                      10% Senior Subordinated Note due 2003

1.       Interest
         --------

                  London Fog Industries, Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above.

                  The Company will pay interest semiannually on March 1 and September 1 of each year, commencing September 1, 1998. Interest on the Securities will accrue from the most recent date to which interest has been paid on the Securities or, if no interest has been paid, from February 27, 1998. The Company shall pay interest on overdue principal or premium, if any, and interest at the rate borne by the Securities to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.       Method of Payment
         -----------------

                  By at least 10:00 a.m. (New York City time) on the date on which any principal of or interest on any Security is due and payable, the Company shall irrevocably deposit with the Trustee or the Paying Agent money sufficient to pay such principal, premium, if any, and/or interest. The Company will pay interest (except defaulted interest) to the Persons who are registered Holders at the close of business on the February 15 or August 15 immediately preceding the interest payment date even if the Securities are cancelled, repurchased or redeemed after the record date and on or before the interest payment date. Holders must surrender the Securities to the Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and interest by check payable in such money. It may mail an interest check to a Holder's registered address.

3.       Paying Agent and Registrar
         --------------------------

                  Initially, IBJ Schroder Bank & Trust Company, a New York banking corporation (the "Trustee"), will act as the Paying Agent and the Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice to any Holder. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as the Paying Agent, the Registrar or co-registrar.

4.       Indenture
         ---------

                  The Company issued the Securities under an Indenture dated as of February 27, 1998 (as it may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the "Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Holders are referred to the Indenture and the Act for a statement of those terms.

                  The Securities are secured senior subordinated obligations of the Company limited to $100 million aggregate principal amount (subject to
Section 2.7 of the Indenture). This Security is one of the Exchange Notes referred to in the Indenture. The Securities include Temporary Note, the Initial Notes issued in exchange for the Temporary Note pursuant to the Indenture and any Exchange Notes issued in exchange for the Initial Notes pursuant to the Indenture and the Registration Statement. The Temporary Note, the Initial Notes and the Exchange Notes are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the incurrence of Indebtedness by the Company and its Restricted Subsidiaries, the payment of dividends and other distributions on the Capital Stock of the Company and its Restricted Subsidiaries, the purchase or redemption of Capital Stock of the Company and Capital Stock of such Restricted Subsidiaries, the sale or transfer of assets and Capital Stock of Restricted Subsidiaries, the investments of the Company, its Subsidiaries and transactions with Affiliates, Liens, dividends and other payment restrictions affecting Subsidiaries, incurrence of senior subordinated Indebtedness senior to the Securities, preferred stock of Subsidiaries, future guarantees and conduct of business. In addition, the Indenture limits the ability of the Company and its Restricted Subsidiaries to restrict distributions and dividends from Restricted Subsidiaries.

                  To guarantee the due and punctual payment of the principal, premium, if any, and interest on the Securities and all other amounts payable by the Company under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Subsidiary Guarantors will have, jointly and severally, unconditionally guaranteed such obligations on a senior subordinated basis pursuant to the terms of the Indenture and the Guarantees.

5.       Optional Redemption
         -------------------

                  The Securities will be redeemable, at the Company's option, in whole or in part, upon not less than thirty (30) nor more than sixty (60) days' prior notice mailed by first class mail to each Holder's registered address, at the following redemption prices (expressed as percentages of principal amount) if redeemed during the twelve month period commencing on February 27 of the year set forth below plus, in each case, accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date):

         Year                                        Redemption Price
         ----                                        ----------------

         1998...................................................105%
         1999...................................................105%
         2000...................................................105%
         2001...................................................103%
         2002...................................................101%

6.       Notice of Redemption
         --------------------

                  Notice of redemption will be mailed at least thirty (30) days but not more than sixty (60) days before the redemption date to each Holder to be redeemed at such Holder's registered address. If fewer than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata or by lot or by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee considers fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances.

7.       Option of Holder to Elect Purchase
         ----------------------------------

                  Upon a Change of Control Triggering Event, any Holder will have the right to require that the Company purchase all or a portion of such Holder's Securities pursuant to the Indenture at a purchase price equal to 101% of the principal amount thereof plus accrued interest to the date of repurchase as provided in, and subject to the terms of, the Indenture.

                  Under certain circumstances, in the event the Net Cash Proceeds received by the Company or a Restricted Subsidiary from an Asset Sale are not used (a) to prepay any Senior Indebtedness or Guarantor Senior Indebtedness, whether or not the amount prepaid is subsequently re-lent, and, in the case of any Senior Indebtedness under any revolving credit facility, whether or not there is permanent reduction in the availability under such revolving credit facility, (b) to reinvest in Productive Assets or (c) a combination of prepayment and investment permitted by the foregoing clauses (a) and (b), then such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date shall be applied by the Company or such Restricted Subsidiary to make an offer to purchase on a date not less than thirty (30) nor more than forty-five (45) days following the applicable Net Proceeds Offer Trigger Date from all Holders on a pro rata basis that amount of Securities equal to the Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the Securities to be purchased, plus accrued and unpaid interest thereon.

8.       Subordination
         -------------

                  The Securities and the Guarantees are subordinated in right of payment to the Senior Indebtedness. To the extent provided in the Indenture and the Subordination Agreement, the Senior Indebtedness must be paid before the Securities may be paid. The security interests in the Collateral securing the Securities and the Guarantees are subordinate in priority to the security interests in the Collateral securing the Senior Indebtedness and the rights and remedies of the Trustee and the Holders are subject to the limitations and requirements for the benefit of the holders of the Senior Indebtedness as set forth in the Subordination Agreement. The Company agrees, and each Holder by accepting a Security agrees, to the subordination provisions contained in the Indenture and the Subordination Agreement and authorizes the Trustee to give them effect and appoints the Trustee as attorney-in-fact for such purpose.

9.       Denominations; Transfer; Exchange
         ---------------------------------

                  The Securities are in registered form without coupons in denominations of principal amount of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Security for a period beginning (a) fifteen (15) Business Days before the mailing of a notice of an offer to repurchase or redeem Securities and ending at the close of business on the day of such mailing or (b) fifteen (15) Business Days before an interest payment date and ending on such interest payment date.

10.      Persons Deemed Owners
         ---------------------

                  The registered holder of this Security may be treated as the owner of it for all purposes.

11.      Unclaimed Money
         ---------------

                  If money for the payment of principal or interest remains unclaimed for two (2) years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

12.      Defeasance
         ----------

                  Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations for the payment of principal of, premium, if any, and interest on the Securities to redemption or maturity, as the case may be.

13.      Amendment; Waiver
         -----------------

                  Subject to certain exceptions set forth in the Indenture, (a) the Indenture, the Securities, any Guarantee, any Security Document or the Subordination Agreement may be amended with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities and (b) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount of the outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article V of the Indenture or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to make any change in the Subordination Agreement to limit or terminate the benefits of any holder of Senior Indebtedness or Guarantor Senior Indebtedness thereunder, or to add guarantees with respect to the Securities or to provide additional security for the Securities, or to add additional covenants or surrender rights and powers conferred on the Company, or to comply with any request of the Commission in connection with qualifying the Indenture under the Act, or to make any change that does not adversely affect the rights of any Holder, or to provide for the issuance of the Exchange Notes, or to correct or amplify the description of any Collateral in the Security Documents.

14.      Defaults and Remedies
         ---------------------

                  Under the Indenture, Events of Default include (a) default for thirty (30) days in payment when due of interest on the Securities; (b) default in payment of principal on the Securities at maturity, upon redemption pursuant to Section 3.1 of the Indenture and paragraph 5 of the Securities, upon required repurchase, upon declaration or otherwise; (c) failure by the Company to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (d) failure to pay at final maturity (giving effect to any applicable grace period and any extensions thereof) the principal amount of any Indebtedness of the Company or any Restricted Subsidiary of the Company (other than a Receivables Entity), or the acceleration of the final maturity of any such Indebtedness, if, in either case, the aggregate principal amount of any such Indebtedness, together with the principal amount of any such other Indebtedness in default for failure to pay principal at final maturity or which has been accelerated, aggregates $10 million or more at any time; (e) certain final, non-appealable judgments or decrees for the payment of money in excess of $10 million against the Company or any Significant Subsidiary; (f) certain events of bankruptcy or insolvency with respect to the Company or any Significant Subsidiary; and (g) any Guarantee by a Significant Subsidiary ceases to be in full force and effect (except as contemplated by the terms of the Indenture) or any Subsidiary Guarantor that is a Significant Subsidiary denies or disaffirms its obligations under the Indenture or its Guarantee. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in outstanding principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

                  Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in outstanding principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal or interest) if it determines that withholding notice is in their interest.

15.      Trustee Dealings with the Company
         ---------------------------------

                  Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16.      No Recourse Against Others
         --------------------------

                  A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

17.      Authentication
         --------------

                  This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Security.

18.      Abbreviations
         -------------

                  Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act).

19.      CUSIP Numbers
         -------------

                  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to the Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

20.      Governing Law
         -------------

                  This Security shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

                  The Company will furnish to any Holder upon written request and without charge to such Holder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to: London Fog Industries, Inc., 8 West 40th Street, New York, New York 10018, Attention:
Stuart B. Fisher, Esq.

                                 ASSIGNMENT FORM

                  To assign this Security, fill in the form below:

                  I or we assign and transfer this Security to

                  -------------------------------------------------------
                  -------------------------------------------------------
                  -------------------------------------------------------
                   (Print or type assignee's name, address and zip code)

                  -------------------------------------------------------
                       (Insert assignee's soc. sec. or tax I.D. No.)

         and irrevocably appoint                 agent to transfer this Security
on the books of the Company. The agent may substitute another to act for him.

--------------------------------------------------------------------------------

Date:                                    Your Signature:
      -----------------------                            -----------------------



Signature Guarantee:_____________________________________
(Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.)

--------------------------------------------------------------------------------
Sign exactly as your name appears on the other side of this Security.

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

  The following increases or decreases in this Global Security have been made:



                         Amount of decrease in Principal    Amount of increase in Principal
          Date of        Amount of this Global Security     Amount of this Global Security
          Exchange       -------------------------------    ------------------------------
          --------



          Principal Amount of this Global         Signature of authorized officer
          Security following such                 of Trustee or Securities
          decrease or increase                    Custodian
          -------------------------------         -------------------------------




                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have this Security purchased by the Company pursuant to Section 4.6 or 4.8 of the Indenture, check the box:

                                       [ ]1

                  If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.6 or 4.8 of the Indenture, state the amount in principal amount (must be integral multiple of $1,000): $

Date: __________ Your Signature ________________________________________________
                                (Sign exactly as your name appears on the
                                  other side of the Security)

Signature Guarantee: _______________________________________________
(Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.)

                                                                       EXHIBIT C


                          AMENDED AND RESTATED COMPANY
                     PATENT AND TRADEMARK SECURITY AGREEMENT

     AMENDED AND RESTATED COMPANY PATENT AND TRADEMARK SECURITY AGREEMENT, dated as of February 27, 1998, made by London Fog Industries, Inc., a Delaware corporation (the "Company"), in favor of IBJ Schroder Bank & Trust Company, as trustee (in such capacity, the "Trustee") for the Holders under, and as defined in, the Indenture, dated as of even date herewith (as amended, supplemented or otherwise modified from time to time, the "Indenture"), between the Company and the Trustee.

                              W I T N E S S E T H :

     WHEREAS, pursuant to the Credit Agreement, dated as of May 20, 1994 (as amended, supplemented or otherwise modified prior to May 31, 1995, the "Original Credit Agreement"), among the Company, The Chase Manhattan Bank (formerly known as Chemical Bank), as agent (in such capacity, the "Original Agent") for the several banks and other financial institutions from time to time parties thereto (the "Original Lenders") and the Original Lenders, the Original Lenders made certain loans and other extensions of credit to the Company;

     WHEREAS, in connection with the execution and delivery of the Original Credit Agreement, the Company executed and delivered to the Original Agent, for the benefit of the Original Lenders, the Borrower Patent and Trademark Security Agreement, dated as of May 20, 1994 (as amended, supplemented or otherwise modified prior to May 31, 1995, the "Original Patent and Trademark Security Agreement"), pursuant to which the Company pledged to the Original Agent, for the benefit of the Original Lenders, all of the Collateral (as defined in the Original Patent and Trademark Security Agreement) as collateral security for the Obligations (as defined in the Original Patent and Trademark Security Agreement);

     WHEREAS, the Company, the Original Agent and the Original Lenders agreed to restructure the obligations of the Company under the Original Credit Agreement by means of, among other things, the execution and delivery of the Master Restructuring Agreement, dated as of May 31, 1995 (as heretofore amended, supplemented or otherwise modified, the "Existing MRA"), among the Company, the Original Agent and the Original Lenders, among others;

     WHEREAS, in connection with the execution and the delivery of the Existing MRA, the Company executed and delivered (a) the Term Loan Agreement, dated as of May 31, 1995 (as heretofore amended, supplemented or otherwise modified, the "Term Loan Agreement"), among the Company, The Chase Manhattan Bank (formerly known as Chemical Bank), as agent (in such capacity, the "Term Loan Agent") for the several banks and other financial institutions from time to time parties thereto (the "Term Loan Lenders") and the Term

Loan Lenders and (b) the Note Agreement, dated as of May 31, 1995 (as heretofore amended, supplemented or otherwise modified, the "Note Agreement" and, together with the Term Loan Agreement, collectively, the "Existing Agreements"), among the Company, The Chase Manhattan Bank (formerly known as Chemical Bank), as agent (in such capacity and also in its capacity as the Term Loan Agent, the "Agent") for the several banks and other financial institutions from time to time parties thereto (the "Note Lenders" and, together with the Term Loan Lenders, collectively, the "Lenders") and the Note Lenders, pursuant to which the Lenders made certain loans to the Company;

     WHEREAS, in connection with the execution and delivery of the Existing MRA and the Existing Agreements, the Company executed and delivered to the Agent, for the benefit of the Lenders, Amendment No. 1 to the Borrower Patent and Trademark Security Agreement, dated as of May 31, 1995 (the Original Patent and Trademark Security Agreement as amended, supplemented or otherwise modified by such Amendment No. 1, the "Existing Patent and Trademark Security Agreement"), pursuant to which the Company granted to the Agent, for the benefit of the
Lenders, a security interest in all of the Collateral (as defined in the Existing Patent and Trademark Security Agreement) as collateral security for the Obligations (as defined in the Existing Patent and Trademark Security Agreement);

     WHEREAS, the Company, the Agent and the Lenders have agreed to restructure the obligations of the Company under the Existing Agreements by means of, among other things, the execution and delivery of the Indenture and the Master Restructuring Agreement, dated as of even date herewith (as amended, supplemented or otherwise modified from time to time, the "MRA"), among the Company, the Agent and the Lenders, among others; and

     WHEREAS, it is a condition precedent to the effectiveness of the MRA and the obligation of the Agent and the Lenders to consummate the restructuring contemplated thereby, that, among other things, the Company shall have executed and delivered this Agreement to the Trustee, for the benefit of the Holders.

     NOW, THEREFORE, in consideration of the premises and to induce the Agent and the Lenders to restructure the obligations of the Company under the Existing Agreements and to induce the Trustee to enter into the Indenture, the Company hereby agrees with the Trustee, for the benefit of the Holders, that the Existing Patent and Trademark Security Agreement shall be and hereby is amended and restated in its entirety as follows:

1. Defined Terms. (a) Unless otherwise defined herein, capitalized terms defined in the Indenture are used herein as defined therein. The following terms shall have the following meanings:

          "Agreement": this Amended and Restated Company Patent and Trademark Security Agreement, as the same may be amended, supplemented, waived or otherwise modified from time to time.

          "Code": the Uniform Commercial Code as from time to time in effect in the State of New York.

          "Collateral": as defined in Section 2 of this Agreement.

          "General Intangibles": as defined in Section 9-106 of the Code, including, without limitation, all Patents and Trademarks now or hereafter owned by the Company to the extent such Patents and Trademarks would be included in General Intangibles under the Code.

          "Obligations": as defined in the Company Security Agreement.

          "Patent Licenses": all license agreements with any other Person in connection with any of the Patents or such other Person's patents, whether the Company is a licensor or a licensee under any such license agreement, including, without limitation, the license agreements listed on Schedule 1 attached hereto and made a part hereof, subject, in each case, to the terms of such license agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory (as defined in the Company Security Agreement) now or hereafter covered by such licenses.

          "Patents": all patents, patent applications and patentable inventions, including, without limitation, all patents and patent applications identified in Schedule 1 attached hereto and made a part hereof, and including without limitation (a) all inventions and improvements described and claimed therein, and patentable inventions, (b) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (c) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past or future infringements thereof), and (d) all rights corresponding thereto and all reissues, divisions, continuations, continuations-in-part, substitutes, renewals, and extensions thereof, all improvements thereon, and all other rights of any kind whatsoever of the Company accruing thereunder or pertaining thereto (Patents and Patent Licenses being, collectively, the "Patent Collateral").

          "Trademark Licenses": all license agreements with any other Person in connection with any of the Trademarks or such other Person's names or trademarks, whether the Company is a licensor or a licensee under any such license agreement, including, without limitation, the license agreements listed on Schedule 2 attached hereto and made a part hereof, subject, in each case, to the terms of such license agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory (as defined in the Company Security Agreement) now or hereafter covered by such licenses.

          "Trademarks": all trademarks, service marks, trade names, trade dress or other indicia of trade origin, trademark and service mark registrations, and applications for trademark or service mark registrations, and any renewals thereof, including, without limitation, each registration and application identified in Schedule 2 attached hereto and made a part hereof, and including without limitation (a) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (b) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past or future infringements thereof), and (c) all rights corresponding thereto and all other rights of any kind whatsoever of the Company accruing thereunder or pertaining thereto, together in each case with the goodwill of the business connected with the use of, and symbolized by, each such trademark, service mark, trade name, trade dress or other indicia of trade origin (Trademarks and Trademark Licenses being, collectively, the "Trademark Collateral").

     (b) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and paragraph references are to this Agreement unless otherwise specified.

     (c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

     2. Grant of Security Interest. The Company hereby confirms and reaffirms its grant of a security interest in the Collateral (as defined in the Existing Patent and Trademark Security Agreement) pursuant to the Existing Patent and Trademark Security Agreement, which security interest is hereby amended and restated to be solely in favor of the Trustee, for the ratable benefit of the Holders, and shall secure only the Obligations, and which Existing Patent and Trademark Security Agreement is replaced hereby. As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, the Company hereby assigns, pledges and grants to the Trustee, for the ratable benefit of the Holders, a security interest in all of the following property now owned or at any time hereafter acquired by the Company or in which the Company now has or at any time in the future may acquire any right, title or interest (collectively, the "Collateral"):

          (a)  all Trademarks;

          (b)  all Trademark Licenses;

          (c)  all Patents;

          (d)  all Patent Licenses;

          (e) all General Intangibles connected with the use of or symbolized by the Trademarks and Patents; and

          (f) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any person with respect to any of the foregoing.

     3. Company Remains Liable; Limitations on Trustee's and Holders' Obligations. Anything herein to the contrary notwithstanding, (a) the Company shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Trustee of any of the rights hereunder shall not release the Company from any of its duties or obligations under the contracts and agreements included in the Collateral, and (c) neither the Trustee nor any Holder shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall the Trustee or any Holder be obligated to perform any of the obligations or duties of the Company thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

     4. Trustee's Appointment as Attorney-in-Fact.

     (a) Powers. The Company hereby irrevocably constitutes and appoints the Trustee and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Company and in the name of the Company or in its own name, from time to time in the Trustee's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, the Company hereby gives the Trustee the power and right, on behalf of the Company, without notice to or assent by the Company, to do the following:

          (i) to execute and deliver any and all agreements, instruments, documents, and papers as the Trustee may reasonably request to evidence the Trustee's and the Holders' security interest in any of the Collateral;

          (ii) in the name of the Company or its own name, or otherwise, to take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any General Intangible (to the extent that any of the foregoing constitute Collateral) or with respect to any other Collateral and to file any claim or to take any other action or institute any proceeding in any court of law or equity or otherwise deemed appropriate by the Trustee for the purpose of collecting any and all such moneys due under any such General Intangible or with respect to any such other Collateral whenever payable;

          (iii) to pay or discharge Liens placed on the Collateral, other than Liens permitted under this Agreement or Permitted Liens; and

          (iv) (A) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Trustee or as the Trustee shall direct; (B) to ask for, or demand, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any of the Collateral; (C) to sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) to commence and prosecute any applications, suits, actions or proceedings at law or in equity in any court of competent jurisdiction or in the United States Patent and Trademark Office to collect the Collateral or any thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against the Company with respect to any of the Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as the Trustee may deem appropriate;
     (G) subject to any pre-existing rights or licenses, to assign any Patent or Trademark constituting Collateral (along with the goodwill of the business to which any such Trademark pertains), for such term or terms, on such conditions, and in such manner, as the Trustee shall in its sole discretion determine; and (H) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Trustee were the absolute owner thereof for all purposes, and to do, at the Trustee's option and the Company's expense, at any time, or from time to time, all acts and things which the Trustee deems necessary to protect, preserve or realize upon the Collateral and the Trustee's and the Holders' Liens thereon and to effect the intent of this Agreement, all as fully and effectively as the Company might do.

The Company hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable until payment in full of the Securities and the other Obligations then due and owing.

     (b) Other Powers. The Company also authorizes the Trustee to execute, in connection with any sale provided for in Section 7 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

     (c) No Duty on the Part of Trustee or Holders. The powers conferred on the Trustee and the Holders hereunder are solely to protect the Trustee's and the Holders' interests in the Collateral and shall not impose any duty upon the Trustee or any Holder to exercise any such powers. The Trustee and the Holders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to the Company for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

     5. Performance by Trustee of Company's Obligations. If the Company fails to perform or comply with any of its agreements contained herein and the Trustee, as provided for by the terms of this Agreement, shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the reasonable expenses of the Trustee incurred in connection with such performance or compliance, together with interest thereon at a rate per annum equal to 12%, shall be payable by the Company to the Trustee on demand and shall constitute Obligations secured hereby.

     6. Proceeds. It is agreed that if an Event of Default shall occur and be continuing, (a) all Proceeds of any Collateral received by the Company consisting of cash, checks and other near-cash items shall be held by the Company in trust for the Trustee and the Holders, segregated from other funds of the Company, and at the request of the Trustee shall, forthwith upon receipt by the Company, be turned over to the Trustee in the exact form received by the Company (duly indorsed by the Company to the Trustee, if required by the Trustee), and (b) any and all such Proceeds received by the Trustee (whether from the Company or otherwise) may, in the sole discretion of the Trustee, be held by the Trustee, for the ratable benefit of the Holders, as collateral security for the Obligations (whether matured or unmatured), and/or then or at any time thereafter may be applied by the Trustee against, the Obligations then due and owing. Any balance of such Proceeds remaining after the payment in full of the Securities and any other Obligations then due and owing shall be paid over to the Company or to whomsoever may be lawfully entitled to receive the same.

     7. Remedies. If an Event of Default shall occur and be continuing, the Trustee, on behalf of the Holders, may exercise all rights and remedies of a secured party under the Code, and, to the extent permitted by law, all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations. Without limiting the generality of the foregoing, the Trustee, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Company or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances, to the extent permitted by law, forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Trustee or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Trustee or any Holder shall have the right, to the extent permitted by law, upon any such sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Company, which right or equity is hereby waived or released. The Company further agrees, at the Trustee's request, upon the occurrence and during the continuance of an Event of Default, to assemble the Collateral and make it available to the Trustee at places which the Trustee shall reasonably select, whether at the Company's premises or elsewhere. In the event of any sale, assignment, or other disposition of any of the Collateral, the goodwill of the business connected with and symbolized by any Trademark Collateral subject to such disposition shall be included, and the

Company shall supply to the Trustee or its designee the Company's know-how and expertise relating to the Collateral subject to such disposition, and the Company's notebooks, studies, reports, records, documents and things embodying the same or relating to the inventions, processes or ideas covered by, and to the manufacture of any products under or in connection with, the Collateral subject to such disposition, and the Company's customer's lists, studies and surveys and other records and documents relating to the distribution, marketing, advertising and sale of products relating to the Collateral subject to such disposition. The Trustee shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Trustee and the Holders hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Obligations then due and owing, and only after such application and after the payment by the Trustee of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the Code, need the Trustee account for the surplus, if any, to the Company. To the extent permitted by applicable law, the Company waives all claims, damages and demands it may acquire against the Trustee or any Holder arising out of the repossession, retention or sale of the Collateral, other than any such claims, damages and demands that may arise from the gross negligence or willful misconduct of any of them. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition. The Company shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the then outstanding Obligations, including the reasonable fees and disbursements of any attorneys employed by the Trustee or any Holder to collect such deficiency.

     8. Limitation on Duties Regarding Preservation of Collateral. The Trustee's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Trustee deals with similar property for its own account. None of the Trustee, any Holder, nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Company or any other Person.

     9. Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Collateral are powers coupled with an interest and are irrevocable until payment in full of the Securities and any other Obligations then due and owing.

     10. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     11. Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

     12. No Waiver; Cumulative Remedies. None of the Trustee nor any Holder shall by any act (except pursuant to Section 13 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Trustee or any Holder, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Trustee or any Holder of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Trustee or such Holder would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

     13. Amendments in Writing; Successors and Assigns. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Article IX of the Indenture. This Agreement shall be binding upon the successors and assigns of the Company and shall inure to the benefit of the Trustee and the Holders and their respective successors and assigns, except that the Company may not assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Trustee.

     14. Notices. All notices, requests and demands to or upon the respective parties hereto shall be made in accordance with Section 12.2 of the Indenture.

     15. Authority of Trustee. The Company acknowledges that the rights and responsibilities of the Trustee under this Agreement with respect to any action taken by the Trustee or the exercise or non-exercise by the Trustee of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as among the Trustee and the Holders, be governed by the Indenture and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Trustee and the Company, the Trustee shall be conclusively presumed to be acting as trustee for the Holders with full and valid authority so to act or refrain from acting, and the Company shall not be under any obligation to make any inquiry respecting such authority.

     16. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

     17. Release of Collateral and Termination. (a) At such time as the payment in full of the Securities and other Obligations then due and owing shall have occurred, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations

(other than those expressly stated to survive such termination) of the Trustee and the Company hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Company unless such reversion would be inconsistent with the Subordination Agreement. Upon request of the Company following any such termination, the Trustee shall deliver (at the sole cost and expense of the Company) to the Company any Collateral held by the Trustee hereunder, and execute and deliver (at the sole cost and expense of such Company) to the Company such documents as the Company shall reasonably request to evidence such termination.

     (b) If any of the Collateral shall be sold, transferred or otherwise disposed of by the Company in a transaction permitted by the Indenture and the Bank Credit Agreement, then the Trustee shall execute and deliver to the Company (at the sole cost and expense of the Company) all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral.

     18. Subordination. Each of the Company and the Trustee (for itself in that capacity and on behalf of the Holders) acknowledge that the security interests in the Collateral granted, confirmed and/or reaffirmed pursuant to this Agreement or otherwise held by the Trustee or any Holder are subordinated in priority to the security interests in the Collateral held by the holder of the Senior Indebtedness as provided in, and the rights (including the right to payment) and remedies of the Trustee hereunder and of the Holders, are subordinated and subject to the terms and provisions of, the Subordination Agreement.

     19. Inconsistent Provisions. In the event of any inconsistency or conflict between the provisions of this Agreement and the provisions of the Company Security Agreement, the provisions of the Company Security Agreement shall govern.

     20. Counterparts. This Amendment may be executed by the parties hereto in any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

     21.  Incorporation  of Certain  Indenture  Provisions.  All  provisions  of
Article VII of the Indenture shall be construed as extending to and including all of the rights, duties and obligations imposed upon the Trustee under this Agreement as fully and for all purposes as if said Article VII were contained in this Agreement.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed and delivered as of the date first above written.

                                            LONDON FOG INDUSTRIES, INC.

                                            By:
                                               ---------------------------------
                                                  Name: Edward M. Krell
                                                  Title: Chief Financial Officer

                                                                      Schedule 1

                           PATENTS AND PATENT LICENSES

                                                                      Schedule 2

                        TRADEMARKS AND TRADEMARK LICENSES

                                                                       EXHIBIT D


                  AMENDED AND RESTATED COMPANY PLEDGE AGREEMENT

     AMENDED AND RESTATED COMPANY PLEDGE AGREEMENT, dated as of February 27, 1998, made by London Fog Industries, Inc., a Delaware corporation (the "Company"), in favor of IBJ Schroder Bank & Trust Company, as trustee (in such capacity, the "Trustee") for the Holders under, and as defined in, the Indenture, dated as of even date herewith (as amended, supplemented or otherwise modified from time to time, the "Indenture"), between the Company and the Trustee.

                              W I T N E S S E T H:

     WHEREAS, pursuant to the Credit Agreement, dated as of May 20, 1994 (as amended, supplemented or otherwise modified prior to May 31, 1995, the "Original Credit Agreement"), among the Company, The Chase Manhattan Bank (formerly known as Chemical Bank), as agent (in such capacity, the "Original Agent") for the several banks and other financial institutions from time to time parties thereto (the "Original Lenders") and the Original Lenders, the Original Lenders made certain loans and other extensions of credit to the Company;

     WHEREAS, in connection with the execution and delivery of the Original Credit Agreement, the Company executed and delivered to the Original Agent, for the benefit of the Original Lenders, the Borrower Pledge Agreement, dated as of May 20, 1994 (as amended, supplemented or otherwise modified prior to May 31, 1995, the "Original Pledge Agreement"), pursuant to which the Company pledged to the Original Agent, for the benefit of the Original Lenders, the Collateral (as defined in the Original Pledge Agreement) as collateral security for the Obligations (as defined in the Original Pledge Agreement);

     WHEREAS, the Company, the Original Agent and the Original Lenders agreed to restructure the obligations of the Company under the Original Credit Agreement by means of, among other things, the execution and delivery of the Master Restructuring Agreement, dated as of May 31, 1995 (as heretofore amended, supplemented or otherwise modified, the "Existing MRA"), among the Company, the Original Agent and the Original Lenders, among others;

     WHEREAS, in connection with the execution and the delivery of the Existing MRA, the Company executed and delivered (a) the Term Loan Agreement, dated as of May 31, 1995 (as heretofore amended, supplemented or otherwise modified, the "Term Loan Agreement"), among the Company, The Chase Manhattan Bank (formerly known as Chemical Bank), as agent (in such capacity, the "Term Loan Agent") for the several banks and other financial institutions from time to time parties thereto (the "Term Loan Lenders") and the Term

Loan Lenders and (b) the Note Agreement, dated as of May 31, 1995 (as heretofore amended, supplemented or otherwise modified, the "Note Agreement" and, together with the Term Loan Agreement, collectively, the "Existing Agreements"), among the Company, The Chase Manhattan Bank (formerly known as Chemical Bank), as agent (in such capacity and also in its capacity as the Term Loan Agent, the "Agent") for the several banks and other financial institutions from time to time parties thereto (the "Note Lenders" and, together with the Term Loan Lenders, collectively, the "Lenders") and the Note Lenders, pursuant to which the Lenders made certain loans to the Company;

     WHEREAS, in connection with the execution and delivery of the Existing MRA and the Existing Agreements, the Company executed and delivered to the Agent, for the benefit of the Lenders, Amendment No. 1 to the Borrower Pledge Agreement, dated as of May 31, 1995 (the Original Pledge Agreement as amended, supplemented or otherwise modified by such Amendment No. 1, the "Existing Pledge Agreement"), pursuant to which the Company pledged to the Agent, for the benefit of the Lenders, the Collateral (as defined in the Existing Pledge Agreement) as collateral security for the Obligations (as defined in the Existing Pledge Agreement);

     WHEREAS, the Company, the Agent and the Lenders have agreed to restructure the obligations of the Company under the Existing Agreements by means of, among other things, the execution and delivery of the Indenture and the Master Restructuring Agreement, dated as of even date herewith (as amended, supplemented or otherwise modified from time to time, the "MRA"), among the Company, the Agent and the Lenders, among others; and

     WHEREAS, it is a condition precedent to the effectiveness of the MRA and the obligation of the Agent and the Lenders to consummate the restructuring contemplated thereby, that, among other things, the Company shall have executed and delivered this Agreement to the Trustee, for the benefit of the Holders.

     NOW, THEREFORE, in consideration of the premises and to induce the Agent and the Lenders to restructure the obligations of the Company under the Existing Agreements and to induce the Trustee to enter into the Indenture, the Company hereby agrees with the Trustee, for the benefit of the Holders, that the Existing Pledge Agreement shall be and hereby is amended and restated in its entirety as follows:

     1. Defined Terms. (a) Unless otherwise defined herein, terms defined in the Indenture and used herein shall have the meanings given to them in the Indenture.

     (b) The following terms shall have the following meanings:

     "Agreement": this Amended and Restated Company Pledge Agreement, as the same may be amended, modified or otherwise supplemented from time to time.

     "Code": the Uniform Commercial Code from time to time in effect in the State of New York.

     "Collateral": the Pledged Securities and all Proceeds.

     "Collateral Account": any account established to hold money Proceeds, maintained under the sole dominion and control of the Trustee, subject to withdrawal by the Trustee for the account of the Holders only as provided in Subsection.

     "Foreign Subsidiary": any Subsidiary of the Company organized under the laws of any jurisdiction outside the United States of America.

     "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Intercompany Note": promissory notes evidencing intercompany loans made by
(a) the Company in favor of any of its Subsidiaries, (b) any Subsidiary of the Company in favor of the Company or (c) any Subsidiary of the Company in favor of any other Subsidiary of the Company.

     "Issuers": the collective reference to the companies identified on Schedule 1 attached hereto as the issuers of the Pledged Stock and the Pledged Notes; individually, each an "Issuer."

     "Obligations": as defined in the Company Security Agreement.

     "Pledged Notes": all Intercompany Notes at any time issued to the Company and all other promissory notes issued to or held by the Company (other than promissory notes issued in connection with extensions of trade credit by the Company in the ordinary course of business).

     "Pledged Securities": all of the Pledged Stock and Pledged Notes.

     "Pledged Stock": the shares of capital stock listed on Schedule 1 hereto, together with all stock certificates, options or rights of any nature whatsoever that may be issued or granted by any Issuer to the Company while this Agreement is in effect; provided that in no event shall more than 65% of the issued and outstanding shares of capital stock of any Foreign Subsidiary be Pledged Stock.

     "Proceeds": all "proceeds" as such term is defined in Section 9-306(1) of the Uniform Commercial Code in effect in the State of New York on the date hereof and, in any event, shall include, without limitation, all dividends or other income from the Pledged Securities, collections thereon or distributions with respect thereto.

     "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

     (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section references are to this Agreement unless otherwise specified.

     (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

     2. Pledge; Grant of Security Interest. The Company hereby confirms and reaffirms its grant of a security interest in the Collateral (as defined in the Existing Pledge Agreement) pursuant to the Existing Pledge Agreement, which security interest is hereby amended and restated to be solely in favor of the Trustee, for the ratable benefit of the Holders, and shall secure only the Obligations, and which Existing Pledge Agreement is replaced hereby. The Company hereby delivers to the Trustee, for the ratable benefit of the Holders, all the Pledged Securities and hereby grants to the Trustee, for the ratable benefit of the Holders, a security interest in the Collateral, prior and superior in right to any other Person, other than the holders of the Senior Indebtedness as set forth in the Subordination Agreement and the Bank Credit Agreement, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

     3. Stock Powers and Endorsements. Concurrently with the delivery to the Trustee of each certificate representing one or more shares of Pledged Stock to the Trustee, the Company shall deliver an undated stock power covering such certificate, duly executed in blank by the Company with, if the Trustee so requests, signature guaranteed. All Pledged Notes, when delivered, shall be duly endorsed in blank.

     4. Representations and Warranties. The Company represents and warrants that:

     (a) The shares of Pledged Stock constitute all the issued and outstanding shares of all classes of the capital stock of each Issuer.

     (b) All the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable.

     (c) Each of the Pledged Notes constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, except to the extent that the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

     (d) The Company is the record and beneficial owner of, and has good and marketable title to, the Pledged Securities, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement and the Bank Credit Agreement.

     (e) Upon delivery to the Trustee of the stock certificates and instruments evidencing the Pledged Securities, the security interest created by this
Agreement will constitute a valid, perfected security interest in the Collateral, prior and superior in right to any other Person other than the holders of the Senior Indebtedness as set forth in the Subordination Agreement and the Bank Credit Agreement, enforceable in accordance with its terms against all creditors of the Company and any Persons purporting to purchase any Collateral from the Company.

     5. Covenants. The Company covenants and agrees with the Trustee and the Holders that, from and after the date of this Agreement until this Agreement is terminated and the security interests created hereby are released:

     (a) If the Company shall, as a result of its ownership of the Pledged Stock, become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any shares of the Pledged Stock, or otherwise in respect thereof, the Company shall accept the same as the agent of the Trustee and the Holders, hold the same in trust for the Trustee and the Holders and deliver the same forthwith to the Trustee in the exact form received, duly indorsed by the Company to the Trustee, if required, together with an undated stock power covering such certificate duly executed in blank by the Company and with, if the Trustee so requests, signature guaranteed, to be held by the Trustee, subject to the terms hereof, as additional collateral security for the Obligations. Any sums paid upon or in respect of the Pledged Securities, upon the liquidation or dissolution of any Issuer shall be paid over to the Trustee, to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Securities or any property shall be distributed upon or with respect to the Pledged Securities pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall be delivered to the Trustee to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Pledged Securities shall be received by the Company, the Company shall, until such money or property is paid or delivered to the Trustee, hold such money or property in trust for the Holders, segregated from other funds of the Company, as additional collateral security for the Obligations.

     (b) Without the prior written consent of the Trustee,  the Company will not
(i) vote to enable, or take any other action to permit, any Issuer to issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of any Issuer, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Collateral, (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Collateral, or any interest therein, except for the security interests created by this Agreement and the Bank Credit Agreement or (iv) enter into any agreement or undertaking restricting the right or ability of the Company or the Trustee to sell, assign or transfer any of the Collateral.

     (c) The Company shall maintain the security interest created by this Agreement as a perfected security interest in the Collateral, prior and superior in right to any other Person, other than the holders of the Senior Indebtedness as set forth in the Subordination Agreement and the Bank Credit Agreement, and shall defend such security interest against claims and demands of all Persons whomsoever. At any time and from time to time, upon the written request of the Trustee, and at the sole expense of the Company, the Company will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Trustee may reasonably request for the purposes of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, other instrument or chattel paper, such note, instrument or chattel paper shall be immediately delivered to the Trustee, duly endorsed in a manner satisfactory to the Trustee, to be held as Collateral pursuant to this Agreement.

     (d) The Company shall pay, and save the Trustee and the Holders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

     6. Cash Dividends; Voting Rights. Unless an Event of Default shall have occurred and be continuing and the Trustee shall have given notice to the Company of the Trustee's intent to exercise its corresponding rights pursuant to Section below, the Company shall be permitted to receive all cash dividends in respect of the Pledged Stock and all payments in respect of the Pledged Notes, in each case (a) paid in the normal course of business of each Issuer and (b) consistent with past practice, to the extent permitted by the Indenture, and to exercise all voting and corporate rights with respect to the Pledged Securities; provided, however, that no vote shall be cast or corporate right exercised or other action taken which, in the Trustee's reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of this Agreement, the Indenture or any Security Document.

     7. Rights of the Holders and the Trustee. (a) All money Proceeds received by the Trustee hereunder shall be held by the Trustee for the benefit of the Holders in a Collateral Account. All Proceeds while held by the Trustee in a Collateral Account (or by the Company in trust for the Trustee and the Holders) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in subsection .

     (b) If an Event of Default shall occur and be continuing and the Trustee shall give notice of its intent to exercise such rights to the Company, (i) the Trustee shall have the right to receive any and all cash dividends or other amounts paid in respect of the Pledged Securities and make application thereof to the Obligations in such order as the Trustee may determine, and (ii) all shares of the Pledged Securities shall be registered in the name of the Trustee or its nominee, and the Trustee or its nominee may thereafter exercise (A) all voting, corporate and other rights pertaining to such shares of the Pledged Securities at any meeting of shareholders of any Issuer or otherwise and (B) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to such shares of the Pledged Securities as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any Issuer, or upon the exercise by the Company or the Trustee of any right, privilege or option pertaining to such shares of the Pledged Securities, and in connection therewith, the right to deposit and deliver any and all of the Pledged Securities with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Trustee may determine), all without liability except to account for property actually received by it, but the Trustee shall have no duty to the Company to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

     8. Remedies. (a) If an Event of Default shall have occurred and be continuing, at any time at the Trustee's election, the Trustee may apply all or any part of Proceeds held in any Collateral Account in payment of the Obligations in such order as the Trustee may elect.

     (b) If an Event of Default shall have occurred and be continuing, the Trustee, on behalf of the Holders, may exercise, in addition to all other rights and remedies granted in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, the Trustee, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Company or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, in the over-the-counter market, at any exchange, broker's board or office of the Trustee or any Holder or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Trustee or any Holder shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Company, which right or equity is hereby waived and released. The Trustee shall apply any Proceeds from time to time held by it and the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred in respect thereof or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Trustee and the Holders hereunder, including, without limitation, reasonable attorneys' fees and disbursements of counsel to the Trustee, to the payment in whole or in part of the Obligations, in such order as the Trustee may elect, and only after such application and after the payment by the Trustee of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the Code, need the Trustee account for the surplus, if any, to the Company. To the extent permitted by applicable law, the Company waives all claims, damages and demands it may acquire against the Trustee or any Holder arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition. The Company shall remain liable for any deficiency if the proceeds of any sale or other disposition of Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by the Trustee or any Holder to collect such deficiency.

     9. Registration Rights; Private Sales. (a) If the Trustee shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to Section hereof, and if in the opinion of the Trustee it is necessary or advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act, the Company will cause each Issuer thereof to (i) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Trustee, necessary or advisable to register the Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act,
(ii) to use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Stock, or that portion thereof to be sold, and (iii) to make all amendments thereto and/or to the related prospectus which, in the opinion of the Trustee, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Commission applicable thereto. The Company agrees to cause the Issuers to comply with the provisions of the securities or "Blue Sky" laws of any and all jurisdictions which the Trustee shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of subsection 11(a) of the Securities Act.

     (b) The Company recognizes that the Trustee may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. The Company acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Trustee shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit each Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

     (c) The Company further agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section 9 valid and binding and in compliance with any and all other applicable Requirements of Law. The Company further agrees that a breach of any of the covenants contained in this
Section 9 will cause irreparable injury to the Trustee and the Holders, that the Trustee and the Holders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 9 shall be specifically enforceable against the Company, and the Company hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Indenture.

     10. Irrevocable Authorization and Instruction to the Issuers. The Company hereby authorizes and instructs each Issuer to comply with any instruction received by it from the Trustee in writing that (a) states that an Event of Default has occurred and (b) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from the Company, and the Company agrees that each Issuer shall be fully protected in so complying.

     11. Trustee's Appointment as Attorney-in-Fact. (a) The Company hereby irrevocably constitutes and appoints the Trustee and any officer or agent of the Trustee, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Company and in the name of the Company or in the Trustee's own name, from time to time in the Trustee's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, including, without limitation, any financing statements, endorsements, assignments or other instruments of transfer.

     (b) The Company hereby ratifies all that said attorneys shall lawfully do or cause to be done pursuant to the power of attorney granted in subsection . All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

     12. Duty of Trustee. The Trustee's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under
Section 9-207 of
the Code or otherwise, shall be to deal with it in the same manner as the Trustee deals with similar securities and property for its own account, except that the Trustee shall have no obligation to invest funds held in any Collateral Account and may hold the same as demand deposits. Neither the Trustee, any Holder nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Company or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.

     13. Execution of Financing Statements. Pursuant to Section 9-402 of the Code, the Company authorizes the Trustee to file financing statements with respect to the Collateral without the signature of the Company in such form and in such filing offices as the Trustee reasonably determines appropriate to perfect the security interests of the Trustee under this Agreement. A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

     14. Authority of Trustee. The Company acknowledges that the rights and responsibilities of the Trustee under this Agreement with respect to any action taken by the Trustee or the exercise or non-exercise by the Trustee of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Trustee and the Holders, be governed by the Indenture and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Trustee and the Company, the Trustee shall be conclusively presumed to be acting as agent for the Holders with full and valid authority so to act or refrain from acting, and neither the Company nor the Issuers shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

     15. Notices. All notices, requests and demands to or upon the respective parties hereto shall be made in accordance with Section 12.2 of the Indenture.

     16. Integration. This Agreement represents the agreement of the Company with respect to the subject matter hereof and there are no promises or representations by the Trustee or any Holder relative to the subject matter hereof not reflected herein.

     17. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     18. Amendments in Writing; No Waiver; Cumulative Remedies. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Article IX of the Indenture. This Agreement shall be binding upon the successors and assigns of the Company and shall inure to the benefit of the

Trustee and the Holders and their respective successors and assigns, except that the Company may not assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Trustee.

     19. Section Headings. The section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

     20. Successors and Assigns. This Agreement shall be binding upon the successors and assigns of the Company and shall inure to the benefit of the Trustee and the Holders and their successors and assigns.

     21. Release of Collateral and Termination. (a) At such time as the payment in full of the Securities and the other Obligations then due or owing shall have occurred, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Trustee and the Company hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Company, unless such reversion would be inconsistent with the Subordination Agreement. Upon request of the Company following any such termination, the Trustee shall deliver (at the sole cost and expense of the Company) to the Company any Collateral held by the Trustee hereunder, and execute and deliver (at the sole cost and expense of such Company) to the Company such documents as the Company shall reasonably request to evidence such termination.

     (b) If any of the Collateral shall be sold, transferred or otherwise disposed of by the Company in a transaction permitted by the Indenture and the Bank Credit Agreement, then the Trustee shall execute and deliver to the Company (at the sole cost and expense of the Company) all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral.

     22. Subordination. Each of the Company and the Trustee (for itself in that capacity and on behalf of the Holders) acknowledge that the security interests in the Collateral granted, confirmed and/or reaffirmed pursuant to this Agreement or otherwise held by the Trustee or any Holder are subordinated in priority to the security interests in the Collateral held by the holder of the Senior Indebtedness as provided in, and the rights (including the right to payment) and remedies of the Trustee hereunder and of the Holders are subordinated and subject to the terms and provisions of, the Subordination Agreement.

     23. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

     24.  Incorporation  of Certain  Indenture  Provisions.  All  provisions  of
Article VII of the Indenture shall be construed as extending to and including all of the rights, duties and obligations imposed upon the Trustee under this Agreement as fully and for all purposes as if said Article VII were contained in this Agreement.

     IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.


                                              LONDON FOG INDUSTRIES, INC.

                                               By:
                                                  ------------------------------
                                                  Name: Edward M. Krell
                                                  Title: Chief Financial Officer

                           ACKNOWLEDGEMENT AND CONSENT

     Each of the undersigned hereby acknowledges receipt of a copy of the Amended and Restated Company Pledge Agreement, dated as of February 27, 1998, made by London Fog Industries, Inc. in favor of IBJ Schroder Bank & Trust Company, as trustee (in such capacity, the "Trustee") for the Holders (as defined in the Pledge Agreement). Each of the undersigned agrees for the benefit of the Trustee and the Holders as follows:

          25. The undersigned will be bound by the terms of the Pledge Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

          26. The undersigned will notify the Trustee promptly in writing of the occurrence of any of the events described in subsection of the Pledge Agreement.

          27. The terms of subsections 9(a) and of the Pledge Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it under or pursuant to or arising out of Section of the Pledge Agreement.

                                                 CLIPPER MIST, INC.

                                                 By:
                                                    ----------------------------
                                                    Name: Stuart B. Fisher
                                                    Title: Secretary

                                                 Address for Notices:
                                                 1332 Londontown Boulevard
                                                 Eldersburg, MD  21784
                                                 Fax: (410) 549-6448

                                                 LONDON FOG RAINCOATS, LIMITED

                                                 By:
                                                    ----------------------------
                                                    Name: Stuart B. Fisher
                                                    Title: Secretary

                                                 Address for Notices:
                                                 1332 Londontown Boulevard
                                                 Eldersburg, MD  21784
                                                 Fax: (410) 549-6448


                                                 LONDON FOG SPORTSWEAR, INC.

                                                 By:
                                                    ----------------------------
                                                    Name: Stuart B. Fisher
                                                    Title: Secretary

                                                 Address for Notices:
                                                 1332 Londontown Boulevard
                                                 Eldersburg, MD  21784
                                                 Fax: (410) 549-6448


                                                 MATTHEW MANUFACTURING CO., INC.

                                                 By:
                                                    ----------------------------
                                                    Name: Stuart B. Fisher
                                                    Title: Secretary

                                                 Address for Notices:
                                                 1332 Londontown Boulevard
                                                 Eldersburg, MD  21784
                                                 Fax: (410) 549-6448

                                                 PTI TOP COMPANY, INC.

                                                 By:
                                                    ----------------------------
                                                    Name: Stuart B. Fisher
                                                    Title: Secretary

                                                 Address for Notices:
                                                 1332 Londontown Boulevard
                                                 Eldersburg, MD  21784
                                                 Fax: (410) 549-6448


                                                 THE SCRANTON OUTLET CORPORATION

                                                 By:
                                                    ----------------------------
                                                    Name: Stuart B. Fisher
                                                    Title: Secretary

                                                 Address for Notices:
                                                 1332 Londontown Boulevard
                                                 Eldersburg, MD  21784
                                                 Fax: (410) 549-6448


                                                 STAR SPORTSWEAR MANUFACTURING
                                                 CORP.

                                                 By:
                                                    ----------------------------
                                                    Name: Stuart B. Fisher
                                                    Title: Secretary

                                                 Address for Notices:
                                                 1332 Londontown Boulevard
                                                 Eldersburg, MD  21784
                                                 Fax: (410) 549-6448

                                                                      Schedule 1

                          DESCRIPTION OF PLEDGED STOCK


                                                      Class of               Stock Certificate
                   Issuer                              Stock*                       No.                  No. of Shares
-----------------------------------------      --------------------     ------------------------     --------------------







--------
*    Stock is assumed to be common stock unless otherwise indicated.

                                                                       EXHIBIT E


                 AMENDED AND RESTATED COMPANY SECURITY AGREEMENT

     AMENDED AND RESTATED COMPANY SECURITY AGREEMENT, dated as of February 27, 1998, made by London Fog Industries, Inc., a Delaware corporation (the "Company") in favor of IBJ Schroder Bank & Trust Company, as trustee (in such capacity, the "Trustee") for the Holders under, and as defined in, the Indenture, dated as of even date herewith (as amended, supplemented or otherwise modified from time to time, the "Indenture"), between the Company and the Trustee.

                              W I T N E S S E T H:

     WHEREAS, pursuant to the Credit Agreement, dated as of May 20, 1994 (as amended, supplemented or otherwise modified prior to May 31, 1995, the "Original Credit Agreement"), among the Company, The Chase Manhattan Bank (formerly known as Chemical Bank), as agent (in such capacity, the "Original Agent") for the several banks and other financial institutions from time to time parties thereto (the "Original Lenders") and the Original Lenders, the Original Lenders made certain loans and other extensions of credit to the Company;

     WHEREAS, in connection with the execution and delivery of the Original Credit Agreement, the Company executed and delivered to the Original Agent, for the benefit of the Original Lenders, the Borrower Security Agreement, dated as of May 20, 1994 (as amended, supplemented or otherwise modified prior to May 31, 1995, the "Original Security Agreement"), pursuant to which the Company pledged to the Original Agent, for the benefit of the Original Lenders, all of the Collateral (as defined in the Original Security Agreement) as collateral security for the Obligations (as defined in the Original Security Agreement);

     WHEREAS, the Company, the Original Agent and the Original Lenders agreed to restructure the obligations of the Company under the Original Credit Agreement by means of, among other things, the execution and delivery of the Master Restructuring Agreement, dated as of May 31, 1995 (as heretofore amended, supplemented or otherwise modified, the "Existing MRA"), among the Company, the Original Agent and the Original Lenders, among others;

     WHEREAS, in connection with the execution and the delivery of the Existing MRA, the Company executed and delivered (a) the Term Loan Agreement, dated as of May 31, 1995 (as heretofore amended, supplemented or otherwise modified, the "Term Loan Agreement"), among the Company, The Chase Manhattan Bank (formerly known as Chemical Bank), as agent (in such capacity, the "Term Loan Agent") for the several banks and other financial institutions from time to time parties thereto (the "Term Loan Lenders") and the Term Loan Lenders and (b) the Note Agreement, dated as of May 31, 1995 (as heretofore amended, supplemented or otherwise modified, the "Note Agreement" and, together with the Term Loan Agreement, collectively, the "Existing Agreements"), among the Company, The Chase Manhattan Bank (formerly known as Chemical Bank), as agent (in such capacity and also in its capacity as the Term Loan Agent, the "Agent") for the several banks and other financial institutions from time to time parties thereto (the "Note Lenders" and, together with the Term Loan Lenders, collectively, the "Lenders") and the Note Lenders, pursuant to which the Lenders made certain loans to the Company;

     WHEREAS, in connection with the execution and delivery of the Existing MRA and the Existing Agreements, the Company executed and delivered to the Agent, for the benefit of the Lenders, Amendment No. 1 to the Borrower Security Agreement, dated as of May 31, 1995 (the Original Security Agreement as amended, supplemented or otherwise modified by such Amendment No. 1, the "Existing Security Agreement"), pursuant to which the Company granted to the Agent, for the benefit of the Lenders, a security interest in all the Collateral (as defined in the Existing Security Agreement) as collateral security for the Obligations (as defined in the Existing Security Agreement);

     WHEREAS, the Company, the Agent and the Lenders have agreed to restructure the obligations of the Company under the Existing Agreements by means of, among other things, the execution and delivery of the Indenture and the Master Restructuring Agreement, dated as of even date herewith (as amended, supplemented or otherwise modified from time to time, the "MRA"), among the Company, the Agent and the Lenders, among others; and

     WHEREAS, it is a condition precedent to the effectiveness of the MRA and the obligation of the Agent and the Lenders to consummate the restructuring contemplated thereby, that, among other things, the Company shall have executed and delivered this Agreement to the Trustee, for the benefit of the Holders.

     NOW, THEREFORE, in consideration of the premises and to induce the Agent and the Lenders to restructure the obligations of the Company under the Existing Agreements and to induce the Trustee to enter into the Indenture, the Company hereby agrees with the Trustee, for the benefit of the Holders, that the Existing Security Agreement shall be and hereby is amended and restated in its entirety as follows:

     1 Defined Terms.

     1.1 Definitions. (a) Unless otherwise defined herein, terms defined in the Indenture and used herein shall have the meanings given to them in the Indenture, and the following terms which are defined in the Uniform Commercial Code in effect in the State of New York on the date hereof are used herein as so defined: Accounts, Chattel Paper, Documents, Equipment, Farm Products, General Intangibles, Instruments, Inventory, Investment Property and Proceeds.

     (b) The following terms shall have the following meanings:

     "Agreement": this Amended and Restated Company Security Agreement, as the same may be amended, modified or otherwise supplemented from time to time.

     "Code": the Uniform Commercial Code as from time to time in effect in the State of New York.

     "Collateral": as defined in Section 2 hereof.

     "Collateral Account": any collateral account established by the Trustee as provided in subsection or subsection hereof.

     "Contracts": all contracts, agreements, instruments and indentures in any form, and portions thereof, to which the Company is a party or under which the Company has any right, title or interest or to which the Company or any property of the Company is subject, as the same may from time to time be amended, supplemented or otherwise modified, including, without limitation, (a) all rights of the Company to receive moneys due and to become due to it thereunder or in connection therewith, (b) all rights of the Company to damages arising out of, or for, breach or default in respect thereof and (c) all rights of the Company to perform and to exercise all remedies thereunder, in each case to the extent the grant by the Company of a security interest pursuant to this Agreement in its right, title and interest in such contract, agreement, instrument or indenture is not prohibited by such contract, agreement, instrument or indenture without the consent of any other party thereto, would not give any other party to such contract, agreement, instrument or indenture the right to terminate its obligations thereunder, or is permitted with consent if all necessary consents to such grant of a security interest have been obtained from the other parties thereto (it being understood that the foregoing shall not be deemed to obligate the Company to obtain such consents); provided, that the foregoing limitation shall not affect, limit, restrict or impair the grant by the Company of a security interest pursuant to this Agreement in any Account or any money or other amounts due or to become due under any such contract, agreement, instrument or indenture.

     "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Obligations": the unpaid principal of and interest on (including, without limitation, interest accruing after the Stated Maturity of the Securities and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company, whether or not a claim for post- filing or post-petition interest is allowed in such proceeding) the Securities and all other obligations and liabilities of the Company to the Trustee or to any Holder, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, the Indenture, the MRA, the other Restructuring Documents (as defined in the MRA) or any other document made, delivered or given in connection  herewith or therewith,  whether on account of  principal,  interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees, charges and disbursements of counsel to the Trustee or one counsel selected by the Holders that are required to be paid by the Company pursuant hereto and thereto) or otherwise.

     "Patent Licenses": all license agreements with any other Person in connection with any of the Patents or such other Person's patents, whether the Company is a licensor or a licensee under any such license agreement, including, without limitation, the license agreements listed on Schedule 1 attached hereto and made a part hereof, subject, in each case, to the terms of such license agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such licenses.

     "Patents": all patents, patent applications and patentable inventions, including, without limitation, all patents and patent applications identified in
Schedule 1 attached hereto and made a part hereof, and including, without limitation, (a) all inventions and improvements described and claimed therein, and patentable inventions, (b) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (c) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past or future infringements thereof) and (d) all rights corresponding thereto and all reissues, divisions, continuations, continuations-in- part, substitutes, renewals, and extensions thereof, all improvements thereon, and all other rights of any kind whatsoever of the Company accruing thereunder or pertaining thereto (Patents and Patent Licenses being, collectively, the "Patent Collateral").

     "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

     "Trademark Licenses": all license agreements with any other Person in connection with any of the Trademarks or such other Person's names or trademarks, whether the Company is a licensor or a licensee under any such license agreement, including, without limitation, the license agreements listed on Schedule 2 attached hereto and made a part hereof, subject, in each case, to the terms of such license agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such licenses.

     "Trademarks": all trademarks, service marks, trade names, trade dress or other indicia of trade origin, trademark and service mark registrations, and applications for trademark or service mark registrations, and any renewals thereof, including, without limitation, each registration and application identified in Schedule 2 attached hereto and made a part hereof, and including, without limitation, (a) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (b) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto

(including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past or future infringements thereof) and (c) all rights corresponding thereto and all other rights of any kind whatsoever of the Company accruing thereunder or pertaining thereto, together in each case with the goodwill of the business connected with the use of, and symbolized by, each such trademark, service mark, trade name, trade dress or other indicia of trade origin (Trademarks and Trademark Licenses being, collectively, the "Trademark Collateral").

     1.2 Other Definitional Provisions. (a) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section references are to this Agreement unless otherwise specified.

     (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

     2 Grant of Security Interest. The Company hereby confirms and reaffirms its grant of a security interest in the Collateral (as defined in the Existing Security Agreement) pursuant to the Existing Security Agreement, which security interest is hereby amended and restated to be solely in favor of the Trustee, for the ratable benefit of the Holders, and shall secure only the Obligations, and which Existing Security Agreement is replaced hereby. As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, the Company hereby grants to the Trustee for the ratable benefit of the Holders a security interest in all of the following property now owned or at any time hereafter acquired by the Company or in which the Company now has or at any time in the future may acquire any right, title or interest (collectively, the "Collateral"):

          (a) all Accounts;

          (b) all Chattel Paper;

          (c) all Contracts;

          (d) all Documents;

          (e) all Equipment;

          (f) all General Intangibles;

          (g) all Instruments;

          (h) all Inventory;

          (i) all Investment Property;

          (j) all Patent Licenses;

          (k) all Patents;

          (l) all Trademark Licenses;

          (m) all Trademarks;

          (n) all books and records pertaining to the Collateral; and

          (o) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.

     3 Representations and Warranties. The Company hereby represents and warrants that:

     3.1 Title; No Other Liens. Except for the security interest granted to the Trustee for the ratable benefit of the Holders pursuant to this Agreement and Liens existing on the Issue Date (the "Existing Liens"), the Company owns each item of the Collateral free and clear of any and all Liens or claims of others. No security agreement, financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Trustee for the ratable benefit of the Holders pursuant to this Agreement or as have been filed or recorded in connection with Existing Liens.

     3.2 Perfected Liens. The security interests granted pursuant to this Agreement (a) upon completion of the filings and other actions specified on
Schedule 3 attached hereto will constitute perfected security interests in the Collateral in favor of the Trustee, for the ratable benefit of the Holders, (b) are prior to all other Liens on the Collateral in existence on the date hereof except for the Existing Liens and (c) are enforceable as such against (i) all creditors of and purchasers from the Company (except purchasers of Inventory in the ordinary course of business) and (ii) any Person having any interest in the real property where any of the Equipment is located, except in each case as enforceability is affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

     3.3 Inventory and Equipment. The Inventory and the Equipment are kept at the locations listed on Schedule 4 hereto.

     3.4 Chief Executive Office. The Company's chief executive office and chief place of business is located at 1332 Londontown Boulevard, Eldersburg, Maryland 21784.

     3.5 Farm Products. None of the Collateral constitutes, or is the Proceeds of, Farm Products.

     4 Covenants. The Company covenants and agrees with the Trustee and the Holders that, from and after the date of this Agreement until this Agreement is terminated and the security interests created hereby are released:

     4.1 Delivery of Instruments and Chattel Paper. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Chattel Paper, such Instrument or Chattel Paper shall be immediately delivered to the Trustee, duly indorsed in a manner satisfactory to the Trustee, to be held as Collateral pursuant to this Agreement.

     4.2 Marking of Records. The Company will mark its books and records pertaining to the Collateral to evidence this Agreement and the security interests created hereby.

     4.3 Maintenance of Insurance. (a) The Company will maintain, with financially sound and reputable companies, insurance policies (i) insuring the Inventory and Equipment against loss by fire, explosion, theft and such other casualties as may be reasonably satisfactory to the Trustee and (ii) insuring the Company and the Trustee, for the benefit of the Holders, against liability for personal injury and property damage relating to such Inventory and Equipment, such policies to be in such form and amounts and having such coverage as may be reasonably satisfactory to the Trustee, with losses payable to the Company and the Trustee, for the benefit of the Holders, as their respective interests may appear.

     (b) All such insurance shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least thirty (30) days after receipt by the Trustee of written notice thereof, (ii) name the Trustee, for the benefit of the Holders, as insured parties and (iii) be reasonably satisfactory in all other respects to the Trustee.

     (c) The Company shall deliver to the Trustee a report of a reputable insurance broker with respect to such insurance during the month of January in each calendar year and such supplemental reports with respect thereto as the Trustee may from time to time reasonably request.

     4.4 Payment of Obligations. The Company will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of the Company and such proceedings do not involve any material danger of the sale, forfeiture or loss of any of the Collateral or any interest therein.

     4.5 Maintenance of Perfected Security Interest; Further Documentation. (a) The Company shall maintain the security interest created by this Agreement as a perfected security interest subject only to Permitted Liens and shall defend such security interest against claims and demands of all Persons whomsoever.

     (b) At any time and from time to time, upon the written request of the Trustee, and at the sole expense of the Company, the Company will promptly and duly execute and deliver such further instruments and documents and take such further action as the Trustee may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the security interests created hereby.

     4.6 Changes in Locations, Name, etc. The Company will not, except upon thirty (30) days' prior written notice to the Trustee and delivery to the Trustee of (x) a written supplement to Schedule 4 showing the additional location or locations at which Inventory or Equipment shall be kept and (y) all additional executed financing statements and other documents reasonably requested by the Trustee to maintain the validity, perfection and priority of the security interests provided for herein:

     (a) permit any of the Inventory or Equipment to be kept at a location other than those listed on Schedule 4 hereto;

     (b) change the location of its chief executive office and chief place of business from that specified in subsection hereof; or

     (c) change its name, identity or corporate structure to such an extent that any financing statement filed by the Trustee in connection with this Agreement would become seriously misleading.

     4.7 Further Identification of Collateral. The Company will furnish to the Trustee from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Trustee may reasonably request, all in reasonable detail.

     4.8 Notices. The Company will advise the Trustee promptly, in reasonable detail, at its address set forth in the Indenture of:

     (a) any Lien (other than security interests created hereby or the Existing Liens) on, or claim asserted against, any of the Collateral; and

     (b) the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.

     4.9 Compliance with Laws. The Company will comply in all material respects with all Requirements of Law applicable to the Collateral or any part thereof, except to the extent that failure to so comply would not be reasonably expected to materially adversely affect, in the aggregate, the rights of the Trustee or the Holders hereunder, the priority of their Liens on the Collateral or the value of the Collateral.

     4.10 Indemnification. The Company agrees to pay, and to save the Trustee and the Holders harmless from, any and all liabilities, costs and expenses (including, without limitation, legal fees and expenses) (a) with respect to, or resulting from any delay in paying, any and all excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral, (b) with respect to, or resulting from, any delay in complying with any Requirement of Law applicable to any of the Collateral and (c) in connection with any of the transactions contemplated by this Agreement.

     5 Provisions Relating to Accounts.

     5.1 Company Remains Liable under Accounts. Anything herein to the contrary notwithstanding, the Company shall remain liable under each of the Accounts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Account. Neither the Trustee nor any Holder shall have any obligation or liability under any Account (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Trustee or any Holder of any payment relating to such Account pursuant hereto, nor shall the Trustee or any Holder be obligated in any manner to perform any of the obligations of the Company under or pursuant to any Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

     5.2 Analysis of Accounts. The Trustee shall have the right to make test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable, and the Company shall furnish all such assistance and information as the Trustee may require in connection with such test verifications. At any time and from time to time, upon the Trustee's request and at the expense of the Company, the Company shall cause independent public accountants or others satisfactory to the Trustee to furnish to the Trustee reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts. The Trustee in its own name or in the name of others may communicate with account debtors on the Accounts to verify with them to the Trustee's satisfaction the existence, amount and terms of any Accounts.

     5.3 Collections on Accounts. (a) The Trustee hereby authorizes the Company to collect the Accounts, subject to the Trustee's direction and control, and at any time when an Event of Default shall have occurred and be continuing the Trustee may curtail or terminate said authority. If required by the Trustee at any time when an Event of Default shall have occurred and be continuing, any payments of Accounts, when collected by the Company, (i) shall be forthwith (and, in any event, within two (2) Business Days) deposited by the Company in the exact form received, duly indorsed by the Company to the Trustee if required, in a Collateral Account maintained under the sole dominion and control of the Trustee, subject to withdrawal by the Trustee for the account of the Holders only as provided in subsection hereof, and (ii) until so turned over, shall be held by the Company in trust for the Trustee and the Holders, segregated from other funds of the Company.

     (b) Each such deposit of Proceeds of Accounts shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

     (c) At the Trustee's request, the Company shall deliver to the Trustee all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Accounts, including, without limitation, all original orders, invoices and shipping receipts.

     5.4 Representations and Warranties. (a) No amount payable to the Company under or in connection with any Account is evidenced by any Instrument or Chattel Paper which has not been delivered to the Trustee.

     (b) The place where the Company keeps its records concerning the Accounts is 1332 Londontown Boulevard, Eldersburg, Maryland 21784.

     (c) None of the obligors on any Accounts is a Governmental Authority.

     5.5 Covenants. (a) The amount represented by the Company to the Trustee from time to time as owing by each account debtor or by all account debtors in respect of the Accounts will at such time be correct in all material respects.

     (b) The Company will not amend, modify, terminate or waive any agreement giving rise to an Account in any manner which could reasonably be expected to materially adversely affect the value of such Account as Collateral.

     (c) The Company will not fail to exercise promptly and diligently each and every material right which it may have under each agreement giving rise to an Account (other than any right of termination).

     (d) The Company will not fail to deliver to the Trustee a copy of each material demand, notice or document received by it relating in any way to any agreement giving rise to an Account.

     (e) Other than in the ordinary course of business as generally conducted by the Company over a period of time, the Company will not grant any extension of the time of payment of any of the Accounts, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partially, any Person liable for the payment thereof, or allow any credit or discount whatsoever thereon.

     (f) The Company will not remove its books and records from the location specified in subsection hereof.

     (g) In any suit, proceeding or action brought by the Trustee under any Account for any sum owing thereunder, or to enforce any provisions of any Contract, the Company will save, indemnify and keep the Trustee harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction or liability whatsoever of the account debtor thereunder, arising out of a breach by the Company of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or its successors from the Company.

     6 Provisions Relating to Contracts.

     6.1 Company Remains Liable under Contracts. Anything herein to the contrary notwithstanding, the Company shall remain liable under each of its Contracts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with and pursuant to the terms and provisions of each such Contract. Neither the Trustee nor any Holder shall have any obligation or liability under any Contract by reason of or arising out of this Agreement or the receipt by the Trustee or any Holder of any payment relating to such Contract pursuant hereto, nor shall the Trustee or any Holder be obligated in any manner to perform any of the obligations of the Company under or pursuant to any Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Contract, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

     6.2 Communication With Contracting Parties. The Trustee in its own name or in the name of others may communicate with parties to the Contracts to verify with them to the Trustee's satisfaction the existence, amount and terms of any Contracts.

     6.3 Indemnity. In any suit, proceeding or action brought by the Trustee under any Contract for any sum owing thereunder, or to enforce any provisions of any Contract, the Company will save, indemnify and keep harmless the Trustee from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction or liability whatsoever of the obligor thereunder, arising out of a breach by the Company of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such obligor or its successors from the Company.

     7 Provisions Relating to Patents and Trademarks. The Company represents and warrants as to itself and its Collateral as follows:

     7.1 Representations and Warranties. (a) Except for the Liens granted to the Trustee, for the ratable benefit of the Holders, pursuant to this Agreement and Permitted Liens, the Company is (or, in the case of after-acquired Collateral, will be) the sole, legal and beneficial owner of the entire right, title and interest in and to the Patents set forth on Schedule 1 hereto and the Trademarks set forth on Schedule 2 hereto free and clear of any and all Liens. No security agreement, financing statement or other public notice similar in effect with respect to all or any part of the Collateral is on file or of record in any public office (including, without limitation, the United States Patent and Trademark Office), except such as may have been filed in favor of the Trustee for the ratable benefit of the Holders pursuant to this Agreement or Permitted Liens.

     (b) No consent of any party (other than the Company) to any Patent License or Trademark License constituting Collateral is required, or purports to be required, to be obtained by or on behalf of the Company in connection with the execution, delivery and performance of this Agreement that has not been obtained. Each Patent License and Trademark License constituting Collateral is in full force and effect and constitutes a valid and legally enforceable obligation of the Company and (to the knowledge of the Company) each other party thereto except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditor's rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law) and except to the extent the failure of any such Patent License or Trademark License constituting Collateral to be in full force and effect or valid or legally enforceable would not be reasonably expected, in the aggregate, to have a material adverse effect on the value of the Collateral. No consent or authorization of, filing with or other act by or in respect of any Governmental Authority is required in connection with the execution, delivery, performance, validity or enforceability of any of the Patent Licenses or Trademark Licenses constituting Collateral by any party thereto other than those which have been duly obtained, made or performed and are in full force and effect and those the failure of which to make or obtain would not be reasonably expected, in the aggregate, to have a material adverse effect on the value of the Collateral. Neither the Company nor (to the knowledge of the Company) any other party to any Patent License or Trademark License constituting Collateral is in default in the performance or observance of any of the terms thereof, except for such defaults as would not reasonably be expected, in the aggregate, to have a material adverse effect on the value of the Collateral. The right, title and interest of the Company in, to and under each Patent License and Trademark License constituting Collateral are not subject to any defense, offset, counterclaim or claim which would be reasonably expected, either individually or in the aggregate, to have a material adverse effect on the value of the Collateral (as defined in the Indenture).

     (c) Set forth in Schedule 1 and Schedule 2 is a complete and accurate list of all of the Patents and Trademarks owned by the Company as of the date hereof. The Company has made all necessary filings and recordations to protect and maintain its interest in the Patents and Trademarks set forth in Schedule 1 and
Schedule 2, including, without limitation, all necessary filings and recordings, and payments of all maintenance fees, in the United States Patent and Trademark Office.

     (d) As of the date hereof, each Patent and patent application of the Company set forth in Schedule 1 is subsisting and has not been adjudged invalid, unpatentable or unenforceable, in whole or in part, and, to the best of the Company's knowledge, is valid, patentable and enforceable. As of the date hereof, each of the Patent Licenses set forth in Schedule 1 is validly subsisting and has not been adjudged invalid or unenforceable, in whole or in part, and, to the best of the Company's knowledge, is valid and enforceable. As of the date hereof, the Company has notified the Trustee in writing of all uses of any item of Patent Collateral material to the Company's business of which the Company is aware which could reasonably be expected to lead to such item becoming invalid or unenforceable.

     (e) As of the date hereof, each trademark registration and trademark application of the Company set forth in Schedule 2 is subsisting as of the date hereof and has not been adjudged invalid, unregisterable or unenforceable, in whole or in part, and, to the best of the Company's knowledge, is valid, registrable and enforceable. As of the date hereof, each of the Trademark Licenses set forth in Schedule 2 is validly subsisting and has not been adjudged invalid or unenforceable, in whole or in part, and, to the best of the Company's knowledge, is valid and enforceable. As of the date hereof, set forth on
Schedule 2 are all uses of any item of Trademark Collateral material to the Company's business of which the Company is aware which could reasonably be expected to lead to such item becoming invalid or unenforceable, including unauthorized uses by third parties and uses which were not supported by the goodwill of the business connected with such Collateral.

     (f) As of the date hereof, the Company has not made a previous assignment, sale, transfer or agreement constituting a present or future assignment, sale, transfer or encumbrance of any of the Collateral, except with respect to exclusive licenses granted in the ordinary course of business or as permitted by this Agreement, the Indenture, the Security Documents or the Bank Credit Agreement. As of the date hereof, the Company has not granted any license, shop right, release, covenant not to sue, or non-assertion assurance to any Person with respect to any part of the Collateral except in the ordinary course of business.

     (g) The Company has marked its products with the trademark registration symbol (R), the numbers of all appropriate patents, the common law trademark symbol (TM), or the designation "patent pending," as the case may be, to the extent that it is reasonably and commercially practicable.

     (h)  Except  for the  Patent  Licenses  and  Trademark  Licenses  listed in
Schedule 1 and Schedule 2 hereto, the Company has no knowledge of the existence of any material right or any material claim (other than as provided by this Agreement, the Indenture, the Security Documents or the Bank Credit Agreement) that is likely to be made under or against any item of Collateral contained on
Schedule 1 and Schedule 2.

     (i) No material claim has been made and is continuing or, to the best of the Company's knowledge, threatened that the use by the Company of any item of Collateral is invalid or unenforceable or that the use by the Company of any Collateral does or may violate the rights of any Person. To the best of the Company's knowledge, there is currently no material infringement or unauthorized use of any item of Collateral contained on Schedule 1 and Schedule 2.

     7.2 Covenants. The Company covenants and agrees with the Trustee and the Holders that, from and after the date of this Agreement until the payment in full of the Securities and the other Obligations then due and owing:

     (a) At any time and from time to time, upon the written request of the Trustee or the Company, as the case may be, and at the sole expense of the Company, the Company or the Trustee, as the case may be, will promptly and duly execute and deliver such further instruments and documents and take such further action as the Trustee or the Company may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the Liens created hereby. The Company also hereby authorizes the Trustee to file any such financing or continuation statement without the signature of the Company to the extent permitted by applicable law. A carbon, photostatic or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any jurisdiction. The Trustee agrees to notify the Company and the Company agrees to notify the Trustee of any financing or continuation statement filed by it pursuant to this subsection 7.2(a), provided that any failure to give any such notice shall not affect the validity or effectiveness of any such filing.

     (b) The Company agrees to pay, and to save the Trustee and the Holders harmless from, any and all liabilities and reasonable costs and expenses (including, without limitation, reasonable legal fees and expenses) (i) with respect to, or resulting from, any delay by the Company in complying with any material Requirement of Law applicable to any of the Collateral, or (ii) in connection with any of the transactions contemplated by this Agreement, provided that such indemnity shall not, as to the Trustee or any Holder, be available to the extent that such liabilities, costs and expenses resulted from the gross negligence or willful misconduct of the Trustee or such Holder, as the case may be. In any suit, proceeding or action brought by the Trustee or any Holder under any of the Collateral for any sum owing thereunder, or to enforce any of the Collateral, the Company will save, indemnify and keep the Trustee and such Holder harmless from and against all expense, loss or damage suffered by reason of any defense or counterclaim raised in any such suit, proceeding or action.

     (c) The Company will keep and maintain at its own cost and expense reasonably satisfactory and complete records of the Collateral, and shall mark such records to evidence this Agreement and the Liens and the security interests created hereby. For the Trustee's and the Holders' further security, the Trustee, for the ratable benefit of the Holders, shall have a security interest in all of the Company's books and records pertaining to the Collateral, and the Company shall permit the Trustee or its representatives to review such books and records upon reasonable advance notice during normal business hours at the location where such books and records are kept and at the reasonable request of the Trustee.

     (d) Upon reasonable advance notice to the Company and at reasonable intervals, or at any time and from time to time after the occurrence and during the continuance of an Event of Default, the Trustee and its representatives shall have reasonable access during normal business hours to all the books,
correspondence   and   records  of  the   Company,   and  the  Trustee  and
its representatives may examine the same, and to the extent reasonable take extracts therefrom and make photocopies thereof, and the Company agrees to render to the Trustee, at the Company's reasonable cost and expense, such clerical and other assistance as may be reasonable requested with regard thereto.

     (e) The Company will comply in all material respects with all Requirements of Law applicable to the Collateral or any part thereof, except to the extent that the failure to so comply would not be reasonably expected to materially adversely affect in the aggregate the Trustee's or the Holders' rights hereunder, the priority of their Liens on the Collateral or the value of the Collateral.

     (f) The Company will furnish to the Trustee from time to time such statements and schedules further identifying and describing the Collateral, and such other reports in connection with the Collateral, as the Trustee may reasonably request, all in reasonable detail.

     (g) The Company agrees that, should it obtain an ownership interest in any Patent Collateral or Trademark Collateral, which is not now a part of the Collateral, (i) the provisions of Section 2 shall automatically apply thereto,
(ii) any such Patent Collateral and Trademark Collateral shall automatically become part of the Collateral, and (iii) with respect to any ownership interest in any Patent Collateral or Trademark Collateral that the Company should obtain which the Company reasonably deems is material to its business, it shall give notice thereof to the Trustee in writing, in reasonable detail, at its address set forth in the Indenture within thirty (30) business days after acquiring such ownership interest. The Company authorizes the Trustee to modify this Agreement by amending Schedule 1 and Schedule 2 (and will cooperate reasonably with the Trustee in effecting any such amendment) to include on Schedule 1 any Patent or Patent License and on Schedule 2 any Trademark and Trademark License of which it receives notice under this Section.

     (h) The Company agrees to take all necessary steps, including, without limitation, in the United States Patent and Trademark Office or in any court, to
(i) maintain each Patent and each Patent License identified on Schedule 1 hereto, and (ii) pursue each patent application, now or hereafter identified in
Schedule 1 hereto, including, without limitation, the filing of divisional, continuation, continuation-in-part and substitute applications, the filing of applications for reissue, renewal or extensions, the payment of maintenance fees, and the participation in interference, reexamination, opposition, infringement and misappropriation proceedings, except, in each case in which the Company has reasonably determined that any of the foregoing is not of material economic value to it. The Company agrees to take corresponding steps with respect to each new or acquired patent, patent application, or any rights obtained under any Patent License, in each case, which it is now or later becomes entitled, except in each case in which the Company has reasonably determined that any of the foregoing is not of material economic value to it. Any expenses incurred in connection with such activities shall be borne by the Company.

     (i) The Company agrees to take all necessary steps, including, without limitation, in the United States Patent and Trademark Office or in any court, to
(i) maintain each trademark registration and each Trademark License identified on Schedule 2 hereto, and (ii) pursue each trademark application now or hereafter identified in Schedule 2 hereto, including, without limitation, the filing of responses to office actions issued by the United States Patent and Trademark Office, the filing of applications for renewal, the filing of affidavits under Sections 8 and 15 of the United States Trademark Act, and the participation in opposition, cancellation, infringement and misappropriation proceedings, except, in each case in which the Company has reasonably determined that any of the foregoing is not of material economic value to it. The Company agrees to take corresponding steps with respect to each new or acquired trademark registration, trademark application or any rights obtained under any Trademark License, in each case, which it is now or later becomes entitled, except in each case in which the Company has reasonably determined that any of the foregoing is not of material economic value to it. Any expenses incurred in connection with such activities shall be borne by the Company.

     (j) The Company shall not abandon any trademark registration, patent or any pending trademark or patent application, without the written consent of the Trustee, unless the Company shall have previously determined that such use or the pursuit or maintenance of such trademark registration, patent or pending trademark or patent application is not of material economic value to it, in which case, the Company will, at least annually, give notice of any such abandonment to the Trustee in writing, in reasonable detail, at its address set forth in the Indenture.

     (k) In the event that the Company becomes aware that any item of the Collateral which the Company has reasonably determined to be material to its business is infringed or misappropriated by a third party, the Company shall notify the Trustee promptly and in writing, in reasonable detail, at its address set forth in the Indenture, and shall take such actions as the Company or the Trustee deems reasonably appropriate under the circumstances to protect such
Collateral, including, without limitation, suing for infringement or misappropriation and for an injunction against such infringement or misappropriation. Any expense incurred in connection with such activities shall be borne by the Company. The Company will advise the Trustee promptly and in writing, in reasonable detail, at its address set forth in the Indenture, of any adverse determination or the institution of any proceeding (including, without limitation, the institution of any proceeding in the United States Patent and Trademark Office or any court) regarding any item of the Collateral which has a material adverse effect on (i) the business, operations, property, condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole or (ii) the validity or enforceability of this Agreement, any of the other Security Documents or the Indenture or the rights or remedies of the Trustee or the Holders hereunder or thereunder.

     (l) The Company shall mark its products with the trademark registration symbol (R), the numbers of all appropriate patents, the common law trademark symbol (TM), or the designation "patent pending," as the case may be, to the extent that it is reasonably and commercially practicable.

     (m) The Company will not create, incur or permit to exist, will defend the Collateral against, and will take such other action as is reasonably necessary to remove, any Lien or material adverse claim on or to any of the Collateral, other than non-exclusive licenses granted in the ordinary course of business, the Liens created by this Agreement and Permitted Liens and will defend the right, title and interest of the Trustee and the Holders in and to any of the Collateral against the claims and demands of all Persons whomsoever.

     (n) Without the prior written consent of the Trustee, the Company will not sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, the Collateral, or attempt, offer or contract to do so, except with respect to non-exclusive licenses in the ordinary course of business or as expressly permitted by the Indenture and the Security Documents or as permitted under the Bank Credit Agreement.

     (o) The Company will advise the Trustee promptly, in reasonable detail, at its address set forth in the Indenture, (i) of any Lien (other than Liens created hereby or Permitted Liens) on, or material adverse claim asserted against, Patents or Trademarks and (ii) of the occurrence of any other event which would reasonably be expected in the aggregate to have a material adverse effect on the aggregate value of the Collateral or the Liens created hereunder.

     8 Remedies.

     8.1 Notice to Account Debtors and Contract Parties. Upon the request of the Trustee at any time after the occurrence and during the continuance of an Event of Default, the Company shall notify account debtors on the Accounts and parties to the Contracts that the Accounts and the Contracts have been assigned to the Trustee for the ratable benefit of the Holders and that payments in respect thereof shall be made directly to the Trustee.

     8.2 Proceeds to be Turned Over To Trustee. In addition to the rights of the Trustee and the Holders specified in subsection hereof with respect to payments of Accounts, if an Event of Default shall occur and be continuing, all Proceeds received by the Company consisting of cash, checks and other near-cash items shall be held by the Company in trust for the Trustee and the Holders, segregated from other funds of the Company, and shall, forthwith upon receipt by the Company, be turned over to the Trustee in the exact form received by the Company (duly indorsed by the Company to the Trustee, if required) and held by the Trustee in a Collateral Account maintained under the sole dominion and control of the Trustee. All Proceeds while held by the Trustee in a Collateral Account (or by the Company in trust for the Trustee and the Holders) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in subsection hereof.

     8.3 Application of Proceeds. At such intervals as may be agreed upon by the Company and the Trustee, or, if an Event of Default shall have occurred and be continuing, at any time at the Trustee's election, the Trustee may apply all or any part of Proceeds held in any Collateral Account in payment of the Obligations in such order as the Trustee may elect, and any part of such funds which the Trustee elects not so to apply and deems not required as collateral security for the Obligations shall be paid over from time to time by the Trustee to the Company or to whomsoever may be lawfully entitled to receive the same. Any balance of such Proceeds remaining after the Obligations shall have been paid in full shall be paid over to the Company or to whomsoever may be lawfully entitled to receive the same.

     8.4 Code Remedies. If an Event of Default shall occur and be continuing, the Trustee, on behalf of the Holders may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, the Trustee, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Company or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Trustee or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Trustee or any Holder shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Company, which right or equity is hereby waived or released. The Company further agrees, at the Trustee's request, to assemble the Collateral and make it available to the Trustee at places which the Trustee shall reasonably select, whether at the Company's premises or elsewhere. The Trustee shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Trustee and the Holders hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Trustee may elect, and only after such application and after the payment by the Trustee of any other amount required by any provision of law, including, without limitation,
Section 9-504(1)(c) of the Code, need the Trustee account for the surplus, if any, to the Company. To the extent permitted by applicable law, the Company waives all claims, damages and demands it may acquire against the Trustee or any Holder arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten
(10) days before such sale or other disposition.

     8.5 Deficiency. The Company shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by the Trustee or any Holder to collect such deficiency.

     9 Trustee's Appointment as Attorney-in-Fact; Trustee's Performance of Company's Obligations.

     9.1 Powers. The Company hereby irrevocably constitutes and appoints the Trustee and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Company and in the name of the Company or in its own name, from time to time in the Trustee's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, the Company hereby gives the Trustee the power and right, on behalf of the Company, without notice to or assent by the Company, to do the following:

     (a) in the case of any Account, at any time when the authority of the Company to collect the Accounts has been curtailed or terminated pursuant to subsection hereof, or in the case of any other Collateral, at any time when any Event of Default shall have occurred and is continuing, in the name of the Company or its own name, or otherwise, to take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account, Instrument, General Intangible or Contract or with respect to any other Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Trustee for the purpose of collecting any and all such moneys due under any Account, Instrument, General Intangible or Contract or with respect to any other Collateral whenever payable;

     (b) in the case of any Patents or Trademarks, to execute and deliver any and all agreements, instruments, documents, and papers as the Trustee may request to evidence the Trustee's and the Holders' security interest in any Patent or Trademark and the goodwill and general intangibles of the Company relating thereto or represented thereby;

     (c) to pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, to effect any repairs or any insurance called for by the terms of this Agreement and to pay all or any part of the premiums therefor and the costs thereof;

     (d) to execute, in connection with the sale provided for in subsection hereof, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

     (e) upon the occurrence and during the continuance of any Event of Default,
(i) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Trustee or as the Trustee shall direct; (ii) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral;
(iii) to sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (iv) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any thereof and to enforce any other right in respect of any Collateral; (v) to defend any suit, action or proceeding brought against the Company with respect to any Collateral; (vi) to settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, to give such discharges or releases as the Trustee may deem appropriate; (vii) to assign any Patent or Trademark (along with the goodwill of the business to which any such Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Trustee shall in its sole discretion determine; and
(viii) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Trustee were the absolute owner thereof for all purposes, and to do, at the Trustee's option and the Company's expense, at any time, or from time to time, all acts and things which the Trustee deems necessary to protect, preserve or realize upon the Collateral and the Trustee's and the Holders' security interests therein and to effect the intent of this Agreement, all as fully and effectively as the Company might do.

     9.2 Performance by Trustee of Company's Obligations. If the Company fails to perform or comply with any of its agreements contained herein, the Trustee, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

     9.3 Company's Reimbursement Obligation. The expenses of the Trustee incurred in connection with actions undertaken as provided in this Section 9, together with interest thereon at a rate per annum equal to the 12%, from the date of payment by the Trustee to the date reimbursed by the Company, shall be payable by the Company to the Trustee on demand.

     9.4 Ratification; Power Coupled With An Interest. The Company hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

     10 Duty of Trustee. The Trustee's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under
Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Trustee deals with similar property for its own account. Neither the Trustee, any Holder nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Company or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Trustee and the Holders hereunder are solely to protect the Trustee's and the Holders' interests in the Collateral and shall not impose any duty upon the Trustee or any Holder to exercise any such powers. The Trustee and the Holders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to the Company for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

     11 Execution of Financing Statements. Pursuant to Section 9-402 of the Code, the Company authorizes the Trustee to file financing statements with respect to the Collateral without the signature of the Company in such form and in such filing offices as the Trustee reasonably determines appropriate to perfect the security interests of the Trustee under this

Agreement. A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

     12 Authority of Trustee. The Company acknowledges that the rights and responsibilities of the Trustee under this Agreement with respect to any action taken by the Trustee or the exercise or non-exercise by the Trustee of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Trustee and the Holders, be governed by the Indenture and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Trustee and the Company, the Trustee shall be conclusively presumed to be acting as trustee for the Holders with full and valid authority so to act or refrain from acting, and the Company shall be under no obligation, or entitlement, to make any inquiry respecting such authority.

     13 Notices. All notices, requests and demands to or upon the respective parties hereto shall be made in accordance with subsection 12.2 of the Indenture.

     14 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     15 Amendments in Writing; No Waiver; Cumulative Remedies. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Article IX of the Indenture. This Agreement shall be binding upon the successors and assigns of the Company and shall inure to the benefit of the Trustee and the Holders and their respective successors and assigns, except that the Company may not assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Trustee.

     16 Section Headings. The section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

     17 Successors and Assigns. This Agreement shall be binding upon the successors and assigns of the Company and shall inure to the benefit of the Trustee and the Holders and their successors and assigns.

     18 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

     19 Release of Collateral and Termination. (a) At such time as the payment in full of the Securities and the other Obligations then due and owing shall have occurred, the

Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Trustee and the Company hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Company unless such reversion would be inconsistent with the Subordination Agreement. Upon request of the Company following any such termination, the Trustee shall deliver (at the sole cost and expense of the Company) any Collateral held by the Trustee hereunder, and execute and deliver (at the sole cost and expense of the Company) to the Company such documents as the Company shall reasonably request to evidence such termination.

     (b) If any of the Collateral shall be sold, transferred or otherwise disposed of by the Company in a transaction permitted by the Indenture or the Bank Credit Agreement, then the Trustee shall execute and deliver to the Company (at the sole cost and expense of the Company) all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral.

     20 Subordination. Each of the Company and the Trustee (for itself in that capacity and on behalf of the Holders) acknowledge that the security interests in the Collateral granted, confirmed and/or reaffirmed pursuant to this Agreement or otherwise held by the Trustee or any Holder are subordinated in priority to the security interests in the Collateral held by the holder of the Senior Indebtedness as provided in, and the rights (including the right to payment) and remedies of the Trustee hereunder and of the Holders are subordinated and subject to the terms and provisions of, the Subordination Agreement.

     21 Incorporation of Certain Indenture Provisions. All provisions of Article VII of the Indenture shall be construed as extending to and including all of the rights, duties and obligations imposed upon the Trustee under this Agreement as fully and for all purposes as if said Article VII were contained in this Agreement.

     IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

                                               LONDON FOG INDUSTRIES, INC.

                                               By:
                                                  ------------------------------
                                                  Name: Edward M. Krell
                                                  Title: Chief Financial Officer

                                                                      Schedule 1

                           PATENTS AND PATENT LICENSES

                                                                      Schedule 2

                        TRADEMARKS AND TRADEMARK LICENSES

                                                                      Schedule 3

                            FILINGS AND OTHER ACTIONS
                     REQUIRED TO PERFECT SECURITY INTERESTS

                         Uniform Commercial Code Filings

COMPANY                                       JURISDICTION

London Fog Industries, Inc.                   Secretary of State, CALIFORNIA

                                              Clerk of SAN BERNADINO COUNTY,
                                              California

                                              Clerk of SANTA CLARA COUNTY,
                                              California

                                              Clerk of SOLANO COUNTY, California

                                              Clerk of the Superior Court, BANKS
                                              COUNTY, Georgia

                                              Clerk of HENRY COUNTY, Georgia

                                              Clerk of the Superior Court,
                                              CHATHAM COUNTY, Georgia

                                              Clerk of the Superior Court,
                                              GORDON COUNTY,Georgia

                                              Clerk of the Superior Court,
                                              LOWDENS COUNTY, Georgia

                                              Clerk of the Superior Court, WHITE
                                              COUNTY, Georgia

                                              Clerk of the Superior Court,
                                              WILKES COUNTY, Georgia

                                              Secretary of State, ILLINOIS

COMPANY                                       JURISDICTION

                                              Clerk of DOUGLASS COUNTY, Illinois

COMPANY                                      JURISDICTION

London Fog Industries, Inc.                  Department of Assessments and
                                             Taxation, MARYLAND

                                             Clerk of the Circuit Court,
                                             BALTIMORE CITY, Maryland

                                             Clerk of the Circuit Court, CARROLL
                                             COUNTY, Maryland

                                             Clerk of the Circuit Court,
                                             WASHINGTON COUNTY, Maryland

                                             Secretary of the Commonwealth,
                                             MASSACHUSETTS

                                             Registry of Deeds, BARNSTABLE
                                             COUNTY, Massachusetts

                                             Clerk of the Town, BOURNE,
                                             Massachusetts

                                             Clerk of the Town, SAGAMORE,
                                             Massachusetts

                                             Registry of Deeds, BERKSHIRE
                                             COUNTY, Massachusetts

                                             Clerk of the Town, LENOX,
                                             Massachusetts

                                             Registry of Deeds, BRISTOL COUNTY,
                                             Massachusetts

                                             Clerk of the Town, FALL RIVER,
                                             Massachusetts

                                             Clerk of the Town, NEW BEDFORD,
                                             Massachusetts

                                             Clerk of the Town, TAUNTO,
                                             Massachusetts

                                             Secretary of State, NEW YORK

COMPANY                                       JURISDICTION

                                              County Clerk, CLINTON COUNTY,
                                              New York

London Fog Industries, Inc.                   County Clerk, DUCHESS COUNTY,
                                              New York

                                              County Clerk, NIAGARA COUNTY,
                                              New York

                                              County Clerk, ONEIDA COUNTY,
                                              New York

                                              County Clerk, ORANGE COUNTY,
                                              New York

                                              County Clerk, STEUBEN COUNTY,
                                              New York

                                              County Clerk, SULLIVAN COUNTY,
                                              New York

                                              County Clerk, WARREN COUNTY,
                                              New York

                                              City Register, NEW YORK COUNTY,
                                              New York

                                              Secretary of State, TENNESSEE

                                              Clerk of CUMBERLAND COUNTY,
                                              Tennessee

                                              Secretary of State, TEXAS

                                              Clerk of HAYS COUNTY, Texas

                                              Secretary of Commonwealth,
                                              VIRGINIA

                                              State Corporation Commission,
                                              VIRGINIA

                                              Clerk of the Circuit Court,
                                              AUGUSTA COUNTY, Virginia

COMPANY                                       JURISDICTION

                                              Clerk of the Circuit Court, JAMES

                                              CITY COUNTY, Virginia

London Fog Industries, Inc.                   Clerk of the Circuit Court, PRINCE
                                              WILLIAM COUNTY, Virginia

                                              Clerk of the Circuit Court, WYTHE
                                              COUNTY, Virginia

                                              Secretary of State, WASHINGTON



                          Patent and Trademark Filings

UCC filings and filing of the Borrower Patent and Trademark Security Agreement with the United States Patent and Trademark Office.

                                  Other Actions

                                      None.

                                                                      Schedule 4

                       LOCATION OF INVENTORY AND EQUIPMENT

                  Item                                  Location

                                                                       EXHIBIT F


                    AMENDED AND RESTATED SUBSIDIARY GUARANTEE

                  AMENDED AND RESTATED SUBSIDIARY GUARANTEE, dated as of February 27, 1998, made by each of the corporations that are signatories hereto (the "Guarantors"), in favor of IBJ Schroder Bank & Trust Company as trustee (in such capacity, the "Trustee") for the Holders under, and as defined in, the Indenture, dated as of even date herewith (as amended, supplemented or otherwise modified from time to time, the "Indenture"), between London Fog Industries, Inc., a Delaware corporation (the "Company"), and the Trustee.

                              W I T N E S S E T H:

                  WHEREAS, pursuant to the Credit Agreement, dated as of May 20, 1994 (as amended, supplemented or otherwise modified prior to May 31, 1995, the "Original Credit Agreement"), among the Company, The Chase Manhattan Bank (formerly known as Chemical Bank), as agent (in such capacity, the "Original Agent") for the several banks and other financial institutions from time to time parties thereto (the "Original Lenders") and the Original Lenders, the Original Lenders made certain loans and other extensions of credit to the Company;

                  WHEREAS, in connection with the execution and delivery of the Original Credit Agreement, the Guarantors executed and delivered to the Original Agent, for the benefit of the Original Lenders, the Subsidiary Guarantee, dated as of May 20, 1994 (as amended, supplemented or otherwise modified prior to May 31, 1995, the "Original Guarantee"), pursuant to which each Guarantor, jointly and severally for the benefit of the Original Agent and the Original Lenders, guaranteed the prompt and complete payment and performance by the Company of the Obligations (as defined in the Original Guarantee);

                  WHEREAS, the Company, the Original Agent and the Original Lenders agreed to restructure the obligations of the Company under the Original Credit Agreement by means of, among other things, the execution and delivery of the Master Restructuring Agreement, dated as of May 31, 1995 (as heretofore amended, supplemented or otherwise modified, the "Existing MRA"), among the Company, the Original Agent and the Original Lenders, among others;

                  WHEREAS, in connection with the execution and the delivery of the Existing MRA, the Company executed and delivered (a) the Term Loan Agreement, dated as of May 31, 1995 (as heretofore amended, supplemented or otherwise modified, the "Term Loan Agreement"), among the Company, The Chase Manhattan Bank (formerly known as Chemical Bank), as agent (in such capacity, the "Term Loan Agent") for the several banks and other financial institutions from time to time parties thereto (the "Term Loan Lenders") and the Term Loan Lenders and (b) the Note Agreement, dated as of May 31, 1995 (as heretofore amended, supplemented or otherwise modified, the "Note Agreement" and, together with the Term Loan Agreement, collectively, the "Existing Agreements"), among the Company, The Chase Manhattan Bank (formerly known as Chemical Bank), as agent (in such capacity and also in its capacity as the Term Loan Agent, the "Agent") for the several banks and other financial institutions from time to time parties thereto (the "Note Lenders" and, together with the Term Loan Lenders, collectively, the "Lenders") and the Note Lenders, pursuant to which the Lenders made certain loans to the Company;

                  WHEREAS, in connection with the execution and delivery of the Existing MRA and the Existing Agreements, the Guarantors executed and delivered to the Agent, for the benefit of the Lenders, Amendment No. 1 to the Subsidiary Guarantee, dated as of May 31, 1995 (the Original Guarantee as amended, supplemented or otherwise modified by such Amendment No. 1, the "Existing Guarantee"), pursuant to which the Guarantors, jointly and severally for the benefit of the Agent and the Lenders, guaranteed the prompt and complete payment and performance by the Company of the Obligations (as defined in the Existing Guarantee);

                  WHEREAS, the Company, the Agent and the Lenders have agreed to restructure the obligations of the Company under the Existing Agreements by means of, among other things, the execution and delivery of the Indenture and the Master Restructuring Agreement, dated as of even date herewith (as amended, supplemented or otherwise modified from time to time, the "MRA"), among the Company, the Agent and the Lenders, among others; and

                  WHEREAS, it is a condition precedent to the effectiveness of the MRA and the obligation of the Agent and the Lenders to consummate the restructuring contemplated thereby, that, among other things, the Guarantors shall have executed and delivered this Guarantee to the Trustee, for the benefit of the Holders.

                  NOW, THEREFORE, in consideration of the premises and to induce the Agent and the Lenders to restructure the obligations of the Company under the Existing Agreements and to induce the Trustee to enter into the Indenture, the Guarantors hereby agree with the Trustee, for the benefit of the Holders, that the Existing Guarantee shall be and hereby is amended and restated in its entirety as follows:

                  1. Defined Terms. (a) Unless otherwise defined herein, terms defined in the Indenture and used herein shall have the meanings given to them in the Indenture. The following terms shall have the following meanings:

                  "Guarantee": this Amended and Restated Subsidiary Guarantee, as the same may be amended, supplemented, waived or otherwise modified from time to time.

                  "Obligations" as used herein means the unpaid principal of and interest on (including, without limitation, interest accruing after the Stated Maturity of the Securities and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Securities and all other obligations and liabilities of the Company to the Trustee or to any

         Holder, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Guarantee, the Indenture, the MRA, the other Restructuring Documents (as defined in the MRA) or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees, charges and disbursements of counsel to the Trustee or one counsel selected by the Holders that are required to be paid by the Company pursuant to this Guarantee or the Indenture) or otherwise.

                  (b) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Guarantee shall refer to this Guarantee as a whole and not to any particular provision of this Guarantee, and section references are to this Guarantee unless otherwise specified.

                  (c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                  2. Guarantee (a) Each of the Guarantors hereby confirms and reaffirms its guarantee of the Obligations (as defined in the Existing Guarantee) pursuant to the Existing Guarantee, which Existing Guarantee is replaced hereby. Subject to the provisions of Section , each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Trustee, for the ratable benefit of the Holders and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Company when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

                  (b)  Anything  herein  or in the  Indenture  or  any  Security
Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the Indenture and the Security Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors.

                  (c) Each Guarantor further agrees to pay any and all expenses (including, without limitation, all fees and disbursements of counsel) which may be paid or incurred by the Trustee or any Holder in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, such Guarantor under this Guarantee. This Guarantee shall remain in full force and effect until the Obligations are paid in full.

                  (d) Each Guarantor agrees that the Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing this Guarantee or affecting the rights and remedies of the Trustee or any Holder hereunder.

                  (e) No payment or payments made by the Company, any of the Guarantors, any other guarantor or any other Person or received or collected by the Trustee or any Holder from the Company, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment or payments other than payments made by such Guarantor in respect of the Obligations or payments received or collected from such Guarantor in respect of the Obligations, remain liable for the Obligations up to the maximum liability of such Guarantor hereunder until the Obligations are paid in full.

                  (f) Each Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment to the Trustee or any Holder on account of its liability hereunder, it will notify the Trustee in writing that such payment is made under this Guarantee for such purpose.

                  3. Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder who has not paid its proportionate share of such payment. Each Guarantor's right of contribution shall be subject to the terms and conditions of Section hereof. The provisions of this Section 3 shall in no respect limit the obligations and liabilities of any Guarantor to the Trustee and the Holders, and each Guarantor shall remain liable to the Trustee and the Holders for the full amount guaranteed by such Guarantor hereunder.

                  4. Right of Set-off. Each Guarantor hereby irrevocably authorizes the Trustee and each Holder at any time and from time to time without notice to such Guarantor or any other Guarantor, any such notice being expressly waived by each Guarantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Trustee or such Holder to or for the credit or the account of such Guarantor, or any part thereof in such amounts as the Trustee or such Holder may elect, against and on account of the obligations and liabilities of such Guarantor to the Trustee or such Holder hereunder and claims of every nature and description of the Trustee or such Holder against such Guarantor, in any currency, whether arising hereunder, under the Indenture, any Security Document or otherwise, as the Trustee or such Holder may elect, whether or not the Trustee or any Holder has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Trustee and each Holder shall notify such Guarantor promptly of any such set-off and the application made by the Trustee or such Holder, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Trustee and each Holder under this Section 4 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Trustee or such Holder may have.

                  5. No Subrogation. Notwithstanding any payment or payments made by any of the Guarantors hereunder or any set-off or application of funds of any of the Guarantors by any Trustee, no Guarantor shall be entitled to be subrogated to any of the rights of the Trustee or any Holder against the Company or any other Guarantor or any collateral security or guarantee or right of offset held by any Holder for the payment of the Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Company or any other

Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Trustee and the Holders by the Company on account of the Obligations are paid in full. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Trustee and the Holders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Trustee in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Trustee, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Trustee may determine.

                  6. Amendments, etc. with respect to the Obligations; Waiver of Rights. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Obligations made by the Trustee or any Holder may be rescinded by such party and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security, or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Trustee, and the Indenture and the Security Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, in accordance with Article IX of the Indenture, and any collateral security, guarantee or right of offset at any time held by the Trustee or any Holder for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Trustee nor any Holder shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Guarantee or any property subject thereto. When making any demand hereunder against any of the Guarantors, the Trustee or any Holder may, but shall be under no obligation to, make a similar demand on the Company or any other Guarantor or guarantor, and any failure by the Trustee or any Holder to make any such demand or to collect any payments from the Company or any such other Guarantor or guarantor or any release of the Company or such other Guarantor or guarantor shall not relieve any of the Guarantors in respect of which a demand or collection is not made or any of the Guarantors not so released of their several obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Trustee or any Holder against any of the Guarantors. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

                  7. Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Trustee or any Holder upon this Guarantee or acceptance of this Guarantee, the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guarantee; and all dealings between the Company and any of the Guarantors, on the one hand, and the Trustee and the Holders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guarantee. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Company or any of the Guarantors with respect to the Obligations. Each Guarantor understands and agrees that this Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity, regularity or enforceability of the Indenture, any other Guarantee, any Security Document, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Trustee or any Holder, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Company against the Trustee or any Holder, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Company or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Company for the Obligations, or of such Guarantor under this Guarantee, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against any Guarantor, the Trustee and any Holder may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Company or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Trustee or any Holder to pursue such other rights or remedies or to collect any payments from the Company or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Company or any such other Person or any such collateral security, guarantee or right of offset, shall not relieve such Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Trustee and the Holders against such Guarantor. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon each Guarantor and the successors and assigns thereof, and shall inure to the benefit of the Trustee and the Holders, and their respective successors, indorsees, transferees and assigns, until all the Obligations and the obligations of each Guarantor under this Guarantee shall have been satisfied by payment in full.

                  8. Reinstatement. This Guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Trustee or any Holder upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Company or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

                  9. Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Trustee without set-off or counterclaim in U.S. Legal Tender at the office of the Trustee set forth in Section 12.2 of the Indenture.

                  10. Representations and Warranties; Covenants. (a) Each Guarantor hereby represents and warrants that the representations and warranties set forth in Section 6 of the MRA as they relate to such Guarantor or the Restructuring Documents (as defined in the MRA) or the Security Documents to which such Guarantor is a party, each of which is hereby incorporated herein by reference, are true and correct, and the Trustee and each Holder shall be entitled to rely on each of them as if they were fully set forth herein, provided that each reference in each such representation and warranty to the Company's knowledge shall, for the purposes of this paragraph (a), be deemed to be a reference to such Guarantor's knowledge.

                  (b) Each Guarantor hereby covenants and agrees with the Trustee and each Holder that, from and after the date of this Guarantee until the Obligations are paid in full, such Guarantor shall take, or shall refrain from taking, as the case may be, all actions that are necessary to be taken or not taken so that no violation of any provision, covenant or agreement contained in Article IV of the Indenture, and so that no Default or Event of Default, is caused by any act or failure to act of such Guarantor or any of its Subsidiaries.

                  11. Authority of Trustee. Each Guarantor acknowledges that the rights and responsibilities of the Trustee under this Guarantee with respect to any action taken by the Trustee or the exercise or non-exercise by the Trustee of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Guarantee shall, as between the Trustee and the Holders, be governed by the Indenture and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Trustee and such Guarantor, the Trustee shall be conclusively presumed to be acting as Trustee for the Holders with full and valid authority so to act or refrain from acting, and no Guarantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

                  12. Notices. All notices, requests and demands pursuant hereto shall be made in accordance with subsection 12.2 of the Indenture, provided, that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at the notice address set forth under its signature below.

                  13. Counterparts. This Guarantee may be executed by one or more of the Guarantors on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the counterparts of this Guarantee signed by all the Guarantors shall be lodged with the Trustee.

                  14. Severability. Any provision of this Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  15. Integration. This Guarantee represents the agreement of each Guarantor with respect to the subject matter hereof and there are no promises or representations by the Trustee or any Holder relative to the subject matter hereof not reflected herein.

                  16. Amendments in Writing; No Waiver; Cumulative Remedies; Successors and Assigns. None of the terms or provisions of this Guarantee may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the affected Guarantor(s) and the Trustee in accordance with Article IX of the Indenture. This Guarantee shall be binding upon the successors and assigns of each Guarantor and shall inure to the benefit of the Trustee and the Holders and their respective successors and assigns, except that no Guarantor may assign, transfer or delegate any of its rights or obligations under this Guarantee without the prior written consent of the Trustee.

                  17. Section Headings. The section headings used in this Guarantee are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

                  18. Successors and Assigns. This Guarantee shall be binding upon the successors and assigns of each Guarantor and shall inure to the benefit of the Trustee and the Holders and their successors and assigns.

                  19. GOVERNING LAW. THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  20. Termination. This Guarantee shall remain in full force and effect and be binding upon each Guarantor and the successors and assigns thereof, and shall inure to the benefit of the Trustee and the Holders, and their respective successors, indorsees, transferees and assigns, until all the Obligations and the obligations of each Guarantor under this Guarantee shall have been satisfied by payment in full. At the request and expense of the Company, a Guarantor shall be released from its obligations hereunder in the event that all the capital stock of such Guarantor shall be sold, transferred or otherwise disposed of in accordance with the terms of the Indenture and the Bank Credit Agreement; provided that the Company shall have delivered to the Trustee, at least ten (10) Business Days prior to the date of the proposed release, a written request for release identifying the relevant Guarantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Company stating that such transaction is in compliance with the Indenture and the Bank Credit Agreement.

                  21. Subordination. Each of the Guarantors and the Trustee (for itself in that capacity and on behalf of the Holders) acknowledge that all liabilities and obligations of the Guarantors provided, confirmed and/or reaffirmed pursuant to this Guarantee are subordinated in right of payment to the Senior Indebtedness pursuant to, and the rights and remedies of the Trustee hereunder, are subject to the terms and provisions of, the Subordination Agreement.

                  22. Submission To Jurisdiction; Waivers. Each Guarantor hereby irrevocably and unconditionally:

                  (a) submits for itself and its property in any legal action or proceeding relating to this Guarantee, the Indenture and the Security Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                  (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, at its address set forth under its signature below;

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 21 any special, exemplary, punitive or consequential damages.

                  23. WAIVERS OF JURY TRIAL. EACH GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTEE THE INDENTURE OR ANY SECURITY DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

                  24. Incorporation of Certain Indenture Provisions. All provisions of Article VII of the Indenture shall be construed as extending to and including all of the rights, duties and obligations imposed upon the Trustee under this Guarantee as fully and for all purposes as if said Article VII were contained in this Guarantee.

                  IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee to be duly executed and delivered by its duly authorized officer as of the day and year first above written.

                                             CLIPPER MIST, INC.

                                             By:
                                                  ---------------------------
                                                  Name: Stuart B. Fisher
                                                  Title: Secretary

                                             Address for Notices:
                                             1332 Londontown Boulevard
                                             Eldersburg, MD  21784
                                             Fax: (410) 549-6448

                                             LONDON FOG SPORTSWEAR, INC.

                                             By:
                                                 ----------------------------
                                                  Name: Stuart B. Fisher
                                                  Title: Secretary

                                             Address for Notices:
                                             1332 Londontown Boulevard
                                             Eldersburg, MD  21784
                                             Fax: (410) 549-6448

                                             MATTHEW MANUFACTURING CO., INC.

                                             By:
                                                 ----------------------------
                                                  Name: Stuart B. Fisher
                                                  Title: Secretary

                                             Address for Notices:
                                             1332 Londontown Boulevard
                                             Eldersburg, MD  21784
                                             Fax: (410) 549-6448

                                             PACIFIC TRAIL, INC.

                                             By:
                                                -----------------------------
                                                 Name:  Stuart B. Fisher
                                                 Title:  Secretary

                                             Address for Notices:
                                             1332 Londontown Boulevard
                                             Eldersburg, MD  21784
                                             Fax: (410) 549-6448

                                             PTI HOLDING CORP.


                                             By:
                                                -----------------------------
                                                  Name: Stuart B. Fisher
                                                  Title: Secretary

                                             Address for Notices:
                                             1332 Londontown Boulevard
                                             Eldersburg, MD  21784
                                             Fax: (410) 549-6448

                                             PTI TOP COMPANY, INC.

                                             By:
                                                -----------------------------
                                                  Name: Stuart B. Fisher
                                                  Title: Secretary

                                             Address for Notices:
                                             1332 Londontown Boulevard
                                             Eldersburg, MD  21784
                                             Fax: (410) 549-6448

                                             STAR SPORTSWEAR MANUFACTURING
                                             CORP.


                                             By:
                                                -----------------------------
                                                  Name: Stuart B. Fisher
                                                  Title: Secretary

                                             Address for Notices:
                                             1332 Londontown Boulevard
                                             Eldersburg, MD  21784
                                             Fax: (410) 549-6448

                                             THE MOUNGER CORPORATION


                                             By:
                                                ----------------------------
                                                  Name: Stuart B. Fisher
                                                  Title:  Secretary

                                             Address for Notices:
                                             1332 Londontown Boulevard
                                             Eldersburg, MD  21784
                                             Fax: (410) 549-6448

                                             THE SCRANTON OUTLET CORPORATION


                                             By:
                                                -----------------------------
                                                  Name: Stuart B. Fisher
                                                  Title: Secretary

                                             Address for Notices:
                                             1332 Londontown Boulevard
                                             Eldersburg, MD  21784
                                             Fax: (410) 549-6448

                                             WASHINGTON HOLDING COMPANY



                                             By:
                                                -----------------------------
                                                  Name: Stuart B. Fisher
                                                  Title: Secretary

                                             Address for Notices:
                                             1332 Londontown Boulevard
                                             Eldersburg, MD  21784
                                             Fax: (410) 549-6448

                                                                       EXHIBIT G


                     AMENDED AND RESTATED SUBSIDIARY PATENT
                        AND TRADEMARK SECURITY AGREEMENT

     AMENDED AND RESTATED SUBSIDIARY PATENT AND TRADEMARK SECURITY AGREEMENT, dated as of February 27, 1998, made by each of the corporations signatories hereto (the "Pledgors"), in favor of IBJ Schroder Bank & Trust Company, as trustee (in such capacity, the "Trustee") for the Holders under, and as defined in, the Indenture, dated as of even date herewith (as amended, supplemented or otherwise modified from time to time, the "Indenture") between London Fog Industries, Inc., a Delaware corporation (the "Company"), and the Trustee.

                              W I T N E S S E T H :

     WHEREAS, pursuant to the Credit Agreement, dated as of May 20, 1994 (as amended, supplemented or otherwise modified prior to May 31, 1995, the "Original Credit Agreement"), among the Company, The Chase Manhattan Bank (formerly known as Chemical Bank), as agent (in such capacity, the "Original Agent") for the several banks and other financial institutions from time to time parties thereto (the "Original Lenders") and the Original Lenders, the Original Lenders made certain loans and other extensions of credit to the Company;

     WHEREAS, in connection with the execution and delivery of the Original Credit Agreement, the Pledgors executed and delivered to the Original Agent, for the benefit of the Original Lenders, the Subsidiary Patent and Trademark Security Agreement, dated as of May 20, 1994 (as amended, supplemented or otherwise modified prior to May 31, 1995, the "Original Patent and Trademark Security Agreement"), pursuant to which the Pledgors pledged to the Original Agent, for the benefit of the Original Lenders, the Collateral (as defined in the Original Patent and Trademark Security Agreement) as collateral security for the Obligations (as defined in the Original Patent and Trademark Security Agreement);

     WHEREAS, the Company, the Original Agent and the Original Lenders agreed to restructure the obligations of the Company under the Original Credit Agreement by means of, among other things, the execution and delivery of the Master Restructuring Agreement, dated as of May 31, 1995 (as heretofore amended, supplemented or otherwise modified, the "Existing MRA"), among the Company, the Original Agent and the Original Lenders, among others;

     WHEREAS, in connection with the execution and the delivery of the Existing MRA, the Company executed and delivered (a) the Term Loan Agreement, dated as of May 31, 1995 (as heretofore amended, supplemented or otherwise modified, the "Term Loan Agreement"), among the Company, The Chase Manhattan Bank (formerly known as Chemical

Bank), as agent (in such capacity, the "Term Loan Agent") for the several banks and other financial institutions from time to time parties thereto (the "Term Loan Lenders") and the Term Loan Lenders and (b) the Note Agreement, dated as of May 31, 1995 (as heretofore amended, supplemented or otherwise, the "Note Agreement" and, together with the Term Loan Agreement, collectively, the "Existing Agreements"), among the Company, The Chase Manhattan Bank (formerly known as Chemical Bank), as agent (in such capacity and also in its capacity as the Term Loan Agent, the "Agent") for the several banks and other financial institutions from time to time parties thereto (the "Note Lenders" and, together with the Term Loan Lenders, collectively, the "Lenders") and the Note Lenders, pursuant to which the Lenders made certain loans to the Company;

     WHEREAS, in connection with the execution and delivery of the Existing MRA and the Existing Agreements, the Pledgors executed and delivered to the Agent, for the benefit of the Lenders, Amendment No. 1 to the Subsidiary Patent and Trademark Security Agreement, dated as of May 31, 1995 (the Original Patent and Trademark Security Agreement as amended, supplemented or otherwise modified by such Amendment No. 1, the "Existing Patent and Trademark Security Agreement"), pursuant to which the Pledgors granted to the Agent, for the benefit of the Lenders, a security interest in all the Collateral (as defined in the Existing Patent and Trademark Security Agreement) as collateral security for the
Obligations  (as  defined  in  the  Existing   Patent  and  Trademark   Security
Agreement);

     WHEREAS, the Company, the Agent and the Lenders have agreed to restructure the obligations of the Company under the Existing Agreements by means of, among other things, the execution and delivery of the Indenture and the Master Restructuring Agreement, dated as of even date herewith (as amended, supplemented or otherwise modified from time to time, the "MRA"), among the Company, the Agent and the Lenders, among others; and

     WHEREAS, it is a condition precedent to the effectiveness of the MRA and the obligation of the Agent and the Lenders to consummate the restructuring contemplated thereby, that, among other things, the Pledgors shall have executed and delivered this Agreement to the Trustee, for the benefit of the Holders.

     NOW, THEREFORE, in consideration of the premises and to induce the Agent and the Lenders to restructure the obligations of the Company under the Existing Agreements and to induce the Trustee to enter into the Indenture, the Pledgors hereby agree with the Trustee, for the benefit of the Holders, that the Existing Patent and Trademark Security Agreement shall be and hereby is amended and restated in its entirety as follows:

1. Defined Terms. (a) Unless otherwise defined herein, capitalized terms defined in the Indenture are used herein as defined therein. The following terms shall have the following meanings:

          "Agreement": this Amended and Restated Subsidiary Patent and Trademark Security Agreement, as the same may be amended, supplemented, waived or otherwise modified from time to time.

          "Code": the Uniform Commercial Code as from time to time in effect in the State of New York.

          "Collateral": as defined in Section 2 of this Agreement.

          "General Intangibles": as defined in Section 9-106 of the Code, including, without limitation, all Patents and Trademarks now or hereafter owned by any Pledgor to the extent such Patents and Trademarks would be included in General Intangibles under the Code.

          "Patent Licenses": all license agreements with any other Person in connection with any of the Patents or such other Person's patents, whether the relevant Pledgor is a licensor or a licensee under any such license agreement, including, without limitation, the license agreements listed on
     Schedule 1 attached hereto and made a part hereof, subject, in each case, to the terms of such license agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory (as defined in the Subsidiary Security Agreement) now or hereafter covered by such licenses.

          "Patents": all patents, patent applications and patentable inventions, including, without limitation, all patents and patent applications identified in Schedule 1 attached hereto and made a part hereof, and including without limitation (a) all inventions and improvements described and claimed therein, and patentable inventions, (b) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (c) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past or future infringements thereof), and (d) all rights corresponding thereto and all reissues, divisions, continuations, continuations-in-part, substitutes, renewals, and extensions thereof, all improvements thereon, and all other rights of any kind whatsoever of any Pledgor accruing thereunder or pertaining thereto (Patents and Patent Licenses being, collectively, the "Patent Collateral").

          "Secured   Obligations":   as  defined  in  the  Subsidiary   Security
     Agreement.

          "Trademark Licenses": all license agreements with any other Person in connection with any of the Trademarks or such other Person's names or trademarks, whether the relevant Pledgor is a licensor or a licensee under any such license agreement, including, without limitation, the license agreements listed on Schedule 2 attached hereto and made a part hereof, subject, in each case, to the terms of such license agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory (as defined in the Subsidiary Security Agreement) now or hereafter covered by such licenses.

          "Trademarks": all trademarks, service marks, trade names, trade dress or other indicia of trade origin, trademark and service mark registrations, and applications for trademark or service mark registrations, and any renewals thereof, including, without limitation, each registration and application identified in Schedule 2 attached hereto and made a part hereof, and including without limitation (a) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (b) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past or future infringements thereof), and (c) all rights corresponding thereto and all other rights of any kind whatsoever of any Pledgor accruing thereunder or pertaining thereto, together in each case with the goodwill of the business connected with the use of, and symbolized by, each such trademark, service mark, trade name, trade dress or other indicia of trade origin (Trademarks and Trademark Licenses being, collectively, the "Trademark Collateral").

     (b) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and paragraph references are to this Agreement unless otherwise specified.

     (c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

     2. Grant of Security Interest. Each of the Pledgors hereby confirms and reaffirms its grant of a security interest in the Collateral (as defined in the Existing Patent and Trademark Security Agreement) pursuant to the Existing Patent and Trademark Security Agreement, which security interest is hereby amended and restated to be solely in favor of the Trustee, for the ratable benefit of the Holders, and shall secure only the Obligations, and which Existing Patent and Trademark Security Agreement is replaced hereby. As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations each Pledgor hereby assigns, pledges and grants to the Trustee, for the ratable benefit of the Holders, a security interest in all of the following property now owned or at any time hereafter acquired by such Pledgor or in which such Pledgor now has or at any time in the future may acquire any right, title or interest (collectively, the "Collateral"):

          (a) all Patents;

          (b) all Patent Licenses;

          (c) all Trademarks;

          (d) all Trademark Licenses;

          (e) all General Intangibles connected with the use of or symbolized by the Patents and Trademarks; and

          (f) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.

     3. Pledgors Remain Liable; Limitations on Trustee's and Holders' Obligations. Anything herein to the contrary notwithstanding, (a) each Pledgor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Trustee of any of the rights hereunder shall not release any Pledgor from any of its duties or obligations under the contracts and agreements included in the Collateral, and (c) neither the Trustee nor any Holder shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall the Trustee or any Holder be obligated to perform any of the obligations or duties of any Pledgor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

     4.   Trustee's Appointment as Attorney-in-Fact.

     (a) Powers. Each Pledgor hereby irrevocably constitutes and appoints the Trustee and any officer or Trustee thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Pledgor and in the name of such Pledgor or in its own name, from time to time in the Trustee's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, such Pledgor hereby gives the Trustee the power and right, on behalf of such Pledgor, without notice to or assent by such Pledgor, to do the following:

          (i) to execute and deliver any and all agreements, instruments, documents, and papers as the Trustee may reasonably request to evidence the Trustee's and the Holders' security interest in any of the Collateral;

          (ii) in the name of such Pledgor or its own name, or otherwise, to take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any General Intangible (to the extent that any of the foregoing constitute Collateral) or with respect to any other Collateral and to file any claim or to take any other action or institute any proceeding in any court of law or equity or otherwise deemed appropriate by the Trustee for the purpose of collecting any and all such moneys due under any such General Intangible or with respect to any such other Collateral whenever payable;

          (iii) to pay or discharge Liens placed on the Collateral, other than Liens permitted under this Agreement or Permitted Liens; and

          (iv) (A) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Trustee or as the Trustee shall direct; (B) to ask for, or demand, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any of the Collateral; (C) to sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) to commence and prosecute any applications, suits, actions or proceedings at law or in equity in any court of competent jurisdiction or in the United States Patent and Trademark Office to collect the Collateral or any thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against such Pledgor with respect to any of the Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as the Trustee may deem appropriate;
     (G) subject to any pre-existing rights or licenses, to assign any Trademark constituting Collateral (along with the goodwill of the business to which any such Trademark pertains), for such term or terms, on such conditions, and in such manner, as the Trustee shall in its sole discretion determine; and (H) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Trustee were the absolute owner thereof for all purposes, and to do, at the Trustee's option and such Pledgor's expense, at any time, or from time to time, all acts and things which the Trustee deems necessary to protect, preserve or realize upon the Collateral and the Trustee's and the Holders' Liens thereon and to effect the intent of this Agreement, all as fully and effectively as such Pledgor might do.

Each Pledgor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable until payment in full of the Securities and the other Secured Obligations then due and owing.

     (b) Other Powers. Each Pledgor also authorizes the Trustee to execute, in connection with any sale provided for in Section 7 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

     (c) No Duty on the Part of Trustee or Holders. The powers conferred on the Trustee and the Holders hereunder are solely to protect the Trustee's and the Holders' interests in the Collateral and shall not impose any duty upon the Trustee or any Holder to exercise any such powers. The Trustee and the Holders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Pledgor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

     5. Performance by Trustee of Pledgors' Secured Obligations. If any Pledgor fails to perform or comply with any of its agreements contained herein and the Trustee, as provided for by the terms of this Agreement, shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the reasonable expenses of the Trustee incurred in connection with such performance or compliance, together with interest thereon at a rate per annum equal to 12%, shall be payable by any such Pledgor to the Trustee on demand and shall constitute Secured Obligations secured hereby.

     6. Proceeds. It is agreed that if an Event of Default shall occur and be continuing, (a) all Proceeds of any Collateral received by any Pledgor consisting of cash, checks and other near-cash items shall be held by such Pledgor in trust for the Trustee and the Holders, segregated from other funds of such Pledgor, and at the request of the Trustee shall, forthwith upon receipt by such Pledgor, be turned over to the Trustee in the exact form received by such Pledgor (duly indorsed by such Pledgor to the Trustee, if required by the Trustee), and (b) any and all such Proceeds received by the Trustee (whether from such Pledgor or otherwise) may, in the sole discretion of the Trustee, be held by the Trustee, for the ratable benefit of the Holders, as collateral security for the Secured Obligations (whether matured or unmatured), and/or then or at any time thereafter may be applied by the Trustee against, the Secured Obligations then due and owing. Any balance of such Proceeds remaining after the payment in full of the Securities and the other Secured Obligations then due and owing shall be paid over to such Pledgor or to whomsoever may be lawfully entitled to receive the same.

     7. Remedies. If an Event of Default shall occur and be continuing, the Trustee, on behalf of the Holders, may exercise all rights and remedies of a secured party under the Code, and, to the extent permitted by law, all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations. Without limiting the generality of the foregoing, the Trustee, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Pledgor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances, to the extent permitted by law, forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Trustee or any Holder or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Trustee or any Holder shall have the right, to the extent permitted by law, upon any such sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Pledgor, which right or equity is hereby waived or released. Each Pledgor further agrees, at the Trustee's request, upon the occurrence and during the continuance of an Event of Default, to assemble the Collateral and make it available to the Trustee at places which the Trustee shall reasonably select, whether at such Pledgor's premises or elsewhere. In the event of any sale, assignment, or other disposition of any of the Collateral, the goodwill of the business connected with and symbolized by any Trademark Collateral subject to such disposition shall be included, and the Pledgor thereof shall supply to the Trustee or its designee such Pledgor's know-how and expertise relating to the Collateral subject to such disposition, and such Pledgor's notebooks, studies, reports, records, documents and things embodying the same or relating to the inventions, processes or ideas covered by, and to the manufacture of any products under or in connection with, the Collateral subject to such disposition, and such Pledgor's customer's lists, studies and surveys and other records and documents relating to the distribution, marketing, advertising and sale of products relating to the Collateral subject to such disposition. The Trustee shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Trustee and the Holders hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Secured Obligations then due and owing, and only after such application and after the payment by the Trustee of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the Code, need the Trustee account for the surplus, if any, to such Pledgor. To the extent permitted by applicable law, each Pledgor waives all claims, damages and demands it may acquire against the Trustee or any Holder arising out of the repossession, retention or sale of the Collateral, other than any such claims, damages and demands that may arise from the gross negligence or willful misconduct of any of them. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition. Each Pledgor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the then outstanding Secured Obligations, including the reasonable fees and disbursements of any attorneys employed by the Trustee or any Holder to collect such deficiency.

     8. Limitation on Duties Regarding Preservation of Collateral. The Trustee's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Trustee deals with similar property for its own account. None of the Trustee, any Holder, nor any of their respective directors, officers, employees or trustees shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Pledgor or any other Person.

     9. Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Collateral are powers coupled with an interest and are irrevocable until payment in full of the Securities and the other Secured Obligations then due and owing.

     10. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     11. Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

     12. No Waiver; Cumulative Remedies. None of the Trustee nor any Holder shall by any act (except pursuant to Section 13 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Trustee or any Holder, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Trustee or any Holder of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Trustee or such Holder would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

     13. Amendments in Writing; Successors and Assigns. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Article IX of the Indenture. This Agreement shall be binding upon the successors and assigns of the Pledgors and shall inure to the benefit of the Trustee and the Holders and their respective successors and assigns, except that no Pledgor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Trustee.

     14. Notices. All notices, requests and demands pursuant hereto shall be made in accordance with Section 12 of the Subsidiary Guarantee.

     15. Authority of Trustee. Each Pledgor acknowledges that the rights and responsibilities of the Trustee under this Agreement with respect to any action taken by the Trustee or the exercise or non-exercise by the Trustee of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as among the Trustee and the Holders, be governed by the Indenture and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Trustee and each Pledgor, the Trustee shall be conclusively presumed to be acting as Trustee for the Holders with full and valid authority so to act or refrain from acting, and such Pledgor shall not be under any obligation to make any inquiry respecting such authority.

     16. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

     17. Release of Collateral and Termination. (a) At such time as the payment in full of the Securities and the other Secured Obligations then due and owing shall have occurred, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Trustee and each Pledgor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to such Pledgor unless such reversion would be inconsistent with the Subordination Agreement. Upon request of any

Pledgor following any such termination, the Trustee shall deliver (at the sole cost and expense of such Pledgor) to such Pledgor any Collateral held by the Trustee hereunder, and execute and deliver (at the sole cost and expense of such Pledgor) to such Pledgor such documents as such Pledgor shall reasonably request to evidence such termination.

     (b) If any of the Collateral shall be sold, transferred or otherwise disposed of by the Pledgor in a transaction permitted by the Indenture and the Bank Credit Agreement, then the Trustee shall execute and deliver to such Pledgor (at the sole cost and expense of such Pledgor) all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral.

     18. Subordination. Each of the Pledgors and the Trustee (for itself in that capacity and on behalf of the Holders) acknowledge that the security interests in the Collateral granted, confirmed and/or reaffirmed pursuant to this Agreement or otherwise held by the Trustee or any Holder are subordinated in priority to the security interests in the Collateral held by the holder of the Senior Indebtedness as provided in, and the rights (including the right to payment) and remedies of the Trustee hereunder and of the Holders are subordinated and subject to the terms and provisions of, the Subordination Agreement.

     19. Inconsistent Provisions. In the event of any inconsistency or conflict between the provisions of this Agreement and the provisions of the Subsidiary Security Agreement, the provisions of the Subsidiary Security Agreement shall govern.

     20. Counterparts. This Agreement may be executed by the parties hereto in any number of separate counterparts, and all of said counterparts taken together shall be deemed, to constitute one and the same instrument.

     21.  Incorporation  of Certain  Indenture  Provisions.  All  provisions  of
Article VII of the Indenture shall be construed as extending to and including all of the rights, duties and obligations imposed upon the Trustee under this Agreement as fully and for all purposes as if said Article VII were contained in this Agreement.

     IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

                                                 CLIPPER MIST, INC.

                                                 By:
                                                    ----------------------------
                                                      Name: Stuart B. Fisher
                                                      Title: Secretary

                                                 LONDON FOG SPORTSWEAR, INC.

                                                 By:
                                                    ----------------------------
                                                      Name: Stuart B. Fisher
                                                      Title: Secretary

                                                 MATTHEW MANUFACTURING CO., INC.

                                                 By:
                                                    ----------------------------
                                                      Name: Stuart B. Fisher
                                                      Title: Secretary

                                                 PACIFIC TRAIL, INC.

                                                 By:
                                                    ----------------------------
                                                      Name: Stuart B. Fisher
                                                      Title: Secretary

                                                 PTI HOLDING CORP.

                                                 By:
                                                    ----------------------------
                                                      Name: Stuart B. Fisher
                                                      Title: Secretary

                                                 PTI TOP COMPANY, INC.

                                                 By:
                                                    ----------------------------
                                                      Name: Stuart B. Fisher
                                                      Title: Secretary

                                                 STAR SPORTSWEAR MANUFACTURING
                                                 CORP.

                                                 By:
                                                    ----------------------------
                                                      Name: Stuart B. Fisher
                                                      Title: Secretary

                                                 THE MOUNGER CORPORATION

                                                 By:
                                                    ----------------------------
                                                      Name: Stuart B. Fisher
                                                      Title: Secretary

                                                 THE SCRANTON OUTLET CORPORATION

                                                 By:
                                                    ----------------------------
                                                      Name: Stuart B. Fisher
                                                      Title: Secretary

                                                 WASHINGTON HOLDING COMPANY

                                                 By:
                                                    ----------------------------
                                                      Name: Stuart B. Fisher
                                                      Title: Secretary

                                                                      Schedule 1

                           PATENTS AND PATENT LICENSES

                                                                      Schedule 2

                        TRADEMARKS AND TRADEMARK LICENSES

                                                                       EXHIBIT H


                AMENDED AND RESTATED SUBSIDIARY PLEDGE AGREEMENT


     AMENDED AND RESTATED SUBSIDIARY PLEDGE AGREEMENT, dated as of February 27, 1998, made by each of the corporations signatories hereto (the "Pledgors"), in favor of IBJ Schroder Bank & Trust Company, as trustee (in such capacity, the "Trustee") for the Holders under, and as defined in, the Indenture, dated as of even date herewith (as amended, supplemented or otherwise modified from time to time, the "Indenture"), between London Fog Industries, Inc., a Delaware corporation (the "Company"), and the Trustee.

                              W I T N E S S E T H:

     WHEREAS, pursuant to the Credit Agreement, dated as of May 20, 1994 (as amended, supplemented or otherwise modified prior to May 31, 1995, the "Original Credit Agreement"), among the Company, The Chase Manhattan Bank (formerly known as Chemical Bank), as agent (in such capacity, the "Original Agent") for the several banks and other financial institutions from time to time parties thereto (the "Original Lenders") and the Original Lenders, the Original Lenders made certain loans and other extensions of credit to the Company;

     WHEREAS, in connection with the execution and delivery of the Original Credit Agreement, the Pledgors executed and delivered to the Original Agent, for the benefit of the Original Lenders, the Subsidiary Pledge Agreement, dated as of May 20, 1994 (as amended, supplemented or otherwise modified prior to May 31, 1995, the "Original Pledge Agreement"), pursuant to which the Pledgors pledged to the Original Agent, for the benefit of the Original Lenders, the Collateral (as defined in the Original Pledge Agreement) as collateral security for the Obligations (as defined in the Original Pledge Agreement);

     WHEREAS, the Company, the Original Agent and the Original Lenders agreed to restructure the obligations of the Company under the Original Credit Agreement by means of, among other things, the execution and delivery of the Master Restructuring Agreement, dated as of May 31, 1995 (as heretofore amended, supplemented or otherwise modified, the "Existing MRA"), among the Company, the Original Agent and the Original Lenders, among others;

     WHEREAS, in connection with the execution and the delivery of the Existing MRA, the Company executed and delivered (a) the Term Loan Agreement, dated as of May 31, 1995 (as heretofore amended, supplemented or otherwise modified, the "Term Loan Agreement"), among London Fog Industries, Inc., a Delaware Corporation (the "Company"), The

Chase Manhattan Bank (formerly known as Chemical Bank), as agent (in such capacity, the "Term Loan Agent") for the several banks and other financial institutions from time to time parties thereto (the "Term Loan Lenders") and the Term Loan Lenders and (b) the Note Agreement, dated as of May 31, 1995 (as heretofore amended, supplemented or otherwise modified, the "Note Agreement" and, together with the Term Loan Agreement, collectively, the "Existing Agreements"), among the Company, The Chase Manhattan Bank (formerly known as Chemical Bank), as agent (in such capacity and also in its capacity as the Term Loan Agent, the "Agent") for the several banks and other financial institutions from time to time parties thereto (the "Note Lenders" and, together with the Term Loan Lenders, collectively, the "Lenders") and the Note Lenders, pursuant to which the Lenders made certain loans to the Company;

     WHEREAS, in connection with the execution and delivery of the Existing MRA and the Existing Agreements, the Pledgors executed and delivered to the Agent, for the benefit of the Lenders, Amendment No. 1 to the Subsidiary Pledge Agreement, dated as of May 31, 1995 (the Original Pledge Agreement as amended, supplemented or otherwise modified by such Amendment No. 1, the "Existing Pledge Agreement"), pursuant to which the Pledgors pledged to the Agent, for the benefit of the Lenders, the Collateral (as defined in the Existing Pledge
Agreement) as collateral security for the Obligations (as defined in the Existing Pledge Agreement);

     WHEREAS, the Company, the Agent and the Lenders have agreed to restructure the obligations of the Company under the Existing Agreements by means of, among other things, the execution and delivery of the Indenture and the Master Restructuring Agreement, dated as of even date herewith (as amended, supplemented or otherwise modified from time to time, the "MRA"), among the Company, the Agent and the Lenders, among others;

     WHEREAS, it is a condition precedent to the effectiveness of the MRA and the obligation of the Agent and the Lenders to consummate the restructuring contemplated thereby, that, among other things, the Pledgors guarantee payment and performance of the Company's obligations under the Indenture;

     WHEREAS, in satisfaction of such condition, the Pledgors have entered into an Amended and Restated Subsidiary Guarantee of even date herewith (as amended, supplemented or otherwise modified from time to time, the "Guarantee") for the benefit of the Trustee and the Holders; and

     WHEREAS, it is a further condition precedent to the effectiveness of the MRA and the obligation of the Agent and the Lenders to consummate the restructuring contemplated thereby, that, among other things, the Pledgors shall have executed and delivered this Agreement to secure the payment and performance of the Pledgors' obligations under the Guarantee to the Trustee, for the benefit of the Holders.

     NOW, THEREFORE, in consideration of the premises and to induce the Agent and the Lenders to restructure the obligations of the Company under the Existing Agreements and to induce the Trustee to enter into the Indenture, the Pledgors hereby agree with the Trustee, for the benefit of the Holders, that the Existing Pledge Agreement shall be and hereby is amended and restated in it entirety as follows:

     1. Defined Terms. (a) Unless otherwise defined herein, terms defined in the Indenture and used herein shall have the meanings given to them in the Indenture.

          (b) The following terms shall have the following meanings:

          "Agreement": this Amended and Restated Subsidiary Pledge Agreement, as the same may be amended, modified or otherwise supplemented from time to time.

          "Code": the Uniform Commercial Code from time to time in effect in the State of New York.

          "Collateral": the Pledged Securities and all Proceeds.

          "Collateral Account": any account established to hold money Proceeds, maintained under the sole dominion and control of the Trustee, subject to withdrawal by the Trustee for the account of the Holders only as provided in Section.

          "Foreign Subsidiary": any Subsidiary of the Company organized under the laws of any jurisdiction outside the United States of America.

          "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Intercompany Note": promissory notes evidencing intercompany loans made by (a) the Company in favor of any of its Subsidiaries, (b) any Subsidiary of the Company in favor of the Company or (c) any Subsidiary of the Company in favor of any other Subsidiary of the Company.

          "Issuers":  the  collective  reference to the companies  identified on
     Schedule 1 attached hereto as the issuers of the Pledged Stock and the Pledged Notes; individually, each an "Issuer."

          "Pledged Notes": all Intercompany Notes at any time issued to any Pledgor and all other promissory notes issued to or held by any Pledgor (other than promissory notes issued in connection with extensions of trade credit by any Pledgor in the ordinary course of business).

          "Pledged Securities": all of the Pledged Stock and Pledged Notes.

          "Pledged Stock": the shares of capital stock listed on Schedule 1 hereto, together with all stock certificates, options or rights of any nature whatsoever that may be issued or granted by each Issuer to any Pledgor while this Agreement is in effect; provided that in no event shall more than 65% of the issued and outstanding shares of capital stock of any Foreign Subsidiary be Pledged Stock.

          "Proceeds": all "proceeds" as such term is defined in Section 9-306(1) of the Uniform Commercial Code in effect in the State of New York on the date hereof and, in any event, shall include, without limitation, all dividends or other income from the Pledged Securities, collections thereon or distributions with respect thereto.

          "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "Secured   Obligations":   as  defined  in  the  Subsidiary   Security
     Agreement.

     (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section references are to this Agreement unless otherwise specified.

     (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

     2. Pledge; Grant of Security Interest. Each of the Pledgors hereby confirms and reaffirms its grant of a security interest in the Collateral (as defined in the Existing Pledge Agreement) pursuant to the Existing Pledge Agreement, which security interest is hereby amended and restated to be solely in favor of the Trustee, for the ratable benefit of the Holders, and shall secure only the Obligations, and which Existing Pledge Agreement is replaced hereby. The Pledgors hereby deliver to the Trustee, for the ratable benefit of the Holders, all the Pledged Securities and hereby grant to the Trustee, for the ratable benefit of the Holders, a security interest in the Collateral, prior and superior in right to any other Person other than the holders of the Senior Indebtedness as set forth in the Subordination Agreement and the Bank Credit Agreement, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations.

     3. Stock Powers and Endorsements. Concurrently with the delivery to the Trustee of each certificate representing one or more shares of Pledged Stock to the Trustee, the relevant Pledgor shall deliver an undated stock power covering such certificate, duly executed in blank by such Pledgor with, if the Trustee so requests, signature guaranteed. All Pledged Notes, when delivered, shall be duly endorsed in blank.

     4. Representations and Warranties. Each Pledgor represents and warrants that:

     (a) The shares of Pledged Stock constitute all the issued and outstanding shares of all classes of the capital stock of each Issuer.

     (b) All the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable.

     (c) Each of the Pledged Notes constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, except to the extent that the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

     (d) Each Pledgor is the record and beneficial owner of, and has good and marketable title to, the Pledged Securities pledged by it, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement and the Bank Credit Agreement.

     (e) Upon delivery to the Trustee of the stock certificates and instruments evidencing the Pledged Securities, the security interest created by this Agreement will constitute a valid security interest in the Collateral, prior and superior in right to any other Person other than the holders of the Senior Indebtedness as set forth in the Subordination Agreement and the Bank Credit Agreement, enforceable in accordance with its terms against all creditors of such Pledgor and any Persons purporting to purchase any Collateral from such Pledgor.

     5. Covenants. Each Pledgor covenants and agrees with the Trustee and the Holders that, from and after the date of this Agreement until this Agreement is terminated and the security interests created hereby are released:

     (a) If such Pledgor shall, as a result of its ownership of its Pledged Stock, become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any shares of the Pledged Stock, or otherwise in respect thereof, such Pledgor shall accept the same as the agent of the Trustee and the Holders, hold the same in trust for the Trustee and the Holders and deliver the same forthwith to the Trustee in the exact form received, duly indorsed by such Pledgor to the Trustee, if required, together with an undated stock power covering such certificate duly executed in blank by such Pledgor and with, if the Trustee so requests, signature guaranteed, to be held by the Trustee, subject to the terms hereof, as additional collateral security for the Secured Obligations. Any sums paid upon or in respect of the Pledged Securities upon the liquidation or dissolution of any Issuer shall be paid over to the Trustee, to be held by it hereunder as additional collateral security for the Secured Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Securities or any property shall be distributed upon or with respect to the Pledged Securities pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall be delivered to the Trustee, to be held by it hereunder as additional collateral security for the Secured Obligations. If any sums of money or property so paid or distributed in respect of the Pledged Securities shall be received by any Pledgor, such Pledgor shall, until such money or property is paid or delivered to the Trustee, hold such money or property in trust for the Holders, segregated from other funds of such Pledgor, as additional collateral security for the Secured Obligations.

     (b) Without the prior written consent of the Trustee, none of the Pledgors will (i) vote to enable, or take any other action to permit, any Issuer to issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of any Issuer, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Collateral, (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Collateral, or any interest therein, except for the security interests created by this Agreement and the Bank Credit Agreement or (iv) enter into any agreement or undertaking restricting the right or ability of any Pledgor or the Trustee to sell, assign or transfer any of the Collateral.

     (c) Each Pledgor shall maintain the security interest created by this Agreement as a perfected security interest in the Collateral, prior and superior in right to any other Person other than the holders of the Senior Indebtedness as set forth in the Subordination Agreement and the Bank Credit Agreement, and shall defend such security interest against claims and demands of all Persons whomsoever. At any time and from time to time, upon the written request of the Trustee to any Pledgor, and at the sole expense of any such Pledgor, such Pledgor will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Trustee may reasonably request for the purposes of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, other instrument or chattel paper, such note, instrument or chattel paper shall be immediately delivered to the Trustee, duly endorsed in a manner satisfactory to the Trustee, to be held as Collateral pursuant to this Agreement.

     (d) Each Pledgor shall pay, and save the Trustee and the Holders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

     6. Cash Dividends; Voting Rights. Unless an Event of Default shall have occurred and be continuing and the Trustee shall have given notice to any Pledgor of the Trustee's intent to exercise its corresponding rights pursuant to Section below, such Pledgor shall be permitted to receive all cash dividends in respect of the Pledged Stock and all payments in respect of the Pledged Notes, in each case (a) paid in the normal course of business of each Issuer and (b) consistent with past practice, to the extent permitted by the Indenture, and to exercise all voting and corporate rights with respect to the Pledged Securities; provided, however, that no vote shall be cast or corporate right exercised or other action taken which, in the Trustee's reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of this Agreement, the Indenture or any Security Document.

     7. Rights of the Holders and the Trustee. (a) All money Proceeds received by the Trustee hereunder shall be held by the Trustee for the benefit of the Holders in a Collateral Account. All Proceeds while held by the Trustee in a Collateral Account (or by any Pledgor in trust for the Trustee and the Holders) shall continue to be held as collateral security for all the Secured Obligations and shall not constitute payment thereof until applied as provided in subsection.

     (b) If an Event of Default shall occur and be continuing and the Trustee shall give notice of its intent to exercise such rights to any Pledgor, (i) the Trustee shall have the right to receive any and all cash dividends or other amounts paid in respect of the Pledged Securities pledged by such Pledgor hereunder and make application thereof to the Secured Obligations in such order as the Trustee may determine, and (ii) all shares of the Pledged Securities shall be registered in the name of the Trustee or its nominee, and the Trustee or its nominee may thereafter exercise (A) all voting, corporate and other rights pertaining to such shares of the Pledged Securities at any meeting of shareholders of any Issuer or otherwise and (B) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to such shares of the Pledged Securities as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any Issuer, or upon the exercise by any such Pledgor or the Trustee of any right, privilege or option pertaining to such shares of the Pledged Securities, and in connection therewith, the right to deposit and deliver any and all of the Pledged Securities with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Trustee may determine), all without liability except to account for property actually received by it, but the Trustee shall have no duty to any such Pledgor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

     8. Remedies. (a) If an Event of Default shall have occurred and be continuing, at any time at the Trustee's election, the Trustee may apply all or any part of Proceeds held in any Collateral Account in payment of the Secured Obligations in such order as the Trustee may elect.

     (b) If an Event of Default shall occur and be continuing, the Trustee, on behalf of the Holders, may exercise, in addition to all other rights and remedies granted in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, the Trustee, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Pledgor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, in the over-the-counter market, at any exchange, broker's board or office of the Trustee or any Holder or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Trustee or any Holder shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Pledgor, which right or equity is hereby waived and released. The Trustee shall apply any Proceeds from time to time held by it and the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred in respect thereof or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Trustee and the Holders hereunder, including, without limitation, reasonable attorneys' fees and disbursements of counsel to the Trustee, to the payment in whole or in part of the Secured Obligations, in such order as the Trustee may elect, and only after such application and after the payment by the Trustee of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the Code, need the Trustee account for the surplus, if any, to any Pledgor. To the extent permitted by applicable law, each Pledgor waives all claims, damages and demands it may acquire against the Trustee or any Holder arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition.

     (c) Each Pledgor waives and agrees not to assert any rights or privileges which it may acquire under Section 9-112 of the Code. Each Pledgor shall remain liable for any deficiency if the proceeds of any sale or other disposition of Collateral are insufficient to pay the Secured Obligations and the fees and disbursements of any attorneys employed by the Trustee or any Holder to collect such deficiency.

     9. Registration Rights; Private Sales. (a) If the Trustee shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to Section hereof, and if in the opinion of the Trustee it is necessary or advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act, the relevant Pledgors will cause each relevant Issuer thereof (i) to execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Trustee, necessary or advisable to register the Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) to use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Stock, or that portion thereof to be sold, and (iii) to make all amendments thereto and/or to the related prospectus which, in the opinion of the Trustee, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Commission applicable thereto. Each Pledgor agrees to cause each relevant Issuer to comply with the provisions of the securities or "Blue Sky" laws of any and all jurisdictions which the Trustee shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of subsection 11(a) of the Securities Act.

     (b) Each Pledgor recognizes that the Trustee may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Trustee shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

     (c) Each Pledgor further agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section 9 valid and binding and in compliance with any and all other applicable Requirements of Law. Each Pledgor further agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to the Trustee and the Holders, that the Trustee and the Holders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against each Pledgor, and each Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Indenture.

     10. Irrevocable Authorization and Instruction to the Issuers. Each Pledgor hereby authorizes and instructs each Issuer to comply with any instruction received by it from the Trustee in writing that (a) states that an Event of Default has occurred and (b) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Pledgor, and such Pledgor agrees that each Issuer shall be fully protected in so complying.

     11. No Subrogation. Notwithstanding anything to the contrary in this Agreement, each Pledgor hereby irrevocably waives all rights which may have risen in connection with such Pledgor to be subrogated to any of the rights
(whether  contractual,  under  Title 11 of the  United  States  Code,  including
Section 509 thereof, under common law or otherwise) of the Trustee or the Holders against the Company or against any collateral security or guarantee or right of offset held by the Trustee or the Holders for the payment of the
Secured Obligations. Each Pledgor hereby further irrevocably waives all contractual, common law, statutory or other rights of reimbursement, contribution, exoneration or indemnity (or any similar right) from or against the Company or any other Person which may have arisen in connection with this Agreement. So long as the Secured Obligations remain outstanding, if any amount shall be paid or on behalf of the Company to any Pledgor on account of any of the rights waived in this Section, such amount shall be held by such Pledgor in trust, segregated from other funds of such Pledgor, and shall, forthwith upon receipt by such Pledgor, be turned over to the Trustee for the ratable benefit of the Holders in the exact form received by such Pledgor (duly indorsed by such Pledgor to the Trustee, if required), to be applied against the Secured Obligations, whether matured or unmatured, in such order as the Trustee may determine. The provisions of this Section shall survive the term of this Agreement and the payment in full of the Secured Obligations.

     12. Amendments, etc. with respect to the Secured Obligations; Waiver of Rights. Each Pledgor shall remain obligated hereunder, and the Collateral shall remain subject to the security interests granted hereby, notwithstanding that, without any reservation of rights against any Pledgor, and without notice to or further assent by any Pledgor, any demand for payment of any of the Secured Obligations made by the Trustee may be rescinded by the Trustee and any of the Secured Obligations continued, and the Secured Obligations, or the liability of the Company or any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered, or released by the Trustee, and the Indenture, the Security Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or part, in accordance with Article IX of the Indenture, and any guarantee, right of offset or other collateral security at any time held by the Trustee for the payment of the Secured Obligations may be sold, exchanged, waived, surrendered or released. Neither the Trustee nor any Holder shall have any obligation to protect, secure, perfect or insure any other Lien at any time held by it as security for the Secured Obligations or any property subject thereto. Each Pledgor waives any and all notice of the creation, renewal, extension or accrual of any of the Secured Obligations and notice of or proof of reliance by the Trustee or any Holder upon this

Agreement; the Secured Obligations, and any of them, shall be deemed conclusively to have been created, contracted or incurred in reliance upon this Agreement; and all dealings between the Company and each Pledgor, on the one hand, and the Trustee and the Holders, on the other, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Agreement. Each Pledgor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Company or such Pledgor with respect to the Secured Obligations. When pursuing its rights and remedies hereunder against any Pledgor, the Trustee and any Holder may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Company or any other Person or against any collateral security or guarantee for the Secured Obligations or any right of offset with respect thereto, and any failure by the Trustee or any Holder to pursue such other rights or remedies or to collect any payments from the Company or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Company or any such other Person or of any such collateral security, guarantee or right of offset, shall not relieve any such Pledgor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Trustee or any Holder against any such Pledgor or the Collateral.

     13. Trustee's Appointment as Attorney-in-Fact. (a) Each Pledgor hereby irrevocably constitutes and appoints the Trustee and any officer or agent of the Trustee, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Pledgor and in the name of such Pledgor or in the Trustee's own name, from time to time in the Trustee's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, including, without limitation, any financing statements, endorsements, assignments or other instruments of transfer.

     (b) Each Pledgor hereby ratifies all that said attorneys shall lawfully do or cause to be done pursuant to the power of attorney granted in subsection . All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

     14. Duty of Trustee. The Trustee's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under
Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Trustee deals with similar securities and property for its own account, except that the Trustee shall have no obligation to invest funds held in any Collateral Account and may hold the same as demand deposits. Neither the Trustee, any Holder nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Pledgor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.

     15. Execution of Financing Statements. Pursuant to Section 9-402 of the Code, each Pledgor authorizes the Trustee to file financing statements with respect to the Collateral without the signature of such Pledgor in such form and in such filing offices as the Trustee reasonably determines appropriate to perfect the security interests of the Trustee under this Agreement. A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

     16. Authority of Trustee. Each Pledgor acknowledges that the rights and responsibilities of the Trustee under this Agreement with respect to any action taken by the Trustee or the exercise or non-exercise by the Trustee of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Trustee and the Holders, be governed by the Indenture and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Trustee and such Pledgor, the Trustee shall be conclusively presumed to be acting as agent for the Holders with full and valid authority so to act or refrain from acting, and neither any such Pledgor nor any Issuer shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

     17. Notices. All notices, requests and demands pursuant hereto shall be made in accordance with Section 12 of the Subsidiary Guarantee.

     18. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     19. Integration. This Agreement represents the agreement of each Pledgor with respect to the subject matter hereof and there are no promises or representations by the Trustee or any Holder relative to the subject matter hereof not reflected herein.

     20. Amendments in Writing; No Waiver; Cumulative Remedies. (a) None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Article IX of the Indenture. This Agreement shall be binding upon the successors and assigns of each of the Pledgors and shall inure to the benefit of the Trustee and the Holders and their respective successors and assigns, except that no Pledgor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Trustee.

     21. Section Headings. The section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

     22. Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Pledgor and shall inure to the benefit of the Trustee and the Holders and their successors and assigns.

     23. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

     24. Release of Collateral and Termination. (a) At such time the payment in full of the Securities and other Secured Obligations then due and owing shall have occurred, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Trustee and each Pledgor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to each such Pledgor unless reversion would be inconsistent with the Subordination Agreement. Upon request of any Pledgor following any such termination, the Trustee shall deliver (at the sole cost and expense of such Pledgor) to such Pledgor any Collateral held by the Trustee hereunder, and execute and deliver (at the sole cost and expense of such Pledgor) to such Pledgor such documents as such Pledgor shall reasonably request to evidence such termination.

     (b) If any of the Collateral shall be sold, transferred or otherwise disposed of by any Pledgor in a transaction permitted by the Indenture and the Bank Credit Agreement, then the Trustee shall execute and deliver to such Pledgor (at the sole cost and expense of such Pledgor) all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral.

     25. Subordination. Each of the Pledgors and the Trustee (for itself in that capacity and on behalf of the Holders) acknowledge that the security interests in the Collateral granted, confirmed and/or reaffirmed pursuant to this Agreement or otherwise held by the Trustee or any Holder are subordinated in priority to the security interests in the Collateral held by the holder of the Senior Indebtedness as provided in, and the rights (including the right to payment) and remedies of the Trustee hereunder and of the Holders are subordinated and subject to the terms and provisions of, the Subordination Agreement.

     26. Counterparts. This Agreement may be executed by the parties hereto in any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

     27. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

     28.  Incorporation  of Certain  Indenture  Provisions.  All  provisions  of
Article VII of the Indenture shall be construed as extending to and including all of the rights, duties and obligations imposed upon the Trustee under this Agreement as fully and for all purposes as if said Article VII were contained in this Agreement.

     IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.


                                                 CLIPPER MIST, INC.

                                                 By:
                                                    ----------------------------
                                                    Name: Stuart B. Fisher
                                                    Title: Secretary


                                                 LONDON FOG SPORTSWEAR, INC.

                                                 By:
                                                    ----------------------------
                                                    Name: Stuart B. Fisher
                                                    Title: Secretary


                                                 MATTHEW MANUFACTURING CO., INC.

                                                 By:
                                                    ----------------------------
                                                    Name: Stuart B. Fisher
                                                    Title: Secretary

                                                 PACIFIC TRAIL, INC.

                                                 By:
                                                    ----------------------------
                                                    Name: Stuart B. Fisher
                                                    Title: Secretary


                                                 PTI HOLDING CORP.

                                                 By:
                                                    ----------------------------
                                                    Name: Stuart B. Fisher
                                                    Title: Secretary

                                                 PTI TOP COMPANY, INC.

                                                 By:
                                                    ----------------------------
                                                    Name: Stuart B. Fisher
                                                    Title: Secretary


                                                 STAR SPORTSWEAR MANUFACTURING
                                                 CORP.

                                                 By:
                                                    ----------------------------
                                                    Name: Stuart B. Fisher
                                                    Title: Secretary


                                                 THE MOUNGER CORPORATION

                                                 By:
                                                    ----------------------------
                                                    Name: Stuart B. Fisher
                                                    Title: Secretary


                                                 THE SCRANTON OUTLET CORPORATION

                                                 By:
                                                    ----------------------------
                                                    Name: Stuart B. Fisher
                                                    Title: Secretary


                                                 WASHINGTON HOLDING COMPANY

                                                 By:
                                                    ----------------------------
                                                    Name: Stuart B. Fisher
                                                    Title: Secretary

                           ACKNOWLEDGEMENT AND CONSENT

     Each of the undersigned hereby acknowledges receipt of a copy of the Amended and Restated Subsidiary Pledge Agreement, dated as of February 27, 1998 (the "Pledge Agreement"), made by each of the corporations signatories thereto in favor of IBJ Schroder Bank & Trust Company, as trustee (in such capacity, the "Trustee") for the Holders (as defined in the Pledge Agreement). Each of the undersigned agrees for the benefit of the Trustee and the Holders as follows:

          1. The undersigned will be bound by the terms of the Pledge Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

          2. The undersigned will notify the Trustee promptly in writing of the occurrence of any of the events described in subsection of the Pledge Agreement.

          3. The terms of subsections 9(a) and of the Pledge Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it under or pursuant to or arising out of Section of the Pledge Agreement.

                                                      PACIFIC TRAIL, INC.

                                                      By:
                                                         -----------------------
                                                         Name:  Stuart B. Fisher
                                                         Title:  Secretary

                                                      Address for Notices:
                                                      1332 Londontown Boulevard
                                                      Eldersburg, MD  21784
                                                      Fax: (410) 549-6448

                                                      PTI HOLDING CORP.

                                                      By:
                                                         -----------------------
                                                         Name: Stuart B. Fisher
                                                         Title: Secretary

                                                      Address for Notices:
                                                      1332 Londontown Boulevard
                                                      Eldersburg, MD  21784
                                                      Fax: (410) 549-6448

                                                      THE MOUNGER CORPORATION

                                                      By:
                                                         -----------------------
                                                         Name: Stuart B. Fisher
                                                         Title:  Secretary

                                                      Address for Notices:
                                                      1332 Londontown Boulevard
                                                      Eldersburg, MD  21784
                                                      Fax: (410) 549-6448

                                                      WASHINGTON HOLDING COMPANY

                                                      By:
                                                         -----------------------
                                                         Name: Stuart B. Fisher
                                                         Title: Secretary

                                                      Address for Notices:
                                                      1332 Londontown Boulevard
                                                      Eldersburg, MD  21784
                                                      Fax: (410) 549-6448

                                                                      Schedule 1

                          DESCRIPTION OF PLEDGED STOCK

                                                       Class                 Stock Certificate
                   Issuer                            of Stock*                      No.                  No. of Shares
-----------------------------------------      --------------------     ------------------------     --------------------










----------
*    Stock is assumed to be common stock unless otherwise indicated.

                                                                       EXHIBIT I


               AMENDED AND RESTATED SUBSIDIARY SECURITY AGREEMENT

     AMENDED AND RESTATED SUBSIDIARY SECURITY AGREEMENT, dated as of February 27, 1998, made by each of the corporations signatories hereto (the "Pledgors"), in favor of IBJ Schroder Bank & Trust Company, as trustee (in such capacity, the "Trustee") for the Holders under, and as defined in, the Indenture, dated as of even date herewith (as amended, supplemented or otherwise modified from time to time, the "Indenture"), between London Fog Industries, Inc., a Delaware corporation (the "Company"), and the Trustee.

                              W I T N E S S E T H:

     WHEREAS, pursuant to the Credit Agreement, dated as of May 20, 1994 (as amended, supplemented or otherwise modified prior to May 31, 1995, the "Original Credit Agreement"), among the Company, The Chase Manhattan Bank (formerly known as Chemical Bank), as agent (in such capacity, the "Original Agent") for the several banks and other financial institutions from time to time parties thereto (the "Original Lenders") and the Original Lenders, the Original Lenders made certain loans and other extensions of credit to the Company;

     WHEREAS, in connection with the execution and delivery of the Original Credit Agreement, the Pledgors executed and delivered to the Original Agent, for the benefit of the Original Lenders, the Subsidiary Security Agreement, dated as of May 20, 1994 (as amended, supplemented or otherwise modified prior to May 31, 1995, the "Original Security Agreement"), pursuant to which the Pledgors pledged to the Original Agent, for the benefit of the Original Lenders, all of the Collateral (as defined in the Original Security Agreement) as collateral security for the Obligations (as defined in the Original Security Agreement);

     WHEREAS, the Company, the Original Agent and the Original Lenders agreed to restructure the obligations of the Company under the Original Credit Agreement by means of, among other things, the execution and delivery of the Master Restructuring Agreement, dated as of May 31, 1995 (as heretofore amended, supplemented or otherwise modified, the "Existing MRA"), among the Company, the Original Agent and the Original Lenders, among others;

     WHEREAS, in connection with the execution and the delivery of the Existing MRA, the Company executed and delivered (a) the Term Loan Agreement, dated as of May 31, 1995 (as heretofore amended, supplemented or otherwise modified from time to time, the "Term Loan Agreement"), among the Company, The Chase Manhattan Bank (formerly known as Chemical Bank), as agent (in such capacity, the "Term Loan Agent") for the several banks and other financial institutions from time to time parties thereto (the "Term Loan Lenders") and the Term Loan Lenders and (b) the Note Agreement, dated as of May 31, 1995 (as heretofore amended, supplemented or otherwise modified from time to time, the "Note Agreement" and, together with the Term Loan Agreement, collectively, the "Existing Agreements"), among the Company, The Chase Manhattan Bank (formerly known as Chemical Bank), as agent (in such capacity and also in its capacity as the Term Loan Agent, the "Agent") for the several banks and other financial institutions from time to time parties thereto (the "Note Lenders" and, together with the Term Loan Lenders, collectively, the "Lenders") and the Note Lenders, pursuant to which the Lenders made certain loans to the Company;

     WHEREAS, in connection with the execution and delivery of the Existing MRA and the Existing Agreements, the Pledgors executed and delivered to the Agent, for the benefit of the Lenders, Amendment No. 1 to the Subsidiary Security Agreement, dated as of May 31, 1995 (the Original Security Agreement as amended, supplemented or otherwise modified by such Amendment No. 1, the "Existing Security Agreement"), pursuant to which the Pledgors granted to the Agent, for the benefit of the Lenders, a security interest in all the Collateral (as defined in the Existing Security Agreement) as collateral security for the Obligations (as defined in the Existing Security Agreement);

     WHEREAS, the Company, the Agent and the Lenders have agreed to restructure the obligations of the Company under the Existing Agreements by means of, among other things, the execution and delivery of the Indenture and the Master Restructuring Agreement, dated as of even date herewith (as amended, supplemented or otherwise modified from time to time, the "MRA"), among the Company, the Agent and the Lenders, among others;

     WHEREAS, it is a condition precedent to the effectiveness of the MRA and the obligation of the Agent and the Lenders to consummate the restructuring contemplated thereby, that, among other things, the Pledgors guarantee payment and performance of the Company's obligations under the Indenture;

     WHEREAS, in satisfaction of such condition, the Pledgors have entered into an Amended and Restated Subsidiary Guarantee of even date herewith (as amended, supplemented or otherwise modified from time to time, the "Guarantee") for the benefit of the Trustee and the Holders; and

     WHEREAS, it is a further condition precedent to the effectiveness of the MRA and the obligation of the Agent and the Lenders to consummate the restructuring contemplated thereby, that, among other things, the Pledgors shall have executed and delivered this Agreement to secure the payment and performance of the Pledgors' obligations under the Guarantee to the Trustee, for the benefit of the Holders.

     NOW, THEREFORE, in consideration of the premises and to induce the Trustee and the Holders to restructure the obligations of the Company under the Existing Agreements and to induce the Trustee to enter into the Indenture, the Pledgors hereby agree with the Trustee, for the benefit of the Holders, that the Existing Security Agreement shall be and hereby is amended and restated in its entirety as follows:

     1. Defined Terms.

     1.1 Definitions. (a) Unless otherwise defined herein, terms defined in the Indenture and used herein shall have the meanings given to them in the Indenture and the following terms which are defined in the Uniform Commercial Code in effect in the State of New York on the date hereof are used herein as so defined: Accounts, Chattel Paper, Documents, Equipment, Farm Products, General Intangibles, Instruments, Inventory, Investment Property and Proceeds.

     (b) The following terms shall have the following meanings:

     "Agreement": this Amended and Restated Subsidiary Security Agreement, as the same may be amended, modified or otherwise supplemented from time to time.

     "Code": the Uniform Commercial Code as from time to time in effect in the State of New York.

     "Collateral": as defined in Section hereof.

     "Collateral Account": any collateral account established by the Trustee as provided in subsection or subsection hereof.

     "Contracts": with respect to any Pledgor, all contracts, agreements, instruments and indentures in any form, and portions thereof, to which such Pledgor is a party or under which such Pledgor has any right, title or interest or to which such Pledgor or any property of such Pledgor is subject, as the same may from time to time be amended, supplemented or otherwise modified, including, without limitation, (a) all rights of such Pledgor to receive moneys due and to become due to it thereunder or in connection therewith, (b) all rights of such Pledgor to damages arising out of, or for, breach or default in respect thereof and (c) all rights of such Pledgor to perform and to exercise all remedies thereunder, in each case to the extent the grant by such Pledgor of a security interest pursuant to this Agreement in its right, title and interest in such contract, agreement, instrument or indenture is not prohibited by such contract, agreement, instrument or indenture without the consent of any other party thereto, would not give any other party to such contract, agreement, instrument or indenture the right to terminate its obligations thereunder, or is permitted with consent if all necessary consents to such grant of a security interest have been obtained from the other parties thereto (it being understood that the foregoing shall not be deemed to obligate such Pledgor to obtain such consents); provided, that the foregoing limitation shall not affect, limit, restrict or impair the grant by such Pledgor of a security interest pursuant to this Agreement in any Account or any money or other amounts due or to become due under any such contract, agreement, instrument or indenture.

     "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

     "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Obligations": as defined in the Subsidiary Guarantee.

     "Patent Licenses": all license agreements with any other Person in connection with any of the Patents or such other Person's patents, whether the relevant Pledgor is a licensor or a licensee under any such license agreement, including, without limitation, the license agreements listed on Schedule 1 attached hereto and made a part hereof, subject, in each case, to the terms of such license agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such licenses.

     "Patents": all patents, patent applications and patentable inventions, including, without limitation, all patents and patent applications identified in
Schedule 1 attached hereto and made a part hereof, and including, without limitation, (a) all inventions and improvements described and claimed therein, and patentable inventions, (b) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (c) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past or future infringements thereof) and (d) all rights corresponding thereto and all reissues, divisions, continuations, continuations-in- part, substitutes, renewals, and extensions thereof, all improvements thereon, and all other rights of any kind whatsoever of any Pledgor accruing thereunder or pertaining thereto (Patents and Patent Licenses being, collectively, the "Patent Collateral").

     "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

     "Secured Obligations":  the collective reference to (a) the Obligations and
(b) all obligations and liabilities of a Pledgor which may arise in connection with this Agreement, the Indenture, the Guarantees, the Security Documents, the MRA or any other Restructuring Document (as defined in the MRA) to which such Pledgor is a party, whether on account of reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Trustee or to the Holders that are required to be paid by such Pledgor pursuant to the terms of this Agreement, the Indenture, the

Guarantees, the Security Documents, the MRA or any other Restructuring Document (as defined in the MRA)).

     "Trademark License": all license agreements with any other Person in connection with any of the Trademarks or such other Person's names or trademarks, whether the relevant Pledgor is a licensor or a licensee under any such license agreement, including, without limitation, the license agreements listed on Schedule 2 attached hereto and made a part hereof, subject, in each case, to the terms of such license agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such licenses.

     "Trademarks": all trademarks, service marks, trade names, trade dress or other indicia of trade origin, trademark and service mark registrations, and applications for trademark or service mark registrations, and any renewals thereof, including, without limitation, each registration and application identified in Schedule 2 attached hereto and made a part hereof, and including, without limitation, (a) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (b) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past or future infringements thereof) and (c) all rights corresponding thereto and all other rights of any kind whatsoever of any Pledgor accruing thereunder or pertaining thereto, together in each case with the goodwill of the business connected with the use of, and symbolized by, each such trademark, service mark, trade name, trade dress or other indicia of trade origin (Trademarks and Trademark Licenses being, collectively, the "Trademark Collateral").

     1.2 Other Definitional Provisions. (a) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and Section references are to this Agreement unless otherwise specified.

     (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

     2. Grant of Security Interest. Each of the Pledgors hereby confirms and reaffirms its grant of a security interest in the Collateral (as defined in the Existing Security Agreement) pursuant to the Existing Security Agreement, which security interest is hereby amended and restated to be solely in favor of the Trustee, for the ratable benefit of the Holders, and shall secure only the Obligations, and which Existing Security Agreement is replaced hereby. As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations, each Pledgor hereby grants to the Trustee for the ratable benefit of the Holders a security interest in all of the following property now owned or at any time hereafter acquired by such Pledgor or in which such Pledgor now has or at any time in the future may acquire any right, title or interest (collectively, the "Collateral"):

     (a) all Accounts;

     (b) all Chattel Paper;

     (c) all Contracts;

     (d) all Documents;

     (e) all Equipment;

     (f) all General Intangibles;

     (g) all Instruments;

     (h) all Inventory;

     (i) all Investment Property;

     (j) all Patent Licenses;

     (k) all Patents;

     (l) all Trademark Licenses;

     (m) all Trademarks;

     (n) all books and records pertaining to the Collateral; and

     (o) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.

     3. Representations and Warranties. Each Pledgor hereby represents and warrants that:

     3.1 Power and Authority. Such Pledgor has the corporate power and authority and the legal right to execute and deliver, to perform its obligations under, and to grant the security interest in the Collateral pursuant to, this Agreement and has taken all necessary corporate action to authorize its execution, delivery and performance of, and grant of the security interest in the Collateral pursuant to, this Agreement.

     3.2 Title; No Other Liens. Except for the security interest granted to the Trustee for the ratable benefit of the Holders pursuant to this Agreement and the Liens existing on the Issue Date (the "Existing Liens"), such Pledgor owns each item of the Collateral free and clear of any and all Liens or claims of others. No security agreement, financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Trustee for the ratable benefit of the Holders pursuant to this Agreement, or as have been filed or recorded in connection with Existing Liens.

     3.3 Enforceable Obligation; Perfected, Security Interests. This Agreement constitutes a legal, valid and binding obligation of such Pledgor, enforceable in accordance with its terms, and the security interests granted pursuant to this Agreement (a) upon completion of the filings and other actions specified on
Schedule 3 attached hereto will constitute perfected security interests on the Collateral in favor of the Trustee, for the ratable benefit of the Holders, (b) are prior to all other Liens on the Collateral in existence on the date hereof except for the Existing Liens and (c) are enforceable as such against (i) all creditors of and purchasers from such Pledgor (except purchasers of Inventory in the ordinary course of business) and (ii) any Person having any interest in the real property where any of the Equipment is located, except in each case as enforceability is affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

     3.4 No Violation. The execution, delivery and performance of this Agreement will not violate any provision of any Requirement of Law or Contractual Obligation of such Pledgor and will not result in the creation or imposition of any Lien on any of the properties or revenues of such Pledgor pursuant to any Requirement of Law or Contractual Obligation of such Pledgor, except the security interests created hereby.

     3.5 No Consents Required. No consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other Person (including, without limitation, any stockholder or creditor of such Pledgor), is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except consents obtained in connection with or pursuant to the Indenture, the MRA, the Bank Credit Agreement and the Subordination Agreement and in full force and effect.

     3.6 No Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of such Pledgor, threatened by or against such Pledgor or against any of its properties or revenues with respect to this Agreement or any of the transactions contemplated hereby.

     3.7 Inventory and Equipment. The Inventory and the Equipment are kept at the locations listed on Schedule 4 hereto.

     3.8 Chief Executive Office. The chief executive office and chief place of business of each of the Pledgors is located at the addresses set forth on
Schedule 5 hereto.

     3.9 Farm Products. None of the Collateral constitutes, or is the Proceeds of, Farm Products.

     4. Covenants. Each Pledgor covenants and agrees with the Trustee and the Holders that, from and after the date of this Agreement until this Agreement is terminated and the security interests created hereby are released:

     4.1 Delivery of Instruments and Chattel Paper. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Chattel Paper, such Instrument or Chattel Paper shall be immediately delivered to the Trustee, duly indorsed in a manner satisfactory to the Trustee, to be held as Collateral pursuant to this Agreement.

     4.2 Maintenance of Property. Such Pledgor will keep the Equipment and Inventory in good working order and condition.

     4.3 Inspection of Property; Books and Records; Discussions. Such Pledgor will keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to the Collateral. Such Pledgor will permit representatives of the Trustee to visit and inspect any of such Pledgor's properties where any of the Collateral or any of such Pledgor's books and records relating to the Collateral are located and to inspect the Collateral and to examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the condition and operation of the Collateral with officers and employees of such Pledgor and with its independent certified public accountants.

     4.4 Marking of Records. Such Pledgor will mark its books and records pertaining to the Collateral to evidence this Agreement and the security interests created hereby.

     4.5 Maintenance of Insurance. (a) Such Pledgor will maintain, with financially sound and reputable companies, insurance policies (i) insuring the Inventory and Equipment against loss by fire, explosion, theft and such other casualties as may be reasonably satisfactory to the Trustee and (ii) insuring such Pledgor and the Trustee, for the benefit of the Holders, against liability for personal injury and property damage relating to such Inventory and Equipment, such policies to be in such form and amounts and having such coverage as may be reasonably satisfactory to the Trustee, with losses payable to such Pledgor and the Trustee, for the benefit of the Holders, as their respective interests may appear.

     (b) All such insurance shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Trustee of written notice thereof,
(ii) name the Trustee,  for the benefit of the Holders,  as insured  parties and
(iii) be reasonably satisfactory in all other respects to the Trustee.

     (c) Such Pledgor shall deliver to the Trustee a report of a reputable insurance broker with respect to such insurance during the month of January in each calendar year and such supplemental reports with respect thereto as the Trustee may from time to time reasonably request.

     4.6 Payment of Secured Obligations. Such Pledgor will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of such Pledgor and such proceedings do not involve any material danger of the sale, forfeiture or loss of any of the Collateral or any interest therein.

     4.7 Maintenance of Perfected Security Interest; Further Documentation. (a) Such Pledgor shall maintain the security interest created by this Agreement as a perfected security interest subject only to Permitted Liens and shall defend such security interest against claims and demands of all Persons whomsoever.

     (b) At any time and from time to time, upon the written request of the Trustee, and at the sole expense of such Pledgor, such Pledgor will promptly and duly execute and deliver such further instruments and documents and take such further action as the Trustee may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the security interests created hereby.

     4.8 Changes in Locations, Name, etc. Such Pledgor will not, except upon thirty (30) days' prior written notice to the Trustee and delivery to the Trustee of (x) a written supplement to Schedule 4 showing the additional location or locations at which Inventory or Equipment shall be kept, and (y) all additional executed financing statements and other documents reasonably requested by the Trustee to maintain the validity, perfection and priority of the security interests provided for herein:

     (a) permit any of the Inventory or Equipment to be kept at a location other than those listed on Schedule 4 hereto; or

     (b) change the location of its chief executive office and chief place of business from that specified in subsection hereof;

     (c) change its name, identity or corporate structure to such an extent that any financing statement filed by the Trustee in connection with this Agreement would become seriously misleading.

     4.9 Further Identification of Collateral. Such Pledgor will furnish to the Trustee from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Trustee may reasonably request, all in reasonable detail.

     4.10 Notices. Such Pledgor will advise the Trustee promptly, in reasonable detail, at its address set forth in the Indenture of:

     (a) any Lien (other than security interests created hereby or the Existing Liens) on, or claim asserted against, any of the Collateral; and

     (b) the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.

     4.11 Compliance with Laws. Such Pledgor will comply in all material respects with all Requirements of Law applicable to the Collateral or any part thereof, except to the extent that failure to so comply would not be reasonably expected to materially adversely affect, in the aggregate, the rights of the Trustee or the Holders hereunder, the priority of their Liens on the Collateral or the value of the Collateral.

     4.12 Indemnification. Such Pledgor agrees to pay, and to save the Trustee and the Holders harmless from, any and all liabilities, costs and expenses (including, without limitation, legal fees and expenses) (a) with respect to, or resulting from any delay in paying, any and all excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral, (b) with respect to, or resulting from, any delay in complying with any Requirement of Law applicable to any of the Collateral and (c) in connection with any of the transactions contemplated by this Agreement.

     5. Provisions Relating to Accounts.

     5.1 Pledgors Remains Liable under Accounts. Anything herein to the contrary notwithstanding, each Pledgor shall remain liable under each of the Accounts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Account. Neither the Trustee nor any Holder shall have any obligation or liability under any Account (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Trustee or any Holder of any payment relating to such Account pursuant hereto, nor shall the Trustee or any Holder be obligated in any manner to perform any of the obligations of any Pledgor under or pursuant to any Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

     5.2 Analysis of Accounts. The Trustee shall have the right to make test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable, and the Pledgors shall furnish all such assistance and information as the Trustee may require in connection with such test verifications. At any time and from time to time, upon the Trustee's request and at the expense of any such Pledgor, such Pledgor shall cause independent public accountants or others satisfactory to the Trustee to furnish to the Trustee reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts. The Trustee in its own name or in the name of others may communicate with account debtors on the Accounts to verify with them to the Trustee's satisfaction the existence, amount and terms of any Accounts.

     5.3 Collections on Accounts. (a) The Trustee hereby authorizes the Pledgors to collect the Accounts, subject to the Trustee's direction and control, and at any time when an Event of Default shall have occurred and be continuing the Trustee may curtail or terminate said authority, any payments of Accounts, when collected by each such Pledgor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Pledgor in the exact form received, duly indorsed by such Pledgor to the Trustee if required, in a Collateral Account maintained under the sole dominion and control of the Trustee, subject to withdrawal by the Trustee for the account of the Holders only as provided in subsection hereof, and (ii) until so turned over, shall be held by such Pledgor in trust for the Trustee and the Holders, segregated from other funds of such Pledgor.

     (b) Each such deposit of Proceeds of Accounts shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

     (c) At the Trustee's request, the Pledgors shall deliver to the Trustee all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Accounts, including, without limitation, all original orders, invoices and shipping receipts.

     5.4 Representations and Warranties. (a) No amount payable to any Pledgor under or in connection with any Account is evidenced by any Instrument or Chattel Paper which has not been delivered to the Trustee.

     (b) The place where each Pledgor keeps its records concerning the Accounts is at its address set forth on Schedule 5 hereto.

     (c) None of the obligors on any Accounts is a Governmental Authority.

     5.5 Covenants. (a) The amount represented by any Pledgor to the Trustee from time to time as owing by each account debtor or by all account debtors in respect of the Accounts will at such time be correct in all material respects.

     (b) No Pledgor will amend, modify, terminate or waive any agreement giving rise to an Account in any manner which could reasonably be expected to materially adversely affect the value of such Account as Collateral.

     (c) No Pledgor will fail to exercise promptly and diligently each and every material right which it may have under each agreement giving rise to an Account (other than any right of termination).

     (d) No Pledgor will fail to deliver to the Trustee a copy of each material demand, notice or document received by it relating in any way to any agreement giving rise to an Account.

     (e) Other than in the ordinary course of business as generally conducted by each Pledgor over a period of time, no Pledgor will grant any extension of the time of payment of any of the Accounts, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partially, any Person liable for the payment thereof, or allow any credit or discount whatsoever thereon.

     (f) No Pledgor will remove its books and records from the location specified in subsection hereof.

     (g) In any suit, proceeding or action brought by the Trustee under any Account for any sum owing thereunder, or to enforce any provisions of any Contract, each Pledgor will save, indemnify and keep the Trustee harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction or liability whatsoever of the account debtor thereunder, arising out of a breach by such Pledgor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or its successors from such Pledgor.

     6. Provisions Relating to Contracts.

     6.1 Pledgors Remain Liable under Contracts. Anything herein to the contrary notwithstanding, each Pledgor shall remain liable under each of the Contracts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with and pursuant to the terms and provisions of each Contract. Neither the Trustee nor any Holder shall have any obligation or liability under any Contract by reason of or arising out of this Agreement or the receipt by the Trustee or any such Holder of any payment relating to such Contract pursuant hereto, nor shall the Trustee or any Holder be obligated in any manner to perform any of the obligations of any Pledgor under or pursuant to any Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Contract, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

     6.2 Communication With Contracting Parties. The Trustee in its own name or in the name of others may communicate with parties to the Contracts to verify with them to the Trustee's satisfaction the existence, amount and terms of any Contracts.

     6.3 Indemnity. In any suit, proceeding or action brought by the Trustee under any Contract for any sum owing thereunder, or to enforce any provisions of any Contract, each Pledgor will save, indemnify and keep the Trustee harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction or liability whatsoever of the obligor thereunder, arising out of a breach by any such Pledgor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such obligor or its successors from such Pledgor.

     7. Provisions Relating to Patents and Trademarks.

     7.1 Representations and Warranties. (a) Except for the Liens granted to the Trustee for the ratable benefit of the Holders pursuant to this Agreement and Permitted Liens, each respective Pledgor is (or, in the case of after-acquired Collateral, will be) the sole, legal and beneficial owner of the entire right, title and interest in and to the Patents set forth opposite its name on Schedule 1 hereto and the Trademarks set forth opposite its name in Schedule 2 hereto free and clear of any and all Liens. No security agreement, financing statement or other public notice similar in effect with respect to all or any part of the Collateral is on file or of record in any public office (including, without limitation, the United States Patent and Trademark Office), except such as may have been filed in favor of the Trustee, for the ratable benefit of the Holders, pursuant to this Agreement or Permitted Liens.

     (b) No consent of any party (other than the respective Pledgors) to any Patent License or Trademark License constituting Collateral is required, or purports to be required, to be obtained by or on behalf of any Pledgor in connection with the execution, delivery and performance of this Agreement that has not been obtained. Each Patent License and Trademark License constituting Collateral is in full force and effect and constitutes a valid and legally enforceable obligation of the relevant Pledgor and (to the knowledge of Pledgor) each other party thereto except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditor's rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law) and except to the extent the failure of any such Patent License or Trademark License constituting Collateral to be in full force and effect or valid or legally enforceable would not be reasonably expected, in the aggregate, to have a material adverse effect on the value of the Collateral. No consent or authorization of, filing with or other act by or in respect of any Governmental Authority is required in connection with the execution, delivery, performance, validity or enforceability of any of the Patent Licenses or Trademark Licenses constituting Collateral by any party thereto other than those which have been duly obtained, made or performed and are in full force and effect and those the failure of which to make or obtain would not be reasonably expected, in the aggregate, to have a material adverse effect on the value of the Collateral. Neither the respective Pledgor nor (to the knowledge of such Pledgor) any other party to any Patent License or Trademark License constituting Collateral is in default in the performance or observance of any of the terms thereof, except for such defaults as would not reasonably be expected, in the aggregate, to have a material adverse effect on the value of the Collateral. The right, title and interest of each respective Pledgor in, to and under each Patent License and Trademark License constituting Collateral are not subject to any defense, offset, counterclaim or claim which would be reasonably expected, either individually or in the aggregate, to have a material adverse effect on the value of the Collateral.

     (c) Set forth in Schedule 1 and Schedule 2 is a complete and accurate list of all of the Patents and Trademarks owned by each Pledgor as of the date hereof. Each Pledgor has made all necessary filings and recordations to protect and maintain its interest in the Patents and Trademarks set forth in Schedule 1 and Schedule 2, including, without limitation, all necessary filings and recordings, and payments of all maintenance fees, in the United States Patent and Trademark Office.

     (d) As of the date hereof, each Patent and patent application of each respective Pledgor set forth in Schedule 1 is subsisting and has not been adjudged invalid, unpatentable or unenforceable, in whole or in part, and, to the best of such Pledgor's knowledge, is valid, patentable and enforceable. As of the date hereof, each of the Patent Licenses set forth in Schedule 1 is validly subsisting and has not been adjudged invalid or unenforceable, in whole or in part, and, to the best of such Pledgor's knowledge, is valid and enforceable. As of the date hereof, each Pledgor has notified the Trustee in writing of all uses of any item of Patent Collateral material to such Pledgor's business of which such Pledgor is aware which could reasonably be expected to lead to such item becoming invalid or unenforceable.

     (e) As of the date hereof, each trademark registration and trademark application of each respective Pledgor set forth in Schedule 2 is subsisting as of the date hereof and has not been adjudged invalid, unregisterable or unenforceable, in whole or in part, and, to the best of such Pledgor's knowledge, is valid, registrable and enforceable. As of the date hereof, each of the Trademark Licenses set forth in Schedule 2 is validly subsisting and has not been adjudged invalid or unenforceable, in whole or in part, and, to the best of such Pledgor's knowledge, is valid and enforceable. As of the date hereof, set forth below each Pledgor's name on Schedule 2 are all uses of any item of Trademark Collateral material to each such Pledgor's business of which such Pledgor is aware which could reasonably be expected to lead to such item becoming invalid or unenforceable, including unauthorized uses by third parties and uses which were not supported by the goodwill of the business connected with such Collateral.

     (f) As of the date hereof, no Pledgor has made a previous assignment, sale, transfer or agreement constituting a present or future assignment, sale, transfer or encumbrance of any of the Collateral, except with respect to exclusive licenses granted in the ordinary course of business or as permitted by this Agreement, the Indenture, the Security Documents or the Bank Credit Agreement. As of the date hereof, no Pledgor has granted any license, shop right, release, covenant not to sue, or non-assertion assurance to any Person with respect to any part of the Collateral except in the ordinary course of business.

     (g) Each Pledgor has marked its products with the trademark registration symbol (R), the numbers of all appropriate patents, the common law trademark symbol (TM), or the designation "patent pending," as the case may be, to the extent that it is reasonably and commercially practicable.

     (h)  Except  for the  Patent  Licenses  and  Trademark  Licenses  listed in
Schedule 1 and Schedule 2 hereto, no Pledgor has knowledge of the existence of any material right or any material claim (other than as provided by this Agreement, the Indenture, the Security Documents or the Bank Credit Agreement) that is likely to be made under or against any item of Collateral contained on
Schedule 1 and Schedule 2.

     (i) No material claim has been made and is continuing or, to the best of any Pledgor's knowledge, threatened that the use by such Pledgor of any item of Collateral is invalid or unenforceable or that the use by such Pledgor of any Collateral does or may violate the rights of any Person. To the best of the relevant Pledgor's knowledge, there is currently no material infringement or unauthorized use of any item of Collateral contained on Schedule 1 and Schedule 2.

     7.2 Covenants. Each Pledgor covenants and agrees with the Trustee and the Holders that, from and after the date of this Agreement until the payment in full of the Securities and the other Secured Obligations then due and owing:

     (a) At any time and from time to time, upon the written request of the Trustee or such Pledgor, as the case may be, and at the sole expense of such Pledgor, such Pledgor or the Trustee, as the case may be, will promptly and duly execute and deliver such further instruments and documents and take such further action as the Trustee or such Pledgor may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the Liens created hereby. Each Pledgor also hereby authorizes the Trustee to file any such financing or continuation statement without the signature of such Pledgor to the extent permitted by applicable law. A carbon, photostatic or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any jurisdiction. The Trustee agrees to notify such Pledgor and such Pledgor agrees to notify the Trustee of any financing or continuation statement filed by it pursuant to this subsection 7.2(a), provided that any failure to give any such notice shall not affect the validity or effectiveness of any such filing.

     (b) Such Pledgor agrees to pay, and to save the Trustee and the Holders harmless from, any and all liabilities and reasonable costs and expenses (including, without limitation, reasonable legal fees and expenses) (i) with respect to, or resulting from, any delay by such Pledgor in complying with any material Requirement of Law applicable to any of the Collateral, or (ii) in connection with any of the transactions contemplated by this Agreement, provided that such indemnity shall not, as to the Trustee or any Holder, be available to the extent that such liabilities, costs and expenses resulted from the gross negligence or willful misconduct of the

Trustee or any Holder. In any suit, proceeding or action brought by the Trustee or any Holder under any of the Collateral for any sum owing thereunder, or to enforce any of the Collateral, such Pledgor will save, indemnify and keep the Trustee and such Holder harmless from and against all expense, loss or damage suffered by reason of any defense or counterclaim raised in any such suit, proceeding or action.

     (c) Such Pledgor will keep and maintain at its own cost and expense reasonably satisfactory and complete records of the Collateral, and shall mark such records to evidence this Agreement and the Liens and the security interests created hereby. For the Trustee's and the Holders' further security, the Trustee, for the ratable benefit of the Holders, shall have a security interest in all of such Pledgor's books and records pertaining to the Collateral, and such Pledgor shall permit the Trustee or its representatives to review such books and records upon reasonable advance notice during normal business hours at the location where such books and records are kept and at the reasonable request of the Trustee.

     (d) Upon reasonable advance notice to such Pledgor and at reasonable intervals, or at any time and from time to time after the occurrence and during the continuance of an Event of Default and the Trustee and its representatives shall have reasonable access during normal business hours to all the books, correspondence and records of such Pledgor, and the Trustee and its representatives may examine the same, and to the extent reasonable take extracts therefrom and make photocopies thereof, and such Pledgor agrees to render to the Trustee, at such Pledgor's reasonable cost and expense, such clerical and other assistance as may be reasonable requested with regard thereto.

     (e) Such Pledgor will comply in all material respects with all Requirements of Law applicable to the Collateral or any part thereof, except to the extent that the failure to so comply would not be reasonably expected to materially adversely affect in the aggregate the Trustee's or the Holders' rights hereunder, the priority of their Liens on the Collateral or the value of the Collateral.

     (f) Such Pledgor will furnish to the Trustee from time to time such statements and schedules further identifying and describing the Collateral, and such other reports in connection with the Collateral, as the Trustee may reasonably request, all in reasonable detail.

     (g) Such Pledgor agrees that, should it obtain an ownership interest in any Patent Collateral or Trademark Collateral, which is not now a part of the Collateral, (i) the provisions of Section 2 shall automatically apply thereto,
(ii) any such Patent Collateral and Trademark Collateral shall automatically become part of the Collateral, and (iii) with respect to any ownership interest in any Patent Collateral or Trademark Collateral that such Pledgor should obtain which such Pledgor reasonably deems is material to its business, it shall give notice thereof to the Trustee in writing, in reasonable detail, at its address set forth in the Indenture within thirty (30) business days after acquiring such ownership interest. Such Pledgor authorizes the Trustee to modify this Agreement by amending Schedule 1 and Schedule 2 (and will cooperate reasonably with the Trustee in effecting any such amendment) to include on Schedule

1 any Patent or Patent License and on Schedule 2 any Trademark and Trademark License of which it receives notice under this Section.

     (h) Such Pledgor agrees to take all necessary steps, including, without limitation, in the United States Patent and Trademark Office or in any court, to
(i) maintain each Patent and each Patent License identified on Schedule 1 hereto, and (ii) pursue each patent application, now or hereafter identified in
Schedule 1 hereto, including, without limitation, the filing of divisional, continuation, continuation-in-part and substitute applications, the filing of applications for reissue, renewal or extensions, the payment of maintenance fees, and the participation in interference, reexamination, opposition, infringement and misappropriation proceedings, except, in each case in which such Pledgor has reasonably determined that any of the foregoing is not of material economic value to it. Such Pledgor agrees to take corresponding steps with respect to each new or acquired patent, patent application, or any rights obtained under any Patent License, in each case, which it is now or later becomes entitled, except in each case in which such Pledgor has reasonably determined that any of the foregoing is not of material economic value to it. Any expenses incurred in connection with such activities shall be borne by such Pledgor.

     (i) Such Pledgor agrees to take all necessary steps, including, without limitation, in the United States Patent and Trademark Office or in any court, to
(i) maintain each trademark registration and each Trademark License identified on Schedule 2 hereto, and (ii) pursue each trademark application now or hereafter identified in Schedule 2 hereto, including, without limitation, the filing of responses to office actions issued by the United States Patent and Trademark Office, the filing of applications for renewal, the filing of affidavits under Sections 8 and 15 of the United States Trademark Act, and the participation in opposition, cancellation, infringement and misappropriation proceedings, except, in each case in which such Pledgor has reasonably determined that any of the foregoing is not of material economic value to it. Such Pledgor agrees to take corresponding steps with respect to each new or acquired trademark registration, trademark application or any rights obtained under any Trademark License, in each case, which it is now or later becomes entitled, except in each case in which such Pledgor has reasonably determined that any of the foregoing is not of material economic value to it. Any expenses incurred in connection with such activities shall be borne by such Pledgor.

     (j) Such Pledgor shall not abandon any trademark registration, patent or any pending trademark or patent application, without the written consent of the Trustee, unless such Pledgor shall have previously determined that such use or the pursuit or maintenance of such trademark registration, patent or pending trademark or patent application is not of material economic value to it, in which case, such Pledgor will, at least annually, give notice of any such abandonment to the Trustee in writing, in reasonable detail, at its address set forth in the Indenture.

     (k) In the event that such Pledgor becomes aware that any item of the Collateral which such Pledgor has reasonably determined to be material to its business is infringed or misappropriated by a third party, such Pledgor shall notify the Trustee promptly and in writing, in reasonable detail, at its address set forth in the Indenture, and shall take such actions as such

Pledgor or the Trustee deems reasonably appropriate under the circumstances to protect such Collateral, including, without limitation, suing for infringement or misappropriation and for an injunction against such infringement or misappropriation. Any expense incurred in connection with such activities shall be borne by such Pledgor. Such Pledgor will advise the Trustee promptly and in writing, in reasonable detail, at its address set forth in the Indenture, of any adverse determination or the institution of any proceeding (including, without limitation, the institution of any proceeding in the United States Patent and Trademark Office or any court) regarding any item of the Collateral which has a material adverse effect on (a) the business, operations, property, condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole or (b) the validity or enforceability of this Agreement, any of the other Security Documents or the Indenture or the rights or remedies of the Trustee or the Holders hereunder or thereunder.

     (l) Such Pledgor shall mark its products with the trademark registration symbol (R), the numbers of all appropriate patents, the common law trademark symbol (TM), or the designation "patent pending," as the case may be, to the extent that it is reasonably and commercially practicable.

     (m) Such Pledgor will not create, incur or permit to exist, will defend the Collateral against, and will take such other action as is reasonably necessary to remove, any Lien or material adverse claim on or to any of the Collateral, other than non-exclusive licenses granted in the ordinary course of business, the Liens created by this Agreement and Permitted Liens, and will defend the right, title and interest of the Trustee and the Holders in and to any of the Collateral against the claims and demands of all Persons whomsoever.

     (n) Without the prior written consent of the Trustee, such Pledgor will not sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, the Collateral, or attempt, offer or contract to do so, except with respect to non-exclusive licenses in the ordinary course of business or as expressly permitted by the Indenture and the Security Documents or as permitted under the Bank Credit Agreement.

     (o) Such Pledgor will advise the Trustee promptly, in reasonable detail, at its address set forth in the Indenture, (i) of any Lien (other than Liens created hereby or Permitted Liens) on, or material adverse claim asserted against, Patents or Trademarks and (ii) of the occurrence of any other event which would reasonably be expected in the aggregate to have a material adverse effect on the aggregate value of the Collateral or the Liens created hereunder.

     8. Remedies.

     8.1 Notice to Account Debtors and Contract Parties. Upon the request of the Trustee at any time after the occurrence and during the continuance of an Event of Default, each Pledgor shall notify account debtors on the Accounts and parties to the Contracts that the Accounts and the Contracts have been assigned to the Trustee for the ratable benefit of the Holders and that payments in respect thereof shall be made directly to the Trustee.

     8.2 Proceeds to be Turned Over To Trustee. In addition to the rights of the Trustee and the Holders specified in subsection hereof with respect to payments of Accounts, if an Event of Default shall occur and be continuing, all Proceeds received by each Pledgor consisting of cash, checks and other near-cash items shall be held by such Pledgor in trust for the Trustee and the Holders, segregated from other funds of such Pledgor, and shall, forthwith upon receipt by such Pledgor, be turned over to the Trustee in the exact form received by such Pledgor (duly indorsed by such Pledgor to the Trustee, if required) and held by the Trustee in a Collateral Account maintained under the sole dominion and control of the Trustee. All Proceeds while held by the Trustee in a Collateral Account (or by such Pledgor in trust for the Trustee and the Holders) shall continue to be held as collateral security for all the Secured Obligations and shall not constitute payment thereof until applied as provided in subsection hereof.

     8.3 Application of Proceeds. At such intervals as may be agreed upon by each respective Pledgor and the Trustee, or, if an Event of Default shall have occurred and be continuing, at any time at the Trustee's election, the Trustee may apply all or any part of Proceeds held in any Collateral Account in payment of the Secured Obligations in such order as the Trustee may elect, and any part of such funds which the Trustee elects not so to apply and deems not required as collateral security for the Secured Obligations shall be paid over from time to time by the Trustee to such Pledgor or to whomsoever may be lawfully entitled to receive the same. Any balance of such Proceeds remaining after the Secured Obligations shall have been paid in full shall be paid over to such Pledgor or to whomsoever may be lawfully entitled to receive the same.

     8.4 Code Remedies. If an Event of Default shall occur and be continuing, the Trustee, on behalf of the Holders may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, the Trustee, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Pledgor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Trustee or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Trustee or any Holder shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Pledgor, which right or equity is hereby waived or released. Each Pledgor further agrees, at the Trustee's request, to assemble the Collateral and make it available to the Trustee at places which the Trustee shall reasonably select, whether at such Pledgor's premises or elsewhere. The Trustee shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Trustee and the Holders hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Secured Obligations, in such order as the Trustee may elect, and only after such application and after the payment by the Trustee of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the Code, need the Trustee account for the surplus, if any, to any Pledgor. To the extent permitted by applicable law, each Pledgor waives all claims, damages and demands it may acquire against the Trustee or any Holder arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition.

     8.5 Waiver; Deficiency. Each Pledgor waives and agrees not to assert any rights or privileges which it may acquire under Section 9-112 of the Code. Each Pledgor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Secured Obligations and the fees and disbursements of any attorneys employed by the Trustee or any Holder to collect such deficiency.

     9. Trustee's Appointment as Attorney-in-Fact; Trustee's Performance of Pledgors' Secured Obligations.

     9.1 Powers. Each Pledgor hereby irrevocably constitutes and appoints the Trustee and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Pledgor and in the name of such Pledgor or in its own name, from time to time in the Trustee's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Pledgor hereby gives the Trustee the power and right, on behalf of such Pledgor, without notice to or assent by such Pledgor, to do the following:

     (a) in the case of any Account, at any time when the authority of such Pledgor to collect the Accounts has been curtailed or terminated pursuant to subsection 5.3(a) hereof, or in the case of any other Collateral, at any time when any Event of Default shall have occurred and is continuing, in the name of such Pledgor or its own name, or otherwise, to take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account, Instrument, General Intangible or Contract or with respect to any other Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Trustee for the purpose of collecting any and all such moneys due under any Account, Instrument, General Intangible or Contract or with respect to any other Collateral whenever payable;

     (b) in the case of any Patents or Trademarks, to execute and deliver any and all agreements, instruments, documents, and papers as the Trustee may request to evidence the Trustee's and the Holders' security interest in any Patent or Trademark and the goodwill and general intangibles of such Pledgor relating thereto or represented thereby;

     (c) to pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, to effect any repairs or any insurance called for by the terms of this Agreement and to pay all or any part of the premiums therefor and the costs thereof;

     (d) to execute, in connection with the sale provided for in subsection hereof, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

     (e) upon the occurrence and during the continuance of any Event of Default,
(i) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Trustee or as the Trustee shall direct; (ii) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral;
(iii) to sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (iv) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any thereof and to enforce any other right in respect of any Collateral; (v) to defend any suit, action or proceeding brought against such Pledgor with respect to any Collateral; (vi) to settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, to give such discharges or releases as the Trustee may deem appropriate; (vii) to assign any Patent or Trademark (along with the goodwill of the business to which any such Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Trustee shall in its sole discretion determine; and (viii) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Trustee were the absolute owner thereof for all purposes, and to do, at the Trustee's option and such Pledgor's expense, at any time, or from time to time, all acts and things which the Trustee deems necessary to protect, preserve or realize upon the Collateral and the Trustee's and the Holders' security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Pledgor might do.

     9.2 Performance by Trustee of Pledgors' Secured Obligations. If any Pledgor fails to perform or comply with any of its agreements contained herein, the Trustee, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

     9.3 Pledgors' Reimbursement Obligation. The expenses of the Trustee incurred in connection with actions undertaken as provided in this Section 9, together with interest thereon at a rate per annum equal to 12% from the date of payment by the Trustee to the date reimbursed by the relevant Pledgor, shall be payable by such Pledgor to the Trustee on demand.

     9.4 Ratification; Power Coupled With An Interest. Each Pledgor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

     10. Duty of Trustee. The Trustee's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under
Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Trustee deals with similar property for its own account. Neither the Trustee, any Holder nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Pledgor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Trustee and the Holders hereunder are solely to protect the Trustee's and the Holders' interests in the Collateral and shall not impose any duty upon the Trustee or any Holder to exercise any such powers. The Trustee and the Holders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Pledgor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

     11. Execution of Financing Statements. Pursuant to Section 9-402 of the Code, each Pledgor authorizes the Trustee to file financing statements with respect to the Collateral without the signature of such Pledgor in such form and in such filing offices as the Trustee reasonably determines appropriate to perfect the security interests of the Trustee under this Agreement. A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

     12. Authority of Trustee. Each Pledgor acknowledges that the rights and responsibilities of the Trustee under this Agreement with respect to any action taken by the Trustee or the exercise or non-exercise by the Trustee of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Trustee and the Holders, be governed by the Indenture and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Trustee and such Pledgor, the Trustee shall be conclusively presumed to be acting as trustee for the Holders with full and valid authority so to act or refrain from acting, and such Pledgor shall be under no obligation, or entitlement, to make any inquiry respecting such authority.

     13. Notices. All notices, requests and demands pursuant hereto shall be made in accordance with Section 12 of the Guarantee.

     14. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     15. Amendments in Writing; No Waiver; Cumulative Remedies. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Article IX of the Indenture. This Agreement shall be binding upon the successors and assigns of each Pledgor and shall inure to the benefit of the Trustee and the Holders and their respective successors and assigns, except that no Pledgor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Trustee.

     15.1 Remedies Cumulative. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

     16. Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

     17. Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Pledgor and shall inure to the benefit of the Trustee and the Holders and their successors and assigns.

     18. Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

     19. Release of Collateral and Termination. (a) At such time as the payment in full of the Securities and the other Secured Obligations then due and owing shall have occurred, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Trustee and each Pledgor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to each such Pledgor unless such reversion would be inconsistent with the Subordination Agreement. Upon request of any Pledgor following any such termination, the Trustee shall deliver (at the sole cost and expense of such Pledgor) any Collateral held by the Trustee hereunder, and execute and deliver (at the sole cost and expense of such Pledgor) to such Pledgor such documents as such Pledgor shall reasonably request to evidence such termination.

     (b) If any of the Collateral shall be sold, transferred or otherwise disposed of by any Pledgor in a transaction permitted by the Indenture or the Bank Credit Agreement, then the Trustee shall execute and deliver to such Pledgor (at the sole cost and expense of such

Pledgor) all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral.

     20. Subordination. Each of the Pledgors and the Trustee (for itself in that capacity and on behalf of the Holders) acknowledge that the security interests in the Collateral granted, confirmed and/or reaffirmed pursuant to this Agreement or otherwise held by the Trustee or any Holder are subordinated in priority to the security interests in the Collateral held by the holder of the Senior Indebtedness as provided in, and the rights (including the right to payment) and remedies of the Trustee hereunder and of the Holders are subordinated and subject to the terms and provisions of, the Subordination Agreement.

     21.  Incorporation  of Certain  Indenture  Provisions.  All  provisions  of
Article VII of the Indenture shall be construed as extending to and including all of the rights, duties and obligations imposed upon the Trustee under this Agreement as fully and for all purposes as if said Article VII were contained in this Agreement.

     IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

                                                 CLIPPER MIST, INC.

                                                 By:
                                                    ----------------------------
                                                    Name: Stuart B. Fisher
                                                    Title: Secretary


                                                 LONDON FOG SPORTSWEAR, INC.

                                                 By:
                                                    ----------------------------
                                                    Name: Stuart B. Fisher
                                                    Title: Secretary


                                                 MATTHEW MANUFACTURING CO., INC.

                                                 By:
                                                    ----------------------------
                                                    Name: Stuart B. Fisher
                                                    Title: Secretary


                                                 PACIFIC TRAIL, INC.

                                                 By:
                                                    ----------------------------
                                                    Name: Stuart B. Fisher
                                                    Title: Secretary


                                                 PTI HOLDING CORP.

                                                 By:
                                                    ----------------------------
                                                    Name: Stuart B. Fisher
                                                    Title: Secretary

                                                 PTI TOP COMPANY, INC.

                                                 By:
                                                    ----------------------------
                                                    Name: Stuart B. Fisher
                                                    Title: Secretary


                                                 STAR SPORTSWEAR MANUFACTURING
                                                 CORP.

                                                 By:
                                                    ----------------------------
                                                    Name: Stuart B. Fisher
                                                    Title: Secretary


                                                 THE MOUNGER CORPORATION

                                                 By:
                                                    ----------------------------
                                                    Name: Stuart B. Fisher
                                                    Title: Secretary


                                                 THE SCRANTON OUTLET CORPORATION

                                                 By:
                                                    ----------------------------
                                                    Name: Stuart B. Fisher
                                                    Title: Secretary


                                                 WASHINGTON HOLDING COMPANY

                                                 By:
                                                    ----------------------------
                                                    Name: Stuart B. Fisher
                                                    Title: Secretary

                                                                      Schedule 1

                           PATENTS AND PATENT LICENSES

                                                                      Schedule 2

                        TRADEMARKS AND TRADEMARK LICENSES

                                                                      Schedule 3

                            FILINGS AND OTHER ACTIONS
                     REQUIRED TO PERFECT SECURITY INTERESTS

                         Uniform Commercial Code Filings

COMPANY                                     JURISDICTION

Clipper Mist, Inc.                          Department of Assessments and
                                            Taxation, MARYLAND

                                            Clerk of the Circuit Court, CARROLL
                                            COUNTY, Maryland

                                            Secretary of State, WASHINGTON

London Fog Sportswear, Inc.                 Department of Assessments and
                                            Taxation, MARYLAND

                                            Clerk of the Circuit Court, CARROLL
                                            COUNTY, Maryland

                                            Secretary of State, WASHINGTON

Matthew Manufacturing Co., Inc.             Department of Assessments and
                                            Taxation, MARYLAND

                                            Clerk of the Circuit Court, CARROLL
                                            COUNTY, Maryland

                                            Secretary of State, WASHINGTON

Pacific Trail, Inc.                         Secretary of State, NEW YORK

                                            City Registrar, NEW YORK COUNTY,
                                            New York

                                            Secretary of State, WASHINGTON

PTI Holding Corp.                           Secretary of State, WASHINGTON

PTI Top Company, Inc.                       Secretary of State, ILLINOIS

COMPANY                                     JURISDICTION

                                            Secretary of State, WASHINGTON

Star Sportswear Manufacturing Corp.         Clerk of the Superior Court,
                                            WILKES COUNTY, Georgia

                                            Department of Assessments and
                                            Taxation, MARYLAND

                                            Clerk of the Circuit Court, CARROLL
                                            COUNTY, Maryland

                                            Secretary of State, WASHINGTON

The Mounger Corporation                     Secretary of State, WASHINGTON

The Scranton Outlet Corporation             Secretary of State, ALABAMA

                                            Secretary of State, ARIZONA

                                            Secretary of State, COLORADO

                                            Clerk, LARIMER COUNTY, Colorado

                                            Secretary of State, DELAWARE

                                            Secretary of State, FLORIDA

                                            Clerk of DADE COUNTY, Florida

                                            Clerk of LEE COUNTY, Florida

                                            Clerk of INDIAN RIVER COUNTY,
                                            Florida

                                            Secretary of State, IDAHO

                                            Clerk of ADA COUNTY, Idaho

                                            Secretary of State, INDIANA

                                            Clerk STEUBEN COUNTY, Indiana

                                            Clerk of JACKSON COUNTY, Indiana

COMPANY                                     JURISDICTION

                                            Secretary of State, IOWA

                                            Secretary of State, KANSAS

                                            Secretary of State, KENTUCKY

                                            County Court Clerk, HART COUNTY,
                                            Kentucky

                                            County Court Clerk, LYON COUNTY,
                                            Kentucky

                                            County Court Clerk, PULASKI
                                            COUNTY, Kentucky

                                            Secretary of State, LOUISIANA

                                            Clerk of Court, ASCENSION PARISH,
                                            Louisiana

                                            Secretary of State, MAINE

                                            Secretary of State, MICHIGAN

                                            Secretary of State, MISSOURI

                                            Recorder of Deeds, CAMDEN
                                            COUNTY, Missouri

                                            Recorder of Deeds, SCOTT COUNTY,
                                            Missouri

                                            Recorder of Deeds, TANEY COUNTY,
                                            Missouri

                                            Secretary of State, NEBRASKA

                                            Secretary of State, NEVADA

                                            Secretary of State, NEW
                                            HAMPSHIRE

                                            Clerk of Town, CONWAY, New
                                            Hampshire

COMPANY                                     JURISDICTION

                                            Clerk of Town, LACONIA, New
                                            Hampshire

                                            Clerk of Town, LINCOLN, New
                                            Hampshire

                                            Clerk of Town, NORTH CONWAY,
                                            New Hampshire

                                            Clerk of the Town, TILTON, New
                                            Hampshire

                                            Secretary of State, NEW JERSEY

                                            County Clerk, HUDSON, New Jersey

                                            Secretary of State, NEW MEXICO

                                            Secretary of State, NORTH CAROLINA

                                            Register of Deeds, ALAMANCE
                                            COUNTY, North Carolina

                                            Register of Deeds, BUNCOMBE
                                            COUNTY, North Carolina

                                            Register of Deeds, DARE COUNTY,
                                            North Carolina

                                            Register of Deeds, JOHNSTON
                                            COUNTY, North Carolina

                                            Register of Deeds, WATAUGA
                                            COUNTY, North Carolina

                                            County Clerk of OKLAHOMA
                                            COUNTY, Oklahoma

                                              Secretary of State, OREGON

                                              Secretary of State, PENNSYLVANIA

                                              County Prothonotary, BERKS
                                              COUNTY, Pennsylvania

COMPANY                                       JURISDICTION

                                              County Prothonotary, CLINTON
                                              COUNTY, Pennsylvania

                                              County Prothonotary, LACAWANA
                                              COUNTY, Pennsylvania

                                              County Prothonotary, LANCASTER
                                              COUNTY, Pennsylvania

                                              County Prothonotary, MONROE
                                              COUNTY, Pennsylvania

                                              Secretary of State, SOUTH CAROLINA

                                              Secretary of State, UTAH

                                              Secretary of State, VERMONT

                                              Clerk of the Town, BENNINGTON,
                                              Vermont

                                              Secretary of State, WASHINGTON

                                              Secretary of State, WEST VIRGINIA

                                              Secretary of State, WISCONSIN

                                              Secretary of State, WYOMING

                                              County Clerk, TETON COUNTY,
                                              Wyoming

Washington Holding Company                    Clerk of the Superior Court,
                                              WILKES COUNTY, Georgia

                                              Secretary of State, WASHINGTON

                          Patent and Trademark Filings

UCC filings and filing of the Borrower Patent and Trademark Security Agreement with the United States Patent and Trademark Office.

                                  Other Actions

                                      None.

                                                                      Schedule 4

                             INVENTORY AND EQUIPMENT

                  Item                                  Location

                                                                      Schedule 5

                              ADDRESSES OF PLEDGORS

Pacific Trail, Inc.
1700 Westlake Avenue, North
Suite 200
Seattle, WA 98109

For all others:

1332 Londontown Boulevard
Eldersburg, MD 21784

                                                                       EXHIBIT J

                                     FORM OF
                       TRANSFEREE LETTER OF REPRESENTATION

London Fog Industries, Inc.
c/o IBJ Schroder Bank & Trust Company, Trustee
One State Street
New York, New York  10004

Ladies and Gentlemen:

              This certificate is delivered to request a transfer of $ in principal amount of the 10% Senior Subordinated Notes due 2003 (the "Notes") of London Fog Industries, Inc. (the "Company").

              Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

Name:
     --------------------
Address:
        ------------------

Taxpayer ID Number:
                   ----------------

              The undersigned represents and warrants to you that:

              1. It is an institutional "accredited investor" (as defined in rule 501(a)(1), (2), (3) and (7) under the Securities Act of 1933, as amended (the "Securities Act")), purchasing for its own account or for the account of such an institutional "accredited investor" at least $250,000 principal amount of the Notes, and it is acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. It has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Notes and invest in or purchase securities similar to the Notes in the normal course of its business. It and any accounts for which it is acting are each able to bear the economic risk of its investment.

              2. It understands that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. It agrees on its own behalf and on behalf of any investor account for which it is purchasing the Notes to offer, sell or otherwise transfer such Notes prior to the date which is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Notes (or any predecessor thereto) (the "Resale Restriction Termination Date") only (a) to the Company,
(b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act to a person it reasonably believes is a qualified institutional buyer under Rule 144A (a "QIB") that purchases for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) and (7) under the Securities Act that is purchasing for its own account or for the account of such an institutional "accredited investor," in each case in a minimum principal amount of Notes of $250,000, or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of its property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) and (7) under the Securities Act and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. Each transferee acknowledges that the Company and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Notes pursuant to clause (d), (e) or (f) above to require the delivery of an opinion of counsel, certifications or other information satisfactory to the Company and the Trustee.



                                            TRANSFEREE:
                                                       ------------------

                                            BY:
                                               --------------------------

                                                                       EXHIBIT K

                    INTERCREDITOR AND SUBORDINATION AGREEMENT

     THIS INTERCREDITOR AND SUBORDINATION AGREEMENT (this "Agreement"), dated as of February 27, 1998, is by and between CONGRESS FINANCIAL CORPORATION, a California corporation ("Senior Lender", as hereinafter further defined), and IBJ SCHRODER BANK & TRUST COMPANY, a New York banking corporation, not in its individual capacity, but only as Trustee under the Subordinated Note Indenture (as hereinafter defined) and the Subordinated Security Documents (as hereinafter defined) (the "Subordinated Note Trustee").

                              W I T N E S S E T H:

     WHEREAS, London Fog Industries, Inc., a Delaware corporation ("LFI", as hereinafter further defined) has or is about to enter into the Subordinated Note Indenture pursuant to which LFI is issuing the Subordinated Notes (as hereinafter defined), which Subordinated Notes are secured by certain assets and properties of LFI and certain of its subsidiaries; and

     WHEREAS, Senior Lender has entered into certain financing arrangements with LFI and its subsidiaries, pursuant to which Senior Lender has agreed, upon certain terms and conditions, to make loans and provide other financial accommodations to LFI and certain of its subsidiaries secured by certain assets and properties of LFI and its subsidiaries; and

     WHEREAS, the parties desire to enter into this Agreement to (i) confirm the relative priority of the security interests of Senior Lender, on the one hand, and the Subordinated Note Trustee, for itself and the ratable benefit of the holders of the Subordinated Obligations (as hereinafter defined), on the other hand, in the assets and properties of LFI and its subsidiaries, (ii) provide for the orderly sharing between the Senior Lender, on the one hand, and the Subordinated Note Trustee, for itself and the ratable benefit of the holders of the Subordinated Obligations, on the other hand, in accordance with such priorities, of proceeds of such assets and properties upon any foreclosure thereon or other disposition thereof, and (iii) agree upon the terms of the subordination in favor of Senior Lender of the obligations of LFI and its subsidiaries to the Subordinated Note Trustee and the holders of the Subordinated Obligations, and related matters;

     NOW THEREFORE, in consideration of the mutual benefits accruing hereunder to the Senior Lender, the Subordinated Note Trustee and the other holders of the Subordinated Obligations (as hereinafter defined) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:

     1.   Certain Definitions.

          (a) The following terms shall have the following meanings:

          "Blockage Notice": a written notice from the Senior Lender under the W/C Facility Agreement to the Borrower, a copy of which is sent to the Subordinated Note Trustee, that a Non- Payment Event of Default has occurred and is continuing.

          "Blockage Period": any period commencing on the date a Blockage Notice is given and ending on the earlier to occur of:

               (a) the date when the Event of Default that was the basis for such notice has been cured or waived in a writing signed by Senior Lender; and

               (b) one hundred eighty (180) days after the date such Blockage Notice is given, unless, prior to the expiration of such one hundred eighty (180) day period, Senior Lender commences and thereafter takes reasonable steps to continue a Senior Liquidation, in which case, the date upon which all Senior Obligations have been indefeasibly paid and satisfied and the Senior Loan Documents have all been terminated.

          "Borrower": individually and collectively, LFI, Pacific Trail, Inc., a Washington corporation, and The Scranton Outlet Corporation, a Delaware corporation, and their successors and assigns, including, without limitation, a receiver, trustee or debtor-in-possession on behalf of any such person or any such successor or assign.

          "Business Day":  shall have the meaning set forth in the  Subordinated
Note Indenture.

          "Collateral": the collective reference to any and all property from time to time subject to security interests to secure payment or performance of the Senior Obligations or the Subordinated Obligations or the Trustee's Fees and Expenses.

          "Event of Default": an Event of Default under the W/C Facility Agreement; provided that any requirement for the giving of notice, the lapse of time, or both, or any other conditions, has been satisfied.

          "Excess Availability": as defined in the W/C Facility Agreement as in effect on the date hereof, it being agreed and acknowledged that certain of the components of the calculation of Excess Availability pursuant to such definition are subject to determination by Senior Lender according to, among other things, discretionary criteria or formulas subject to change from time to time.

          "Excess Availability Test": as to any payment that is otherwise a Permitted Payment, the requirement that, for the period of thirty (30) consecutive days immediately preceding the earlier of the date of such payment or the date monies are deposited with the Subordinated Note Trustee for such payment, and after giving effect to such payment or, if earlier, the deposit of monies with the Subordinated Note Trustee for such payment, the Borrower shall have Excess Availability in an aggregate amount of not less than $5,000,000.

          "Insolvency Event": (a) any of the entities comprising the Borrower or any of their Subsidiaries commences any case, proceeding or other action (i) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship or relief of debtors, seeking to have an order for relief entered with respect to it, or (ii) seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (iii) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any of the entities comprising the Borrower or any of their Subsidiaries makes a general assignment for the benefit of its creditors; or (b) there is commenced against any of the entities comprising the Borrower or any of their Subsidiaries any case, proceeding or other action of a nature referred to in clause (a) above, which (i) results in the entry of an order for relief or any such adjudication or appointment, or
(ii) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (c) there is commenced against any of the entities comprising the Borrower or any of their Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal for any period of thirty (30) days following the entry thereof; or (d) any of the entities comprising the Borrower or any of their Subsidiaries takes any action in furtherance of, or indicates its consent to, approval of, or acquiescence in, any of the acts set forth in clause (a), (b) or (c) above.

          "LFI": London Fog Industries, Inc., a Delaware corporation, as successor corporation of the merger of LFI Merger Corp. with and into London Fog Industries Inc., and its successors and assigns.

          "1998 Master Restructuring Agreement": the Master Restructuring Agreement, dated as of the date hereof, among LFI, certain of LFI's subsidiaries, the "Agent" and "Lenders" under the "Old Debt Agreements" (as such quoted terms are defined therein), and certain members of senior management of LFI, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

          "Non-Payment Event of Default": any state of facts or event (other than a Payment Event of Default or an Insolvency Event) the existence or occurrence of which entitles the Senior Lender to accelerate the maturity of any of the Senior Obligations and which has not been waived or cured in a writing signed by Senior Lender.

          "Payment Event of Default": any default in the payment of any or all of the Senior Obligations (whether upon maturity, mandatory prepayment, acceleration or otherwise), or any default arising from a failure to reduce direct borrowings and/or provide cash collateral for contingent obligations in respect of letters of credit under the W/C Facility Agreement in the amounts required pursuant to any clean-up provision, in each case beyond any applicable grace period with respect thereto and which has not been waived or cured in a writing signed by Senior Lender.

          "Permitted Payments": as defined in Section 2(b)(ii) hereof.

          "Person" or "person": any individual, sole proprietorship, partnership, corporation (including, without limitation, any corporation which elects subchapter S status under the Internal Revenue Code of 1986, as amended), limited liability partnership, limited liability company, business trust, unincorporated association, joint stock company, trust, joint venture, or other entity or any government or any agency or instrumentality or political subdivision thereof.

          "Security Interest" or "security interest": any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, right of set-off, security interest, encumbrance (including, but not limited to, easements, rights of way and the like), lien (statutory or other), security agreement or transfer intended as security, including, without limitation, any conditional sale or other title retention agreement, the interest of a lessor under a capital lease or any financing lease having substantially the same economic effect as any of the foregoing.

          "Senior Guarantees": the collective reference to the guarantees that from time to time support payment or performance of all or any portion of the Senior Obligations, including, without limitation, the guarantees made by PTI Holding Corp., PTI Top Company, Inc., Star Sportswear Manufacturing Corp., Matthew Manufacturing Co., Inc., Washington Holding Company, Clipper Mist, Inc., The Mounger Corporation and London Fog Sportswear, Inc.

          "Senior Guarantors": the persons executing and delivering the Senior Guarantees, and their successors and assigns.

          "Senior Lender": the collective reference to the holder or holders from time to time of Senior Obligations.

          "Senior Liquidation": the conduct by Senior Lender of enforcement actions or remedies following acceleration of the Senior Loans, or the conduct by Senior Lender of any other plan or program for the sale or other realization upon the Collateral with a view to the full collection and payment and satisfaction of the Senior Loans, whether or not Senior Lender makes any Senior Loans from time to time during the conduct of any of the foregoing.

          "Senior Loan Documents": the collective reference to the W/C Facility Agreement, the other Senior Security Documents, the Senior Notes, the Senior
Guarantees and all other documents or instruments that from time to time evidence all or any portion of the Senior Obligations or secure or support payment or performance thereof.

          "Senior Loans": the loans, letters of credit, banker's acceptances and other financial accommodations made or provided to or for the account of the Borrower pursuant to the W/C Facility Agreement or any other Senior Loan Document.

          "Senior Notes": the promissory notes of the Borrower (if any) outstanding from time to time under the W/C Facility Agreement.

          "Senior Obligations": the collective reference to the unpaid principal of and interest on the Senior Loans and all other existing and future obligations and liabilities of the Borrower or any guarantors to the Senior Lender which arise under, out of, or in connection with, the W/C Facility Agreement, the other Senior Security Documents, the Senior Notes, the Senior Guarantees, this Agreement, or any other Senior Loan Document (including, without limitation, the interest and fees accruing at the then-applicable rates provided in the W/C Facility Agreement after an Event of Default under or the maturity of the Senior Loans and interest and fees accruing at the then-applicable rates provided in the W/C Facility Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any of the entities comprising the Borrower or any guarantor, whether or not a claim for post-filing or post-petition interest or fees is allowed or allowable in such proceeding in whole or in part), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Senior Lender that are required to be paid by the Borrower or Senior Guarantors pursuant to the terms of the Senior Loan Documents or are incurred or payable under or in connection with this Agreement).

          "Senior Security Documents": the collective reference to the W/C Facility Agreement and all other documents and instruments, now existing or hereafter arising, which create or purport to create a security interest in property to secure payment or performance of all or any portion of the Senior Obligations.

          "Specified Payment": as defined in Section 2(b)(ii) hereof.

          "Subordinated  Debt Documents":  the collective  reference to the 1998
Master Restructuring Agreement, the Subordinated Note Indenture, the Subordinated Notes, the Subordinated Security Documents, the Subordinated
Guarantees, and all other documents or instruments that from time to time evidence the Subordinated Obligations or secure or support payment or performance thereof.

          "Subordinated Debtholders": the holders from time to time of the Subordinated Obligations, other than the Subordinated Note Trustee acting in its capacity as Trustee and Collateral Agent under the Subordinated Note Indenture and Subordinated Security Documents.

          "Subordinated Guarantees": the collective reference to the guarantees that from time to time support payment or performance of the Subordinated Notes.

          "Subordinated Guarantors": Star Sportswear Manufacturing Corp., Washington Holding Company, The Scranton Outlet Corporation, PTI Top Company, Inc., Clipper Mist, Inc., PTI Holding Corp., London Fog Sportswear, Inc., The Mounger Corporation, Matthew Manufacturing Co., Inc. and Pacific Trail, Inc.

          "Subordinated Note Indenture": the Indenture, dated as of the date hereof, between LFI and the Subordinated Note Trustee with respect to the Subordinated Notes.

          "Subordinated Notes": the collective reference to the 10% Subordinated Notes due 2003 issued by LFI pursuant to the Subordinated Note Indenture, as the "Temporary Notes" or as the "Initial Notes" in the aggregate original principal amount of $100,000,000, and any "Exchange Notes" issued in respect of such notes as defined and provided in the Subordinated Note Indenture as in effect on the date hereof, as the foregoing may be amended, supplemented, renewed, extended, exchanged, restated or replaced.

          "Subordinated Note Trustee": shall mean IBJ Schroder Bank & Trust Company, a New York banking corporation, as Trustee for the benefit of the holders of the Subordinated Notes, and any successor or replacement Trustee and/or collateral agent appointed pursuant to the terms and conditions of the Subordinated Note Indenture or any of the Subordinated Security Agreements.

          "Subordinated Obligations": the collective reference to the unpaid principal of and interest on the Subordinated Notes and all other obligations and liabilities of LFI and any guarantors to the Subordinated Note Trustee and/or the holders of the Subordinated Notes, and/or any of their successors and assigns (including, without limitation, interest accruing at the then-applicable rate provided in the Subordinated Note Indenture after the maturity of the Subordinated Notes and interest accruing at the then-applicable rate provided in the Subordinated Note Indenture after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower or any guarantor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, whether arising under, out of, or in connection with, the Subordinated Note Indenture, the Subordinated Notes, this Agreement, any other Subordinated Debt Document, or otherwise, in each case whether related to a debt or any equity interest or other claim, right or interest, and whether on account of principal, interest, reimbursement obligations, fees, indemnities, claims for breach or damages, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to the Subordinated Note Trustee or the holders of the Subordinated Notes that are required to be paid by LFI or any guarantor pursuant to the terms of the Subordinated Debt Documents, or are incurred or payable under or in connection with this or any other Subordinated Debt Document); provided, however, that the Subordinated Obligations shall not include the annual administrative fees and expenses of the Subordinated Note Trustee in an aggregate amount not to exceed $50,000, payable in any fiscal year of LFI (the "Trustee's Fees and Expenses").

          "Subordinated Security Documents": the collective reference to all documents and instruments, now existing or hereafter arising, which purport to create a security interest in property to secure payment or performance of the Subordinated Obligations or the Trustee's Fees and Expenses.

          "Subsidiary" or "subsidiary": any corporation, association or organization, active or inactive, as to which more than fifty (50%) percent of the outstanding voting stock or shares or interests shall now or hereafter be owned or controlled, directly or indirectly, by a Person, any subsidiary of a Person, or any subsidiary of such subsidiary.

          "W/C Facility Agreement": the Loan and Security Agreement, dated as of May 15, 1997, among Congress Financial Corporation and the entities comprising the Borrower, as amended through the date hereof and as the same may hereafter be amended, modified, supplemented, renewed, restated, refinanced or replaced.

          (b) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and paragraph references are to this Agreement unless otherwise specified.

          (c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. All terms defined in the Uniform Commercial Code as in effect in the State of New York, unless otherwise defined herein, shall have the meanings set forth therein.

     2.   Subordination.

          (a) The Borrower, the Subordinated Guarantors and the Subordinated Note Trustee, for itself and on behalf of each existing and future Subordinated Debtholder, agree that the Subordinated Obligations are expressly "subordinate and junior in right of payment" (as that phrase is defined in Section 2(b)) to all Senior Obligations.

          (b) "subordinate and junior in right of payment" means that:

               (i) no part of the Subordinated Obligations shall have any claim to the assets of the Borrower or any Senior Guarantor on a parity with or prior to the claim of the Senior Obligations (subject to the provisions contained in Section 2(b)(ii) below); and

               (ii) unless and until the Senior Obligations have been indefeasibly paid and satisfied in full and all obligations of Senior Lender to provide further financing under the Senior Loan Documents have been terminated or all such obligations have expired in accordance with their terms, without the express prior written consent of the Senior Lender thereunder, the Subordinated Trustee will not, and no Subordinated Debtholder will take, demand or receive from any person that is a Borrower or Senior Guarantor, and no person that is a Borrower or a Senior Guarantor will make, give or permit, directly or indirectly, by set-off, redemption, purchase or in any other manner, any payment of or security for the whole or any part of the

          Subordinated Obligations, including, without limitation, any letter of credit or similar credit support facility to support payment of the Subordinated Obligations; provided, however, that at any time, except during a Blockage Period or when a Payment Event of Default or Insolvency Event has occurred and is continuing, LFI and any Subordinated Guarantor may make, and the holders of the Subordinated Notes may receive scheduled semi-annual payments on March 1 and September 1 in each year commencing September 1, 1998, on account of interest on the Subordinated Notes at the pre-default rate set forth in the Subordinated Notes as in effect on the date hereof ("Subordinated Interest"), in each case in accordance with the terms of the Subordinated Note Indenture as in effect on the date hereof (each such payment, a "Specified Payment"), plus any Postponed Payments (as defined below) when due; provided, further that, except as limited by Section 2(c) below, the Excess Availability Test is satisfied with respect to each such payment otherwise permitted to be made hereunder (such permitted payments satisfying the applicable conditions hereof, the "Permitted Payments").

          (c) If any Specified Payment is not a Permitted Payment by virtue of the failure to meet the Excess Availability Test hereunder with respect thereto, then the due date of such Specified Payment (a "Postponed Payment") shall be automatically postponed one month at a time to the first day of the month following the original due date for such Specified Payment upon which all the conditions to payment of such Postponed Payment contained in each of the provisos to Section 2(b)(ii) hereof are satisfied; provided, however, that if the original due date of any Specified Payment is postponed twice solely by reason of the failure to meet the Excess Availability Test with respect thereto, the Excess Availability Test shall not be applicable to such Specified Payment or to any other Specified Payments or Postponed Payments becoming due on or after the first day of the second month next following the original due date of such Specified Payment, except, that, after all Specified Payments and Postponed Payments due on or prior to the first day of a given month have been paid, the Excess Availability Test shall again become applicable for subsequent Specified Payments and Postponed Payments as provided in Section 2(b)(ii), subject to the reapplication of this Section 2(c).

          (d) Upon the termination of any Blockage Period or if any Payment Event of Default or Insolvency Event has been cured or waived in a writing signed by Senior Lender, the rights of the holders of the Subordinated Notes and of the Subordinated Note Trustee to receive payments as provided in Section 2(b)(ii) shall be reinstated, and LFI and the Subordinated Guarantors may resume making such Permitted Payments to such Subordinated Debtholders or to the Subordinated Note Trustee on their behalf, subject to the subsequent application or re-application of the provisions of this Section 2 in accordance with its terms.

          (e) No more than one Blockage Notice may be given within any consecutive 365-day period.

          (f) Notwithstanding the provisions of this Section 2 or any other provision of this Agreement:

               (i) the Subordinated Note Trustee shall not at any time be charged with knowledge of the existence of any facts (other than an Insolvency Event involving a case under the U.S. Bankruptcy Code by or against LFI) which would prohibit the making of any Specified Payment to or by the Subordinated Note Trustee, unless and until the Subordinated Note Trustee shall have received written notice thereof;

               (ii) except if a Blockage Period is in effect, or an Insolvency Event has occurred of which the Subordinated Note Trustee has received written notice (if such notice is required under clause (i) of this Section), the parties agree that unless, on or before 1:30 p.m., New York City time, on the first Business Day prior to the date on which any monies deposited with the Subordinated Note Trustee shall be payable as a Specified Payment (such notice to be supplemented by telephonic notice to the Corporate Trust Department of the Subordinated Note Trustee on or before 1:30 p.m., New York City time, if such notice is given on such first prior Business Day), the Subordinated Note Trustee has received written notice of a Payment Event of Default or other written notice that such Specified Payment is not a Permitted Payment by reason of the provisions of this Agreement, then the Subordinated Note Trustee shall have full power and authority to apply such monies to the Specified Payment, and shall not be affected as to such Specified Payment by any notice to the contrary which may be received by it after such time on such date, without, however, limiting any rights that the Senior Lender may have to recover any such Specified Payment from the Subordinated Debtholders in accordance with the provisions of this Agreement; and

               (iii) all monies required to be deposited with the Subordinated Note Trustee for purposes of making Permitted Payments shall be deposited no earlier than one (1) Business Day prior to the due date, unless Senior Lender shall otherwise consent in writing.

     3.   Additional Provisions Concerning Subordination.

          (a) The Subordinated Note Trustee, for itself and on behalf of the existing and future Subordinated Debtholders, the Borrower and the Subordinated Guarantors agree in favor of Senior Lender that, upon the occurrence of any Insolvency Event:

               (i) all Senior Obligations shall be indefeasibly paid and satisfied in full before any direct or indirect payment or distribution is made with respect to the Subordinated Obligations; and

               (ii) any direct or indirect  payment or distribution of assets of the Borrower or any Subordinated Guarantor, whether in cash, property or securities, to which any Subordinated Debtholder or the Subordinated Note Trustee would be entitled except for the provisions hereof (including by way of the sale or other disposition of any Collateral), shall be paid or delivered by the Borrower or such Subordinated Guarantor, or any receiver, trustee in bankruptcy, liquidating trustee, disbursing agent or other Person making such payment or distribution, directly to the Senior Lender, to the extent necessary to indefeasibly pay and satisfy in full all Senior Obligations (including the provision of cash collateral for all contingent Senior Obligations), before any payment or distribution shall be made to any Subordinated Debtholder or the Subordinated Note Trustee.

          (b) If any direct or indirect payment or distribution, whether consisting of money, property or securities, be collected or received by any Subordinated Debtholder or the Subordinated Note Trustee in respect of the Subordinated Obligations (including by way of the sale or other disposition of Collateral held by or on behalf of Subordinated Debtholders), except payments permitted to be made at the time of payment as provided in Section 2(b) or, only as to Subordinated Note Trustee, if payment is made as permitted in Section 2(f), then the Subordinated Note Trustee or any Subordinated Debtholder so collecting or receiving any of the foregoing shall forthwith deliver the same to the Senior Lender, in the form received, duly indorsed to the Senior Lender, if required, to be applied to the payment or prepayment of the Senior Obligations and to provide cash collateral for any contingent Senior Obligations until the Senior Obligations are paid and satisfied in full and all of the Senior Loan Documents have been terminated. Until so delivered, such payment or distribution shall be held by the Subordinated Note Trustee or any holder of the Subordinated Notes as the case may be, as the property of the Senior Lender, segregated from other funds and property held by the Subordinated Note Trustee or any such Subordinated Debtholder, as the case may be.

          (c) In order to enable the Senior Lender to enforce its rights under this Section 3, but only to the extent any Subordinated Debtholder or the Subordinated Note Trustee fails to take or to take in a timely fashion or before the loss of any right becomes imminent, any of the following actions, or takes or is about to take any such action in a manner inconsistent with the provisions hereof, and provided Senior Lender gives such prior written notice to the Subordinated Note Trustee as is practicable without jeopardizing the rights and interests of Senior Lender, Senior Lender is hereby irrevocably authorized and empowered (in its own name or as assignee of the Subordinated Note Trustee or any such Subordinated Debtholder), but shall have no obligation to, enforce claims comprising any of the Subordinated Obligations by proof of debt, proof of claim, suit or otherwise and take generally any action which Subordinated Note Trustee or any such Subordinated Debtholder might otherwise be entitled to take, as Senior Lender may deem necessary or advisable for the enforcement of its rights or interests hereunder.

          (d) To the extent necessary for the Senior Lender to realize the benefits of the subordination of the Subordinated Obligations provided for herein (including the right to receive any payment and distributions which might otherwise be payable or deliverable in respect of the Subordinated Obligations in any proceeding described in this Section 3 or otherwise), the Subordinated Note Trustee shall execute and deliver to Senior Lender, and shall on behalf of each Subordinated Debtholder deliver to Senior Lender, such instruments or documents (together with such assignments or endorsements as Senior Lender shall deem necessary), as may be reasonably requested by Senior Lender.

          (e) No specific legend, further assignment or endorsement or delivery of notes, guarantees or instruments shall be necessary to subject any Subordinated Obligations to the subordination thereof contained in this Agreement.

     4.   Rights in Collateral; Standstill.

          (a) Notwithstanding anything to the contrary contained in the W/C Facility Agreement, any Senior Security Document, any other Senior Loan Document or any Subordinated Security Document or other Subordinated Debt Document and irrespective of:

               (i) the time, order or method of attachment or perfection of the security interests created by any Senior Security Document or any Subordinated Security Document or the non-perfection or any lapse in perfection thereof,

               (ii)  the  time  or  order  of  filing  or  recording   financing
          statements or other documents filed or recorded to perfect security interests in any Collateral,

               (iii) anything contained in any filing or agreement to which any Senior Lender or any Subordinated Debtholder or the Subordinated Note Trustee now or hereafter may be a party, and

               (iv) the rules for determining priority under the Uniform Commercial Code or any other law governing the relative priorities of secured creditors,

any security interest in any Collateral pursuant to any Senior Security Document has and shall have priority, to the extent of any unpaid Senior Obligations at any time and from time to time outstanding, over any security interest in such Collateral pursuant to any Subordinated Security Document.

          (b) Any monetary proceeds realized, or monetary proceeds received in respect of property or securities realized, upon the sale, disposition or other realization upon all or any part of the Collateral after Senior Lender has commenced a Senior Liquidation, shall be applied in the following order:

               First,  to  the  payment  in  full  of  all  costs  and  expenses
          (including, without limitation, attorneys' fees and disbursements) paid or incurred by Senior Lender in connection with such realization on the Collateral or the protection of rights and interests therein;

               Second, to the payment and satisfaction in full of all Senior Obligations in such order as the Senior Lender may elect in its sole discretion, including, as and to the extent Senior Lender so requires, the cash collateralization of undrawn letters of credit and all other contingent Senior Obligations, subject in all events to Senior Lender's determination whether to relend or otherwise make available to Borrower during such Senior Liquidation any such amounts so applied in payment of any Senior Obligations;

               Third,  to the payment in full, in accordance  with  Subordinated
          Note Indenture, of all Subordinated Obligations and Trustee's Fees and Expenses then due and which are secured by such Collateral or as a court of competent jurisdiction may direct; and

               Fourth, to pay to the Borrower, the Senior Guarantors or Subordinated Guarantors (as the case may be) or their representatives or as a court of competent jurisdiction may direct, any surplus then remaining.

          (c) The priorities of security interests provided in this Section 4 shall not be altered or otherwise affected by any amendment, modification, supplement, extension, renewal, restatement or refinancing of either the Senior Obligations or the Subordinated Obligations, nor by any action or inaction which Senior Lender may take or fail to take in respect of the Collateral.

          (d) The Subordinated Note Trustee, for itself and on behalf of each Subordinated Debtholder, agrees that neither it nor any Subordinated Debtholder will contest the validity or enforceability of the Senior Obligations or the validity, perfection, priority or enforceability of the security interests held by Senior Lender upon the Collateral and that as between Senior Lender, on the one hand, and Subordinated Note Trustee and Subordinated Debtholders, on the other hand, the terms of this Agreement shall govern even if part or all of the Senior Obligations or the security interests securing payment and performance thereof are avoided, disallowed, set aside or otherwise invalidated in any judicial proceeding or otherwise. Senior Lender agrees that it will not contest the validity or, subject to the terms hereof, enforceability of the Subordinated Obligations or the validity, perfection, or, subject to the terms hereof, the priority or enforceability of security interests held by the Subordinated Note Trustee, for itself and the ratable benefit of the Subordinated Debtholders, and that, as between Senior Lender, on the one hand, and the Subordinated Note Trustee and Subordinated Debtholders, on the other hand, the terms of this Agreement shall govern even if part or all of the Subordinated Obligations or the security interests securing payment and performance thereof are avoided, disallowed, set aside or otherwise invalidated in any judicial proceeding or otherwise.

          (e) Senior Lender shall have the exclusive right to manage, perform and enforce the terms of the Senior Loan Documents with respect to the Collateral, to exercise and enforce all privileges and rights thereunder according to its discretion and the exercise of its business judgment, including, without limitation, the exclusive right to take or retake control or possession of the Collateral and to hold, prepare for sale, process, sell, lease, dispose of, or liquidate the Collateral.

          (f) Notwithstanding anything to the contrary contained in any of the Senior Loan Documents or Subordinated Debt Documents, only Senior Lender shall have the right to restrict or permit, or approve or disapprove, the sale, transfer or other disposition of Collateral. The Subordinated Note Trustee, for itself and on behalf of each Subordinated Debtholder, shall, immediately upon the request of Senior Lender, release or otherwise terminate its and their security interests in the Collateral to the extent such Collateral is sold or otherwise disposed of either by Senior Lender, its agents, or by Borrower or any Senior Guarantor with the consent of Senior Lender; and Subordinated Note Trustee, for itself and on behalf of each Subordinated Debtholder, shall, as soon as practicable, execute and deliver such release documents as Senior Lender may reasonably require in connection therewith.

          (g) Notwithstanding any rights or remedies available under any of the Subordinated Debt Documents, applicable law or otherwise, except as provided in
Section 4(h) below, neither the Subordinated Note Trustee nor any Subordinated Debtholder shall, directly or indirectly, (i) seek to collect from Borrower or any Senior Guarantor (including, without limitation, from or by way of any Collateral or proceeds thereof) any of the Subordinated Obligations or exercise any of its rights or remedies upon a default or event of default under the Subordinated Debt Documents or otherwise, other than acceleration upon not less than ten (10) days prior written notice to Senior Lender, or (ii) seek to foreclose or realize upon (judicially or non-judicially) its lien on any Collateral or assert any claims or interests therein (including, without limitation, by setoff or notification of account debtors), or (iii) commence any action or proceeding against Borrower or any Senior Guarantor or its properties under the U.S. Bankruptcy Code or any state insolvency law or similar present or future statute, law or regulation or any proceedings for voluntary liquidation, dissolution or other winding up of any of them or their businesses, or the appointment of any trustee, receiver or liquidator for any of them or any part of any of their properties or any assignment for the benefit of creditors or any marshalling of assets of any of them, or (iv) take any other action against Borrower or any Senior Guarantor or the Collateral.

          (h) If any Permitted Payment is not made when due under the Subordinated Debt Documents as in effect on the date hereof, or if any other event of default not involving the failure to pay money when due occurs under the Subordinated Debt Documents as in effect on the date hereof and is not cured within the applicable grace or cure period thereunder and is continuing, then, upon not less than thirty (30) days prior written notice from Subordinated Note Trustee to Senior Lender, provided and so long as (x) no Payment Event of Default or Insolvency Event exists or has occurred and is continuing and (y) no Blockage Period is in effect, the Subordinated Note Trustee and, to the extent permitted in the Subordinated Debt Documents, the Subordinated Debtholders, may, subject to the provisions of the Subordinated Debt Documents, enforce their rights to payment of the Subordinated Obligations by way of suit for collection of a money debt against LFI or any Subordinated Guarantors and may continue such enforcement to judgment and execution thereon, subject, however, to (i) immediate cessation of such enforcement efforts upon the commencement of a Blockage Period, or the occurrence of a Payment Event of Default, or the occurrence of an Insolvency Event or if the Senior Lender at any time commences and thereafter takes reasonable steps to continue a Senior Liquidation, and (ii) in the absence of the commencement or such reasonable steps to continue a Senior Liquidation, the turnover to Senior Lender of all amounts collected and recovered by Subordinated Note Trustee or any Subordinated Debtholder upon such permitted enforcement for application by Senior Lender to payment or prepayment of the Senior Obligations, in such order and manner as Senior Lender shall determine, until the Senior Obligations are fully and indefeasibly paid and satisfied and all obligations of Senior Lender to provide further financing under the Senior Loan Documents have been terminated or all such obligations have expired according to their terms.

          (i) In no event shall Senior Lender be required to take any action or refrain from taking any action in connection with the Senior Loan Documents or transactions thereunder based upon any term or provision of the Subordinated Debt Documents, and in no event shall Senior Lender have or incur any liability to any Subordinated Debtholder or Subordinated Note Trustee by reason of any failure by LFI or any Subordinated Guarantor to pay or perform any of its obligations, liabilities or indebtedness to Subordinated Debtholders or Subordinated Note Trustee whether or not such failure is known to Senior Lender or is directly or indirectly the result of actions taken or not taken by Senior Lender in connection with the Senior Loan Documents or transactions thereunder.

     5. No Subrogation. Notwithstanding any claim for subrogation that the Subordinated Note Trustee or Subordinated Debtholders may otherwise have under applicable law, neither the Subordinated Note Trustee nor any of the Subordinated Debtholders shall be subrogated to the rights of the Senior Lender to receive payments or distributions of assets of LFI or any subsidiary in respect of the Senior Obligations until the Senior Obligations shall be indefeasibly paid and satisfied in full and the Senior Loan Documents have been terminated. For the purposes of such subrogation, payments or distributions to the Senior Lender of any money, property or securities to which the Subordinated Note Trustee or any Subordinated Debtholder would be entitled except for the provisions of this Agreement shall be deemed, as between LFI or any subsidiary and its creditors other than the Senior Lender and Subordinated Note Trustee or such Subordinated Debtholder, to be a payment by LFI or such subsidiary (as applicable) to or on account of Subordinated Obligations, it being understood that the provisions of this Agreement are, and are intended solely, for the purpose of defining the relative rights of the Subordinated Note Trustee and Subordinated Debtholders, on the one hand, and the Senior Lender, on the other hand.

     6. Consents of Subordinated Note Trustee and Subordinated Debtholders.

          (a) Subordinated Note Trustee, for itself and on behalf of each Subordinated Debtholder, agrees and consents that, without the necessity of any reservation of rights against Subordinated Note Trustee or any Subordinated Debtholder, and without notice to or further assent by Subordinated Note Trustee or any Subordinated Debtholder:

               (i) any demand for payment of any Senior Obligations made by Senior Lender may be rescinded in whole or in part by the Senior Lender, and the amount applied in payment of any Senior Obligation may be relent and the Senior Obligations, or the liability of the Borrower or any guarantor or any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, or any obligation or liability of the Borrower or any other party under the W/C Facility Agreement or any other agreement, may, from time to time, in whole or in part, be renewed, extended, modified, accelerated, compromised, waived, surrendered, or released by the Senior Lender;

               (ii) the W/C Facility Agreement, the other Senior Security Documents, the Senior Notes, the Senior Guarantees, and any other Senior Loan Document may be amended, modified, supplemented or terminated, in whole or in part, in accordance with the terms of such agreements from time to time;

               (iii) any Collateral may be sold, exchanged, waived, surrendered or released by Senior Lender or, with Senior Lender's prior written consent, by Borrower or any Senior Guarantor;

in each case all without notice to or further assent by any Subordinated Debtholder or Subordinated Note Trustee, each of whom will remain bound under this Agreement, and all without impairing, abridging, releasing or affecting the subordination and other provisions provided for herein.

          (b) The Subordinated Note Trustee, for itself and on behalf of each Subordinated Debtholder, waives any and all notice of the creation, renewal, extension or accrual of any of the Senior Obligations and notice of or proof of reliance by the Senior Lender upon this Agreement. The Senior Obligations, and all of them, shall be deemed conclusively to have been created, contracted or incurred in reliance upon this Agreement, and all dealings between the Borrower, the Senior Guarantors and the Senior Lender shall be deemed to have been consummated in reliance upon this Agreement. The Subordinated Note Trustee, for itself and on behalf of each Subordinated Debtholder, acknowledges and agrees that the Senior Lender has relied upon the subordination and other provisions provided for herein in entering into certain amendments to the W/C Facility Agreement and in making Senior Loans available to the Borrower thereunder. The Subordinated Note Trustee, for itself and on behalf of each Subordinated Debtholder, waives notice of or proof of reliance on this Agreement and protest, demand for payment and notice of default.

     7.   Representations.

          (a) The Subordinated Note Trustee represents and warrants to Senior Lender that the execution, delivery and performance of this Agreement by the Subordinated Note Trustee is within its powers in its capacity as Trustee for the Subordinated Debtholders, and has been duly directed pursuant to the Subordinated Note Indenture.

          (b) Senior Lender hereby represents and warrants to the Subordinated Note Trustee that the execution, delivery and performance of this Agreement by Senior Lender is within its powers and has been duly authorized by Senior Lender.

     8. Further Assurances. The Borrower and the Subordinated Note Trustee, for itself and on behalf of each Subordinated Debtholder, at Borrower's expense and at any time from time to time, upon the written request of the Senior Lender, will promptly and duly execute and deliver such further instruments and documents (including amendments to their financing statements filed against Borrower or any Senior Guarantor stating that the rights of the Subordinated Note Trustee and Subordinated Debtholders are subject to the terms hereof) and take such further actions as the Senior Lender may reasonably request for the purposes of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted.

     9. Provisions Define Relative Rights. This Agreement is intended solely for the purpose of defining the relative rights of the Senior Lender, on the one hand, and the Subordinated Note Trustee and Subordinated Debtholders, on the other, and no other Person shall have any right, benefit or other interest under or by virtue of this Agreement.

     10. Powers Coupled With An Interest. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until the Senior Obligations are indefeasibly paid and satisfied in full and the Senior Loan Documents are terminated.

     11. Notices. To be effective, all notices, requests and demands to or upon any Subordinated Debtholder or the Subordinated Note Trustee, for itself and/or on behalf of any Subordinated Debtholder, shall be in writing (or by fax or other similar electronic means of communicating a writing) and shall be deemed to have been duly given or made (i) when delivered by hand, or (ii) if given by certified mail, return receipt requested, then, upon receipt by the addressee, or (iii) if by fax or similar electronic means of communicating a writing, when such notice is sent and receipt has been confirmed, addressed as follows:

  If to the
     Senior Lender:                       Congress Financial Corporation
                                          1133 Avenue of the Americas
                                          New York, New York  10036
                                          Attention:  Mr. Andrew W. Robin
                                          Fax:  (212) 545-4283

  If to the Subordinated
     Note Trustee or to                   IBJ Schroder Bank and Trust Company
         any Subordinated                 One State Street
         Debtholder (in care of           New York, New York
         the Subordinated Note            Attention: Corporate Trust
         Trustee)                                    Administration
                                              Fax:  (212 858-2952

The Senior Lender and the Subordinated Note Trustee may change their addresses and transmission numbers for notices by notice in the manner provided in this Section.

     12.  Amendments in Writing.

          (a) None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Senior Lender and by the Subordinated Note Trustee upon the authorization of the holders of the requisite percentage (if any) of the Subordinated Notes then outstanding, as set forth in the Subordinated Note Indenture.

          (b) No failure to exercise, nor any delay in exercising, on the part of the Senior Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

          (c) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

     13. Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of New York, without giving effect to principles of conflicts of law.

     14. Successors and Assigns.

          (a) This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of each of Senior Lender, the Subordinated Debtholders and the Subordinated Note Trustee, and their respective successors, participants and assigns.

          (b) Senior Lender acknowledges that each Subordinated Debtholder has the right to sell, assign, grant participations, transfer or negotiate all or any part of, or any interest in, the Subordinated Obligations held by it; provided that (and Subordinated Note Trustee, on behalf of each Subordinated Debtholder hereby agrees that) each such buyer, assignee, participant, transferee or endorsee shall, by acceptance of such part of or interest in the Subordination Obligations, be bound by the obligations and liabilities hereunder of the Subordinated Debtholder from whom it acquired its interest and by the other terms hereof, in each case, as between Senior Lender and the Subordinated Note Trustee, on behalf of the transferor Subordinated Debtholder, without thereby releasing the transferor Subordinated Debtholder for purposes hereof with respect to events occurring prior to the transfer of such interest.

          (c) Senior Lender reserves the right to grant participations in, or otherwise sell, assign, transfer or negotiate all or any part of, or any interest in, the Senior Obligations and the Collateral securing same; provided, that, Subordinated Debtholders and Subordinated Note Trustee shall not be obligated to give any notices to or otherwise in any manner deal directly with any participant in the Senior Obligations and no participant shall be entitled to any rights or benefits under this Agreement except through Senior Lender.

          (d) In connection with any assignment or transfer of any or all of the Senior Obligations, or any or all rights of Senior Lender in the property of Borrower or Senior Guarantors (other than pursuant to a participation), Subordinated Note Trustee, for itself and on behalf of the Subordinated
Debtholders, agrees to execute and deliver an agreement containing terms substantially identical to those contained herein in favor of any such assignee or transferee and, in addition, will execute and deliver an agreement containing terms substantially identical to those contained herein in favor of any third person who succeeds to, refinances or replaces any or all of Senior Lender's financing of Borrower, whether such successor financing, refinancing or replacement occurs by transfer, assignment, "takeout" or any other means or vehicle. No failure or refusal by Subordinated Note Trustee to execute or deliver any such agreement shall limit or impair the rights of any holder of Senior Obligations, including any such holder who succeeds to, refinances or replaces any or all Senior Obligations, whether by transfer, assignment, "take-out" or any other means or vehicle.

     15. Bankruptcy.

          This Agreement shall be applicable both before and after the filing of any petition under the U.S. Bankruptcy Code by or against any entity comprising the Borrower or any Senior Guarantor and all converted or succeeding cases in respect thereof, and all references herein to Borrower or any Senior Guarantor shall be deemed to apply to a trustee for any of the entities comprising Borrower or a Senior Guarantor and such entity as debtor-in-possession. The relative rights of Senior

Lender, on the one hand, and Subordinated Note Trustee and Subordinated Debtholders, on the other hand, to repayment of the Senior Obligations and the Subordinated Obligations, respectively, and in or to any distributions from or in respect of Borrower or any Senior Guarantor or any Collateral or proceeds of Collateral, shall continue after the filing thereof on the same basis as prior to the date of the petition. Nothing in this Section 14 shall constitute a consent by the Subordinated Note Trustee or any Subordinated Debtholder to the use of cash collateral by Borrower or any Subordinated Guarantor in any case involving Borrower or any Subordinated Guarantor under the U.S. Bankruptcy Code or a consent by the Subordinated Note Trustee or any Subordinated Debtholder to any debtor-in-possession financing sought by Borrower or any Subordinated Guarantor in any such case, nor shall anything in this Section 15 limit Senior Lender's rights to consent or object to the use of cash collateral by Borrower or any Senior Guarantor or to provide or oppose debtor- in-possession financing to Borrower or any Senior Guarantor in any such case.

     16. Consent to Jurisdiction; Waiver of Jury Trial. Each of the parties hereto hereby irrevocably consents to the non-exclusive jurisdiction of the Supreme Court of the State of New York for the County of New York and of the United States District Court for the Southern District of New York and waives trial by jury in any action or proceeding with respect to this Agreement or any matter arising herefrom or relating hereto.

     17. Complete Agreement. This written Agreement is intended by the parties as a final expression of their agreement and is intended as a complete statement of the terms and conditions of their agreement with respect to the subject matter hereof; provided, that the rights of Senior Lender hereunder shall be supplementary to, and not in any manner limit or impair, or be limited or impaired by, the rights of Senior Lender as the holder of "Senior Indebtedness" as defined in and as provided under the Subordinated Note Indenture as in effect on the date hereof; and provided, further, that in no event shall any provision of the Subordinated Debt Documents limit, qualify or modify any provision of this Agreement.

     18. Disclosures; Non-Reliance. Subordinated Note Trustee and each Subordinated Debtholder has the means to be, and shall, to the extent they deem it appropriate to do so, but without any obligation to do so, in the future, remain fully informed as to the financial condition and other affairs of Borrower and Senior Guarantors and Senior Lender shall not have any obligation or duty to disclose any such information to Subordinated Note Trustee or any Subordinated Debtholder. Except as expressly set forth in this Agreement, the parties hereto have not otherwise made to each other nor do they hereby make to each other any warranties, express or implied, nor do they assume any liability to each other.

     19. Subordinated Note Trustee. Pursuant to the Subordinated Debt Documents, each of the Subordinated Debtholders has appointed Subordinated Note Trustee to act as agent on behalf of the Subordinated Debtholders for all purposes in connection with this Agreement, and Subordinated Note Trustee hereby confirms and agrees that it has agreed to so act on behalf of Subordinated Debtholders as provided therein and herein. Notwithstanding any provisions of the Subordinated Debt Documents to the contrary, as between Senior Lender, on the one hand, and Subordinated Debtholders and Subordinated Note Trustee, on the other hand, Senior Lender shall not be required to inquire as to or verify the authority or power of the Subordinated Note Trustee to act on behalf of the Subordinated Debtholders, and Senior Lender may, without inquiry and without notice to any of the Subordinated Debtholders, rely upon any act taken or notice given or any document executed by Subordinated Note Trustee with respect to the matters covered hereby as the act, notice or document of the Subordinated Debtholders who shall be bound thereby (without prejudice, however, to any rights or obligations of the Subordinated Debtholders and the Subordinated Note Trustee inter se). The Subordinated Note Trustee shall not owe any fiduciary duty to the Senior Lender.

     20. Term. This Agreement is a continuing agreement and shall remain in full force and effect until the indefeasible payment and satisfaction in full of all Senior Obligations and the termination or the expiration in accordance with their terms of all obligations of Senior Lender to provide further financing under the Senior Loan Documents.

     21. Prior Intercreditor and Subordination Agreement. As among Senior Lender, the Subordinated Lenders that are parties to the "Old Debt Agreements" (as defined in the 1998 Master Restructuring Agreement) and the Subordinated Note Trustee, for itself and on behalf of the Subordinated Debtholders, the terms and provisions of this Agreement shall amend and restate the terms and provisions of the Intercreditor and Subordination Agreement, dated as of May 15, 1997, among Senior Lender, the Subordinated Lenders parties thereto and The Chase Manhattan Bank, as agent for the Subordinated Lenders, as acknowledged and agreed to by LFI and certain of its subsidiaries (the "Prior Subordination Agreement"); provided, however, that (i) to the extent any of the "Subordinated Obligations" (as defined in the Prior Subordination Agreement) are not either exchanged for Subordinated Obligations (as defined herein) or satisfied pursuant to the 1998 Master Restructuring Agreement, or if any of the "Subordinated Obligations" so exchanged or satisfied are revived or reinstated for any reason, then the Prior Subordination Agreement shall, to that extent, remain in effect or be revived or reinstated, as the case may be, and (ii) to the extent any of the "Subordinated Security Documents" or any "security interests" in favor of or held by the "Subordinated Agent" or any "Subordinated Lender" in the "Collateral" (as such quoted terms are defined in the Prior Subordination Agreement) are not fully and effectively amended and restated so as to be limited to the Subordinated Security Documents and security interests in the Collateral held by the Subordinated Note Trustee for the benefit of the Subordinated Debtholders (each as defined herein), or are not for any reason subject to the subordination and other terms and provisions in favor of Senior Lender hereunder, then the Prior Subordination Agreement shall, to the extent required to give effect to such subordination and other terms and provisions, remain in effect or be revived or reinstated, as the case may be.

     22. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original with the same force and effect as if the signatures thereto and hereto were upon the same instrument.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

                                                  CONGRESS FINANCIAL CORPORATION

                                                  By:
                                                     ---------------------------

                                                  Name:
                                                       -------------------------

                                                  Title:
                                                        ------------------------

                                                  IBJ  SCHRODER   BANK  &  TRUST
                                                    COMPANY,    not    in    its
                                                    individual   capacity,   but
                                                    solely as Subordinated  Note
                                                    Trustee,  and on  behalf  of
                                                    each  of  the   Subordinated
                                                    Debtholders

                                                  By:
                                                     ---------------------------

                                                  Name:
                                                       -------------------------

                                                  Title:
                                                        ------------------------

                          ACKNOWLEDGMENT AND AGREEMENT

     Each of the undersigned hereby acknowledges the foregoing Intercreditor and Subordination Agreement (the "Agreement"). By its signature below, each of the undersigned agrees that it will, together with its successors and assigns, be bound by the provisions of the Agreement.

     Each of the undersigned further acknowledges and agrees that: (i) although it may sign this Acknowledgment and Agreement it is not a party to the Agreement and does not and will not receive any right, benefit, priority or interest under or because of the existence of the Agreement, (ii) in the event of a breach by any of the undersigned of any of the terms and provisions contained in the foregoing Agreement, such a breach shall constitute an "Event of Default" as defined in and under the W/C Facility Agreement and (iii) it will execute and deliver such additional documents and take such additional action as may be necessary or desirable in the opinion of Senior Lender or Subordinated Note Trustee to effectuate the provisions and purposes of the foregoing Agreement.

                                             LONDON FOG INDUSTRIES, INC.

                                             By:
                                                --------------------------------

                                             Name:
                                                  ------------------------------

                                             Title:
                                                   -----------------------------

                                             PACIFIC TRAIL, INC.

                                             By:
                                                --------------------------------

                                             Name:
                                                  ------------------------------

                                             Title:
                                                   -----------------------------

                                             THE SCRANTON OUTLET CORPORATION

                                             By:
                                                --------------------------------

                                             Name:
                                                  ------------------------------

                                             Title:
                                                   -----------------------------


                     [SIGNATURES CONTINUE ON FOLLOWING PAGE]

                    [SIGNATURES CONTINUED FROM PREVIOUS PAGE]


                                             PTI HOLDING CORP.

                                             By:
                                                --------------------------------

                                             Name:
                                                  ------------------------------

                                             Title:
                                                   -----------------------------

                                             PTI TOP COMPANY, INC.

                                             By:
                                                --------------------------------

                                             Name:
                                                  ------------------------------

                                             Title:
                                                   -----------------------------

                                             STAR SPORTSWEAR MANUFACTURING CORP.

                                             By:
                                                --------------------------------

                                             Name:
                                                  ------------------------------

                                             Title:
                                                   -----------------------------

                                             MATTHEW MANUFACTURING CO., INC.

                                             By:
                                                --------------------------------

                                             Name:
                                                  ------------------------------

                                             Title:
                                                   -----------------------------

                                             WASHINGTON HOLDING COMPANY

                                             By:
                                                --------------------------------

                                             Name:
                                                  ------------------------------

                                             Title:
                                                   -----------------------------


                     [SIGNATURES CONTINUE ON FOLLOWING PAGE]

                    [SIGNATURES CONTINUED FROM PREVIOUS PAGE]


                                             CLIPPER MIST, INC.

                                             By:
                                                --------------------------------

                                             Name:
                                                  ------------------------------

                                             Title:
                                                   -----------------------------

                                             THE MOUNGER CORPORATION

                                             By:
                                                --------------------------------

                                             Name:
                                                  ------------------------------

                                             Title:
                                                   -----------------------------

                                             LONDON FOG SPORTSWEAR, INC.

                                             By:
                                                --------------------------------

                                             Name:
                                                  ------------------------------

                                             Title:
                                                   -----------------------------

                                                                       EXHIBIT L

                        ASSIGNMENT OF SECURITY INTERESTS

     ASSIGNMENT OF SECURITY INTERESTS (this "Assignment"), dated as of February 27, 1998, by and between THE CHASE MANHATTAN BANK (formerly known as Chemical
Bank), a New York banking corporation, as agent for the Lenders referred to below (in such capacity, the "Agent") under the Existing Agreements referred to below and IBJ SCHRODER BANK & TRUST COMPANY, a New York banking corporation, not in its individual capacity, but solely as trustee under the Indenture referred to below (in such capacity, the "Trustee").

                              W I T N E S S E T H :

     WHEREAS, pursuant to the Credit Agreement, dated as of May 20, 1994 (as amended, supplemented or otherwise modified prior to May 31, 1995, the "Original Credit Agreement"), among London Fog Industries, Inc., a Delaware corporation (the "Company"), The Chase Manhattan Bank (formerly known as Chemical Bank), as agent (in such capacity, the "Original Agent") for the several banks and other financial institutions from time to time parties thereto (the "Original Lenders") and the Original Lenders, the Original Lenders made certain loans and other extensions of credit to the Company;

     WHEREAS, in connection with the execution and delivery of the Original Credit Agreement, and to secure the obligations of the Company thereunder, the Company and its subsidiaries granted to the Original Agent security interests in substantially all of the assets of the Company and its subsidiaries;

     WHEREAS, the Company, the Original Agent and the Original Lenders agreed to restructure the obligations of the Company under the Original Credit Agreement by means of, among other things, the execution and delivery of the Master Restructuring Agreement, dated as of May 31, 1995 (as heretofore amended, supplemented or otherwise modified, the "Existing MRA"), among the Company, the Original Agent and the Original Lenders, among others;

     WHEREAS, in connection with the execution and the delivery of the Existing MRA, the Company executed and delivered (a) the Term Loan Agreement, dated as of May 31, 1995 (as heretofore amended, supplemented or otherwise modified, the "Term Loan Agreement"), among the Company, The Chase Manhattan Bank (formerly known as Chemical Bank), as agent (in such capacity, the "Term Loan Agent") for the several banks and other financial institutions from time to time parties thereto (the "Term Loan Lenders") and the Term Loan Lenders and (b) the Note Agreement, dated as of May 31, 1995 (as heretofore amended, supplemented or otherwise modified, the "Note Agreement" and, together with the Term Loan Agreement, collectively, the "Existing Agreements"), among the Company, The Chase Manhattan Bank (formerly known as Chemical Bank), as agent (in such capacity and also in its capacity as the Term Loan Agent, the "Agent") for the several banks and other financial institutions from time to time parties thereto (the "Note Lenders" and, together with the Term Loan Lenders, collectively, the "Lenders") and the Note Lenders, pursuant to which the Lenders made certain loans to the Company;

     WHEREAS, in connection with the execution and delivery of the Existing MRA and the Existing Agreements, the security interests granted by the Company and its subsidiaries to secure the obligations of the Company under the Original Credit Agreement continued in favor of the Agent, as successor to the Original Agent, for the benefit of the Lenders under the Existing Agreements;

     WHEREAS, the Company, the Agent and the Lenders have agreed to restructure the obligations of the Company under the Existing Agreements by means of, among other things, the execution and delivery of the Indenture, dated as of even date herewith (as amended, supplemented or otherwise modified from time to time, the "Indenture"; capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Indenture), between the Company and the Trustee and the Master Restructuring Agreement, dated as of even date herewith (as amended, supplemented or otherwise modified from time to time, the "MRA"), among the Company, the Agent and the Lenders, among others;

     WHEREAS, in connection with the restructuring of the obligations of the Company under the Existing Agreements, concurrently herewith, the Company will issue secured subordinated notes under the Indenture which notes will be secured by the grant by the Company and its subsidiaries of security interests in substantially all of the assets of the Company and its subsidiaries pursuant to the Security Documents; and

     WHEREAS, the parties hereto agree that the security interests granted in connection with the Existing Agreements shall now continue in favor of the Trustee, for the benefit of the Holders, to secure the obligations of the Company and its subsidiaries under the Indenture and the Guarantees.

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Assignment. The Agent hereby assigns, without representation or warranty, express or implied (other than the representation that the Agent has not previously taken any action intended to assign its interests therein), and without recourse to the Agent, all of its right, title and interest under the Security Documents (as defined in the Existing Agreements) (including, without limitation, all liens, security interests, pledges and assignments set forth therein) to the Trustee, together with any successors thereto.

     2. Counterparts. This Assignment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

     3. Governing Law. THIS ASSIGNMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     IN WITNESS WHEREOF, the parties hereto have executed this Assignment as of the day and year first above written.

                           THE CHASE MANHATTAN BANK, as Agent

                           By:
                              Charles O. Freedgood
                              Vice President

                           IBJ SCHRODER BANK & TRUST COMPANY,
                           not in its individual capacity, but solely as Trustee

                           By:
                              Stephen J. Giurlando
                              Assistant Vice President

                                                                       EXHIBIT M

                         CONGRESS FINANCIAL CORPORATION
                           1133 Avenue of the Americas
                            New York, New York 10036




                                          February 27, 1998


IBJ Schroder Bank & Trust Company,
  as Trustee
One State Street
New York, New York 10004

Attention: Mr. W. Lance Wickel


          Re:  Acknowledgement of Bailment for Stock

Gentlemen:

     Reference is made to (a) the Intercreditor and Subordination Agreement, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the "Intercreditor Agreement"), by and between Congress Financial Corporation ("Congress") and IBJ Schroder Bank & Trust Company, as Trustee (the "Trustee") under the Indenture, dated as of the date hereof, between London Fog Industries, Inc. ("LFI") and the Trustee in connection with the issuance of the 10% Senior Subordinated Notes due 2003 of LFI (the "Subordinated Notes"); (b) the Amended and Restated Company Pledge Agreement, dated as of the date hereof, as amended, supplemented or otherwise modified from time to time, by LFI in favor of the Trustee for the ratable benefit of the Subordinated Debtholders; and (c) the Pledge and Security Agreement, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the "Congress Pledge Agreement"), by LFI in favor of Congress. Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Intercreditor Agreement.

     LFI has pledged to the Trustee, for the ratable benefit of the holders of the Subordinated Notes, sixty-five percent (65%) of the issued and outstanding shares of capital stock of London Fog Raincoats Limited evidenced by the certificate(s) described on Exhibit A hereto (together with the proceeds thereof, and all income, profits and distributions thereon, the "Pledged Stock").

     LFI has also pledged the Pledged Stock to Congress as set forth in the Congress Pledge Agreement. The Pledged Stock is part of the Collateral under the Intercreditor Agreement.

     Congress and the Trustee hereby agree that:

          1. Congress has agreed to act as bailee for the Trustee to hold physical custody of the certificates evidencing the Pledged Stock solely for purposes of the perfection of the pledge to the Trustee of the Pledged Stock; provided that such pledge by LFI in favor of the Trustee is and shall remain, in all respects, subject and subordinate to the pledge thereof by LFI in favor of Congress, as set forth in the Intercreditor Agreement.

          2. Except as may be otherwise ordered by a court of competent jurisdiction, Congress agrees to deliver to the Trustee the certificates evidencing the Pledged Stock after the indefeasible payment and satisfaction in full of the Senior Obligations and all obligations of Congress to provide further financing under the Senior Loan Documents have been terminated or all such obligations have expired in accordance with their terms, except to the extent Congress has theretofore exercised its rights as senior pledgee with respect to the Pledged Stock or such stock is sold or otherwise disposed of by Congress or by LFI (with Congress' consent), in accordance with the Intercreditor Agreement.

          3. Except with respect to Congress' obligation to deliver the certificates evidencing the Pledged Stock as set forth in paragraph 2 above and, if applicable, to apply proceeds in respect of any sale or disposition of the Pledged Stock in accordance with Section 4(b) of the Intercreditor Agreement,
(a) Congress shall have no duty or liability to protect or preserve any rights pertaining to the Pledged Stock and (b) the Trustee, for itself and on behalf of the Subordinated Debtholders, hereby waives, and releases Congress from, all claims and liabilities arising pursuant to Congress' role as bailee for the Agent with respect to the certificates evidencing the Pledged Stock.

     This agreement may be signed in counterparts. The undersigned have caused this agreement to be executed and delivered by their duly authorized officers.

                                                  Very truly yours,

                                                  CONGRESS FINANCIAL CORPORATION

                                                  By:
                                                     ---------------------------
                                                  Title:
                                                        ------------------------

READ AND AGREED TO:

IBJ SCHRODER BANK & TRUST COMPANY, as Trustee

By:
   ---------------------------
Title:
      ------------------------

CONSENTED TO:

LONDON FOG INDUSTRIES, INC.

By:
   ---------------------------
Title:
      ------------------------

                                    EXHIBIT A
                                       OF
                      ACKNOWLEDGEMENT OF BAILMENT FOR STOCK

                                                                        No. of
Issuer                            Certificate No.                       Shares

London Fog Raincoats Limited            4                               4,615








                                       -3-